     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 12, 1999
                                                      REGISTRATION NO. 333-_____
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM S-1

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933
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                         DURA AUTOMOTIVE SYSTEMS, INC.

             (Exact name of registrant as specified in its charter)
                           --------------------------

           DELAWARE                          3714                  38-3185711
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

                            ------------------------

                 4508 IDS CENTER, MINNEAPOLIS, MINNESOTA 55402
                           TELEPHONE: (612) 342-2311
  (Address, including zip code, and telephone number, including area code, of
                        Registrants' principal offices)

                              STEPHEN E.K. GRAHAM
                     VICE PRESIDENT CHIEF FINANCIAL OFFICER
                         DURA AUTOMOTIVE SYSTEMS, INC.
                 2791 RESEARCH DRIVE, ROCHESTER HILLS, MI 48309
                           TELEPHONE: (248) 299-7500
  (Address, including zip code, and telephone number, including area code, of
                               Agent for Service)

                                    Copy to:
                             DENNIS M. MYERS, ESQ.
                                KIRKLAND & ELLIS
                   200 EAST RANDOLPH DRIVE, CHICAGO, IL 60601
                           TELEPHONE: (312) 861-2000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                           --------------------------

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                        CALCULATION OF REGISTRATION FEE

                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF            AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
   SECURITIES TO BE REGISTERED       BE REGISTERED        PER UNIT(1)        OFFERING PRICE     REGISTRATION FEE
Class A Common Stock.............       152,401              $32.66            $4,977,417            $1,384

(1) Based on the average of the high and low sales prices on the Nasdaq Stock Market of the Class A common stock on July 9, 1999, pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT FILES A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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                   SUBJECT TO COMPLETION, DATED JULY 12, 1999
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                                 152,401 SHARES

                         DURA AUTOMOTIVE SYSTEMS, INC.
                              CLASS A COMMON STOCK

                               ------------------

    The shares of Class A common stock covered by this prospectus may be sold from time to time by the selling stockholders identified in this prospectus under the heading "Selling Stockholders." Dura will not receive any part of the proceeds from the sale of the shares. See "Use of Proceeds."

    Our Class A common stock is traded on the Nasdaq Stock Market (the "Nasdaq") under the symbol "DRRA." On July 9, 1999, the last reported closing price for the Class A common stock was $33.00 per share.

                            ------------------------

    INVESTING IN OUR CLASS A COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

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    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

    Dura has agreed to pay the cost of the registration of the shares and the preparation of this prospectus and registration statement under which it is filed. The expenses so payable by Dura are estimated to be approximately $85,000.

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                 The date of this prospectus is July   , 1999.

    You should rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus. In this prospectus, unless otherwise noted, Dura Automotive Systems, Inc., is referred to as "DASI," exclusive of its subsidiaries. References to "we," "our," "ours," "us" and "Dura" refer to DASI and its consolidated subsidiaries, including the Dura Operating Corp.

    We acquired Excel Industries, Inc. ("Excel") on March 23, 1999 and Adwest Automotive Plc ("Adwest") on March 15, 1999. Such acquisitions are referred to herein as the "Excel Acquisition" and the "Adwest Acquisition," respectively, and collectively as the "Acquisitions." Unless otherwise indicated, financial and operating data presented herein for 1998 on a pro forma basis give effect to the Excel Acquisition, the Adwest Acquisition and each of the other acquisitions made by Dura and Excel in 1998 as if each occurred on January 1, 1998. See "Unaudited Pro Forma Financial Statements."

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                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------
Prospectus Summary.............................          1
Risk Factors...................................          7
Forward-Looking Statements May Prove
  Inaccurate...................................         14
Use of Proceeds................................         14
Market Price for Class A Common Stock..........         15
Dividend Policy................................         15
Capitalization.................................         16
Unaudited Pro Forma Financial Statements.......         17
Selected Consolidated Financial Data...........         23
Management's Discussion and Analysis of Results
  of Operations and Financial Condition........         29

                                                   PAGE
                                                 ---------
Business.......................................         44
Management.....................................         67
Security Ownership of Certain Beneficial Owners
  and Management...............................         76
Selling Stockholders...........................         78
Certain Relationships and Related Party
  Transactions.................................         80
Description of Capital Stock...................         80
Description of Certain Indebtedness............         82
Plan of Distribution...........................         86
Legal Matters..................................         88
Experts........................................         88
Where You Can Find More Information............         88
Index to Financial Statements..................        F-1

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                         CURRENCIES AND EXCHANGE RATES

    References in this prospectus to "Dollars," "$" or " CENTS" are to the currency of the United States and references to "United States" and "U.S." means the United States of America, its states, territories, possessions and all areas subject to its jurisdiction. References herein to "Euro" and "[EURO]" are to the currency that was introduced at the start of the third stage of economic and monetary union pursuant to the treaty establishing the European Economic Community, as amended by the Treaty on European Union, signed at Maastricht, the Netherlands on February 7, 1992. Except as otherwise stated herein, conversions of non-Dollar currencies to Dollars in the financial statements and the other information included herein have been calculated, for income statement purposes, on the basis of average exchange rates over the related periods and, for balance sheet purposes, on the date thereof. These translations should not be construed as representations that the non-Dollar currency amounts actually represent such Dollar amounts or could be converted into Dollars at the rates indicated or at any other rates.

    References to "Pounds Sterling," "Pounds," "L," "Pence" or "p" are to the currency of the United Kingdom (the "U.K."). There are 100 Pence to each Pound. References in this prospectus to "DM" are to the currency of Germany.

    Solely for your convenience, this prospectus contains translations of certain financial data of Adwest from Pounds to Dollars. The following table reflects the exchange rates used as well as other information for your benefit. Dura does not represent that the Pound amounts shown in this prospectus would have been converted into Dollars at the quoted exchange rates.

                                                                            FISCAL YEAR ENDED          SIX MONTHS ENDED
                                                                                 JUNE 30,                DECEMBER 31,
                                                                         ------------------------  ------------------------
                                                                            1997         1998         1997         1998
                                                                         -----------  -----------  -----------  -----------
Operating results......................................................      1.6094       1.6464       1.6433       1.6627
Balance sheet..........................................................      1.6448       1.6509       1.6607       1.6710

    As of June 18, 1999, the closing rate with respect to the Pound was L1.00 = $1.5965.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY CONTAINS THE BASIC INFORMATION ABOUT DURA. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU IN DECIDING WHETHER TO PURCHASE THE CLASS A COMMON STOCK OFFERED HEREBY. WE ENCOURAGE YOU TO READ THE PROSPECTUS IN ITS ENTIRETY.

                         DURA AUTOMOTIVE SYSTEMS, INC.

    We are the world's largest independent designer and manufacturer of driver control systems for the global automotive industry. We are also a leading global supplier of window systems, door systems and engineered mechanical components. Our products include:

    - driver control products--automotive cables, parking brake mechanisms and transmission shifter mechanisms;

    - window system products--encapsulated windows and push out and sliding windows;

    - door system products--window regulators, door latches, frames and hinges; and

    - other products--seating systems, engine control products and engineered mechanical components, such as underbody tire carriers, jacks, brake, clutch and accelerator pedals, turn signal and tilt lever assemblies, injection molded plastic parts, hood hinges, automotive lighting products and latches.

    We sell our products to every major North American, European and Japanese automotive original equipment manufacturer ("OEM"), including Ford, General Motors, DaimlerChrysler, Volkswagen, BMW, Toyota, Honda, PSA (Peugeot and Citroen), Renault and Nissan. We manufacture products for many of the most popular car, light truck and sport utility models, including all of the top ten selling vehicles in North America and nine of the top ten selling vehicles in Europe for 1998. We have over 80 manufacturing and product development facilities located in the United States, Australia, Brazil, Canada, the Czech Republic, France, Germany, India, Mexico, Portugal, Spain and the U.K. On a pro forma basis, we had revenues of $2.5 billion for the year ended December 31, 1998.

    In March 1999, we completed both the Excel Acquisition and the Adwest Acquisition. Excel is a leading supplier of window systems, door systems, seating systems and injection molded plastic parts for the global automotive market and appliances, hardware products, window systems, door systems and seating systems for the recreational vehicle, mass transit and heavy truck ("RV/MT/HT") industries in North America. On a pro forma basis giving effect to a 1998 acquisition, Excel had net sales of $1.2 billion for the year ended January 2, 1999. Adwest is a leading European supplier of driver control products, including transmission shifter mechanisms, parking brake mechanisms, steering columns and gears, cables and engine control products, such as engine thermostats, radiator caps and fuel caps, primarily for European automotive OEMs. Adwest had revenues of $399.7 million for the twelve month period ended December 31, 1998.

    The Acquisitions have significantly increased our product offerings, global reach and scale. Strategic benefits of the Acquisitions include:

    - Diversification of our revenue base and expansion of our product offerings through the addition of Excel's broad array of products, including such major product categories as window systems and door systems;

    - Global leadership in driver control systems, including parking brake systems and transmission shifter systems, resulting from the combination of our operations with Adwest;

    - Significant expansion of both our European manufacturing operations and customer base; and

    - Substantial opportunities for operational synergies driven by the similarity of the manufacturing processes and technical capabilities of Dura, Excel and Adwest and the sharing of best practices among all of our businesses. Consolidation of design, engineering and administrative functions, plant restructuring and realignment, coordination of raw material purchases and other operating improvements are expected to produce annual cost savings of approximately $35.0 million by 2001.

    We believe, based upon our experience in the automotive supply industry, that we hold the #1 or #2 market position for our principal products in the following markets. The table below sets forth our estimated pro forma combined market position in North America and Europe in 1998:

                                                                                       MARKET
PRODUCT CATEGORY                                            REGION                    POSITION
-----------------------------------------  -----------------------------------------  ---------

Automotive cables........................  North America............................     #1
                                           Europe...................................     #1
Parking brake mechanisms.................  North America............................     #1
                                           Europe...................................     #1
Transmission shifter mechanisms..........  North America............................     #1
                                           Europe...................................     #2
Window systems...........................  North America............................     #1
                                           Europe...................................     #2
Window regulators........................  North America............................     #1

                             COMPETITIVE STRENGTHS

    We believe that we possess a number of competitive strengths that have been further enhanced by the Acquisitions, including:

- WELL POSITIONED TO TAKE ADVANTAGE OF MARKET TRENDS: We believe that we are well positioned to meet the demands of OEMs for fewer, full-service and globally positioned suppliers. We believe our advanced design capabilities, broad product lines and ability to supply complete systems, combined with our global production capabilities, will enable us to take advantage of these market trends.

- STRONG OEM PARTNERSHIPS: We have formed strong partnerships with our major OEM customers due to our high level of product quality, customer service, product design and engineering capabilities. Our application of innovative operating techniques, combined with investments in sophisticated capital equipment, has led to a high level of product quality, industry-low defect rates and the receipt of numerous supplier awards.

- WELL POSITIONED ON POPULAR PRODUCT PLATFORMS: We manufacture products for many of the most popular car, light truck and sport utility vehicle models. In North America, these include all of the top ten selling vehicles for 1998: the Ford Taurus, Explorer, Ranger and F-Series pickups, the GM full-size pickup, the Dodge Caravan and Ram pickup, the Honda Accord and Civic, and the Toyota Camry. In Europe, these include nine of the top ten selling vehicles for 1998: the Volkswagen Golf, Passat and Polo, the GM/Opel Astra, Corsa and Vectra, the Renault Megane and the Ford Escort/Focus and Fiesta. The Acquisitions increased our 1998 North American content per vehicle from $36.55 to $97.77 on a pro forma basis.

- SIGNIFICANT ACQUISITION EXPERIENCE: Our leadership team, the members of which have an average of 20 years of experience in the automotive supply industry, has successfully completed eleven acquisitions and two joint ventures over the last three years. We have been successfully integrating the acquired operations and generating significant operational efficiencies and cost savings. In addition, we have generally retained key personnel from acquired companies, which has enabled us to strengthen our global management team as we have grown.

                               BUSINESS STRATEGY

    Our primary business objective is to capitalize on the consolidation, system sourcing and globalization trends in the automotive supply industry in order to continue to be the leading provider of the component parts and systems that we supply to OEMs worldwide. The key elements of our operating and growth strategies are as follows:

OPERATING STRATEGY

    - CONTINUOUS OPERATIONAL IMPROVEMENTS: We continuously implement strategic initiatives designed to improve product quality and reduce manufacturing costs through, among other things, the introduction of cellular manufacturing methods, consolidation of manufacturing facilities, improvement in inventory management and the reduction of scrap.

    - CAPITALIZE ON OPPORTUNITIES FOR OPERATING SYNERGIES: The Acquisitions are expected to provide us with a number of opportunities to reduce costs and improve operational efficiency. The similarity of the manufacturing processes and technical capabilities of Dura, Excel and Adwest is expected to result in significant cost savings and operating synergies.

    - FOSTER A DECENTRALIZED, PARTICIPATORY CULTURE: Our decentralized approach to managing our manufacturing facilities encourages decision making and employee participation in areas such as manufacturing processes and customer service. This "team" approach fosters a unified culture and enhances communication of strategic direction and goals, while facilitating a greater success rate in reaching and exceeding our objectives.

GROWTH STRATEGY

    - FOCUS ON SYSTEMS: OEMs are increasingly seeking suppliers capable of providing complete systems rather than suppliers who only provide separate component parts. A key element of our growth strategy has been to add to our ability to provide complete systems to our OEM customers.

    - INCREASE PLATFORM AND CUSTOMER PENETRATION: A key element of our strategy is to increase volume by adding new customers and to strengthen our existing customer relationships by broadening our range of products through internal development efforts and acquisitions. During 1998, through the acquisition of Trident, we increased our penetration of certain foreign OEMs such as Volkswagen, Toyota, Honda, PSA (Peugeot and Citroen), Renault and Nissan. The Acquisitions have further expanded our relationships with most of the North American and European OEMs.

    - EXTEND GLOBAL MANUFACTURING REACH: In 1998, over 70% of total worldwide passenger vehicle production occurred outside North America. To meet OEMs' increasing preference for suppliers with global capabilities, we have expanded our manufacturing operations into new geographic markets through strategic acquisitions and two joint ventures.

    - PURSUE STRATEGIC ACQUISITIONS: We compete in what we believe to be a $12 to $14 billion, highly fragmented, worldwide automotive market that provides numerous potential acquisition and joint venture opportunities. Since 1996, we have successfully completed eleven strategic acquisitions and formed two joint ventures.

                                THE ACQUISITIONS

THE EXCEL ACQUISITION

    On March 23, 1999, we acquired Excel through a merger of Excel with and into Dura Operating Corp. In the merger, DASI issued an aggregate of approximately
5.1 million shares of its Class A
common stock and paid $155.5 million in cash to Excel's former shareholders. The Excel Acquisition had a transaction value of approximately $471.3 million, plus fees and expenses. The cash consideration and related fees and expenses paid in the Excel Acquisition (including acquired indebtedness) were financed through borrowings under our amended and restated $1,150 million senior secured credit facility, which we refer to in this prospectus as our "new credit facility."

THE ADWEST ACQUISITION

    On March 15, 1999, Dura acquired through a cash tender offer approximately 95% of the outstanding ordinary shares of Adwest. The aggregate consideration (including acquired indebtedness) and related fees and expenses paid in the Adwest Acquisition were financed through borrowings under our new credit facility. We intend to acquire all of the remaining ordinary shares within the next six months. We estimate that the aggregate cost of the Adwest Acquisition, including the amount necessary to acquire the remaining outstanding shares, will be approximately $295 million, plus fees and expenses.

    The following table summarizes our sources and uses of funds for the Acquisitions (in millions):

             SOURCES OF FUNDS:                 AMOUNT                   USES OF FUNDS:                  AMOUNT
--------------------------------------------  ---------  --------------------------------------------  ---------

New credit facility.........................  $   828.1  Purchase of Excel's equity..................  $   334.6
Issuance of Class A common stock(1).........      170.7  Purchase of Adwest's equity.................      207.2
Cash on hand................................       49.8  Refinance Excel's existing debt.............      100.0
                                                         Refinance Adwest's existing debt............      106.1
                                                         Refinance Dura's existing debt..............      250.7
                                                         Prepayment penalties, net...................        9.5
                                                         Fees and expenses...........................       40.5
                                              ---------                                                ---------
Total.......................................  $ 1,048.6  Total.......................................  $ 1,048.6
                                              ---------                                                ---------
                                              ---------                                                ---------

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(1) Based on a per share price of $33 9/16, which was the closing price of the Class A common stock on January 15, 1999, the date on which the Excel Acquisition purchase agreement was signed.

                               COMPANY BACKGROUND

    DASI is a holding company whose predecessor was formed in 1990 by Hidden Creek Industries, Onex Corporation, J2R Corporation and certain others for the purpose of acquiring certain operating divisions from the Wickes Manufacturing Company.

    Our principal executive offices are located at 4508 IDS Center, Minneapolis, Minnesota 55402, and our telephone number is (612) 342-2311.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

    We derived the following historical financial information from the audited consolidated financial statements of Dura for 1996, 1997 and 1998 and the unaudited consolidated financial statements of Dura for the three month periods ended March 31, 1998 and 1999. The summary pro forma financial data of Dura for the year ended December 31, 1998 and the three months ended March 31, 1999 have been derived from the pro forma financial statements and related notes contained elsewhere in this prospectus. The pro forma financial statements do not purport to represent what our results of operations actually would have been if the events assumed therein had occurred as of the dates indicated or what our results will be for any future period.

    You should read the following summary together with the "Management's Discussion and Analysis of Results of Operations and Financial Condition" for each of Dura, Excel and Adwest and the audited and unaudited financial statements and the related notes and the unaudited pro forma financial statements and related notes contained elsewhere in this prospectus.

                         DURA AUTOMOTIVE SYSTEMS, INC.

                                         YEAR ENDED DECEMBER 31,                THREE MONTHS ENDED MARCH 31,
                               --------------------------------------------  -----------------------------------
                                                                 PRO FORMA                            PRO FORMA
                                1996(1)    1997(2)    1998(3)   1998(4)(5)     1998        1999        1999(4)
                               ---------  ---------  ---------  -----------  ---------  -----------  -----------
                                                            (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues.....................  $ 245,329  $ 449,111  $ 739,467  $ 2,525,448  $ 125,746  $   264,701  $   653,752
Gross profit.................     37,519     74,025    130,949      354,976     21,275       46,482       97,783
Operating income.............     19,326     37,610     71,256      163,575     10,864       25,900       49,783
Net income...................     10,128     16,642     26,667       35,866      4,576        3,492        8,139
Basic earnings per share
  (6)........................  $    1.57  $    1.89  $    2.43  $      2.06  $    0.52  $      0.27  $      0.47
Diluted earnings per share
  (6)........................  $    1.57  $    1.88  $    2.37  $      2.05  $    0.52  $      0.29  $      0.46
OTHER FINANCIAL DATA:
Depreciation and
  amortization...............  $   6,079  $  12,303  $  27,571  $    85,845  $   3,067  $    10,507  $    19,117
Capital expenditures, net....      6,260     16,242     31,822      106,120      3,733        5,994       21,994
BALANCE SHEET DATA (AT END OF
  PERIOD):
Cash and cash equivalents....  $   1,667  $   4,148  $  20,544  $    57,159  $  46,938  $    39,267  $    55,247
Working capital..............     27,528     50,304     63,766      195,437    103,066      265,890      281,870
Total assets.................    246,129    419,264    929,383    2,170,277    500,606    2,260,567    2,287,547
Total debt...................     77,456    180,322    331,906    1,025,035    194,438    1,072,091    1,099,071
Total stockholders'
  investment.................     87,367    101,708    238,037      405,823    105,769      393,462      393,462

--------------------------
(1) Includes the results of operations of (i) the parking brake business from Rockwell International Corporation ("Rockwell") from October 1, 1996 and
    (ii) KPI Automotive Group ("KPI") from December 5, 1996, their respective dates of acquisition. DASI issued an aggregate of 3,795,000 shares of its Class A common stock in August 1996 in connection with its initial public offering.

(2) Includes the results of operations of (i) VOFA Group ("VOFA") from January 1, 1997, (ii) the parking brake business of Excel from May 5, 1997, (iii) GT Automotive Systems, Inc. ("GT Automotive") from August 29, 1997, and (iv) REOM Industries (Aust) Pty Ltd. ("REOM Industries") from December 12, 1997, which represent their respective dates of acquisition.

(3) Includes the results of operations of (i) Universal Tool & Stamping Co., Inc. ("Universal") from March 8, 1998, (ii) Trident Automotive plc ("Trident") from April 30, 1998, and (iii) the hinge business of Tower Automotive, Inc. (the "Hinge Business") from September 8, 1998, which represent their respective dates of acquisition. In March 1998, Dura Automotive Systems Capital Trust (the "Dura Trust") issued 7 1/2% convertible trust preferred securities (the "Trust Preferred Securities") with an aggregate liquidation preference of $55.3 million. In June 1998, DASI issued 3,500,000 shares of its Class A common stock, giving effect to the exercise of the underwriters' over-allotment option (the "June 1998 Offering").

(4) The pro forma statement of operations data for the year ended December 31, 1998 give effect to: (i) the acquisitions of Universal, Trident, the Hinge Business, Excel and Adwest by Dura, (ii) Excel's acquisition, effective July 1, 1998, of 70% of Schade, (iii) the March 1998 offering of the Trust Preferred Securities, (iv) the June 1998 Offering, (v) the completion of the notes offering of the 9% senior subordinated notes and the application of the net proceeds therefrom and (vi) the retirement of the 10% senior subordinated notes of Trident, as if each had been consummated on January 1, 1998. The pro forma statement of operations data for the three months ended March 31, 1999 give effect to: (i) the acquisitions of Excel and Adwest,
    (ii) the 9% senior subordinated notes offering and the application of the net proceeds therefrom and (iii) the retirement of the Trident notes, as if each had been consummated on January 1, 1998. The related pro forma balance sheet data as of March 31, 1999 give effect to the completion of the notes offering and the application of the net proceeds therefrom, as if that transaction had been consummated on March 31, 1999.

(5) Amounts for Adwest have been translated from Pounds into Dollars using the exchange rates set forth herein for convenience purposes only. In addition, certain amounts of Adwest have been adjusted to conform to U.S. GAAP. See
    Note 31 to the Consolidated Financial Statements of Adwest, Note 5 to the Unaudited Interim Consolidated Financial Statements of Adwest and "Currencies and Exchange Rates" included elsewhere herein.

(6) Basic earnings per share were computed by dividing net income by the weighted average number of shares of Class A common stock and Class B common stock outstanding during the year. Diluted earnings per share include the dilutive effects of outstanding stock options using the treasury stock method and the Trust Preferred Securities.

                                  RISK FACTORS

    YOU SHOULD READ AND CONSIDER CAREFULLY EACH OF THE FOLLOWING FACTORS, AS WELL AS THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE MAKING A DECISION TO PURCHASE CLASS A COMMON STOCK OFFERED HEREBY.

OUR BUSINESS MAY BE ADVERSELY IMPACTED AS A RESULT OF OUR SUBSTANTIAL LEVERAGE

    We have a significant amount of indebtedness. As of March 31, 1999, on a pro forma basis giving effect to the notes offering, we would have had approximately $1,180 million of outstanding debt, $55.3 million of outstanding Trust Preferred Securities and approximately $393.5 million of stockholders' investment, and our pro forma ratio of earnings to fixed charges for the quarterly period ended March 31, 1999 would have been 1.9 to 1. In addition, we are able to incur substantial additional indebtedness in the future. The terms of the indentures relating to the notes do not fully prohibit them from doing so. Our new credit facility provides for revolving credit borrowings of up to $400 million, subject to certain financial covenants set forth therein.

    Our indebtedness could have several important consequences to you, including but not limited to the following:

    - our ability to obtain additional financing in the future for working capital, capital expenditures, potential acquisition opportunities, general corporate purposes or other purposes may be impaired;

    - a substantial portion of our cash flow from operations must be dedicated to the payment of principal and interest on our indebtedness;

    - we may be more vulnerable to economic downturns, may be limited in our ability to withstand competitive pressures and may have reduced flexibility in responding to changing business, regulatory and economic conditions; and

    - fluctuations in market interest rates will affect the cost of our borrowings to the extent not covered by interest rate hedge agreements because a portion of our indebtedness is payable at variable rates.

    Our ability to service our indebtedness will depend on our future performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors. Certain of these factors are beyond our control. We believe that, based upon current levels of operations, we will be able to meet our debt service obligations when due. Significant assumptions underlie this belief, including, among other things, that we will continue to be successful in implementing our business strategy and that there will be no material adverse developments in our business, liquidity or capital requirements. If we cannot generate sufficient cash flow from operations to service our indebtedness and to meet our other obligations and commitments, we might be required to pursue one or more alternative strategies such as selling assets, restructuring or refinancing our indebtedness or seeking additional equity capital (which may substantially dilute the ownership interest of holders of our common stock). We cannot assure you that any of these strategies could be effected on satisfactory terms, if at all.

WE ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS AND COVENANTS UNDER THE INDENTURES AND NEW CREDIT FACILITY

    The indentures under which the 9% senior subordinated notes were issued and the new credit facility contain numerous restrictive covenants, including, but not limited to, covenants that restrict Dura's ability to incur indebtedness, pay dividends, create liens, sell assets and engage in certain mergers and acquisitions. In addition, the new credit facility also requires Dura to maintain certain financial ratios. Our ability to comply with the covenants and other terms of the new credit facility and the indentures and to satisfy our other respective debt obligations (including, without limitation, borrowings and other obligations under the new credit facility) and our ability to make cash payments with respect to the notes will depend on our future operating performance. In the event that we fail to comply with the various covenants contained in the new credit facility or the indentures, as applicable, we would be in default thereunder, and in any such case, the maturity of substantially all of our long-term indebtedness could be accelerated.

    A default under the indentures would also constitute an event of default under the new credit facility. In addition, the lenders under the new credit facility could elect to declare all amounts borrowed thereunder, together with accrued interest, to be due and payable. If we were unable to repay such borrowings, such lenders could proceed against our assets, which secure our borrowings under the new credit facility.

WE ARE DEPENDENT ON FORD, GM AND DAIMLERCHRYSLER AS OUR LARGEST CUSTOMERS

    Our revenues from Ford, GM and DaimlerChrysler represented approximately 32%, 12% and 10%, respectively, of our revenues in 1998 on a pro forma basis and approximately 36%, 23% and 15%, respectively, of our actual revenues in 1998. The loss of Ford, GM, DaimlerChrysler or any other significant customer could have a material adverse effect on us. The contracts we have entered into with many of our customers provide for supplying the customers' requirements for a particular model, rather than for manufacturing a specific quantity of products. Such contracts range from one year to the life of the model, usually three to seven years, and do not require the purchase by the customer of any minimum number of parts. Therefore, the loss of any one of such customers or a significant decrease in demand for certain key models or group of related models sold by any of our major customers could have a material adverse effect on us. We are involved in claims relating to our products with certain of our significant customers. As a result of these claims, it is possible that our relationship with these customers could be adversely affected. See "Business--Legal Proceedings."

WE MAY EXPERIENCE DIFFICULTIES IN INTEGRATING EXCEL AND ADWEST

    We believe that the Acquisitions will provide us with significant opportunities to achieve operating synergies and cost savings. There can be no assurance, however, that such benefits will be realized, that the combination of Dura, Excel and Adwest will be successful, or that we will not experience difficulties in integrating the operations of Excel and Adwest with our operations. For example, the integration of Excel and Adwest will require the experience and expertise of certain former key managers of Excel and Adwest, respectively, who have been retained by Dura. There can be no assurance, however, that these managers will remain with Dura for the time period necessary to successfully integrate Excel's and Adwest's operations with our operations. In addition, the Acquisitions may present significant challenges for our management due to the increased time and resources required to properly integrate management, employees, information systems, accounting controls, personnel and administrative functions of Excel and Adwest with those of Dura and to manage the combined company on a going forward basis. We cannot assure you that we will be able to successfully integrate and streamline overlapping functions or, if successfully accomplished, that such integration will not be more costly to accomplish than presently contemplated or that we will not encounter difficulties in managing the combined company due to its increased size and scope.

    In addition, we cannot assure you that we will achieve the operating synergies and annual cost savings that we expect to result from the Acquisitions, which we discuss under "Prospectus Summary," and "Unaudited Pro Forma Financial Statements," and elsewhere in this prospectus. These estimates constitute forward-looking information and involve known and unknown risks, uncertainties and other factors that may cause the actual cost savings or cash generated to be materially different from our estimates or result in these savings not being realized in the time frame expected. In addition to the general factors discussed above, such estimates are based on a variety of other factors and were derived utilizing numerous important assumptions, including:

    - achieving estimated reductions in personnel at currently projected severance cost levels, while maintaining historical sales levels;

    - achieving a sufficient level of sales necessary to yield planned production efficiencies and absorption of fixed costs;

    - eliminating certain components of fixed overhead without affecting our ability to manage our restructured operations;

    - not disrupting planned production schedules; and

    - achieving operating improvements at certain of Excel's and Adwest's facilities.

WE MAY BE UNABLE TO COMPLETE ADDITIONAL STRATEGIC ACQUISITIONS

    The automotive component supply industry has undergone, and is likely to continue to experience, consolidation as OEMs seek to reduce costs and reduce their supplier base. We intend to actively pursue acquisition targets that will allow us to continue to expand into new geographic markets, add new customers, provide new product, manufacturing and service capabilities or increase model penetration with existing customers. There can be no assurance that we will find attractive acquisition candidates or successfully integrate acquired businesses into our existing business. If the expected synergies from such acquisitions do not materialize or we fail to successfully integrate new businesses into our existing businesses, our results of operations could be adversely affected. To the extent that we may be considered as an acquisition candidate by a third party, certain provisions in our restated certificate of incorporation and our amended and restated by-laws may inhibit a change in control.

WE ARE SUBJECT TO CERTAIN RISKS ASSOCIATED WITH OUR FOREIGN OPERATIONS

    We have significant international operations, specifically in Europe, Canada and Latin America and the Acquisitions have further increased our international operations. Excel has significant operations in Europe and substantially all of Adwest's operations are located in Europe. Certain risks are inherent in international operations, including:

    - the difficulty of enforcing agreements and collecting receivables through certain foreign legal systems;

    - foreign customers may have longer payment cycles than customers in the United States;

    - tax rates in certain foreign countries may exceed those in the United States and foreign earnings may be subject to withholding requirements or the imposition of tariffs, exchange controls or other restrictions;

    - general economic and political conditions in countries where Dura, Excel and Adwest operate may have an adverse effect on their operations in those countries;

    - the difficulties associated with managing a large organization spread throughout various countries; and

    - required compliance with a variety of foreign laws and regulations.

    As we continue to expand our business globally, our success will be dependent, in part, on our ability to anticipate and effectively manage these and other risks. We cannot assure you that these and other factors will not have a material adverse effect on our international operations or our business as a whole. In addition, we generate a significant portion of our revenues and incur a significant portion of our expenses in currencies other than Dollars. To the extent that we are unable to match revenues received in foreign currencies with costs paid in the same currency, exchange rate fluctuations in any such currency could have an adverse effect on our financial results.

WE MAY BE ADVERSELY IMPACTED BY WORK STOPPAGES AND OTHER LABOR MATTERS

    Approximately 8,300 of our employees are unionized, which represents approximately 39% of our employees at March 31, 1999. We cannot assure you that we will not encounter strikes, further unionization efforts or other types of conflicts with labor unions or our employees. Any of these factors may have an adverse effect on us or may limit our flexibility in dealing with our workforce.

    In addition, many OEMs and their suppliers have unionized work forces. Work stoppages or slow-downs experienced by OEMs or their suppliers could result in slow-downs or closures of assembly plants where our products are included in assembled vehicles. For example, strikes by the United Auto Workers led to the shut down of most of GM's North American assembly plants in June and July 1998. We estimate that this work stoppage at GM's facilities had an unfavorable impact of approximately $16.7 million on our 1998 revenues. In the event that one or more of our customers experiences a material work stoppage, such work stoppage could have a material adverse effect on our business.

WE MAY BE ADVERSELY AFFECTED BY ENVIRONMENTAL AND SAFETY REGULATIONS TO WHICH WE ARE SUBJECT

    We are subject to the requirements of federal, state, local and foreign environmental and occupational health and safety laws and regulations. We cannot assure you that we operate at all times in complete compliance with all such requirements. We could be subject to potentially significant fines and penalties for any noncompliance that may occur. We have made and will continue to make capital and other expenditures to comply with environmental requirements. We are also subject to laws requiring the cleanup of contamination. Some of our operations generate hazardous substances. If a release of hazardous substances occurs at or from any of our current or former properties or at a landfill or another location where we have disposed of wastes, we may be held liable for the contamination, and the amount of such liability could be material. We are currently addressing environmental contamination matters at certain facilities, including facilities in Mancelona, Michigan, Butler, Indiana, and Rotenberg, Einbeck and Dusseldorf, Germany, which could result in material expenditures. See "Business--Environmental Matters."

CERTAIN STOCKHOLDERS CURRENTLY CONTROL ALL MATTERS SUBMITTED TO A STOCKHOLDER
VOTE

    Onex Corporation, Alkin Co. and certain other stockholders associated with Dura or Hidden Creek Industries beneficially own all of our outstanding shares of Class B common stock, representing approximately 70% of the combined voting power of our outstanding common stock as of March 31, 1999. Each share of Class B common stock has ten votes, as compared to one vote for each share of Class A common stock. As a result of such stock ownership, these stockholders are able to control the vote on all matters submitted to a vote of the holders of our common stock, including the election of directors, amendments to our restated certificate of incorporation and by-laws and approval of significant corporate mergers. Such consolidation of voting power could also have the effect of delaying, deterring or preventing a change in control of Dura that might be otherwise beneficial to Dura. See "Description of Capital Stock."

CYCLICALITY AND SEASONALITY COULD ADVERSELY AFFECT US

    The automotive and recreational vehicle markets are highly cyclical and both markets are dependent on consumer spending. Economic factors adversely affecting automotive production and consumer spending could adversely impact us. In addition, our business is somewhat seasonal. We typically experience decreased revenues and operating income during the third calendar quarter of each year due to the impact of scheduled OEM plant shutdowns in July and August for vacations and new model changeovers.

WE MAY BE ADVERSELY AFFECTED BY PRODUCT LIABILITY EXPOSURE CLAIMS

    We face an inherent business risk of exposure to product liability claims in the event that the failure of our products results in personal injury or death, and there can be no assurance that we will not experience any material product liability losses in the future. In addition, if any of our products prove to be defective, we may be required to participate in a recall involving such products. In late 1994, Ford issued a recall of a series of manual-transmission Ford F-Series pickups to repair the self-adjust parking brakes originally manufactured by the brake and cable business of Alkin Co. (the "Brake and Cable Business"). Our share of such costs, which was fully reserved at the time of the acquisition of the Brake and Cable Business has reached the full $6.0 million limit agreed to between us and Ford. We are also involved in a product recall relating to the same issue with respect to the Mondeo in Europe. We have agreed to pay 50% of the costs of that recall not to exceed $1.0 million, which payments totaled $0.4 million at December 31, 1998. The types of alleged failures that prompted the F-Series recall have also led to a number of claims and lawsuits filed against Ford, one of which culminated in a July 1998 award of punitive damages against Ford of more than $151 million (which has subsequently been reduced to $69 million) and Ford is appealing the decision. To date, two cases have been instituted directly against Dura or Alkin Co. relating to personal injury claims, and, at last report, Ford has indicated that it has received over 400 claims (generally for property damage) relating to alleged defects in the self-adjust parking brakes. Ford has maintained that Dura or Alkin Co. is responsible for all damages or liabilities incurred by Ford as a result of these claims, and as of December 31, 1998, Ford had tendered its defense of approximately 30 such claims to Dura and Alkin Co. Dura and Alkin Co. have submitted these claims to their insurance carriers. We maintain insurance against product liability claims, but there can be no assurance that such coverage will be adequate for liabilities ultimately incurred or that it will continue to be available on terms acceptable to us. In November 1996, one of our insurance carriers brought a declaratory judgment that its policy did not provide coverage for an allegedly defective parking brake manufactured prior to August 31, 1994.

    A successful claim brought against us in excess of available insurance coverage or a requirement to participate in any product recall may have a material adverse effect on our results of operations or financial condition. See "Business--Legal Proceedings."

WE OPERATE IN THE HIGHLY COMPETITIVE AUTOMOTIVE SUPPLY INDUSTRY

    The automotive component supply industry is highly competitive. Some of our competitors are companies, or divisions or subsidiaries of companies, that are larger and have greater financial and other resources than we do. In addition, with respect to certain of our products, some of our competitors are divisions of our OEM customers. There can be no assurance that our products will be able to compete successfully with the products of these other companies.

    We principally compete for new business both at the beginning of the development of new models and upon the redesign of existing models by our major customers. New model development generally begins two to five years prior to the marketing of such models to the public. The failure to obtain new business on new models or to retain or increase business on redesigned existing models could adversely affect our business.

    In addition, there is substantial and continuing pressure from the major OEMs to reduce costs, including the cost of products purchased from outside suppliers such as Dura. If we are unable to generate sufficient production cost savings in the future to offset price reductions, our gross margin could be adversely affected.

TECHNOLOGICAL AND REGULATORY CHANGES MAY ADVERSELY AFFECT US

    Changes in legislative, regulatory or industry requirements or competitive technologies may render certain of our products obsolete. Our ability to anticipate changes in technology and regulatory standards and to develop and introduce new and enhanced products successfully on a timely basis will be a significant factor in our ability to grow and to remain competitive. There can be no assurance that we will be able to achieve the technological advances that may be necessary for us to remain competitive or that certain of our products will not become obsolete. We are also subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in product development and failure of products to operate properly.

WE MAY BE ADVERSELY IMPACTED BY THE YEAR 2000 ISSUE

    We are currently working to resolve the potential impact of the year 2000 on the processing of time-sensitive information by our computerized information systems. Any of our programs that have time-sensitive software may recognize "00" as the year 1900 rather than the year 2000. This could result in miscalculations, classification errors or system failures.

    While our various operations are at different stages of Year 2000 readiness, we have nearly completed our global compliance review. Based on the information available to date, we do not anticipate any significant readiness problems with respect to our systems.

    The most reasonably likely worst case scenario that we currently anticipate with respect to Year 2000 is the failure of some of our suppliers, including utilities suppliers, to be ready. This could cause a temporary interruption of materials or services that we need to make our products, which could result in delayed shipments to customers and lost sales and profits for us. We have completed an assessment of our critical suppliers and have developed contingency plans to address the risks which were identified. These plans include resourcing materials or building inventory banks.

    The outcome of our Year 2000 program is subject to a number of risks and uncertainties, some of which (such as the availability of qualified computer personnel and the Year 2000 responses of third parties) are beyond our control. Therefore, there can be no assurances that we will not incur material remediation costs beyond the above anticipated future costs, or that our business, financial condition, or results of operations will not be significantly impacted if Year 2000 problems with our systems, or with the products or systems of other parties with whom we do business, are not resolved in a timely manner.

SUBSTANTIAL SALES OF OUR CLASS A COMMON STOCK COULD ADVERSELY AFFECT ITS MARKET PRICE

    No prediction can be made as to the effect, if any, that future sales of shares of our Class A common stock or the availability of such shares for future sale will have on the market price of our Class A common stock prevailing from time to time. Sales of substantial amounts of our Class A common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for our Class A common stock. Currently, an aggregate of 3,325,303 shares of Class B common stock convertible into shares of Class A common stock are eligible for sale under Rule 144 under the Securities Act and are subject to certain rights to register such shares under the Securities Act at Dura's expense. In addition, an aggregate of 1,289,000 shares of Class A common stock have been reserved for issuance upon conversion of the Trust Preferred Securities.

DURA DOES NOT INTEND TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE

    We currently intend to retain earnings to support our growth strategy and do not anticipate paying dividends on our Class A common stock in the foreseeable future. As a holding company, the ability of DASI to pay dividends in the future is dependent upon the receipt of dividends or other payments from its principal operating subsidiary, Dura Operating Corp. The payment of dividends by such subsidiary to DASI for the purpose of paying dividends to holders of Class A common stock is limited by the terms of Dura's new credit facility and the indentures under which the 9% senior subordinated notes were issued.

CERTAIN PROVISIONS OF OUR ORGANIZATIONAL DOCUMENTS COULD DELAY OR PREVENT A CHANGE OF CONTROL

    Certain provisions of our restated certificate of incorporation and by-laws may inhibit changes in control of Dura that are not approved by Dura's board of directors. These provisions include

    - disparate voting rights per share between the Class A common stock and the Class B common stock,

    - a prohibition on stockholder action through written consents,

    - a requirement that special meetings of stockholders be called only by the board,

    - advance notice requirements for stockholder proposals and nominations,

    - limitations on the ability of stockholders to amend, alter or repeal our by-laws and

    - the authority of the board to issue without stockholder approval preferred stock with such terms as the board may determine.

    Dura is also subject to the protections of Section 203 of the Delaware General Corporation Law, which could have similar effects. See "Description of Capital Stock."

                FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

    This prospectus contains forward-looking statements that are subject to risks and uncertainties. You should not place undue reliance on those statements because they only speak as of the date of this prospectus. Forward-looking statements include information concerning the possible or assumed future results of operations of Dura, including forecasts, projections and descriptions of expected cost savings or other anticipated synergies related to the acquisitions of Excel and Adwest. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include:

    - general economic or business conditions affecting the automotive industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected;

    - expected synergies, economies of scale and cost savings from the acquisitions of Excel and Adwest not being fully realized or realized within the expected time frames;

    - costs or operational difficulties related to integrating the operations of Excel and Adwest with our operations being greater than expected;

    - our failure to develop or successfully introduce new products;

    - increased competition in the automotive components supply market;

    - unforseen problems associated with international sales, including gains and losses from foreign currency exchange;

    - implementation of or changes in the laws, regulations or policies governing the automotive industry that could negatively affect the automotive components supply industry;

    - changes in general economic conditions in the United States and Europe;
      and

    - various other factors beyond our control.

    All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events. YOU SHOULD ALSO READ CAREFULLY THE FACTORS DESCRIBED IN THE "RISK FACTORS" SECTION OF THIS PROSPECTUS.

                                USE OF PROCEEDS

    Dura is registering the shares on behalf of the Selling Stockholders pursuant to its obligations under a registration rights agreement. Dura will not receive any cash proceeds from the sale of the shares by the Selling Stockholders. All of the shares of Class A common stock covered by this prospectus may be acquired by the Selling Stockholder upon the exercise of outstanding warrants. The exercise price per share for the warrants is $16.56. Any proceeds received by Dura upon the exercise of the warrants will be used for general corporate purposes. See "Selling Stockholders."

                      MARKET PRICE OF CLASS A COMMON STOCK

    Dura's Class A common stock is traded on Nasdaq under the symbol "DRRA." The following table sets forth, for the periods indicated, the high and low closing prices for the Class A common stock as regularly quoted on Nasdaq. The Class A common stock commenced trading on August 14, 1996. Prior thereto, there was no public market for the Class A common stock.

                                                         HIGH      LOW
                                                        -------  -------
FISCAL YEAR 1997:
  First Quarter........................................ $27      $23 1/8
  Second Quarter.......................................  28 3/4   22 1/2
  Third Quarter........................................  33 3/8   27
  Fourth Quarter.......................................  35 3/8   23 7/8

FISCAL YEAR 1998:
  First Quarter........................................ $32 1/2  $24 3/8
  Second Quarter.......................................  40 1/4   30 3/8
  Third Quarter........................................  34 5/16  20
  Fourth Quarter.......................................  34 1/8   20 5/8

FISCAL YEAR 1999:
  First Quarter........................................ $35      $23 1/8
  Second Quarter.......................................  33 3/4   23 3/8
  Third Quarter (through July 9, 1999).................  33 1/2   30 1/8

    On July 9, 1999, the last reported sale price of the Class A common stock on Nasdaq was $33.00. On July 9, 1999, there were approximately 680 holders of record of the Class A common stock and twelve holders of record of the Class B common stock. We believe that there are significantly more beneficial owners of our Class A common stock.

                                DIVIDEND POLICY

    Dura has not declared or paid any dividends on its Class A common stock in the past and currently intends to retain its earnings to support its growth strategy and does not anticipate paying dividends in the foreseeable future. As a holding company, DASI's ability to pay dividends in the future is dependent upon the receipt of dividends or other payments from its principal operating subsidiary, Dura Operating Corp. Any future payment of dividends is within the discretion of the board and will depend upon, among other factors, the capital requirements, operating results and financial condition of Dura from time to time. In addition, Dura's ability to pay cash dividends on its Class A common stock is limited by the terms of its new credit facility and the indentures under which the 9% senior subordinated notes were issued.

                                 CAPITALIZATION

    The following table sets forth as of March 31, 1999: (1) the actual consolidated capitalization of Dura, and (2) the as adjusted capitalization of Dura giving effect to our recent sale of 9% senior subordinated notes and the application of the net proceeds therefrom and our repurchase of the Trident notes. This table should be read in conjunction with the audited and unaudited consolidated financial statements and related notes and the unaudited pro forma financial statements and related notes appearing elsewhere in this prospectus.

                                                                                          AS OF MARCH 31, 1999
                                                                                      ----------------------------
                                                                                         ACTUAL     AS ADJUSTED(1)
                                                                                      ------------  --------------
                                                                                         (DOLLARS IN THOUSANDS)
Cash and cash equivalents...........................................................  $     39,267   $     55,247
                                                                                      ------------  --------------
                                                                                      ------------  --------------
Long-term debt, including current maturities:
  New credit facility:
      Revolving credit facility.....................................................  $    100,086   $         --
      Tranche A term loan...........................................................       250,740        250,740
      Tranche B term loan...........................................................       275,000        275,000
      Interim term loan.............................................................       200,000             --
  Other senior indebtedness.........................................................       165,331        165,331
                                                                                      ------------  --------------
    Total senior debt...............................................................       991,157        691,071
                                                                                      ------------  --------------
  Trident notes(2)..................................................................        80,934             --
  9% senior subordinated notes......................................................            --        408,000
                                                                                      ------------  --------------
    Total subordinated debt.........................................................        80,934        408,000
                                                                                      ------------  --------------
      Total debt....................................................................     1,072,091      1,099,071
                                                                                      ------------  --------------
Trust Preferred Securities(3).......................................................        55,250         55,250
Stockholders' investment:
  Preferred Stock, $1.00 par value per share; 5,000,000 shares authorized; none
    issued or outstanding...........................................................            --             --
  Class A Common Stock, $0.01 par value per share; 60,000,000 shares authorized;
    13,943,622 shares issued and outstanding on an actual basis.....................           140            140
  Class B Common Stock, $0.01 par value per share; 10,000,000 shares authorized;
    3,325,303 shares issued and outstanding on an actual basis......................            33             33
  Additional paid-in capital........................................................       335,884        335,884
  Retained earnings.................................................................        70,544         70,544
  Accumulated other comprehensive loss..............................................       (13,139)       (13,139)
                                                                                      ------------  --------------
    Total stockholders' investment..................................................       393,462        393,462
                                                                                      ------------  --------------
      Total capitalization..........................................................  $  1,520,803   $  1,547,783
                                                                                      ------------  --------------
                                                                                      ------------  --------------

------------------------

(1) As adjusted to give effect to our sale of 9% senior subordinated notes, which was completed on April 22, 1999 and the retirement of the Trident notes, which was completed on June 24, 1999. Proceeds are net of discounts and commissions and the expenses of the notes offering.

(2) Represents the Trident notes, which were issued in December 1997 and subsequently repurchased in June 1999.

(3) Represents the Trust Preferred Securities issued by the Dura Trust in March 1998. The sole assets of the Dura Trust are approximately $57.0 million principal amount of DASI's 7 1/2% convertible subordinated debentures due March 31, 2028, such amount being the sum of the stated liquidation preference of the Trust Preferred Securities and the capital contributed by DASI in exchange for the common securities of the Dura Trust. DASI has guaranteed, on a subordinated basis, certain obligations of the Dura Trust under the Trust Preferred Securities.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

    The Unaudited Pro Forma Statement of Operations for the year ended December 31, 1998 gives effect to: (1) the acquisitions of Universal, Trident, the Hinge Business, Excel and Adwest by Dura, (2) Excel's July 1 acquisition of 70% of Schade, (3) the March 1998 issuance of the Trust Preferred Securities, (4) the June 1998 Offering, (5) the borrowings under the new credit facility, (6) the sale of the 9% senior subordinated notes and the application of the net proceeds therefrom and (7) the retirement of the Trident notes, as if such transactions had occurred on January 1, 1998. The results of operations of Adwest represent Adwest's results of operations for the twelve month period ended December 31, 1998.

    The Unaudited Pro Forma Statement of Operations for the three months ended March 31, 1999 gives effect to: (1) the acquisitions of Excel and Adwest, (2) the borrowings under the new credit facility, (3) the sale of the 9% senior subordinated notes and the application of the net proceeds therefrom and (4) the retirement of the Trident notes, as if such transactions had occurred on January 1, 1999.

    The unaudited pro forma financial data presented in this prospectus are based on the assumptions and adjustments described in the accompanying notes. The Unaudited Pro Forma Statements of Operations do not purport to represent what our results of operations actually would have been if the events described above had occurred as of the dates indicated or what our results will be for any future periods. The Unaudited Pro Forma Financial Statements are based upon assumptions and adjustments that we believe are reasonable. You should read the Unaudited Pro Forma Financial Statements and the accompanying notes in conjunction with the historical financial statements, including the related notes, included elsewhere in this prospectus.

    The acquisitions of Trident, the Hinge Business, Excel, Schade and Adwest have been accounted for using the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their fair values as of the dates of their respective acquisitions. These amounts have been recorded based upon preliminary estimates as of such dates. Further adjustments to the acquired assets and assumed liabilities will be reflected as a change in goodwill.

                         DURA AUTOMOTIVE SYSTEMS, INC.
                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                     PRO FORMA
                                                    DURA(1)   EXCEL(5)  ADWEST(7)   ADJUSTMENTS       PRO FORMA
                                                    --------  --------  ---------   -----------       ---------
Revenues..........................................  $264,701  $308,705   $80,346     $     --         $653,752
Cost of sales.....................................   218,219   272,716    69,840       (4,806)(8)      555,969
                                                    --------  --------  ---------   -----------       ---------
  Gross profit....................................    46,482    35,989    10,506        4,806           97,783
Selling, general & administrative expenses........    16,897    17,991     7,027           --           41,915
Amortization expense..............................     3,685       358       655        1,387(10)        6,085
                                                    --------  --------  ---------   -----------       ---------
  Operating income................................    25,900    17,640     2,824        3,419           49,783
Interest expense, net.............................     6,895     2,704     2,035       12,262(11)       23,896
Other income......................................        --      (582)       --           --             (582)
                                                    --------  --------  ---------   -----------       ---------
  Income before provision for income taxes and
    minority interest.............................    19,005    15,518       789       (8,843)          26,469
Provision for income taxes........................     7,711     7,991       433       (5,415)(12)      10,720
Minority interest-trust preferred securities......       611        --        --           --              611
Minority interest in subsidiaries.................     1,342      (177)      (15)          --            1,150
                                                    --------  --------  ---------   -----------       ---------
  Income before extraordinary item and accounting
    change........................................     9,341     7,704       371       (3,428)          13,988
Extraordinary item--loss on early extinguishment
  of debt, net....................................    (2,702)       --        --           --           (2,702)
Cumulative effect of change in accounting, net....    (3,147)       --        --           --           (3,147)
                                                    --------  --------  ---------   -----------       ---------
  Net income (loss)...............................  $  3,492  $  7,704   $   371     $ (3,428)        $  8,139
                                                    --------  --------  ---------   -----------       ---------
                                                    --------  --------  ---------   -----------       ---------
Diluted shares outstanding(15)....................    14,253                            4,599           18,852
                                                    --------                        -----------       ---------
                                                    --------                        -----------       ---------
Diluted earnings per share(15)....................  $   0.27                                          $   0.46
                                                    --------                                          ---------
                                                    --------                                          ---------
Basic shares outstanding(15)......................    12,877                            4,599           17,476
                                                    --------                        -----------       ---------
                                                    --------                        -----------       ---------
Basic earnings per share..........................  $   0.29                                          $   0.47
                                                    --------                                          ---------
                                                    --------                                          ---------

                         DURA AUTOMOTIVE SYSTEMS, INC.
                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                   HINGE
                                          DURA(1)   UNIVERSAL(2)   TRIDENT(3)   BUSINESS(4)
                                          --------  ------------   ----------   -----------
Revenues................................  $739,467     $7,836       $ 104,555     $34,991
Cost of sales...........................   608,518      6,593          86,858      31,632
                                          --------     ------      ----------   -----------
  Gross profit..........................   130,949      1,243          17,697       3,359
Selling, general and administrative
  expenses..............................    49,825        318          15,278       1,400
Amortization expense....................     9,868         --           1,303          --
                                          --------     ------      ----------   -----------
  Operating income......................    71,256        925           1,116       1,959
Interest expense, net...................    20,267         --           4,402          --
Other (income) expense..................        --         --             369          --
                                          --------     ------      ----------   -----------
  Income before provision for income
    taxes and minority interest.........    50,989        925          (3,655)      1,959
Provision for income taxes..............    20,933        370          (1,033)        784
Minority interest-trust preferred
  securities............................     1,908         --              --          --
Minority interest in subsidiaries.......     1,481         --              --          --
                                          --------     ------      ----------   -----------
  Income before extraordinary item......    26,667        555          (2,622)      1,175
Extraordinary item--loss on early
  extinguishment of debt, net...........       643         --              --          --
                                          --------     ------      ----------   -----------
  Net income (loss).....................  $ 26,024     $  555       $  (2,622)    $ 1,175
                                          --------     ------      ----------   -----------
                                          --------     ------      ----------   -----------
Diluted shares outstanding(15)..........    11,795
                                          --------
                                          --------
Diluted earnings per share(15)..........  $   2.37
                                          --------
                                          --------
Basic shares outstanding(15)............    10,708
                                          --------
                                          --------
Basic earnings per share................  $   2.43
                                          --------
                                          --------

                                                                               PRO FORMA
                                           EXCEL(5)   SCHADE(6)   ADWEST(7)   ADJUSTMENTS   PRO FORMA
                                          ----------  ---------   ---------   -----------   ----------
Revenues................................  $1,106,103  $ 132,779   $ 399,717    $     --     $2,525,448
Cost of sales...........................     995,982    117,593     346,972     (23,676)(8)  2,170,472
                                          ----------  ---------   ---------   -----------   ----------
  Gross profit..........................     110,121     15,186      52,745      23,676        354,976
Selling, general and administrative
  expenses..............................      76,507      7,494      23,974      (6,000)(9)    168,796
Amortization expense....................       2,108         --       2,927       6,399(10)     22,605
                                          ----------  ---------   ---------   -----------   ----------
  Operating income......................      31,506      7,692      25,844      23,277        163,575
Interest expense, net...................       9,623      2,669       9,823      43,282(11)     90,066
Other (income) expense..................         (69)        --          --          --            300
                                          ----------  ---------   ---------   -----------   ----------
  Income before provision for income
    taxes and minority interest.........      21,952      5,023      16,021     (20,005)        73,209
Provision for income taxes..............       3,632      1,419       6,094      (2,549)(12)     29,650
Minority interest-trust preferred
  securities............................          --         --          --         580(13)      2,488
Minority interest in subsidiaries.......       1,367         --         633       1,081(14)      4,562
                                          ----------  ---------   ---------   -----------   ----------
  Income before extraordinary item......      16,953      3,604       9,294     (19,117)        36,509
Extraordinary item--loss on early
  extinguishment of debt, net...........          --         --          --          --            643
                                          ----------  ---------   ---------   -----------   ----------
  Net income (loss).....................  $   16,953  $   3,604   $   9,294    $(19,117)    $   35,866
                                          ----------  ---------   ---------   -----------   ----------
                                          ----------  ---------   ---------   -----------   ----------
Diluted shares outstanding(15)..........                                          5,723         17,518
                                                                              -----------   ----------
                                                                              -----------   ----------
Diluted earnings per share(15)..........                                                    $     2.05
                                                                                            ----------
                                                                                            ----------
Basic shares outstanding(15)............                                          6,729         17,437
                                                                              -----------   ----------
                                                                              -----------   ----------
Basic earnings per share................                                                    $     2.06
                                                                                            ----------
                                                                                            ----------

              NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

(1) Represents the results of operations of Dura for the year ended December 31, 1998, including the results of operations of Universal, Trident and the Hinge Business from their respective dates of acquisition and for the three months ended March 31, 1999, including the results of operations of Excel and Adwest from their respective dates of acquisition.

(2) Represents the results of operations of Universal from January 1, 1998 through the date of acquisition, March 8, 1998.

(3) Represents the results of operations of Trident from January 1, 1998 through the date of acquisition, April 30, 1998.

(4) Represents the results of operations for the Hinge Business from January 1, 1998 through the date of acquisition, August 31, 1998.

(5) Represents the results of operations for Excel for the year ended December 31, 1998 and from January 1, 1999 through the date of acquisition, March 23, 1999. The results of operations for the year ended December 31, 1998 include the results of operations of Schade from July 1, 1998, the date of its acquisition, through December 31, 1998.

(6) Represents the results of operations of Schade from January 1, 1998 through the date of its acquisition by Excel, July 1, 1998.

(7) Represents the results of operations for Adwest for the twelve months ended December 31, 1998 and from January 1, 1999 through the date of acquisition, March 15, 1999.

(8) Reflects the change in depreciation expense resulting from adjustments to the depreciable lives of property, plant and equipment of Universal, Trident, the Hinge Business, Excel, Schade and Adwest to their estimated useful lives at the time of their acquisition and from adjustments to value such property, plant and equipment at fair value as of the date of acquisition as follows:

                                                                                THREE MONTHS
                                                                   YEAR ENDED       ENDED
                                                                  DECEMBER 31,    MARCH 31,
                                                                      1998          1999
                                                                  ------------  -------------
Universal.......................................................   $       33     $      --
Trident.........................................................        1,543            --
Hinge Business..................................................          474            --
Excel...........................................................       12,886         2,962
Schade..........................................................        5,740         1,282
Adwest..........................................................        3,000           562
                                                                  ------------  -------------
  Total.........................................................   $   23,676     $   4,806
                                                                  ------------  -------------
                                                                  ------------  -------------

(9) Reflects the elimination of certain corporate payroll and related costs and duplicate public company expenses arising from the acquisitions of Excel and Adwest for the year ended December 31, 1998 as set forth below:

Executive management payroll costs..................................  $   3,500
Public company costs................................................      1,700
Other...............................................................        800
                                                                      ---------
  Total.............................................................  $   6,000
                                                                      ---------
                                                                      ---------

(10) Represents the additional amortization of goodwill and other intangible assets arising from the acquisitions of Universal, Trident, the Hinge Business, Excel, Adwest, net of amortization of goodwill and other intangible assets previously recorded by Trident, Excel and Adwest:

                                                                                THREE MONTHS
                                                                   YEAR ENDED       ENDED
                                                                  DECEMBER 31,    MARCH 31,
                                                                      1998          1999
                                                                  ------------  -------------
Amortization of goodwill and other intangible assets:
  Universal.....................................................   $       87     $      --
  Trident.......................................................        2,019            --
  Hinge Business................................................          345            --
  Excel/Schade..................................................        4,966         1,159
  Adwest........................................................        5,320         1,241
                                                                  ------------  -------------
                                                                       12,737         2,400
Amortization previously recorded by:
  Trident.......................................................       (1,303)           --
  Excel.........................................................       (2,108)         (358)
  Adwest........................................................       (2,927)         (655)
                                                                  ------------  -------------
                                                                       (6,338)       (1,013)
                                                                  ------------  -------------
    Net increase................................................   $    6,399     $   1,387
                                                                  ------------  -------------
                                                                  ------------  -------------

    Goodwill is amortized on a straight-line basis over a forty-year period. Other intangible assets are amortized over the useful life of the related asset.

(11) Represents the change in interest expense arising from:

                                                                                THREE MONTHS
                                                                   YEAR ENDED       ENDED
                                                                  DECEMBER 31,    MARCH 31,
                                                                      1998          1999
                                                                  ------------  -------------
Interest expense on Term Loan A.................................   $   21,313    $     5,328
Interest expense on Term Loan B.................................       22,000          5,500
Interest expense on Subordinated Notes..........................       36,720          9,180
Interest expense on other senior indebtedness...................        6,033          2,888
Amortization of capitalized financing fees......................        4,000          1,000
                                                                  ------------  -------------
        Total adjustments.......................................       90,066         23,896
                                                                  ------------  -------------

Interest expense, net previously recorded by:
Dura............................................................      (20,267)        (6,895)
Trident.........................................................       (4,402)            --
Excel...........................................................       (9,623)        (2,704)
Schade..........................................................       (2,669)            --
Adwest..........................................................       (9,823)        (2,035)
                                                                  ------------  -------------
                                                                      (46,784)       (11,634)
                                                                  ------------  -------------
        Net increase............................................   $   43,282    $    12,262
                                                                  ------------  -------------
                                                                  ------------  -------------

(12) Adjusts the provision for income taxes on a pro forma basis to reflect Dura's incremental tax rate of 40.5%.

(13) Represents dividends, net of income taxes, on the Trust Preferred Securities for the period prior to their issuance in March 1998.

(14) Represents the minority interest in the earnings of Schade for the period prior to July 1, 1998, the date of its acquisition by Excel.

(15) Basic earnings per share were computed by dividing net income by the weighted average number of shares of Class A common stock and Class B common stock outstanding during the year. Diluted earnings per share for the three months ended March 31, 1999 include the dilutive effects of outstanding stock options using the treasury stock method and assumes the conversion of the Trust Preferred Securities into shares of Class A common stock. Diluted earnings per share for the year ended December 31, 1998 excludes the conversion of the Trust Preferred Securities (into approximately 1,289,000 shares of Class A common stock), as their effect is anti-dilutive. Pro forma weighted average shares outstanding include the effects of the shares that were issued in connection with the acquisition of Excel.

                      SELECTED CONSOLIDATED FINANCIAL DATA

DURA

    The following table sets forth selected consolidated financial data with respect to Dura for each of the periods indicated. The selected historical financial data for Dura for the years ended December 31, 1994 through 1998 have been derived from Dura's consolidated financial statements which have been audited by Arthur Andersen LLP, independent public accountants. The selected historical consolidated financial data of Dura for the three months ended March 31, 1998 and 1999 have been derived from unaudited financial statements of Dura and reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the consolidated financial statements for an interim period. All such adjustments are of a normal, recurring nature. Results of operations for an interim period are not necessarily indicative of results for the full year. The selected historical consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition" and the consolidated financial statements and notes thereto all included elsewhere herein.

                         DURA AUTOMOTIVE SYSTEMS, INC.

                                                                                                 THREE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                      MARCH 31,
                                         -----------------------------------------------------  --------------------
                                          1994(1)    1995(2)    1996(3)    1997(4)    1998(5)     1998       1999
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Revenues...............................  $ 189,675  $ 253,726  $ 245,329  $ 449,111  $ 739,467  $ 125,746  $ 264,701
Cost of sales..........................    170,625    219,559    207,810    375,086    608,518    104,471    218,219
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Gross profit.........................     19,050     34,167     37,519     74,025    130,949     21,275     46,482
Selling, general and administrative
  expenses.............................     10,485     15,513     17,157     32,815     49,825      9,160     16,897
Amortization expense...................        690      1,094      1,036      3,600      9,868      1,251      3,685
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Operating income.....................      7,875     17,560     19,326     37,610     71,256     10,864     25,900
Interest expense, net..................      3,473      4,822      2,589      9,298     20,267      2,938      6,895
Other income(2)........................         --     (4,240)        --         --         --         --         --
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income before income taxes...........      4,402     16,978     16,737     28,312     50,989      7,926     19,005
Provision for income taxes.............      1,822      6,852      6,609     11,670     20,933      3,274      7,711
Equity in losses of affiliate, net.....         --         --         --         --      1,481         --      1,342
Minority interest(6)...................         --         --         --         --      1,908         76        611
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income before extraordinary item and
    accounting change..................      2,580     10,126     10,128     16,642     26,667      4,576      9,341
Extraordinary item, net................         --         --         --         --        643         --     (2,702)
Cumulative effect of change in
  accounting, net......................         --         --         --         --         --         --     (3,147)
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income.............................  $   2,580  $  10,126  $  10,128  $  16,642  $  26,024  $   4,576  $   3,492
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Basic earnings per share(7)............  $    0.75  $    2.04  $    1.57  $    1.89  $    2.43  $    0.52  $    0.27
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Diluted earnings per share(7)..........  $    0.75  $    2.03  $    1.57  $    1.88  $    2.37  $    0.52  $    0.29
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
OTHER FINANCIAL DATA:
Depreciation and amortization..........  $   3,725  $   5,578  $   6,079  $  12,303  $  27,571  $   3,067  $  10,507
Capital expenditures, net..............      5,406      6,116      6,260     16,242     31,822      3,733      5,994

                                                                                                 THREE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                      MARCH 31,
                                         -----------------------------------------------------  --------------------
                                          1994(1)    1995(2)    1996(3)    1997(4)    1998(5)     1998       1999
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA (AT END OF PERIOD):
Cash and cash equivalents..............  $      17  $   1,732  $   1,667  $   4,148  $  20,544  $  46,938  $  39,267
Working capital........................     18,631     13,701     27,528     50,304     63,766    103,066    265,890
Total assets...........................    166,133    140,531    246,129    419,264    929,383    500,606  2,260,567
Total debt.............................     74,766     51,776     77,456    180,322    331,906    194,438  1,072,091
Total stockholders' investment.........     17,418     27,683     87,367    101,708    238,037    105,769    393,462

------------------------------

(1) In August 1994, Dura acquired the Brake and Cable Business of Alkin Co. The results of operations of this acquired business have been included in the consolidated financial statements of Dura from August 31, 1994, the date of acquisition.

(2) In April 1995, Dura sold the net assets of its window regulator business to Rockwell, realizing a pretax gain of approximately $4.2 million. The results of operations of the window regulator business have been included in the consolidated financial statements of Dura through April 2, 1995, the date of divestiture.

(3) Includes the results of operations of (i) the parking brake business from Rockwell from October 1, 1996 and (ii) KPI from December 5, 1996, their respective dates of acquisition. Dura issued an aggregate of 3,795,000 shares of its Class A common stock in August 1996 in connection with its initial public offering.

(4) Includes the results of operations of (i) VOFA from January 1, 1997, (ii) the parking brake business of Excel from May 5, 1997, (iii) GT Automotive from August 29, 1997 and (iv) REOM Industries from December 12, 1997, which represent their respective dates of acquisition.

(5) Includes the results of operations of (i) Universal from March 8, 1998, (ii) Trident from April 30, 1998, and (iii) the Hinge Business from September 8, 1998, which represent their respective dates of acquisition. In March 1998, the Dura Trust issued the Trust Preferred Securities. In June 1998, DASI issued 3,500,000 shares of its Class A common stock, giving effect to the exercise of the underwriters' over-allotment option.

(6) Represents dividends, net of income taxes, on the Trust Preferred
    Securities.

(7) Basic earnings per share were computed by dividing net income by the weighted average number of shares of Class A common stock and Class B common stock outstanding during the year. Diluted earnings per share include the dilutive effects of outstanding stock options using the treasury stock method and the Trust Preferred Securities.

EXCEL

    The following table sets forth selected consolidated financial data with respect to Excel for each of the periods indicated. The selected historical financial data for Excel for the fiscal years ended December 28, 1996, December 27, 1997 and January 2, 1999 have been derived from Excel's consolidated financial statements, which have been audited by Arthur Andersen LLP, independent accountants. The selected historical consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition" and the consolidated financial statements and notes thereto all included elsewhere herein.

                             EXCEL INDUSTRIES, INC.

                                                                              YEAR ENDED,
                                                       ----------------------------------------------------------
                                                                                                   JANUARY 2,
                                                       DECEMBER 28, 1996(1)  DECEMBER 27, 1997       1999(2)
                                                       --------------------  -----------------  -----------------
                                                                         (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales............................................       $  887,741           $ 962,333         $ 1,106,103
Cost of goods sold...................................          783,375             846,990             995,982
                                                              --------            --------      -----------------
      Gross profit...................................          104,366             115,343             110,121
Selling, administrative and engineering expenses.....           65,652              79,267              78,615
                                                              --------            --------      -----------------
      Operating income...............................           38,714              36,076              31,506
Interest expense.....................................            9,784              10,984              11,628
Other income, net....................................           (1,736)             (1,930)             (2,074)
                                                              --------            --------      -----------------
      Income before income taxes and minority
        interest.....................................           30,666              27,022              21,952
Provision for income taxes...........................           11,550               9,458               3,632
Minority interest....................................               --                  --               1,367
                                                              --------            --------      -----------------
      Net income.....................................       $   19,116           $  17,564         $    16,953
                                                              --------            --------      -----------------
                                                              --------            --------      -----------------
OTHER FINANCIAL DATA:
Depreciation and amortization........................       $   26,246           $  33,382         $    39,679
Capital expenditures, net............................           29,209              39,287              45,958

BALANCE SHEET DATA (AT END OF PERIOD):
Cash and short-term investments......................       $    6,580           $   2,317         $    16,290
Working capital......................................          114,140             116,550             118,796
Total assets.........................................          443,234             457,797             594,384
Total debt...........................................          133,006             108,615             167,035
Shareholders' equity.................................          150,725             185,315             194,258

------------------------------

(1) On April 3, 1996, Excel acquired Anderson Industries, Inc. ("Anderson"), whose primary asset was Atwood Industries, Inc. ("Atwood"). The results of operations of Atwood have been included in the consolidated financial statements of Excel from April 3, 1996.

(2) The results of operations of Schade have been included in the consolidated financial statements of Excel since July 1, 1998.

ADWEST

    The following table sets forth selected consolidated financial data with respect to Adwest for each of the periods indicated. The selected historical financial data for Adwest for the fiscal years ended June 30, 1997 and 1998, set forth in U.K. GAAP in Pounds, have been derived from Adwest's consolidated financial statements, which have been audited by KPMG Audit Plc, independent public accountants. The data as of and for the six months ended December 31, 1997 and 1998, set forth in U.K. GAAP in Pounds, have been derived from Adwest's unaudited consolidated financial statements which, in the opinion of Adwest's management, contain all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial condition and results of operations for these periods. The results of operations for the six months ended December 31, 1998 are not necessarily indicative of the results that may be expected for the entire fiscal year. The consolidated financial statements of Adwest for the periods presented have been prepared in accordance with U.K. GAAP, which differs in certain significant respects from U.S. GAAP. See Note 31 to the Consolidated Financial Statements of Adwest and Note 5 to the Unaudited Interim Consolidated Financial Statements of Adwest included elsewhere herein. The selected financial data for the fiscal years ended June 30, 1997 and 1998, and the six months ended December 31, 1998, set forth in U.S. GAAP in Dollars, has been derived from the audited and unaudited consolidated financial statements of Adwest and adjusted for differences between U.K. GAAP and U.S. GAAP. The selected historical consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition" and the consolidated financial statements and notes thereto all included elsewhere herein.

                             ADWEST AUTOMOTIVE PLC

                                                                                U.K. GAAP IN POUNDS
                                                                  ------------------------------------------------
                                                                    FISCAL YEAR ENDED         SIX MONTHS ENDED
                                                                         JUNE 30,               DECEMBER 31,
                                                                  ----------------------  ------------------------
                                                                   1997(1)   1998(1)(2)   1997(1)(2)     1998(2)
                                                                  ---------  -----------  -----------  -----------
                                                                                          (UNAUDITED)  (UNAUDITED)
                                                                               (POUNDS IN THOUSANDS)
STATEMENT OF PROFIT AND LOSS DATA:
TURNOVER........................................................   L191,412    L249,853     L112,190     L118,155
Net operating costs.............................................    173,399     228,495      102,736      109,829
                                                                  ---------  -----------  -----------  -----------
OPERATING PROFIT................................................     18,013      21,358        9,454        8,326
Associated undertakings.........................................         21          21           --           --
Net interest....................................................     (2,892)     (5,199)      (2,196)      (2,924)
Loss on disposal of businesses..................................       (791)    (13,501)          --           --
                                                                  ---------  -----------  -----------  -----------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAX........................     14,351       2,679        7,258        5,402
Taxation on ordinary activities.................................      4,527       4,529        2,249        1,536
                                                                  ---------  -----------  -----------  -----------
(LOSS)/PROFIT FOR THE FINANCIAL YEAR AFTER TAX..................      9,824      (1,850)       5,009        3,866
Minority interests..............................................        400         505          246          133
                                                                  ---------  -----------  -----------  -----------
(LOSS)/PROFIT FOR THE FINANCIAL YEAR............................      9,424      (2,355)       4,763        3,733
Dividends.......................................................      6,428       6,442        1,897           --
                                                                  ---------  -----------  -----------  -----------
RETAINED (LOSS)/PROFIT FOR THE FINANCIAL YEAR...................     L2,996     L(8,797)      L2,866       L3,733
                                                                  ---------  -----------  -----------  -----------
                                                                  ---------  -----------  -----------  -----------
BALANCE SHEET DATA (AT END OF PERIOD):
Working capital.................................................   L 34,876    L 11,758     L 13,482     L (2,289)
Total assets....................................................    121,640     160,647      157,041      158,110
Borrowings due after more than one year.........................     38,767      61,093       66,680       53,724
Shareholders' funds--equity.....................................     29,451       8,246        4,371       11,577

                                                                          U.S. GAAP IN DOLLARS(3)(4)
                                                              --------------------------------------------------
                                                               FISCAL YEAR ENDED JUNE       SIX MONTHS ENDED
                                                                        30,                   DECEMBER 31,
                                                              ------------------------  ------------------------
                                                                1997(1)    1998(1)(2)   1997(1)(2)      1998
                                                              -----------  -----------  -----------  -----------
                                                              (UNAUDITED)  (UNAUDITED)  (UNAUDITED)  (UNAUDITED)
                                                                            (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Revenues....................................................   $ 242,765    $ 365,814    $ 163,020    $ 196,456
Cost of sales...............................................     202,876      313,450      137,681      170,792
                                                              -----------  -----------  -----------  -----------
  Gross profit..............................................      39,889       52,364       25,339       25,664
Selling, general and administrative expenses................      14,543       23,084       13,168       14,058
Amortization expense........................................       1,704        2,267          853        1,510
                                                              -----------  -----------  -----------  -----------
  Operating income..........................................      23,642       27,013       11,318       10,096
Interest expense............................................       4,654        8,560        3,609        4,860
                                                              -----------  -----------  -----------  -----------
  Income from continuing operations before provision for
    income taxes and minority interest......................      18,988       18,453        7,709        5,236
Provision for income taxes..................................       6,370        6,182        2,829        2,779
Minority interest...........................................         651          831          408          208
                                                              -----------  -----------  -----------  -----------
  Net income from continuing operations.....................   $  11,967    $  11,440    $   4,472    $   2,249
                                                              -----------  -----------  -----------  -----------
                                                              -----------  -----------  -----------  -----------
OTHER FINANCIAL DATA:
Depreciation and amortization...............................   $  13,939    $  16,515    $   7,671    $   9,625
Capital expenditures, net...................................       9,521       27,556       12,479       13,263

BALANCE SHEET DATA (AT END OF PERIOD):
Working capital.............................................   $  47,079    $  11,976    $  12,545    $ (22,446)
Total assets................................................     291,014      374,066      398,869      376,476
Long-term debt (less current portion).......................      63,764      100,858      110,735       89,773
Shareholders' equity........................................     137,288      122,316      139,192      121,721

------------------------------

(1) In May 1998 Adwest disposed of its U.S. electronics division for $38.0 million. Adwest realized a pre-tax loss of approximately $9.7 million related to the sale. The results of operations of the electronics division have been included in the consolidated financial statements of Adwest through the date of divestiture.

    During the year ended June 30, 1997, Adwest finalized the disposal of the U.K. power systems division and property portfolio. The loss from the disposal of these entities was $1.3 million for the year ended June 30, 1997. The results of operations of these entities have been included in the consolidated financial statements of Adwest through the dates of divestiture.

(2) On September 11, 1997, Adwest acquired Heidemann Verwaltungs GmbH ("Heidemann") and its subsidiary undertakings for DM132.0 million. The results of operations of Heidemann have been included in the consolidated financial statements of Adwest from September 11, 1997.

(3) The Adwest historical financial statements were prepared in accordance with U.K. GAAP, which differs in certain significant respects from U.S. GAAP. The following table reconciles the Adwest profit/loss as reported under U.K. GAAP to net income as stated under U.S. GAAP:

                                                           FISCAL YEAR ENDED      SIX MONTHS ENDED
                                                                JUNE 30,            DECEMBER 31,
                                                          --------------------  --------------------
                                                            1997       1998       1997       1998
                                                          ---------  ---------  ---------  ---------
                                                                        (IN THOUSANDS)
(Loss)/profit attributable to shareholders as reported
  under U.K. GAAP.......................................    L 9,424    L(2,355)    L4,763     L3,733
Converted to U.S. Dollars...............................  $  15,167  $  (3,877) $   7,827  $   6,207
U.S. GAAP adjustments (in U.S. Dollars):
  Goodwill amortization.................................     (2,361)    (2,267)      (853)    (1,510)
  Impact of goodwill previously amortized on sale of
    subsidiary..........................................         --      4,783         --         --
  Cumulative exchange loss on sale of foreign
    subsidiaries........................................         --     (1,946)        --         --
  Pension costs.........................................        533         26         15       (414)
  Deferred taxation--full provision.....................       (270)      (235)      (150)      (219)
  Tax effect of U.S. GAAP reconciling items.............       (428)       (49)       (10)        90
  Fixed asset revaluations..............................        818        165         82         83
  Deferred profit on sale of property...................        488        499        250        253
  Pre-production costs..................................         --     (1,976)      (629)    (2,097)
  Other.................................................        (26)        34        (13)       (60)
  Minority interests....................................         (8)        --         (3)        12
  Reverse prior year adjustment.........................         --         --         --       (978)
                                                          ---------  ---------  ---------  ---------
Net (loss)/income under U.S. GAAP.......................  $  13,913  $  (4,843) $   6,516  $   1,367
                                                          ---------  ---------  ---------  ---------
                                                          ---------  ---------  ---------  ---------

(4) Operating results and balance sheet data of Adwest have been translated from Pounds to Dollars using the following ratios:

                                                         FISCAL YEAR            SIX MONTHS
                                                        ENDED JUNE 30,      ENDED DECEMBER 31,
                                                     --------------------  --------------------
                                                       1997       1998       1997       1998
                                                     ---------  ---------  ---------  ---------
Operating results..................................     1.6094     1.6464     1.6433     1.6627
Balance sheet......................................     1.6448     1.6509     1.6607     1.6710

(5) "EBITDA" is operating income plus depreciation and amortization. EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations as determined by generally accepted accounting principles, and our calculation thereof may not be comparable to that reported by other companies. We believe that it is widely accepted that EBITDA provides useful information regarding a company's ability to service and/or incur indebtedness. EBITDA does not take into account Adwest's working capital requirements, debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary use.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

GENERAL

    We ordinarily begin working on products awarded for new or redesigned models two to five years prior to the marketing of such models to the public. During such period, we incur (1) costs related to the design and engineering of such products, (2) costs related to the production of the tools and dies used to manufacture the new product and (3) start-up costs associated with the initial production of such product. In general, design and engineering costs are expensed in the period incurred unless they are reimbursed by the customer, in which case they are capitalized and amortized over the life of such product as they are recovered from the customer. Costs incurred in the production of the tools and dies are generally capitalized and reimbursed by the customer prior to production. Start-up costs, which are generally incurred 30 to 60 days immediately prior to and immediately after initial production, are expensed as incurred.

RESULTS OF OPERATIONS

    DURA

    The following table sets forth the percentage relationship of certain items to revenues for Dura for the periods indicated:

                                                                                                     THREE MONTHS ENDED
                                                                       YEAR ENDED DECEMBER 31,           MARCH 31,
                                                                   -------------------------------  --------------------
                                                                     1996       1997       1998       1998       1999
                                                                   ---------  ---------  ---------  ---------  ---------
Revenues.........................................................      100.0%     100.0%     100.0%     100.0%     100.0%
Cost of sales....................................................       84.7       83.5       82.3       83.1       82.4
                                                                   ---------  ---------  ---------  ---------  ---------
    Gross profit.................................................       15.3       16.5       17.7       16.9       17.6
Selling, general and administrative expenses.....................        7.0        7.3        6.7        7.3        6.4
Amortization expense.............................................        0.4        0.8        1.3        1.0        1.4
                                                                   ---------  ---------  ---------  ---------  ---------
    Operating income.............................................        7.9        8.4        9.7        8.6        9.8
Interest expense, net............................................        1.1        2.1        2.7        2.3        2.6
                                                                   ---------  ---------  ---------  ---------  ---------
    Income before provision for income taxes, equity in losses of
      affiliates and minority interest...........................        6.8        6.3        7.0        6.3        7.2
Provision for income taxes.......................................        2.7        2.6        2.9        2.6        2.9
Equity in losses of affiliates, net..............................         --         --        0.2         --        0.5
Minority interest-dividends on Trust Preferred Securities, net...         --         --        0.3        0.1        0.3
                                                                   ---------  ---------  ---------  ---------  ---------
    Income before extraordinary item and accounting change.......        4.1%       3.7%       3.6%       3.6%       3.5%
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------

    COMPARISON OF THE THREE MONTHS ENDED MARCH 31, 1999 TO THE THREE MONTHS
     ENDED MARCH 31, 1998

    REVENUES. Revenues of $264.7 million for the three months ended March 31, 1999 increased substantially over $125.7 million for the three months ended March 31, 1998. The increase in revenues is primarily the result of the acquisitions of Universal in March 1998, Trident in April 1998, the Hinge Business in September 1998, Excel in March 1999 and Adwest in March 1999.

    COST OF SALES. Cost of sales for the three months ended March 31, 1999 increased by $113.7 million to $218.2 million from $104.5 million for the three months ended March 31, 1998. Cost of sales as a percentage of revenues for the three months ended March 31, 1999 was 82.4% compared to 83.1% for the three months ended March 31, 1998. The corresponding improvement in gross margins is primarily the result of lower costs of purchased materials and higher margins from efficiency improvements and plant rationalizations in acquired operations.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses were $16.9 million for the three months ended March 31, 1999 compared to $9.2 million for the three months ended March 31, 1998. The increase was due primarily to incremental costs from the acquisitions discussed above. As a percentage of revenues, selling, general and administrative expenses were 6.4% for the three months ended March 31, 1999 compared to 7.3% for the three months ended March 31, 1998.

    INTEREST EXPENSE. Interest expense for the three months ended March 31, 1999 was $6.9 million compared to $2.9 million for the three months ended March 31, 1998. The increase was due principally to borrowings incurred related to the acquisitions discussed above.

    INCOME TAXES. The effective income tax rate was 40.6% for the three months ended March 31, 1999 and 41.3% for the three months ended March 31, 1998. The effective rates differed from the statutory rates as a result of higher foreign tax rates and the effects of state taxes and non-deductible goodwill amortization.

    COMPARISON OF YEAR ENDED DECEMBER 31, 1998 TO YEAR ENDED DECEMBER 31, 1997

    REVENUES. Revenues for the year ended December 31, 1998 increased by $290.4 million, or 64.7%, to $739.5 million from $449.1 million for 1997. The increase in revenues relates primarily to the acquisitions of GT Automotive in August 1997, REOM Industries in December 1997, Universal in March 1998, Trident in April 1998 and the Hinge Business in September 1998. These increases were partially offset by the effects of a strike at GM. We estimate the strike at GM decreased our revenues by approximately $16.7 million for the year ended December 31, 1998.

    COST OF SALES. Cost of sales for the year ended December 31, 1998 increased by $233.4 million, or 62.2%, to $608.5 million from $375.1 million for 1997. Cost of sales as a percentage of revenues for the year ended December 31, 1998 was 82.3% compared to 83.5% for 1997. The corresponding improvement in gross margin is primarily the result of lower costs of purchased materials and higher margins from efficiency improvements and plant rationalizations in acquired operations.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by $17.0 million, or 51.8%, to $49.8 million for the year ended December 31, 1998 from $32.8 million for 1997. The increase is due primarily to incremental costs from the acquisitions discussed above. As a percentage of revenues, selling, general and administrative expenses were 6.7% for 1998 compared to 7.3% for 1997.

    AMORTIZATION EXPENSE. Amortization expense increased from $3.6 million for the year ended December 31, 1997 to $9.9 million for 1998. The increase is the result of goodwill amortization arising from the acquisitions discussed above.

    INTEREST EXPENSE. Interest expense for the year ended December 31, 1998 was $20.3 million compared to $9.3 million for 1997. The increase was due principally to borrowings incurred related to the acquisitions discussed above.

    INCOME TAXES. The effective income tax rate was 41.1% for 1998 compared to 41.2% for 1997. The effective rates differed from the statutory rates primarily as a result of higher foreign tax rates, state taxes and non-deductible goodwill amortization.

    EQUITY IN LOSSES OF AFFILIATE. In January 1998, Dura and Excel, then its joint venture partner, exercised an option to increase their joint venture's ownership interest in Pollone to 51%, and as of such date, began consolidating the results of Pollone into the results of their joint venture. Equity in losses of affiliate for the year ended December 31, 1998 represents Dura's share of the loss of the joint venture's operations in 1998.

    MINORITY INTEREST. Minority interest for the year ended December 31, 1998 represents dividends, net of income tax benefits, on the Trust Preferred Securities which were issued by the Dura Trust on March 20, 1998.

    EXTRAORDINARY ITEM. The extraordinary loss for the year ended December 31, 1998 represents the write-off, net of income taxes, of deferred financing costs related to former credit facilities.

    COMPARISON OF YEAR ENDED DECEMBER 31, 1997 TO YEAR ENDED DECEMBER 31, 1996

    REVENUES. Revenues for 1997 increased by $203.8 million, or 83.1%, to $449.1 million from $245.3 million for 1996. Approximately $179.0 million of the increase relates to the acquisitions of KPI in December 1996, VOFA in January 1997 and GT Automotive in August 1997. The remaining increase is due to increased production on models served by Dura and new program awards.

    COST OF SALES. Cost of sales for 1997 increased by $167.3 million, or 80.5%, to $375.1 million from $207.8 million for 1996. As a percentage of revenues, cost of sales decreased to 83.5% for 1997 from 84.7% for 1996, resulting in an improved gross margin of 16.5% from 15.3% in the preceding year. The higher gross margin is a result of continued cost reduction efforts, including manufacturing process improvements such as cellular manufacturing, mistake proofing, improved capacity utilization through rationalization and consolidation of facilities and the effects of material cost reductions achieved through the centralization of purchasing efforts and the resulting greater purchasing power.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by $15.7 million, or 91.3%, to $32.8 million for 1997 from $17.2 million for 1996. This increase is due to incremental costs from the acquisitions of KPI, VOFA and GT Automotive, engineering costs related to new business and costs associated with the greater involvement in the design, engineering and prototyping of systems for customers. As a percentage of revenues, selling, general and administrative expenses were 7.3% for 1997 compared to 7.0% for 1996.

    INTEREST EXPENSE. Interest expense for 1997 increased by $6.7 million to $9.3 million from $2.6 million for 1996. The increase was due principally to borrowings incurred related to the acquisitions of KPI, VOFA and GT Automotive.

    INCOME TAXES. The effective income tax rate for 1997 was 41.2% for 1997 compared to 39.5% for 1996. The effective rates differed from the statutory rates primarily as a result of an increased proportion of Dura's earnings being derived in higher tax rate jurisdictions, such as Germany and Canada, state taxes and an increase in non-deductible goodwill amortization.

    EXCEL

    Excel was founded in 1928 and became a public company in April 1984. Effective July 1, 1998, Excel acquired 70% of Schade. Schade has sales and manufacturing operations in the Czech Republic, Germany, Portugal, Spain and the U.K. Schade and its affiliated companies are engaged in the manufacture and distribution of modular windows, decorative trims, body components and injection molded plastic components for the automotive industry. In April 1996, Excel acquired all of the outstanding common shares of Anderson, located in Rockford, Illinois. Anderson is a holding company whose main asset is Atwood. Atwood manufactures seating systems, including seat and height adjusters, recliner mechanisms, transmission selectors and hood and deck hinges, all for the automotive industry. In addition, Atwood produces appliances such as water heaters, furnaces, stoves and ranges, hardware, such as jacks, couplers and surge brake actuators, seating frames, seat adjusters and recliner mechanisms for the recreational vehicle industry, and window systems and door systems for the mass transit and heavy truck industries. The comparability of Excel's results on a period-to-period basis is significantly affected by these acquisitions.

    Historically, Excel's operating units were aggregated into two segments for financial reporting purposes: (1) light vehicle products, which included plastic and metal framed window and door assemblies, manual and power window regulator systems, manual seating systems, decorative trims and injection molded plastic parts and (2) RV/MT/HT products, which included appliances (water heaters, furnaces, stoves and ranges), jacks, couplers, seating frames and seat adjusters, preassembled doors and windows for motor homes and window assemblies for mass transit systems and heavy trucks.

    The following table sets forth the percentage relationship of certain items to revenues for Excel for the periods indicated:

                                                                                            YEAR ENDED,
                                                                           ---------------------------------------------
                                                                            DECEMBER 28,     DECEMBER 27,    JANUARY 2,
                                                                                1996             1997           1999
                                                                           ---------------  ---------------  -----------
Net sales................................................................         100.0%           100.0%         100.0%
Cost of good sold........................................................          88.2             88.0           90.0
                                                                                  -----            -----          -----
      Gross profit.......................................................          11.8             12.0           10.0
Selling, administrative and engineering expenses.........................           7.4              8.2            7.1
                                                                                  -----            -----          -----
      Operating income...................................................           4.4              3.8            2.9
Interest expense.........................................................           1.1              1.1            1.1
Other income, net........................................................          (0.2)            (0.2)          (0.2)
                                                                                  -----            -----          -----
      Income before income taxes and minority interest...................           3.5              2.8            2.0
Provision for income taxes...............................................           1.3              1.0            0.3
Minority interest........................................................            --               --            0.1
                                                                                  -----            -----          -----
      Net income.........................................................           2.2%             1.8%           1.5%
                                                                                  -----            -----          -----
                                                                                  -----            -----          -----

    COMPARISON OF YEAR ENDED JANUARY 2, 1999 TO YEAR ENDED DECEMBER 27, 1997

    Sales for the year ended January 2, 1999 totaled $1,106 million, an increase of $144.0 million or 15% from 1997. The light vehicle products segment accounted for $126.0 million of the increase, with RV/MT/HT making up the difference. Sales in the light vehicle products segment totaled $885.0 million as compared to $759.6 million in 1997. The acquisition of Schade added $165.0 million in sales in the second half of 1998, while sales in North America declined $39.0 million. The decline in North America light vehicle product sales results from programs that were discontinued or canceled amounting to approximately $76.6 million offset by sales of new programs of $59.2 million, with the remainder of the sales decline due to a decline in passenger car production.

    Sales of the RV/MT/HT products segment increased $18.0 million, as the recreational vehicle industry production volumes were up approximately 15% and mass transit production was also strong.

    Gross profit totaled $110.1 million or 10% of sales, which compares with $115.3 million or 12% of sales in 1997. This decrease in gross profit of $5 million and in profit percentage results from losses incurred in the seating systems area amounting to approximately $18.0 million arising from excessive launch costs, tooling costs, pricing and other issues. In addition, a reserve to cover estimated losses on long-term production contracts was established in the fourth quarter in the amount of $4.5 million. Gross profit of 19% in 1998 in the RV/MT/HT products segment was identical with that in 1997.

    Selling, administrative and engineering expenses totaled $78.6 million or 7.1% of sales for 1998, down from $79.3 million or 8.2% of sales in 1997. Excluding Schade's expenses of approximately

$8.8 million in 1998, total expenses would have been lower by $9.5 million. Approximately $5.5 million of the decrease was due to a reduction in product development expenses, $2.3 million was due to the administrative costs of the North American facilities closed in late 1997, $1.2 million was due to costs associated with the closure of the Italian operation recorded in 1997, and $500,000 results from a reduction in compensation.

    Other income, net, consists primarily of interest income of $2.0 million and royalty income of $.7 million, less losses on a Brazilian joint venture of $1.5 million in 1998, which compares to interest income of $2.0 million in 1997.

    Interest costs of $11.6 million for 1998 increased slightly from $11.0 million in 1997, as the interest on Schade's bank loans were partially offset by the elimination of interest on convertible subordinated notes that were converted into common shares of Excel in 1997.

    Provision for taxes on income in 1998 includes the benefit of tax credits related to prior years. In 1998, Excel completed a review of qualified research and development expenditures for the years 1994 to 1997 and recorded tax credits totaling $4.0 million. The effective rate for U.S. taxes was lowered to 16.5% for 1998, down from 35.0% in 1997 due to the current year's effect of these credits.

    COMPARISON OF YEAR ENDED DECEMBER 27, 1997 TO YEAR ENDED DECEMBER 28, 1996

    Sales for the year ended December 27, 1997 totaled $962.3 million, up $74.6 million or 8% from the preceding year. The Anderson acquisition added $98.2 million in sales in the first quarter of 1997. This increase was offset by reductions in parts shipped for passenger cars and selling price reductions on products under long-term pricing agreements. Specifically, passenger car production in 1997 for Excel's largest customer, Ford, was 10% lower than the previous year. Also, discontinued programs such as Aerostar, Thunderbird and Cougar adversely affected sales by $10.7 million. These items, including the Anderson acquisition, accounted for the change in sales for 1997 to $759.6 million for the light vehicle segment from $730.3 million in 1996. Sales for 1997 for the RV/MT/HT segment were $202.8 million, up from $157.5 million in 1996, due primarily to the Anderson acquisition.

    Gross profit totaled $115.3 million, or 12.0% of sales, as compared with $104.4 million, or 11.8% of sales for the prior year. The increase was due to the addition of the Anderson locations offsetting approximately $4.1 million in start-up costs on new programs and approximately $4.7 million in costs associated with the closure of two domestic plants. Gross profit for 1997 was $76.8 million or 10.1% of sales for the light vehicle segment compared to $73.8 million or 10.1% of sales in 1996. Gross profit for the RV/MT/HT segment was $38.5 million or 19.0% of sales in 1997 compared to $30.5 million or 19.4% of sales in 1996.

    Selling, administrative and engineering expenses totaled $79.3 million or 8.2% of sales for 1997, up from $65.7 million or 7.4% of sales in 1996. The increase was due to the addition of Anderson locations, increases in product development expenses and $1.2 million in costs associated with the closure of the Italian operation.

    Interest costs of $11.0 million for 1997 increased from $9.8 million in 1996 due to the senior notes issued in connection with the Anderson acquisition in 1996. Interest income of $2.0 million in 1997, recorded in other income, was up slightly from $1.8 million in 1996.

    The income tax provision was 35% of pre-tax income in 1997, down from 37.7% in the preceding year. The decrease was due to lower estimated state income taxes and favorable benefits of Excel's foreign sales corporation.

    ADWEST

    The following discussion is based upon the Consolidated Financial Statements of Adwest included in this prospectus, which have been prepared in conformity with U.K. GAAP which differs in certain significant respects from U.S. GAAP. The significant differences between U.S. GAAP and U.K. GAAP as they relate to Adwest are summarized in Note 31 to the Consolidated Financial Statements of Adwest.

    The following table sets forth the percentage relationship of certain items to turnover for Adwest for the periods indicated:

                                                                                              YEAR ENDED JUNE 30,
                                                                                        -------------------------------
                                                                                          1996       1997       1998
                                                                                        ---------  ---------  ---------
Turnover..............................................................................      100.0%     100.0%     100.0%
Net operating costs...................................................................       93.3       90.6       91.5
Operating profit......................................................................        6.7        9.4        8.5
Exceptional items.....................................................................       (2.2)        --         --
Associated undertakings...............................................................         --         --         --
Net interest..........................................................................       (1.7)      (1.5)      (2.1)
                                                                                        ---------  ---------  ---------
Loss on disposal of business..........................................................      (13.1)       (.4)      (5.4)
(Loss)/profit on ordinary activities before tax.......................................      (10.3)       7.5        1.0
Tax on profit on ordinary activities..................................................        0.9        2.4        1.8
                                                                                        ---------  ---------  ---------
(Loss)/profit for financial year......................................................      (11.2)       5.1       (0.8)
Minority interests....................................................................        0.1        0.2        0.2
                                                                                        ---------  ---------  ---------
Retained (loss)/profit for financial year.............................................      (11.3)%       4.9%      (1.0)%
                                                                                        ---------  ---------  ---------
                                                                                        ---------  ---------  ---------

    COMPARISON OF YEAR ENDED JUNE 30, 1998 WITH YEAR ENDED JUNE 30, 1997

    TURNOVER--Total group turnover for the year ended June 30, 1998 increased by L58.4 million or 30.5% to L249.9 million from L191.4 million for the year ended June 30, 1997. These results include the U.S. electronics division for all of fiscal 1997 and the first ten months of fiscal 1998. Total turnover from the automotive division (continuing operations) for the year ended June 30, 1998 increased by L71.3 million, or 47.3%, to L222.2 million from L150.8 million for the year ended June 30, 1997. The increase in turnover is primarily the result of the acquisition of Heidemann in September 1997.

    OPERATING COSTS--Total group operating costs for the year ended June 30, 1998 increased by L55.1 million or 31.8% to L228.5 million from L173.4 million for the year ended June 30, 1997. Operating costs from continuing operations for the year ended June 30, 1998 increased by L67.4 million, or 49.5%, to L203.7 million from L136.2 million for the year ended June 30, 1997. Operating costs from continuing operations, as a percentage of turnover from continuing operations was 91.7% for the year ended June 30, 1998 compared to 90.3% for the year ended June 30, 1997. The decline in gross margins is due to the short-term reversal of profits in U.S. operations and relatively lower margins at some of the newly acquired Heidemann facilities.

    Selling, general and administrative expenses are included as a component of operating costs in accordance with U.K. accounting requirements. Selling, general and administrative expenses from continuing operations increased by L4.7 million to L14.4 million for the year ended June 30, 1998 from L9.7 million for the year ended June 30, 1997. This increase is due primarily to incremental costs related to the acquisition of Heidemann. As a percent of revenues, selling, general and administrative expenses from continuing operations were 6.5% for the year ended June 30, 1998 and 6.4% for the year ended June 30, 1997.

    INTEREST EXPENSE--Interest expense for the year ended June 30, 1998 was L5.2 million compared to L2.9 million for the year ended June 30, 1997. The increase was due principally to borrowings incurred related to the acquisition of Heidemann.

    INCOME TAXES--The effective income tax rate was 28.0% for the year ended June 30, 1998 and 31.5% for the year ended June 30, 1997. The reduction in the effective income tax rate is primarily related to offsetting the impact of high tax rates in France and Germany with structuring the Heidemann acquisition and low effective tax rates in Spain and the U.S.

    DISCONTINUED OPERATIONS--The loss from discontinued operations for the year ended June 30, 1998 was L13.5 million and L791,000 for the year ended June 30, 1997. During fiscal 1998, Adwest disposed of three business units. In May 1998, Adwest announced the disposal of their U.S. electronics division for $38.0 million. Of that amount, $3.0 million has been retained in an escrow account, with $1.0 million to be released annually upon expiration of certain warranties and indemnities. In accordance with U.K. accounting requirements, the original goodwill on the acquisition of these businesses totaling L17.6 million has been included in discontinued operations in the consolidated profit and loss account for the year ended June 30, 1998. In addition, Adwest disposed of the Heidemann galvanizing business for DM6.3 million in aggregate consideration and the last significant investment portfolio property for L900,000 in aggregate consideration. The loss in fiscal 1998 is net of a gain on the disposal of these divisions of L4.1 million offset by the write-off of the original goodwill of L17.6 million in accordance with U.K. accounting requirements.

    COMPARISON OF YEAR ENDED JUNE 30, 1997 WITH YEAR ENDED JUNE 30, 1996

    TURNOVER--Total group turnover for the year ended June 30, 1997 decreased by L32.2 million or 14.4% to L191.4 million from L223.7 million for the year ended June 30, 1996. These results include the U.K. power systems division and the property portfolio, which were substantially disposed of during 1996. Total turnover from the automotive division (continuing operations) for the year ended June 30, 1997 increased by L23.5 million, or 18.5%, to L150.8 million from L127.3 million for the year ended June 30, 1996. The increase in turnover is primarily the result of the acquisition of Adwest Rearsby in June of fiscal 1996 offset by an L8.2 million reduction in turnover at overseas entities caused by the movement in average exchange rates between the two years.

    OPERATING COSTS--Total group operating costs for the year ended June 30, 1997 decreased by L35.3 million or 16.9% to L173.4 million from L208.7 million for the year ended June 30, 1996. Operating costs from continuing operations for the year ended June 30, 1997 increased by L19.5 million, or 16.7%, to L136.2 million from L116.7 million for the year ended June 30, 1996. Operating costs from continuing operations, as a percentage of turnover from continuing operations was 90.3% for the year ended June 30, 1997 compared to 91.6% for the year ended June 30, 1996. The increase in gross margins is primarily due to cost reductions from improved design and technology within the automotive division.

    Selling, general and administrative expenses are included as a component of operating costs in accordance with U.K. accounting requirements. Selling, general and administrative expenses from continuing operations increased by L2.5 million to L9.7 million for the year ended June 30, 1997 from L7.2 million for the year ended June 30, 1996. This increase is due primarily to incremental costs related to the acquisition of Rearsby. As a percent of revenues selling, general and administrative expenses were 6.4% for the year ended June 30, 1997 and 5.7% for the year ended June 30, 1996.

    EXCEPTIONAL ITEMS--During fiscal 1996, Adwest recorded a charge of L5.0 million related to a reorganization of the automotive division and redundancy and disruption costs within the electronics division following cancellation of a customer order.

    INTEREST EXPENSE--Interest expense for the year ended June 30, 1997 was L2.9 million compared to L3.9 million for the year ended June 30, 1996. The decrease was due principally to retirement of debt from increased operating cash flows and the proceeds of the disposal of the U.K. power systems divisions and the property portfolio.

    INCOME TAXES--The effective income tax rate was 31.5% for the year ended June 30, 1997 and 33.2% for the year ended June 30, 1996. The reduction in the effective income tax rate is primarily related to a reduction in the U.K. corporate tax rate partially offset by the impact of a temporary increase in corporate tax rates in France.

    DISCONTINUED OPERATIONS--The loss from discontinued operations for the year ended June 30, 1997 was L791,000 compared to a loss of L29.3 million for the year ended June 30, 1996. The loss in fiscal 1997 represents loss from the finalization of the disposal of the U.K. power systems entities and the property portfolio. During fiscal 1996, Adwest disposed of its U.K. power systems division and property portfolio. The loss on disposal of these divisions was L9.1 million before goodwill. The write off of the original goodwill of L20.2 million in accordance with U.K. accounting requirements increased the overall loss to L29.3 million.

LIQUIDITY AND CAPITAL RESOURCES

    DURA

    In connection with the Acquisitions, Dura Operating Corp. and certain of its direct and indirect subsidiaries entered into the new credit facility. The new credit facility provides for borrowings aggregating up to approximately $1,150 million, including (1) a $275.0 million tranche A term loan; (2) a $275.0 million tranche B term loan; (3) a $400.0 million revolving credit facility; and
(4) a $200.0 million interim term loan facility. As of March 31, 1999, there was approximately $825.0 million of outstanding indebtedness under the new credit facility and approximately $250.0 million of available borrowings under the revolving credit facility for working capital and other corporate purposes. Dura used approximately $300.1 million of the net proceeds of the notes offering to repay a portion of its indebtedness under the new credit facility.

    As of March 31, 1999, rates on borrowings under the new credit facility ranged from 5.28% to 10.00%. Borrowings under the tranche A term loan are due and payable in March 2005 and borrowings under the tranche B term loan are due and payable in March 2006. The revolving credit facility is available until March 2005. The new credit facility is secured by all of the assets of DASI, Dura Operating Corp. and certain of their material subsidiaries and is guaranteed by DASI and all of the Issuer's material subsidiaries, in each case with exceptions for certain foreign subsidiaries.

    We financed the Acquisitions primarily through borrowings under the new credit facility and the issuance of Class A common stock. The following table summarizes our sources and uses of funds for the Acquisitions (in millions):

SOURCES OF FUNDS:                              AMOUNT
--------------------------------------------  ---------
New credit facility.........................  $   828.1
Issuance of Class A common stock(1).........      170.7
Cash on hand................................       49.8
                                              ---------
Total.......................................  $ 1,048.6
                                              ---------
                                              ---------

USES OF FUNDS:                                 AMOUNT
--------------------------------------------  ---------
Purchase of Excel's equity..................  $   334.6
Purchase of Adwest's equity.................      207.2
Refinance Excel's existing debt.............      100.0
Refinance Adwest's existing debt............      106.1
Refinance Dura's existing debt..............      250.7
Prepayment penalties, net...................        9.5
Fees and expenses...........................       40.5
                                              ---------
      Total.................................  $ 1,048.6
                                              ---------
                                              ---------

------------------------
(1) Based on a per share price of $33 9/16, which was the closing price of the Class A common stock on January 15, 1999, the date on which the Excel Acquisition purchase agreement was signed.

    Following the Acquisitions, our principle source of liquidity will be cash flow generated from operations and borrowings under our $400 million revolving credit facility. We believe that such funds will be sufficient to meet our liquidity needs for at least the next twelve months. Our principle use of liquidity will be to meet debt service requirements, finance our capital expenditures and to provide working capital availability. We expect that capital expenditures in 1999 will be approximately $105.0 million. These capital expenditures will be used primarily for equipment and dedicated tooling purchases and facility improvements.

    Our ability to service our indebtedness will depend on our future performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors. Certain of these factors are beyond our control. We believe that, based upon current levels of operations, we will be able to meet our debt service obligations when due. Significant assumptions underlie this belief, including, among other things, that we will continue to be successful in implementing our business strategy and that there will be no material adverse developments in our business, liquidity or capital requirements. If we cannot generate sufficient cash flow from operations to service our indebtedness and to meet our other obligations and commitments, we might be required to refinance our debt or to dispose of assets to obtain funds for such purpose. There is no assurance that refinancings or asset dispositions could be effected on a timely basis or on satisfactory terms, if at all, or would be permitted by the terms of the Indenture or the new credit facility. In the event that we are unable to refinance the new credit facility or raise funds through asset sales, sales of equity or otherwise, our ability to pay principal of, and interest on, the notes would be impaired.

    During the first quarter of 1999, we generated cash from operations of $387,000, compared to a $2.1 million use of cash in 1998. Cash generated from operations before changes in working capital items was $18.1 million for 1999 compared to $7.6 million for 1998. Increases in working capital used cash of $17.7 million in 1999 compared to $9.8 million in 1998. The increases in working capital is primarily the result of the timing of cash receipts and cash payments.

    During 1998, we generated cash from operations of $7.7 million, compared to $8.5 million in 1997. Cash generated from operations before changes in working capital items was $63.2 million for 1998 compared to $30.5 million for 1997. Increases in working capital used cash of $55.5 million in 1998 compared to $22.0 million in 1997. The increases in working capital are primarily the result of the timing of cash receipts and cash payments.

    Net cash used in investing activities was $543.9 million for the first quarter of 1999 as compared to $22.3 million in 1998. Net capital expenditures totaled $6.0 million for the first quarter of 1999 primarily for equipment and dedicated tooling purchases related to new or replacement programs with an additional $540.1 million used for the acquisitions of Adwest and Excel. This compares with net capital expenditures of $3.7 million in 1998 and $18.6 million spent on the acquisition of Universal.

    Net cash used in investing activities was $167.5 million for 1998 as compared to $93.4 million in 1997. Net capital expenditures totaled $31.8 million for 1998 primarily for equipment and dedicated tooling purchases related to new or replacement programs with an additional $135.7 million used for the acquisitions of Universal, Trident and the Hinge Business. This compares with net capital expenditures of $16.2 million in 1997 and $70.5 million spent on the acquisitions of VOFA, GT Automotive and REOM Industries.

    Net cash provided by financing activities totaled $564.2 million for the first quarter of 1999 compared with $67.3 million in 1998. Approximately $582.9 million of cash was provided through net borrowings.

    Net cash provided by financing activities totaled $176.6 million for 1998 compared with $87.6 million in 1997. Approximately $16.1 million of cash was provided through net borrowings. In addition, we received $52.5 million of net proceeds from the issuance of the Trust Preferred Securities in March 1998 and $107.8 million of net proceeds from the June 1998 Offering.

    On March 20, 1998, the Dura Trust completed the offering of $55.3 million of its Trust Preferred Securities, resulting in net proceeds of approximately $52.5 million. The Trust Preferred Securities are redeemable, in whole or part, on or after March 31, 2001 and all Trust Preferred Securities must be redeemed no later than March 31, 2028. The Trust Preferred Securities are convertible, at the option of the holder, into Class A common stock at a rate of 0.5831 shares of Class A common stock for each Trust Preferred Security, which is equivalent to a conversion price of $42 7/8 per share. The net proceeds of the offering were used to repay outstanding indebtedness. Dividends on the Trust Preferred Securities, net of the related income tax benefit, are reflected as minority interest in the condensed consolidated statement of operations.

    On June 17, 1998, DASI completed a public offering of 3,100,000 shares of Class A common stock at an offering price of $32.75 per share. Net proceeds to Dura, after underwriting discounts and offering expenses, were approximately $95 million and were used to retire outstanding indebtedness. Certain stockholders of Dura converted 1,308,000 shares of Class B common stock of Dura into Class A common stock and sold such shares concurrent with the June 1998 Offering. In addition, an employee of Dura exercised an option to acquire 5,000 shares of Class A common stock at an exercise price of $14.50 per share, and sold such shares concurrent with the June 1998 Offering. On July 1, 1998, the underwriters, pursuant to their over-allotment option, purchased an additional 400,000 shares of Class A common stock, resulting in net proceeds of approximately $12.4 million.

    EXCEL--HISTORICAL

    Effective July 1, 1998, Excel purchased through its wholly owned subsidiary, Excel Industries Germany GmbH, a 70% interest in Schade. The aggregate purchase price for Schade was DM 17,036,400, or approximately $9,689,000 plus transaction costs. Excel also assumed approximately $68.0 million of Schade's debt. The amount of Excel's contribution to the capital of Schade was DM 27,340,000, or approximately $15,548,000. Funds for the purchase price for the interests and the contribution came from Excel's cash on hand.

    The remaining 30% of Schade is owned by Hella KG Hueck & Co., another international OEM supplier. The acquisition of Schade was accounted for as a purchase. The excess of the purchase price over the estimated fair value of net assets acquired, approximately $4.0 million, has been accounted for as goodwill and is being amortized over 40 years using the straight-line method.

    Working capital totaled $119.0 million as of January 2, 1999, and the current ratio was 1.6 to 1. Cash and marketable securities totaled $30.3 million as of January 2, 1999, an increase of $3.6 million from the prior year.

    In 1998, cash flow from operations totaled $76.0 million, compared to $40.5 million in 1997. The increase, after considering the effect of the Schade acquisition, was due to reductions in accounts receivable and tooling billed to customers. Dividends increased to $6.2 million from $5.6 million due to the additional common shares issued for the conversion of Excel's 10% convertible subordinated notes in October 1997.

    Long-term debt of $149.9 million as of January 2, 1999, or 43% of total capitalization, is up from $105.9 million at the beginning of the year due to the inclusion of Schade's debt at January 2, 1999. New borrowings consisted of bank loans to Schade. Excel acquired treasury shares during 1998 to be used for the issuance of shares under Excel's stock compensation and incentive plans and for the exercise of outstanding warrants.

    Expenditures for capital equipment in 1998 were $46.0 million up from $39.3 million in 1997 and $29.2 million in 1996. The increase in 1998 was mainly due to capital expenditures in Schade in the last half of 1998. Capital additions consisting mainly of machinery and equipment totaled $40.8 million in the light vehicle segment and $4.8 million in the RV/MT/HT segment. Capital expenditures for 1999 are budgeted at $50.0 million. Starting in 1998, Excel changed the method of depreciating new capital expenditures from accelerated methods to the straight-line method. The favorable effect of the change on net income for the year ending January 2, 1999 was approximately $1.1 million or $.09 per share.

    There are claims and pending legal proceedings against Excel and its subsidiaries with respect to taxes, workers' compensation, warranties and other matters arising out of the ordinary conduct of the business. The ultimate results of these claims and proceedings at January 2, 1999 is not determinable, but, in the opinion of management, adequate provision for anticipated costs has been made or insurance coverage exists to cover such costs.

    ADWEST--HISTORICAL

    During fiscal 1998, Adwest provided cash flow from operations of L26.4 million, compared to L25.2 million for the year ended June 30, 1997. Cash generated from operations before changes in working capital items was L31.2 million in fiscal 1998 compared to L25.6 million for the year ended June 30, 1997. The increase in working capital items is primarily the result of new program ramp-ups in a number of subsidiaries.

    Net cash used for capital expenditure was L16.8 million in fiscal 1998 compared to L5.9 million in fiscal 1997. The increase in capital expenditure during 1998 is related to plant expansion at Adwest Driver Systems and Adwest Heidemann Einbeck and additional equipment and dedicated tooling purchases related to new or replacement programs.

    Net cash used for acquisitions and disposals was L11.4 million in fiscal 1998 compared to cash provided from acquisitions and disposals of L11.8 million in fiscal 1997. The 1998 cash used for acquisitions can be summarized as follows (in thousands):

                                                                     AMOUNT
                                                                   -----------
Heidemann acquisition............................................      L 46.8
Disposal of U.S. Electronics.....................................       (21.2)
                                                                   -----------
      Total......................................................        25.6
Less Heidemann debt assumption...................................       (14.2)
                                                                   -----------
      Total cash used for acquisitions...........................      L 11.4
                                                                   -----------
                                                                   -----------

    Net cash provided from financing activities was L10.2 million for the year ended June 30, 1998 compared to cash used for financing activities of L10.0 million for the year ended June 30, 1997. During 1998, approximately L34.8 million of cash was provided through additional borrowings primarily related to the acquisition and refinancing of Heidemann. This amount was partially offset by debt repayments of L24.8 million. The net cash used for financing activities for the year ended June 30, 1997 relates exclusively to debt repayments.

    Adwest paid dividends of L6.4 million for each of the years ended June 30, 1998 and 1997.

    Adwest acquired Heidemann and its subsidiary undertakings on September 11, 1997 for DM132.0 million of consideration including the assumption of DM40.0 million of Heidemann indebtedness. Heidemann manufactures gearshifts, steering columns and fuel caps in Germany and Spain.

SEASONALITY

    Dura typically experiences decreased revenues and operating income during the third calendar quarter of each year due to production shutdowns at OEMs for model changeovers and vacations. Excel's automotive operations normally experience reduced sales volume in the months of July, August and December as vacation periods, model changeover and startups and, in the case of December, holidays which commence prior to Christmas and run through New Year's Day, affect the number of production days. Adwest experiences decreased revenues during August and December, as it shuts down operations during these months due to vacation periods and holidays. The RV/MT/HT segment is seasonal in that sales in the quarter October through December are normally at reduced levels.

EFFECTS OF INFLATION

    Inflation potentially affects us in two principal ways. First, a portion of our debt is tied to prevailing short-term interest rates which may change as a result of inflation rates, translating into changes in interest expense. Second, general inflation can impact material purchases, labor and other costs. In many cases, we have limited ability to pass through inflation-related cost increases due to the competitive nature of the markets that we serve. In the past few years, however, inflation has not been a significant factor.

MARKET RISK

    We are exposed to various market risks, including changes in foreign currency exchange rates and interest rates. Market risk is the potential loss arising from adverse changes in market rates and prices, such as foreign currency exchange and interest rates. We do not enter into derivatives or other financial instruments for trading or speculative purposes. We enter into financial instruments to manage and reduce the impact of changes in foreign currency exchange rates and interest rates. The counterparties are major financial institutions.

    We manage our interest rate risk by balancing the amount of our fixed and variable debt. For fixed rate debt, interest rate changes affect the fair market value of such debt but do not impact earnings or cash flows. Conversely for variable rate debt, interest rate changes generally do not affect the fair market value of such debt but do impact future earnings and cash flows, assuming other factors are held constant. At December 31, 1998, we had fixed rate debt of $81.1 million and variable rate debt of $250.8 million. Holding other variables constant (such as foreign exchange rates and debt levels) a one percentage point increase in interest rates would have decreased the unrealized fair market value of the fixed rate debt at December 31, 1998 by approximately $4.0 million and would be expected to have an estimated impact on pre-tax earnings and cash flows for next year of approximately $2.5 million.

FOREIGN CURRENCY TRANSACTIONS

    A significant portion of our revenues during the year ended December 31, 1998 were derived from manufacturing operations in Europe, Latin America and Canada. The results of operations and the financial position of our operations in these countries are principally measured in their respective currency and translated into Dollars. The effects of foreign currency fluctuations in such countries are somewhat mitigated by the fact that expenses are generally incurred in the same currencies in which revenues are generated. The reported income of these subsidiaries will be higher or lower depending on a weakening or strengthening of the Dollar against the respective foreign currency.

    A significant portion of our assets at December 31, 1998 are based in our foreign operations and are translated into Dollars at foreign currency exchange rates in effect as of the end of each period, with the effect of such translation reflected as a separate component of stockholders' investment. Accordingly, our consolidated stockholders' investment will fluctuate depending upon the weakening or strengthening of the Dollar against the respective foreign currency.

    Our strategy for management of currency risk relies primarily upon conducting our operations in such countries' respective currency and we may, from time to time, engage in hedging programs intended to reduce our exposure to currency fluctuations.

INTRODUCTION OF THE EURO

    Eleven of the fifteen member countries of the European Union (the "participating countries") adopted the Euro as their common legal currency on January 1, 1999, based on fixed conversion rates between their existing sovereign currencies (the "legacy currencies") and the Euro. Following introduction of the Euro, the legacy currencies are scheduled to remain legal tender in the participating countries as denominations of the Euro between January 1, 1999 and January 1, 2002 (the "transition period"). During the transition period, public and private parties may pay for goods and services using either the Euro or the participating country's legacy currency. The Euro will then trade on currency exchanges and be available for non-cash transactions. We do not expect this conversion to have a material impact on our operating results, financial condition or cash flows.

YEAR 2000

    DURA

    We are currently working to resolve the potential impact of the year 2000 on the processing of time-sensitive information by our computerized information systems. Any of our programs that have time-sensitive software may recognize "00" as the year 1900 rather than the year 2000. This could result in miscalculations, classification errors or system failures.

    While our various operations are at different stages of Year 2000 readiness, we have completed our global compliance review. Based on the information available to date, we do not anticipate any significant readiness problems with respect to our systems.

    Our facilities have completed the inventory and assessment of their internal information technology ("IT") and non-IT systems (including business, operating and factory floor systems) and are working on remediation, as appropriate, for these systems. The remediation may include repair, replacement, or upgrading, of specific systems and components, with priorities based on a business risk assessment. We expect that remediation activities for our internal systems will be completed during the third quarter of 1999, and contingency plans, as needed, before the end of the year.

    The most reasonably likely worst case scenario that we currently anticipate with respect to Year 2000 is the failure of some of our suppliers, including utilities suppliers, to be ready. This could cause a temporary interruption of materials or services that we need to make our products, which could result in delayed shipments to customers and lost sales and profits to us. We have completed an assessment of our critical suppliers and have developed contingency plans to address the risks that we have identified. These plans include resourcing materials or building inventory banks. We have aggressively addressed this issue with all major suppliers and believe that contingency plans are in place.

    We have spent approximately $2.1 million on Year 2000 activities to date and anticipate that we will incur additional future costs not to exceed $3.0 million in total in addressing Year 2000 issues.

    The outcome of our Year 2000 program is subject to a number of risks and uncertainties, some of which (such as the availability of qualified computer personnel and the Year 2000 responses of third parties) are beyond our control. Therefore, there can be no assurances that we will not incur material remediation costs beyond the above anticipated future costs, or that our business, financial condition, or results of operations will not be significantly impacted if Year 2000 problems with our systems, or with the products or systems of other parties with whom we do business, are not resolved in a timely manner.

    EXCEL

    In 1997, Excel began a program to insure that Year 2000 compliance issues would be addressed. This program addresses IT, computer controlled manufacturing processes and non-IT systems, as well as obtaining assurances from vendors supplying services and materials that they will be Year 2000 compliant. This program has been chaired by an internal committee made up of corporate personnel who have been using guidelines issued by the Automotive Industry Action Group.

    Excel's program consists of five phases: Inventory, Risk Evaluation, Contingency Plan, Remediation and Testing. Excel has completed the Inventory and Risk Evaluation portions of the program. Remediation, Contingency Planning and Testing will be completed by the end of the second quarter of 1999. Excel's program has been evaluated by independent third parties and has received overall ratings of Low to Moderate Risk.

    Each of Excel's plant facilities has assigned a Year 2000 program coordinator to be a part of the committee to enable changes to made efficiently. Status reports, action plans and timeliness are reported to Excel's executive officers on a regular basis.

    All critical informational systems software, manufacturing processes and non-IT systems, including those of Schade, have been deemed Year 2000 compliant. Any additions or changes made to existing applications, which have already been tested, are also reviewed for Year 2000 compliance. Excel continues to review vendors and suppliers as they complete their respective compliance programs. Costs for the reviews and changes to date have been minimal. Future costs are not expected to exceed $500,000.

    Excel has yet to identify the most reasonably likely worst case scenario. This will be done in conjunction with the contingency planning and testing phases of Excel's program.

    ADWEST

    In 1997, Adwest began a program to insure that Year 2000 compliance issues would be addressed. This program addresses IT, computer controlled manufacturing processes and non-IT systems, as well as obtaining assurances from vendors supplying services and materials that they will be Year 2000 compliant. This program has been chaired by an internal committee made up of corporate personnel who have been using guidelines issued by the Automotive Industry Action Group.

    Adwest's program consists of five phases: Inventory, Risk Evaluation, Contingency Plan, Remediation and Testing. Adwest has completed the Inventory and Risk Evaluation portions of the program. Remediation, Contingency Planning and Testing will be completed by the end of the second quarter of 1999. Adwest's program has been evaluated by independent third parties and has received overall ratings of Low to Moderate Risk.

    Each of Adwest's plant facilities has assigned a Year 2000 program coordinator to be a part of the committee to enable changes to made efficiently. Status reports, action plans and timeliness are reported to Adwest's executive officers on a regular basis.

    The most reasonably likely worst case scenario that Adwest currently anticipates with respect to Year 2000 is the failure of some of its suppliers, including utilities suppliers, to be ready. This could cause a temporary interruption of materials or services that it needs to make its products, which could result in delayed shipments to customers and lost sales and profits. Adwest has completed an assessment of its critical suppliers and has developed contingency plans to address the risks that it has identified. These plans include resourcing materials or building inventory banks. Adwest has aggressively addressed this issue with all major suppliers and believes that contingency plans are in place. Adwest estimates it will spend approximately $8.3 million in addressing Year 2000 issues. The outcome of Adwest's Year 2000 program is subject to a number of risks and uncertainties, some of which (such as the availability of qualified computer personnel and the Year 2000 responses of third parties) are beyond its control. Therefore, there can be no assurances that Adwest will not incur material remediation costs beyond the above anticipated future costs, or that its business, financial condition, or results of operations will not be significantly impacted if Year 2000 problems with its systems, or with the products or systems of other parties with whom it does business, are not resolved in a timely manner.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," effective for years beginning after June 15, 2000. SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge criteria are met. "Special accounting for qualifying hedges allow a derivative's gains or losses to offset related results on the hedged item in the income statement and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. We have not yet quantified the impact of adopting SFAS No. 133 and have not yet determined the timing or method of adoption.

                                    BUSINESS

GENERAL

    We are the world's largest independent designer and manufacturer of driver control systems for the global automotive industry. We are also a leading global supplier of window systems, door systems and engineered mechanical components. Our products include:

    - driver control products--automotive cables, parking brake mechanisms and transmission shifter mechanisms;

    - window system products--encapsulated windows and push out and sliding windows;

    - door system products--window regulators, door latches, frames and hinges; and

    - other products--seating systems, engine control products and engineered mechanical components, such as underbody tire carriers, jacks, brake, clutch and accelerator pedals, turn signal and tilt lever assemblies, injection molded plastic parts, hood hinges, automotive lighting products and latches.

    We sell our products to every major North American, European and Japanese automotive OEM, including Ford, General Motors, DaimlerChrysler, Volkswagen, BMW, Toyota, Honda, PSA (Peugeot and Citroen), Renault and Nissan. We manufacture products for many of the most popular car, light truck and sport utility models, including all of the top ten selling vehicles in North America and nine of the top ten selling vehicles in Europe for 1998. We have over 80 manufacturing and product development facilities located in the United States, Australia, Brazil, Canada, the Czech Republic, France, Germany, India, Mexico, Portugal, Spain and the U.K. On a pro forma basis, we had revenues of $2.5 billion for the year ended December 31, 1998.

    In March 1999, we completed both the Excel Acquisition and the Adwest Acquisition. Excel is a leading supplier of window systems, door systems, seating systems and injection molded plastic parts for the global automotive market and appliances, hardware products, window systems, door systems and seating systems for the RV/MT/HT industries in North America. On a pro forma basis giving effect to a 1998 acquisition, Excel had net sales of $1.2 billion for the year ended January 2, 1999. Adwest is a leading European supplier of driver control products, including transmission shifter mechanisms, parking brake mechanisms, steering columns and gears, cables and engine control products, such as engine thermostats, radiator caps and fuel caps, primarily for European automotive OEMs. Adwest had revenues of $399.7 million for the twelve month period ended December 31, 1998.

INDUSTRY TRENDS

    Our performance and growth is directly related to certain trends within the automotive market, including the consolidation of the component supply industry, the growth of system sourcing and the increase in global sourcing.

    SUPPLIER CONSOLIDATION. During the 1990s, OEMs have continued to reduce their supplier base in certain product segments, awarding sole-source contracts to full-service suppliers. As a result, OEMs currently work with a smaller number of full-service suppliers each of which supplies a greater proportion of the total vehicle. These requirements can best be met by suppliers with sufficient size, geographic scope and financial resources to meet such demands. For full-service suppliers such as us, this environment provides an opportunity to grow by obtaining business previously provided by other non full-service suppliers and by acquiring suppliers that further enhance product, manufacturing and service capabilities. OEMs rigorously evaluate suppliers on the basis of product quality, cost control, reliability of delivery, product design capability, financial strength, new technology implementation, quality and condition of facilities and overall management. Suppliers that obtain superior ratings are considered for sourcing new business; those that do not generally continue their existing contracts, but normally do not receive additional business. Although these supplier policies have already resulted in significant consolidation of component suppliers in certain segments, we believe that opportunities exist for further consolidation within our segment. This is particularly true in Europe, which has many suppliers in this segment, many with relatively small market shares.

    SYSTEM SOURCING. OEMs increasingly seek suppliers capable of manufacturing complete systems of a vehicle rather than suppliers who only produce the separate parts that comprise a system. By outsourcing complete systems, OEMs are able to reduce their costs associated with the design and integration of different components and improve quality by enabling their suppliers to assemble and test major portions of the vehicle prior to beginning production. We have capitalized on this trend by designing our mechanisms and cable systems to function together and by providing mechanism and cable designs that are integrated into the design of the entire vehicle.

    GLOBAL SOURCING. Regions such as Asia, Latin America and Eastern Europe are expected to experience significant growth in vehicle demand over the next ten years. OEMs are positioning themselves to reach these emerging markets in a cost-effective manner by seeking to design and produce "world cars" which can be designed in one vehicle center but produced and sold in many different geographic markets, thereby allowing OEMs to reduce design costs and take full advantage of low-cost manufacturing locations. OEMs increasingly are requiring their suppliers to have the capability to design and manufacture their products in multiple geographic markets.

    We have over 40 manufacturing facilities located in Australia, Brazil, Canada, the Czech Republic, France, Mexico, Germany, India, Spain, Portugal and the U.K. In addition, we have formed, or are in the process of forming, strategic alliances with other suppliers throughout the world. These strategic alliances, which range from investments in other manufacturers to informal understandings, should not only give us access to new geographic markets and customers, but also the capability of offering complementary products. We also have nine technical centers located at our facilities in Europe and we have relocated technical personnel resources to locations in which OEMs will develop "world cars." By participating in the design of these vehicles and through implementation of manufacturing processes near the international facilities of the OEMs, we believe we can continue to expand on our international presence.

COMPETITIVE STRENGTHS

    We believe that we possess a number of competitive strengths that have been further enhanced by the Acquisitions, including:

- WELL POSITIONED TO TAKE ADVANTAGE OF MARKET TRENDS: We believe that we are well positioned to meet the demands of OEMs for fewer, full-service and globally positioned suppliers. As further described below, we believe our advanced design capabilities, broad product lines and ability to supply complete systems, combined with our global production capabilities, will enable us to take advantage of these market trends.

       ADVANCED DESIGN CAPABILITIES: We seek to maintain a technological advantage through our investment in product development and advanced engineering. Our design and engineering staff works in partnership with OEMs throughout the design, prototype development and manufacturing implementation of our products. This partnership approach generates cost-saving ideas that reduce product development cycle time and improve vehicle quality by assuring better integration of components into the assembled vehicle. Our CAD systems are compatible with those of our major customers, enabling us to communicate design developments with customer engineers throughout the design and development stage.

       BROAD PRODUCT LINES AND COMPLETE SYSTEMS CAPABILITIES: We believe that the breadth of our product capabilities in the markets in which we compete is unmatched by any competitor and has been further enhanced by the Acquisitions. As a result of the Acquisitions, we are one of a limited number of suppliers that can develop and produce complete driver control systems globally, which include the mechanical assembly as well as the actuating cables. OEMs favor suppliers that can provide entire systems versus individual components due to the improved quality and lower cost of installing a system.

       GLOBAL PRESENCE: Adwest's operations and technical capabilities in France, Germany, India, Spain and the U.K., combined with Excel's operations and technical capabilities in the Czech Republic, Germany, Mexico, Portugal, Spain and the U.K., complement our existing global operations to provide expanded global production capabilities for both North American and international OEMs. As a result of the Acquisitions, we have global leadership positions in several key products, including automotive cables, parking brake mechanisms, transmission shifter mechanisms, window systems and door systems. On a pro forma basis, approximately 36% of our 1998 revenues were generated from sales in Europe. We believe that this global production capability provides us with a competitive advantage in obtaining business on the OEMs' "world car" platforms.

- STRONG OEM PARTNERSHIPS: We have formed strong partnerships with our major OEM customers due to our high level of product quality, customer service, product design and engineering capabilities. Our application of innovative operating techniques, combined with investments in sophisticated capital equipment, has led to a high level of product quality, industry-low defect rates and the receipt of numerous supplier awards including the Ford Q-1 Certification, DaimlerChrysler Gold Pentastar Award, GM Target for Excellence, Nummi Delivery Performance Award and the Isuzu Quality Achievement Award. Stringent internal controls, including strong inventory and project management systems, enable us to provide high customer service levels. OEMs are demanding increasingly more from their suppliers in regard to just-in-time inventory management, particularly during the critical launch period of a model. Our strong performance in this area has substantially strengthened our relationships with our OEM customers.

- WELL POSITIONED ON POPULAR PRODUCT PLATFORMS: We manufacture products for many of the most popular car, light truck and sport utility vehicle models. In North America, these include all of the top ten selling vehicles for 1998: the Ford Taurus, Explorer, Ranger and F-Series pickups, the GM full-size pickup, the Dodge Caravan and Ram pickup, the Honda Accord and Civic, and the Toyota Camry. In Europe, these include nine of the top ten selling vehicles for 1998: the Volkswagen Golf, Passat and Polo, the GM/Opel Astra, Corsa and Vectra, the Renault Megane and the Ford Escort/Focus and Fiesta. The Excel Acquisition increased our content per vehicle on key light trucks and SUVs, such as the Ford Explorer and Windstar, Dodge Durango and GM full size pickup, as well as on high volume passenger cars such as the Chrysler Concorde, Dodge Intrepid and Ford Taurus and Escort. Pro forma for the Acquisitions, over half of our North American automotive sales in 1999 were to the light truck and SUV segment, the fastest growing segment of the light vehicle market. The Adwest Acquisition increased our content per vehicle on high volume European passenger cars such as the Ford Mondeo, Volkswagen Golf and Polo, BMW 3 Series and the GM Epsilon. The Acquisitions have increased our 1998 North American content per vehicle from $36.55 to $97.77 on a pro forma basis.

- SIGNIFICANT ACQUISITION EXPERIENCE: Our leadership team, the members of which have an average of 20 years of experience in the automotive supply industry, has successfully completed eleven acquisitions and two joint ventures over the last three years, including the Acquisitions and the acquisition of Trident in April 1998, an acquisition which more than doubled our size in terms of revenues at that time. We have been successfully integrating the acquired operations and generating significant operational efficiencies and cost savings. In addition, we have generally retained key personnel from acquired companies, which has enabled us to strengthen our global management team as we have grown.

BUSINESS STRATEGY

    Our primary business objective is to capitalize on the consolidation, system sourcing and globalization trends in the automotive supply industry in order to continue to be the leading provider of the component parts and systems that we supply to OEMs worldwide. The key elements of our operating and growth strategies are as follows:

OPERATING STRATEGY

    - CONTINUOUS OPERATIONAL IMPROVEMENTS: We continuously implement strategic initiatives designed to improve product quality and reduce manufacturing costs through, among other things, the introduction of cellular manufacturing methods, consolidation of manufacturing facilities, improvement in inventory management and the reduction of scrap. Manufacturing flexibility enables our facilities to produce systems in a cost-effective manner and strengthens our ability to meet the just-in-time and in-line sequence delivery schedules of many of our customers. In addition, we utilize a common set of key metrics used to measure actual performance in comparison to standards and goals.

    - CAPITALIZE ON OPPORTUNITIES FOR OPERATING SYNERGIES: The Acquisitions are expected to provide us with a number of opportunities to reduce costs and improve operational efficiency. The similarity of the manufacturing processes and technical capabilities of Dura, Excel and Adwest is expected to result in significant cost savings and operating synergies. Immediately following the execution of acquisition agreements, we established cross-functional teams comprised of representatives from Dura, Excel and Adwest, which identified synergies expected to be realized from consolidation of our design, engineering and administrative functions, plant restructuring and realignment and coordination of raw material purchases. In addition, the cross-functional teams formulated an integration plan, which is currently being implemented.

    - FOSTER A DECENTRALIZED, PARTICIPATORY CULTURE: Our decentralized approach to managing our manufacturing facilities encourages decision making and employee participation in areas such as manufacturing processes and customer service. This "team" approach fosters a unified culture and enhances communication of strategic direction and goals, while facilitating a greater success rate in reaching and exceeding our objectives. We provide ownership-related incentives to not only our managers, but also to our salaried and hourly employees, through grants under Dura's 1998 Stock Incentive Plan and participation in the Dura Employee Stock Discount Purchase Plan.

GROWTH STRATEGY

    - FOCUS ON SYSTEMS: OEMs are increasingly seeking suppliers capable of providing complete systems rather than suppliers who only provide separate component parts. A key element of our growth strategy has been to add to our ability to provide complete systems to our OEM customers. The Adwest Acquisition significantly enhanced our ability to provide transmission shifter systems and parking brake systems on a global basis while the Excel Acquisition expanded our product offerings by adding new product systems including window systems and door systems.

    - INCREASE PLATFORM AND CUSTOMER PENETRATION: A key element of our strategy is to increase volume by adding new customers and to strengthen our existing customer relationships by broadening our range of products through internal development efforts and acquisitions. During 1998, through the acquisition of Trident, we increased our penetration of certain foreign OEMs such as Volkswagen, Toyota, Honda, PSA (Peugeot and Citroen), Renault and Nissan. The Acquisitions have further expanded our relationships with most of the North American and European OEMs. We have also obtained significant firm orders on a number of new platforms for the years 1999 through 2001 for incremental new business in North America and Europe. We believe that our geographic diversity and product depth strengthen our ability to pursue new vehicle platform contracts in the future.

    - EXTEND GLOBAL MANUFACTURING REACH: In 1998, over 70% of total worldwide passenger vehicle production occurred outside North America. To meet OEMs' increasing preference for suppliers with global capabilities, we have expanded our manufacturing operations into new geographic markets through strategic acquisitions and two joint ventures. Consistent with this strategy, the acquisitions of the VOFA Group (Germany, Spain), REOM Industries (Aust) Pty Ltd. (Australia), Trident (Brazil, Canada, France, Germany, U.K.), Pollone, S.A. (Brazil), Excel (Czech Republic, Germany, Mexico, Portugal, Spain, U.K.) and Adwest (France, Germany, India, Spain, U.K.) enhanced our ability to serve our customers globally. Increased international sales will also allow us to mitigate the effects of cyclical downturns in a given geographic region and further diversify our OEM customer base.

    - PURSUE STRATEGIC ACQUISITIONS: We compete in what we believe to be a $12 to $14 billion, highly fragmented, worldwide automotive market that provides numerous potential acquisition and joint venture opportunities. Since 1996, we have successfully completed eleven strategic acquisitions and formed two joint ventures. Our management has substantial experience in completing and integrating acquisitions within the automobile parts industry and believes that this experience will help us select and pursue acquisition opportunities that meet our criteria of: (1) providing additional and complementary product, manufacturing and technical capabilities; (2) broadening our geographic coverage and strengthening our ability to supply products on a global basis; (3) increasing both the number of models for which we supply products and the content level on existing models; and (4) increasing our customer penetration.

THE ACQUISITIONS

EXCEL ACQUISITION

    On March 23, 1999, we acquired Excel through a merger of Excel with and into the Issuer. In the merger, DASI issued an aggregate of approximately 5.1 million shares of its Class A common stock and paid $155.5 million in cash to Excel's former shareholders. The Excel Acquisition had a transaction value of approximately $471.3 million, plus fees and expenses. The cash consideration and related fees and expenses paid in the Excel Acquisition (including acquired indebtedness) were financed through borrowings under the new credit facility.

    Excel is a leading tier-one and tier-two supplier to the automotive and RV/MT/HT industries. Excel produces window systems, door systems and seating systems and injection molded plastic parts for North American OEMs, which accounted for approximately 75% of Excel's 1998 North American net sales. The balance of Excel's net sales in North America relate to the design and manufacture of appliances, hardware products, window systems, door systems and seating systems for the RV/MT/HT industries. Excel is the leading independent supplier of window systems to the combined automotive, light truck and van, bus and recreational vehicle markets in North America.

    On July 1, 1998, Excel acquired 70% of Schade, a designer and manufacturer of window systems, ornament and roof moldings, door frames, plastic body components (wind deflectors, air intakes and ventilation covers) and plastic interior fittings or equipment (center consoles, roof covers and panels and sliding roof covers) for European OEMs.

    Excel and Schade supply products primarily to Ford/Jaguar, DaimlerChrysler, GM, Volkswagen, BMW, Lear Corporation, Johnson Controls and Fleetwood Enterprises through 31 facilities located in the Czech Republic, Germany, Mexico, Portugal, Spain, the U.K. and the United States. For the year ended January 2, 1999, Excel generated net sales of $1.1 billion and, on a pro forma basis giving effect to the acquisition of Schade, net sales of $1.2 billion.

ADWEST ACQUISITION

    On March 15, 1999, Dura acquired through a cash tender offer approximately 95% of the outstanding ordinary shares of Adwest. The aggregate consideration (including acquired indebtedness) and related fees and expenses paid in the Adwest Acquisition were financed through borrowings under the new credit facility. We intend to acquire all of the remaining ordinary shares within the next six months. We estimate that the aggregate cost of the Adwest Acquisition, including the amount necessary to acquire the remaining outstanding shares, will be approximately $295 million, plus fees and expenses.

    Adwest is a leading European supplier of driver control products, including transmission shifter mechanisms, parking brake mechanisms, steering columns and gears, cables and engine control products, such as engine thermostats, radiator caps and fuel caps. Prior to the Adwest Acquisition, our primary strength in Europe was the design and manufacture of automotive cables. Following the Adwest Acquisition, we have the capability to supply complete driver control systems in Europe. Adwest supplies its products primarily to Volkswagen, BMW, PSA (Peugeot and Citroen), Ford, Renault, GM, Nissan, Volvo and other European OEMs. Adwest's operations consist of 17 facilities in France, Germany, India, Spain, the U.K. and the United States. Adwest had revenues of $399.7 million for the twelve month period ended December 31, 1998.

STRATEGIC BENEFITS OF THE ACQUISITIONS

    As a result of the Acquisitions, we have significantly increased our product offerings, scale and global reach. We believe that we are now able to provide greater value to our customers due to the addition of several new and complementary product lines, as well as our ability to provide complete transmission shifter systems and parking brake systems on a global basis. The Acquisitions represent our two largest acquisitions to date and have increased our 1998 revenues from $739.5 million to over $2.5 billion on a pro forma basis. We believe that the strategic benefits of the Acquisitions include the following:

    ENHANCED SYSTEMS CAPABILITIES AND PRODUCT OFFERINGS. OEMs are increasingly seeking suppliers capable of providing complete systems rather than suppliers who only provide separate component parts. A key element of our acquisition strategy has been to add to our ability to provide complete systems to our OEM customers. The Excel Acquisition further diversifies our revenue base by bringing complete product systems, including window systems and door systems. Adwest is a leading provider of transmission shifter mechanisms in Europe and provides us with needed mechanism manufacturing capability and established transmission shifter contracts. Adwest's parking brake systems and broad array of cable assembly products complement our existing product lines and enhance our ability to deliver more complete systems to the OEMs at a lower overall cost.

    INCREASED CUSTOMER PENETRATION. As a result of the Acquisitions, we are a supplier to almost every major automotive OEM on a worldwide basis. The Excel Acquisition significantly expanded our penetration within each of the three major North American OEMs (GM, Ford and DaimlerChrysler), which were the top three customers of both Dura and Excel for 1998. Adwest's strong relationship with a broad customer base, specifically with Volkswagen (currently Adwest's and Schade's largest customer and the highest volume producer of automobiles in Europe) and BMW, further strengthens and diversifies our global position. Adwest currently supplies Ford Europe with its engine thermostats and has been appointed the sole supplier worldwide of transmission shifters to Volkswagen for their new generation of Polo, Golf and Audi models.

    INCREASED MODEL PENETRATION. The Excel Acquisition increases our content per vehicle on key light trucks and sport utility vehicles, such as the Ford Explorer, Ford Windstar, Dodge Durango and GM full size pickup, as well as on high volume passenger cars such as the Chrysler Concorde, Dodge Intrepid and Ford Taurus and Escort. The Adwest Acquisition increases our content per vehicle on high volume European passenger cars such as the Ford Mondeo, Volkswagen Golf and Polo, BMW 3 Series and GM Epsilon.

    EXPANDED GLOBAL CAPABILITIES. OEMs are increasingly demanding that their suppliers have global production capabilities. Adwest's operations and technical capabilities in France, Germany, India, Spain and the U.K., combined with Excel's operations and technical capabilities in the Czech Republic, Germany, Mexico, Portugal, Spain and the U.K., complement Dura's current European initiatives to provide expanded global production capabilities for both North American and international OEMs. On a combined basis, we have global leadership positions in several key products, including cables, transmission shifter mechanisms, parking brake mechanisms, window systems and door systems. On a pro forma basis, approximately 36% of our 1998 revenues were generated from sales in Europe.

    CRITICAL MASS. On a pro forma basis, Dura would have had revenues of $2.5 billion for the year ended December 31, 1998 and an equity market capitalization of over $575.0 million at December 31, 1998. Size is a critical factor in the automotive industry where increasing scale is necessary for long-term success as OEMs continue to reduce suppliers, focusing only on those with quality products, leading edge design and engineering capabilities, service and long term sustainability.

    OPERATIONAL EFFICIENCIES. The Acquisitions are expected to provide us with a number of opportunities to reduce costs and improve operational efficiency. The similarity of the manufacturing processes and technical capabilities of Dura, Excel and Adwest is expected to result in significant cost savings and operating synergies. We have established cross-functional teams, which have identified synergies expected to be realized from our consolidation of design, engineering and administrative functions, plant restructuring and realignment, coordination of raw material purchases and other operating improvements. We expect to realize aggregate annual cost savings from the Acquisitions of approximately $15.0 million in 1999 (which represents only partial year credit given the timing of the Acquisitions), $25.0-$30.0 million in 2000 and $35.0 million thereafter.

OTHER RECENT ACQUISITIONS

    In addition to the Acquisitions, we have completed the following recent acquisitions:

    TRIDENT. In April 1998, we acquired Trident, a leading global designer and manufacturer of automotive cables. Trident's products include parking brake and manual transmission shifter cables, clutch, accelerator and speed control cables and lighting products. At the time of the acquisition, Trident had annual revenues of approximately $300 million and held a substantial share of the North American and European automotive cable markets. The acquisition of Trident significantly expanded our penetration with North American OEMs, making us the largest supplier of driver control systems and cable-related systems to Ford, GM and DaimlerChrysler. This acquisition also doubled sales to Honda, Volkswagen and PSA (Peugeot and Citroen), substantially increased sales to BMW, Mercedes and Renault and added new customers such as Fiat and Porsche. This acquisition also added 12 major design and manufacturing facilities located in the United States, Brazil, Canada, France, Germany and the U.K. and a strategic alliance in Japan, enhancing our strategic geographic position.

    GT AUTOMOTIVE. In August 1997, we acquired GT Automotive Systems, a designer and manufacturer of column-mounted transmission shifter mechanisms and turn signal and tilt lever assemblies. At the time of the acquisition, GT Automotive had annual revenues of approximately $70.0 million and a substantial share of the North American column-mounted transmission shifter mechanisms market. GT Automotive's strong position in this market, combined with our existing position in console-based transmission shifter mechanisms, increased our share of the North American transmission shifter market. In addition, the acquisition added Nissan as a customer.

    VOFA. In January 1997, we acquired the VOFA Group, a manufacturer of transmission shifter cables, brake cables and other light duty cables for the European automotive and industrial markets. At the time of the acquisition, VOFA had annual revenues of approximately $85.0 million. The acquisition provided us with additional technical and manufacturing expertise in cables and a strong presence in Europe. In addition, the acquisition added new customers, such as Mercedes, Volkswagen and BMW.

    In addition, we have successfully completed six other strategic acquisitions and two joint ventures since the initial public offering of our Class A common stock in August 1996.

PRODUCTS

    We are the world's largest independent designer and manufacturer of driver control systems for the global automotive industry. We are also a leading global supplier of window systems and door systems. We believe, based upon our experience in the automotive supply industry, that we hold the #1 or #2 market position for our principal products in the following markets. The table below sets forth our estimated pro forma combined market position in North America and Europe in 1998:

                                                                                       MARKET
PRODUCT CATEGORY                      REGION                                          POSITION
------------------------------------  ----------------------------------------------  ---------
Automotive cables                     North America.................................     #1
                                      Europe........................................     #1
Parking brake mechanisms              North America.................................     #1
                                      Europe........................................     #1
Transmission shifter mechanisms       North America.................................     #1
                                      Europe........................................     #2
Window systems                        North America.................................     #1
                                      Europe........................................     #2
Window regulators                     North America.................................     #1

    We also hold the #1 market position in Europe for engine thermostats and ornamentation products, the #2 market position in Europe for body components and the #1 position in North America for tire carriers.

    Although a portion of our products are sold directly to OEMs as finished components, we use most of our products to produce "systems" or "subsystems," which are groups of component parts located throughout the vehicle which operate together to provide a specific vehicle function. Systems currently produced by us include parking brake, transmission shifter and latch systems. As a result of the Acquisitions, we significantly expanded our ability to supply OEMs with additional systems, such as window, door, seating and engine control systems.

    A brief summary of each of our principal product categories is set forth below:

PRODUCT CATEGORY                                                      DESCRIPTION
-------------------------------------  --------------------------------------------------------------------------
Driver Control Systems:
  AUTOMOTIVE CABLES..................  cables used for parking brakes, transmission shifters (manual and automatic), throttles and light duty cables (such as cables used for oil level gauges, hood releases and fuel doors)

  PARKING BRAKE MECHANISMS...........  components used for both foot and hand operated parking brakes

  TRANSMISSION SHIFTER
    MECHANISMS.......................  manual and automatic console-based and column-mounted transmission shifters

PRODUCT CATEGORY                                                      DESCRIPTION
-------------------------------------  --------------------------------------------------------------------------
Window Systems.......................  various types of automotive windshields and rear, vent, quarter, pushout and sliding windows

Door Systems.........................  window regulators (both manual and automatic), door latches, door frames, door hinges and related components

Seating Systems......................  seat and height adjuster systems and recliner mechanisms

RV/MT/HT Products....................  appliances (such as water heaters, furnaces, stoves and ranges), seating components, door and window assemblies, wing ventilator, fixed and moveable windows

Other Products.......................  engineered mechanical components (such as underbody tire carriers, jacks, brake, clutch and accelerator pedals and turn signal and tilt lever assemblies), hood hinges, injection molded plastic parts (including door, window and body components), steering gears, rack and pinion gears, headlamps, latches (primary, secondary and combination hood, deck lid and tailgate) and engine control products (engine thermostats, radiator caps and fuel caps)

    The following table sets forth the approximate composition by product category of the revenues for Dura, Excel and Adwest for each of their respective latest fiscal years and for Dura for 1998 on a pro forma basis:

                                                                                              LAST FISCAL YEAR
                                                                                --------------------------------------------
                                                                                                                      PRO
PRODUCT CATEGORY                                                                  DURA       EXCEL      ADWEST       FORMA
------------------------------------------------------------------------------  ---------  ---------  -----------  ---------
Driver Control Systems:
  Automotive cables...........................................................        38%         --          8%         14%
  Parking brake mechanisms....................................................        18%         --          4%          7%
  Transmission shifter mechanisms.............................................        17%         --         38%         12%
Window Systems................................................................         --        32%          --         16%
Door Systems..................................................................         --        19%          --          9%
Seating Systems...............................................................         --        11%          --          5%
RV/MT/HT Products.............................................................         --        21%          --         10%
Other Products................................................................        27%        17%         50%         27%
                                                                                ---------  ---------       -----   ---------
      Total...................................................................       100%       100%        100%        100%
                                                                                ---------  ---------       -----   ---------
                                                                                ---------  ---------       -----   ---------

    For additional financial information regarding the revenues of Dura and Excel by product segment for each of their last three years, see Note 8 to the audited consolidated financial statements of Dura and Note 11 to the audited consolidated statements of Excel, respectively, included elsewhere in this prospectus.

CUSTOMERS AND MARKETING

    The North American automotive market is dominated by GM, Ford and DaimlerChrysler, with Japanese and foreign manufacturers accounting for approximately 20% of the market. In North America, we supply our products primarily to Ford, GM, DaimlerChrysler and Toyota. As a result of the Acquisitions, we have further expanded our global presence and have added new customers and increased penetration into certain existing customers such as Volkswagen and BMW. As a result of our acquisition of Excel, we also sell certain of our automotive products to other tier 1 suppliers, such as Lear Corporation, Johnson Controls Inc. and Fleetwood Enterprises, Inc.

    In 1998, approximately 70% of total worldwide passenger vehicle production occurred outside of North America. As a result of our recent acquisitions, we derive a significant amount of our revenues from sales to OEMs located outside of North America. Set forth below is a summary of our sales by geographic region for 1997 and 1998 and 1998 on a pro forma basis:

                                                                                           YEAR ENDED DECEMBER 31,
                                                                                      ---------------------------------
                                                                                                             PRO FORMA
REGION                                                                                  1997       1998        1998
------------------------------------------------------------------------------------  ---------  ---------  -----------
North America.......................................................................        79%        77%         61%
Europe..............................................................................        20%        20%         36%
Other...............................................................................         1%         3%          3%
                                                                                      ---------  ---------       -----
Total...............................................................................       100%       100%        100%
                                                                                      ---------  ---------       -----
                                                                                      ---------  ---------       -----

    Our foreign operations in 1996 were not material.

    The following is a summary of the significant customers of Dura, Excel and Adwest for each of their respective latest fiscal years and for Dura for 1998 on a pro forma basis:

                                                                                              LAST FISCAL YEAR
                                                                                --------------------------------------------
                                                                                                                      PRO
CUSTOMER                                                                          DURA       EXCEL      ADWEST       FORMA
------------------------------------------------------------------------------  ---------  ---------  -----------  ---------
Ford/Jaguar...................................................................        36%        36%         12%         32%
GM............................................................................        23%         5%          8%         12%
DaimlerChrysler...............................................................        15%         9%          2%         10%
Volkswagen....................................................................         4%         4%         18%          7%
BMW...........................................................................         2%         3%         17%          5%
PSA (Peugeot and Citroen).....................................................         3%         --         14%          4%
Toyota........................................................................         4%         --          2%          2%
Honda.........................................................................         2%         --          2%          1%
Renault.......................................................................         1%         --         11%          2%
Other.........................................................................        10%        43%         14%         25%
                                                                                ---------  ---------       -----   ---------
      Total...................................................................       100%       100%        100%        100%
                                                                                ---------  ---------       -----   ---------
                                                                                ---------  ---------       -----   ---------

    For additional financial information regarding the principal geographic areas of operations and the major customers of Dura, Excel and Adwest for each of the last three years, see Note 8 to the audited consolidated financial statements of Dura, Note 11 to the audited consolidated financial statements of Excel and Note 2 to the audited consolidated financial statements of Adwest, respectively, included elsewhere in this prospectus.

    Our customers award contracts for a particular car platform, which may include more than one car model. Such contracts range from one year to the life of the models, which is generally three to seven years, and do not require the purchase by the customer of any minimum number of parts. We also compete for new business to supply parts for successor models. Because we supply parts for a broad cross-section of both new and mature models, our reliance on any particular model is minimized. We manufacture products for many of the most popular car, light truck, sport utility and mini-van models in North America and Europe. Although not comprehensive, the following table presents an overview of the major models for which we have orders to supply products on current or new model vehicles:

CUSTOMER                                         CAR MODELS*                        TRUCK AND VAN MODELS*
----------------------------------  --------------------------------------  --------------------------------------
Ford..............................  Continental/Town Car, Contour/          AUTOEUROPA MPV, Econoline, ESCORT VAN,
                                    Mystique/MONDEO, Cougar, Crown          Expedition/Navigator, F-Series,
                                    Victoria/ Grand Marquis,                Explorer/ Mountaineer, PAMPA, Ranger,
                                    Escort/Tracer, FIESTA, Mazda 626,       TRANSIT, Villager/ Quest, Windstar,
                                    Mustang, Ka, Taurus/ Sable              Mazda Pickup

CUSTOMER                                         CAR MODELS*                        TRUCK AND VAN MODELS*
----------------------------------  --------------------------------------  --------------------------------------
GM................................  Cutlass/Malibu/Grand Am, ASTRA,         Blazer/Jimmy/Bravada, C/K
                                    Aurora/Park Avenue/Bonneville/          Pickup/Tahoe/Sierra/Yukon/
                                    LeSabre, Century, CORSA, Corvette,      Escalade/Denali, GMT 800,
                                    Deville/Seville/ Eldorado,              Silhouette/TransSport/Venture/
                                    Firebird/Camaro, KADETT, Lumina/Monte   Montana, CORSA PICKUP, D-20, D-40,
                                    Carlo/ Regal/Intrigue/Grand Prix,       D-60, Express, Postal, S-10
                                    Alero, Saturn, Innovate, Sunfire/       Pickup/Sonoma, Safari/Astro, Savana,
                                    Cavalier, VECTRA,                       Silverado, Suburban, UPS

DaimlerChrysler...................  Breeze, Cirrus, Intrepid/               Caravan/Voyager/Town & Country,
                                    Concorde/300M, Neon, Prowler, Sebring,  Cherokee/Grand Cherokee,
                                    Viper, Stratus, A, C, E, M AND S        Dakota/Durango, Eurostar, RamVan &
                                    CLASS, CABRIO                           Pickup, Wrangler, L-608 D, L709E, LS
                                                                            1935, SKN, SPRINTER

Toyota............................  Avalon, Camry, Carina, COROLLA, LEXUS,  Sienna, Toyota Pickup
                                    PRIZM, SOLARA

Volkswagen........................  BEETLE, A4, A8, GOL, GOLF, LUPO,        BUS, KOMBI, SAVEIRO, TRANSPORTER
                                    PARATI, PASSAT, POLO, QUANTUM,
                                    SANTANA, SUB-POLO, VW SYNCHRO, AUDI
                                    A3, TT, SKODA, MPV GP, ROLLS ROYCE

BMW...............................  Z5 COUPE, Z3(B16), 3, 5, 7 AND 8                          --
                                    SERIES

Citroen...........................  EVASION, SAXO, XSARA, XANTIA, XM, ZX    BERLINGO, JUMPER

Fiat S.P.A........................  ULYSSE                                                    --

Honda.............................  Accord, Acura, Civic                                      --

Nissan............................  SENTRA, MICRA, PRIMERA                                    --

Peugeot...........................  106, 306, 406, 605, 806                 EXPERT, PARTNER

Porsche AG........................  968, 986, 996                                             --

Renault...........................  CLIO, ESPACE, LAGUNA, MEGANE, SAFRANE,  KANGOO, MASTER
                                    TWINGO

Rover Group Limited...............  METRO, ROVER 800                        DISCOVERY, ROVER

SEAT, S.A.........................  AROTA, CORDOBA, IBIZA, TOLEDO, S5                         --

------------------------

*   Models manufactured outside of North America are italicized.

    Most of the parts we produce have a lead time of two to five years from product development to production. Although not comprehensive, the following table presents an overview of the major models for which we have been awarded new business (i.e., parts not currently supplied by us):

MODEL YEAR                OEM                             MODEL(1)                      TYPE OF BUSINESS
----------  -------------------------------  ----------------------------------  -------------------------------

2000......  GM.............................  Impala/Monte Carlo                  Transmission shifter mechanisms

                                             Deville, Bonneville/LeSabre/        Hood latch

MODEL YEAR                OEM                             MODEL(1)                      TYPE OF BUSINESS
----------  -------------------------------  ----------------------------------  -------------------------------
                                             Antares

                                             ASTRA, VECTRA                       Transmission shifter cable

                                             Corsa                               Door cables, manual
                                                                                 transmission cables and parking
                                                                                 brake cables

            Ford...........................  TRANSIT                             Parking brake system

                                             T-Bird                              Hood and deck hinge

                                             Equator                             Hood hinge

                                             Explorer                            Hood hinge and transmission
                                                                                 shifter mechanisms

                                             SUV                                 Hood hinge

                                             P-207                               Parking brake mechanisms, door,
                                                                                 door glass and rear slide glass

                                             CD 132                              B-pillar cappings

                                             CT 170                              Door

                                             UW-137                              Seats

            DaimlerChrysler................  Mid Size                            Hood hinge, transmission
                                                                                 shifter mechanisms, parking
                                                                                 brake mechanisms

                                             Ram Van, Dakota                     Transmission shifter mechanisms

                                             PT44                                Door

            Peugeot........................  Z8                                  Parking brake mechanisms

                                             306NF                               Roof moldings

                                             406                                 Front brake cable

            Toyota.........................  Avalon                              Accelerator pedal

                                             120N SUV                            Door hinge

            Mercedes.......................  SPRINTER                            Transmission shifter cables

            Volkswagen.....................  POLO                                Transmission shifter cables

                                             T5                                  Sliding window

                                             Golf, Audi A3                       Transmission shifter mechanisms

                                             Audi B6                             Cross beam

            BMW............................  E46/5                               Roof moldings, climate control
                                                                                 cable, door cable

2001......  Ford...........................  Explorer                            Transmission shifter
                                                                                 mechanisms, glass

                                             Lincoln LS                          Seat release cable, parking
                                                                                 brake and hood latch systems

                                             U231                                Glass

MODEL YEAR                OEM                             MODEL(1)                      TYPE OF BUSINESS
----------  -------------------------------  ----------------------------------  -------------------------------
                                             Mondeo                              Transmission shifter mechanisms
                                                                                 and cables

                                             Jaguar, X350, X400                  Quarter windshield, back lite,
                                                                                 trim

                                             Mustang                             Hood hinge

                                             T-Bird                              Parking brake mechanisms

                                             C212                                B-pillar cappings

                                             Navigator                           Transmission shifter
                                                                                 mechanisms, door

                                             U204 SUV                            Window latch and hood release
                                                                                 cables

                                             PN96                                Glass

            GM.............................  GMX-320                             Parking brake mechanisms

                                             GMX-240                             Jack and tire carrier

                                             GMT-560                             Clutch

                                             GMT-360                             Parking brake mechanisms,
                                                                                 transmission shifter mechanisms

                                             A                                   Quarter panel glass and remote
                                                                                 access door glass

            DaimlerChrysler................  Ram Truck                           Hood hinge

                                             PT-74                               Door

                                             S203                                C-pillar caps/molding, side
                                                                                 window

            Toyota.........................  887T SUV                            Accelerator pedal

            Honda..........................  SUV                                 Tire carrier

            Nissan.........................  Altima                              Jack

                                             Almera                              Brake, accelerator, hood lock,
                                                                                 fuel filler cables

            Volkswagen.....................  MPV GP                              Transmission shifter mechanism

2002......  Ford...........................  Ranger                              Rear slide glass

                                             Transit                             Climate control cables

                                             Windstar                            Liftgate glass

                                             Mondeo                              Transmission shifter system

            DaimlerChrysler................  C Class                             Parking brake cable

            GM.............................  GMT-355, Saturn                     Glass

                                             Corsa, Epsilon                      Transmission shifter mechanisms

                                             Gamma                               Parking brake and door release
                                                                                 cables

            Citroen........................  Xsara                               Parking brake cables

MODEL YEAR                OEM                             MODEL(1)                      TYPE OF BUSINESS
----------  -------------------------------  ----------------------------------  -------------------------------
            Peugeot........................  206                                 Clutch cable

            Honda..........................  Civic                               Glass

            Volkswagen.....................  Beetle, Synchro                     Transmission shifter mechanisms

                                             Sharan, Passat                      Climate control cables

            BMW............................  7 series                            Parking brake cables

            Volvo..........................  850                                 Door cables

------------------------

(1) Models manufactured outside of North America are italicized.

    Major customers for our RV/MT/HT products include Fleetwood Enterprises, Winnebago, Damon, Jayco, Thor, Coachmen, Motor Coach Industries and Navistar International Corporation. Separate sales and engineering groups are located in Rockford, Illinois and Elkhart, Indiana to service customers in this business segment. Similar to the automotive industry, customers in the RV/MT/HT segment generally issue purchase orders for products on an annual basis and periodically issue releases against those purchase orders. Accordingly, this segment does not have a significant backlog of orders at any particular time.

    Our sales and marketing efforts are designed to create overall awareness of our engineering, design and manufacturing capabilities and to have us considered and selected to supply our products for new and redesigned models of our OEM customers. Our sales and marketing staff works closely with our design and engineering personnel to prepare the materials used for bidding on new business as well as to provide a consistent interface between us and our key customers. Most of our sales and marketing personnel have engineering backgrounds which enable them to understand and participate in the design and engineering aspects of acquiring new business as well as ongoing customer service. Our sales and marketing personnel are organized, together with our design and engineering personnel, into customer-dedicated program teams. Each program team is under the leadership of a program manager, who, in turn, reports to our vice president of sales and marketing. Each of our major customers has its own dedicated program manager. We currently have sales and marketing personnel located in every major region in which we operate. From time to time, we also participate in industry trade shows and advertise in industry publications.

DESIGN AND ENGINEERING SUPPORT

    We believe that engineering service and support are key factors in successfully obtaining new business. We utilize program management with customer-dedicated program teams, which have full design, development, test and commercial issues under the operational control of a single manager. In addition, we establish cross-functional teams for each new program to ensure efficient product development from program conception through product launch.

    We have technical centers located in Australia, France, Germany, the U.K. and the United States. We have established a separate advanced technology group to help maintain our position as a technology leader. The advanced technology group has developed many innovative features in our products, including many features which were developed in conjunction with our customers. In recent years, we have introduced plastics into many traditionally metal products, such as transmission shifter mechanisms and parking brake mechanisms. In other material alternatives, we are investigating the potential use of injection molded magnesium through a process known as Thixomolding and we are looking into overmolding of metallic and structural materials. Our advanced technology group developed a combination transmission shifter and transfer case 4x4 shifter mechanism, which is now in production on the Chrysler Grand Cherokee. We also utilize CAD in the design process, which enables us to share data files with our customers via compatible systems during the design stage, thereby improving function, fit and performance within the total vehicle. We also utilize CAD links with our manufacturing engineers to enhance manufacturability and quality of the designs early in the development process.

    We have more than 360 patents granted or in the application process. The patents granted expire over several years beginning in 1999. Although we believe that, taken together, the patents are significant, the loss or expiration of any particular patent would not be material to us.

MANUFACTURING

    We employ a number of different manufacturing processes. We utilize flexible manufacturing cells in both the mechanism and cable assembly processes. Manufacturing cells are clusters of individual manufacturing operations and work stations grouped in a cylindrical configuration, with the operators placed centrally within the configuration. This provides flexibility by allowing efficient changes to the number of operations each operator performs. When compared to the more traditional, less flexible assembly line process, cell manufacturing allows us to maintain our product output consistent with our customers' requirements and reduce our level of inventory. In addition, we utilize high volume production lines for final assembly of our automotive lighting and door handle products.

    Mechanical assemblies consist of between five and 50 individual components, which are attached to form an integrated mechanism. Our assembly operations are performed on either dedicated, high-volume, automated assembly machines or on low capital-intensive, flexible, cell-oriented assembly units capable of low or high volume production runs. The assembly operations construct the final product through hot or cold forging machines, plastic injection molding, welding, staking and riveting the component parts. A large portion of the component parts are purchased from our outside suppliers. However, we manufacture our own stampings, a process which consists of passing sheet metal through dies in a stamping press to form the metal into three-dimensional parts. We produce stamped parts using single-stage and progressive dies in presses, which range in size from 150 to 600 tons. Through cell teams, which stress employee involvement, our processes are continuously upgraded to increase flexibility, improve operating safety and minimize changeover times of the dies.

    Our door systems and body components use similar processes coupled with roll forming and stretch bending. Roll forming is a continuous process in which coiled steel is passed through a series of rollers which progressively form the metal into a consistently shaped section. When viewed from one end, the profile may be u-shaped or v-shaped for glass channels and roof rails. More complex shapes are processed for upper door profiles. Stretch bending involves clamping a length of the rolled profile at numerous points and then twisting or bending the metal to form contoured surfaces, such as door frames. Door and body components also require welding, grinding and polishing operations to provide a smooth finish.

    Cables are manufactured using a variety of processes, including plastic injection molding, extrusion, wire flattening, spring making and zinc diecasting. Wire is purchased from outside suppliers and then formed into contra-twisted layers on tubular stranders and bunching machines to produce up to 19-wire stranded cable. Corrosion resistance is provided by a proprietary, ceramic coating applied during the stranding process. The cable then is plastic-coated by an extrusion process to provide a smooth, low coefficient surface that results in high efficiency and durability. Conduit is then produced by flattening and coiling wire, which is then extruded with a protective coating. Proprietary strand and conduit cutting machines enable efficient processing. Assembly operations are arranged in cells to minimize inventory, improve quality, reduce scrap, improve productivity and enhance employee involvement. The cables are assembled with various attachments and end fittings that allow the customer to install the cables to the appropriate mating mechanisms.

    Our window systems broadly include two categories of products: mechanically framed glass products and molded framed glass. Mechanically framed glass products are produced by putting glass panes through a series of value-added processes, which include adding handles, hinges, aluminum and steel based edge frame assemblies, electrical connectors and fasteners. The production of molded framed glass products involves two primary molding media: RIM (Reaction Injection Molding: Polyurethane) and PVC (Poly Vinyl Chloride). Both media provide a "surround" to the glass panes that incorporates the styling, sealing and mechanical attachment features of the product. Our ability to utilize either media provides OEMs with the maximum advantage in terms of cost, styling imperatives and robustness. The glass panes used in the production of our window systems are purchased from outside suppliers.

    Our injection molded plastic parts are manufactured through injection molding of a variety of resins on molding machines of various sizes and types. Headlamp and taillamp housings are also manufactured through the injection molding process. The interior of the housings are then coated and at times vacuum metalized to obtain the proper reflective qualities. Lenses are added to the housings on a semi-automated production line.

    We utilize frequent communication meetings at all levels of manufacturing to provide training and instruction as well as to assure a cohesive, focused effort toward common goals. We encourage employee involvement in all production activity and view such involvement as a key element in our success. We also aggressively pursue involvement from our suppliers, which is necessary to assure a consistent flow of raw materials and components on a timely basis with consistently high quality. We utilize our component suppliers where practical in the design and prototype stages of new product development to facilitate the most comprehensive, state-of-the-art designs available. We have made substantial investments in manufacturing technology and product design capability to support our products, including modern manufacturing equipment, fineblanking, sophisticated CAD systems and highly-trained engineering personnel. These advanced capabilities have helped to further reduce scrap rates, ensure superior product quality and increase efficiency.

    The automotive industry has adopted a quality rating system known as QS-9000, a rigorous inspection of a supplier's facilities and operating systems performed by independent certified auditors. Certification and on-going maintenance of certification is mandatory for future supply consideration. Dura has received QS-9000 certification at all of its facilities, except its operations in France, which is scheduled for certification in 1999. Excel has received QS-9000 certification at all of its automotive facilities, except Stockton, IL, while all of its non-automotive facilities have an ISO 9001 or ISO 9002 certification, and Adwest has received QS-9000 certification at all of its facilities except Rearsby, U.K., Cauvigny and Boynes, France and Lippstadt, Germany.

    Our plants have been recognized by our customers with various awards, such as the Daimler/ Chrysler Gold Pentastar Award, GM Target for Excellence, Nummi Delivery Performance Award and the Isuzu Quality Achievement Award. We have also received an "A" rating at Peugeot and Renault. We have received Ford Q-1 certification at all facilities shipping current model Ford products.

COMPETITION

    We operate in a highly competitive environment. We principally compete for new business at the beginning of the development of new models and upon the redesign of existing models. New model development generally begins two to five years before marketing of such models to the public. Once a producer has been designated to supply parts for a new program, an OEM usually will continue to purchase those parts from the designated producer for the life of the program, although not necessarily for a redesign. Competitive factors in the market for our products include product quality and reliability, cost, timely delivery, technical expertise and development capability, new product innovation and customer service. The number of our competitors has decreased due to the supplier consolidation resulting from changing OEM policies. Some of our competitors have substantial size, scale and financial resources.

    In addition, there is substantial and continuing pressure from the major OEMs to reduce costs, including the cost of products purchased from outside suppliers such as Dura. If we are unable to generate sufficient production cost savings in the future to offset price reductions, our gross margin could be adversely affected.

    Set forth below is a brief summary of our most significant competitors in each of our principal product categories:

    AUTOMOTIVE CABLES. Our primary competitors in automotive cables are Teleflex Incorporated ("Teleflex") and Hi-Lex Corporation ("Hi-Lex") in North America and Kuester & Co. GmbH, Ficosa International, S.A. ("Ficosa") and Sila Holding Industriale ("Sila") in Europe.

    PARKING BRAKES. Our primary competitors in parking brakes are Ventra Group, Inc. and Magna International Inc. ("Magna") in North America and Scharwaechter GmbH & Co. ("Edscha"), Ficosa and Aries Industries in Europe.

    TRANSMISSION SHIFTERS. Our primary competitors in transmission shifter mechanisms is Grand Haven Stamped Products in North America and Teleflex, Ficosa, and Sila in Europe.

    WINDOW SYSTEMS. Our primary competitors in window systems are Donnelly Corporation, Libbey-Owens Ford Co., PPG Inc. and Guardian Industries, Inc. in North America and Sekurit and Pilkington in Europe.

    DOOR SYSTEMS. Our primary competitors in door systems are Meritor Automotive, Inc. ("Meritor"), Peregrine Inc. and Hi-Lex in North America and Brose Fahrzeagteile Glaswerke GmbH & Co. ("Brose"), Meritor and Magna in Europe.

    SEATING SYSTEMS. Our primary competitors in seating systems are Lear Corporation and Johnson Controls, Inc. in North America and Bertraud Faure, Brose, C. Rob Hammerstein GmbH & Co. KG, Lear Corporation and Keiper Recaro GmbH & Co. in Europe.

    RV/MT/HT PRODUCTS. Our primary competitors in RV/MT/HT products include Suburban Manufacturing Company, Maytag Appliances/Magic Chef RV Products, The Hammerblow Corporation and Hehr International, Inc.

SUPPLIERS AND RAW MATERIALS

    Our principal raw materials include: (1) coil steel and resin in mechanism production, (2) glass in window systems, (3) metal wire and resin in cable production, and (4) resins and lighting components in automotive lighting production. We do not manufacture or sell primary glass. The types of steel we purchase include hot and cold rolled, galvanized, organically coated and aluminized steel. In general, the wire used by us is produced from steel with many of the same characteristics with the exception that it has a higher carbon content. We utilize plastic resin to produce the protective coating for our cables and to produce transmission shifter components, as well as our automotive lighting and injection molded plastic parts. We employ just-in-time manufacturing and sourcing systems enabling us to meet customer requirements for faster deliveries while minimizing our need to carry significant inventory levels. We have not experienced any significant shortages of raw materials and normally do not carry inventories of raw materials or finished products in excess of those reasonably required to meet production and shipping schedules.

    We typically negotiate blanket purchase orders or 12-month supply agreements with integrated steel suppliers, mini-mills and service centers that have demonstrated timely delivery, quality steel and competitive prices. These relationships allow us to order precise quantities and types of steel for delivery on short notice, thereby permitting us to maintain low inventories. In addition, we occasionally "spot buy" steel from service centers to meet customer demand, engineering changes or new part tool trials.

    Other raw materials purchased by us include dies, motors, fasteners, springs, rivets and rubber products, all of which are available from numerous sources.

EMPLOYEES

    As of March 31, 1999, Dura had approximately 21,000 employees. Overall, approximately 24% of our employees on a combined basis are salaried and the balance are hourly.

    Approximately 39% of our employees are currently covered by collective bargaining agreements as follows:

LOCATION                                     COLLECTIVE BARGAINING AGREEMENT                      EXPIRATION
---------------------------  ---------------------------------------------------------------  ------------------
Australia..................  Australian Metals Workers                                        No term
Brazil.....................  Sindicato dos Metalugicos do ABC                                 No term
Canada.....................  CAW                                                              June 1999
                                                                                              September 1999
                                                                                              June 2000
Czech Republic.............  KOVO                                                             December 1999
France.....................  Confederation Francaise de L' Encadrement                        December 1999
                             Confederation Francaise Democratique du Travail                  December 1999
Germany....................  IG-Metall                                                        February 2000
                                                                                              March 2000
Mexico.....................  Confederation Travajadores Mexico                                Annually
Portugal...................  Sindicato dos trabalhadores da Industria Metalurgica e           June 1999
                               Metalomecanica do distrito da Guarda
Spain......................  Comisiones Oberera                                               December 1999
United Kingdom.............  Managerial Scientific & Financial                                June 1999
                                                                                              March 2000
                             AEEU                                                             July 2000
                                                                                              December 2000
                             AUEW                                                             June 1999
                             TGWU                                                             June 1999
United States..............  UAW                                                              May 1999*
                                                                                              April 2000
                                                                                              June 2000
                                                                                              December 2000
                                                                                              June 2001
                                                                                              September 2002
                             Universal Employees                                              December 2000
                             United Paper Workers                                             June 1999
                             Teamsters                                                        December 2000
                             Independent                                                      April 2001

------------------------

*   Tentative agreement reached

    Although we believe that our relationship with our unionized employees is good, there can be no assurance that we will be able to negotiate new agreements on favorable terms. In the event that we are unsuccessful in negotiating new agreements, these facilities could be subject to work stoppages, which would have a material adverse effect on our operations.

PROPERTIES

    Our corporate office is located in Minneapolis, Minnesota and occupies approximately 5,700 square feet. Our operating headquarters is located in Rochester Hills, Michigan and occupies approximately 65,000 square feet, a portion of which is used for product development activities. Both of these facilities are leased.

    We believe that the productive capacity and utilization of our facilities is sufficient to allow us to conduct our operations in accordance with our business strategy. All of our owned facilities are subject to liens under the new credit facility. The following table shows the principal facilities of Dura, Excel and Adwest as of December 31, 1998, as well as the total number of facilities on a combined basis:

                                                                                  NUMBER OF SITES
                                                                 --------------------------------------------------
COUNTRY                                                             DURA         EXCEL       ADWEST        TOTAL
---------------------------------------------------------------     -----        -----     -----------     -----
United States..................................................          19           22            1           42
Canada.........................................................           4           --           --            4
United Kingdom(1)..............................................           3            1            5            9
Germany........................................................           4            3            3           10
France.........................................................           4           --            4            8
Portugal.......................................................          --            2           --            2
Spain..........................................................           1            1            3            5
Mexico.........................................................           1            1           --            2
Australia......................................................           1           --           --            1
Brazil(2)......................................................           2           --           --            2
India(3).......................................................          --           --            1            1
Czech Republic.................................................          --            1           --            1
                                                                         --           --           --           --
Total..........................................................          39           31           17           87
                                                                         --           --           --           --
                                                                         --           --           --           --

------------------------

(1) One of Adwest's facilities located in the U.K. is owned by a corporation in which Nippon Cable Systems Inc. (TSK) owns a 35% equity interest.

(2) As a result of the Excel Acquisition, Dura will hold a 51% equity interest of Pollone, S.A., a Brazilian auto supplier that operates through one facility located in Sao Paulo, Brazil.

(3) Facility is owned by a joint venture in which we hold a 49% ownership interest.

    Our manufacturing facilities have a combined square footage in excess of 9,600,000, approximately 72% of which is owned and approximately 28% is leased. Nine of our U.S. facilities, which encompass 630,000 square feet on a combined basis, are dedicated to producing our RV/MT/HT products. To increase efficiency, we expect to consolidate the operations of certain of our manufacturing facilities and technical centers over the next twelve months.

    In some cases, several of our manufacturing sites, technical centers and/or product development centers and sales activity offices are located at a single multiple-purpose site. As of December 31, 1998, on a combined basis, we had an aggregate of 15 technical centers, with 6 located in the United States, 8 located in Europe and 1 in Australia.

    We believe that substantially all of our property and equipment is in good condition and that we have sufficient capacity to meet our current manufacturing needs. Utilization of our facilities varies with North American and European light vehicle production and general economic conditions in such regions.

LEGAL PROCEEDINGS

    We face an inherent business risk of exposure to product liability claims in the event that the failure of our products results in personal injury or death, and there can be no assurance that we will not experience any material product liability losses in the future. In addition, if any of the products we have designed prove to be defective, we may be required to participate in a recall involving such products.

    In late 1994, Ford issued a recall of a series of manual transmission Ford F-Series pickups to repair the self-adjust parking brakes originally manufactured by the Brake and Cable Business. Ford had received several reports that the brakes failed. Pursuant to a letter agreement entered into in connection with our acquisition of the Brake and Cable Business in August 1994, we agreed to reimburse Ford for up to $6.0 million of Ford's costs of the recall. We have reimbursed Ford for the full amount under this agreement. We are also involved in a product recall relating to the same issue with respect to the Ford Mondeo in Europe. We have agreed to pay 50% of the costs of that recall not to exceed $1.0 million, which payments totaled $0.4 million as of December 31, 1998.

    The type of alleged failures that prompted the F-Series recalls have also led to a number of claims and lawsuits filed against Ford, one of which culminated in a July 1998 award of punitive damages against Ford of more than $151 million (which has subsequently been reduced on appeal to $69 million) and Ford is appealing the decision. We may be subject to claims brought directly against us by injured occupants of Ford vehicles and to claims for contribution or indemnification asserted by Ford. The agreement relating to the acquisition of the Brake and Cable Business provided that we are liable for claims arising out of accidents that take place on or after August 31, 1994 and that we will be liable for other claims only to the extent any losses by Alkin relating to such claims are not paid by Alkin's insurance policies (either because they are not over the deductible amount, because Alkin's policy limits have been exceeded or because they are not covered by Alkin's insurance policies for other reasons). To date, two cases have been brought directly against us or Alkin relating to personal injury claims, and Ford has received over 400 claims (generally for property damage) relating to alleged defects in the self-adjust parking brakes. The claims that purport to seek recovery for personal injury allegedly as a result of the recall condition, with several exceptions, have generally involved relatively minor injuries, suffered principally while occupants were trying to stop or jump out of rolling vehicles. Ford has maintained that Dura or Alkin is responsible for all damages or liabilities arising out of these claims. We dispute this position. As of December 31, 1998, Ford had tendered its defense of approximately 30 such claims to Dura and Alkin, and indicated that it would look to Dura and Alkin for indemnification were Ford ultimately found to be liable and required to make any payments relating to such claims. Dura and Alkin have submitted these claims to their insurance carriers. We have attempted to work with Ford to address the claims arising from the self-adjust parking brakes originally manufactured by the Brake and Cable Business and do not believe that these claims have adversely affected our business relationship with Ford.

    From time to time, in the ordinary course of our business, we receive notice from a customer that a product may not be properly functioning. For example, in November 1998, we were notified by Ford of an alleged failure of one of Dura's cables used to control the speed control on certain of Ford's vehicles. In March 1999, we were notified by Ford of its decision to institute a recall of certain of its vehicles, including Explorers, Mountaineers, Rangers, Mustangs and F-Series pickups, relating to the speed control cable. Ford has reported that certain of such vehicles could be equipped with a speed control cable that could interfere with the speed control pulley and thus result in a "stuck" throttle. In June 1999, Ford notified us that as many as 987,839 vehicles could be affected at an alleged cost of up to $60 per vehicle. Based upon our tests and investigations to date, we do not believe that our product is responsible for the problems associated with the speed control unit. To date, we have not been provided with any documents from Ford that support its allegations.

    We have also received notices from GM, Renault and Audi with respect to alleged failures of products that we have supplied to them. In all of these cases, it is possible that such manufacturers will seek contribution from us with respect to the costs they incur if recalls are undertaken or for costs associated with possible repairs. Based upon the information available to us, we do not expect any of these matters either individually or collectively to result in payments that will have a material effect on our results of operations and financial position.

    In early November 1996, we were served with a lawsuit brought by affiliates of AIG, our excess insurance carrier, in Toronto, Canada seeking a declaratory judgment that the umbrella and excess liability policies that it had issued to Onex do not provide coverage in connection with allegedly defective self-adjust parking brakes manufactured by Alkin prior to August 31, 1994. The AIG policies at issue provided (a) the first layer of excess coverage (beyond our $3 million primary policy per year) for claims arising from August 31, 1994 to April 1, 1996 in the amount of $20 million per year, and (b) an additional layer of excess coverage at $33 to $53 million per year. In principal part, the AIG affiliates claim that the policies do not provide coverage with respect to products manufactured prior to August 31, 1994 or liabilities assumed by us pursuant to purchase agreements. The AIG affiliates also claim that the policies should be voided with respect to self-adjust parking brake claims for inadequate disclosure at the time the policies were applied for. Dura and Onex dispute the allegations of the Ontario lawsuit and have filed a counterclaim against the AIG affiliates for breach of contract.

    We believe that we maintain adequate insurance, including product liability coverage, to cover the claims described above. We have also established reserves in amounts we believe adequate to cover any adverse judgments. However, any adverse judgment in excess of our insurance coverage and such reserves could result in a material adverse effect to our results of operations and financial condition.

    In February 1998, we were contacted by an attorney for the Lemelson Medical, Education & Research Foundation Limited Partnership (the "Foundation"), alleging that our operations implicate the fields of machine vision, gauging, location analysis, flaw detection, verification and recognition in a manner that allegedly infringes the Foundation's patents. Attorneys for the Foundation have threatened to initiate litigation against us unless we agree to pay royalty fees pursuant to a negotiated license agreement. Our investigation of this matter is still in its preliminary stages. In mid 1998, Excel received a similar notice.

    We have received notice from an attorney representing Teleflex alleging that a transmission shifter cable manufactured by us in Europe infringes a U.S. patent held by Teleflex. We are currently in the process of investigating this matter and believe, based on the information available at this time, that this matter will not have a material adverse effect on our operations.

ENVIRONMENTAL MATTERS

    We are subject to federal, state, local and foreign environmental and occupational health and safety laws and regulations. While we devote resources designed to maintaining compliance with these requirements, we cannot assure you that we operate at all times in complete compliance with all such requirements. We could be subject to potentially significant fines and penalties for any noncompliance that may occur. Although we have made and will continue to make capital and other expenditures to comply with environmental requirements, we do not expect to incur material capital expenditures for environmental controls in 1999 or 2000.

    Some of our operations generate hazardous substances. Like all manufacturers, if a release of hazardous substances occurs or has occurred at or from any of our current or former properties or at a landfill or another location where we have disposed of wastes, we may be held liable for the contamination, and the amount of such liability could be material.

    In 1995, the Michigan Department of Environmental Quality ("MDEQ"), requested that we and Wickes conduct an environmental investigation at and around our Mancelona, Michigan facility, which we acquired from Wickes in 1990. The investigation detected trichloroethylene ("TCE") in groundwater at the facility and offsite locations. We do not believe we used TCE since we acquired the Mancelona facility, although TCE may have been used by prior operators. We have arranged and paid for the sampling of several residential drinking water wells in the area and for the replacement of drinking water wells found to contain TCE above drinking water standards. Sampling of residential wells, and replacement of such wells, when necessary, will continue. We will likely incur additional costs to further investigate, monitor or remediate the contamination, and possibly to provide additional alternative drinking water supplies. Such costs may be material. In 1998, a ski resort in the vicinity wrote to us and asserted that we are liable for the cost it will incur to install a water supply system, which the ski resort claims is necessitated by the presence of TCE in groundwater in the area. We responded with a letter denying all liability. We are seeking a negotiated resolution of the ski resort's potential claims.

    The Mancelona groundwater contamination matter is subject to an indemnity from Wickes. In connection with our acquisition of certain assets from Wickes in 1990, Wickes agreed to indemnify us with respect to certain environmental liabilities associated with Wickes' operation of the subject facilities subject to a $750,000 basket (which has been reached), up to a $2.5 million cap. We will be obligated to indemnify Wickes with respect to any liabilities above such cap. Wickes has acknowledged that we made a timely and adequate claim for indemnification with respect to the Mancelona matter, and has been paying indemnification claims relating to the Mancelona matter, subject to a reservation of rights.

    In 1998, we acquired Universal. The seller in the Universal transaction agreed to indemnify us for environmental liabilities arising from the operation of the acquired facilities prior to the acquisition. Following the acquisition, pursuant to the indemnity, the seller continued to address certain environmental matters, including the cleanup of TCE-contaminated soil at our Butler, Indiana facility. In 1998, the seller filed for reorganization under the federal bankruptcy laws and appears to have ceased performing its obligations under the indemnity. In March 1999, the sellers requested bankruptcy court approval to reject their contractual indemnity obligations to us. Subject to our right to seek repayment in the bankruptcy proceeding, it is likely that we will be responsible for completing the cleanup at our Butler facility. Although we cannot assure you, based on estimates provided by the environmental consultant that has been performing the cleanup, we do not expect the cost to complete the cleanup to be material.

    In 1998, Excel entered into a partial consent decree to settle its liability for past costs at the Main Street Well Field Site in Elkhart, Indiana, where TCE was found in a municipal well field near Excel's Elkhart facility. Excel is one of several potentially responsible parties involved at the site. Under the settlement, Excel has a continuing payment obligation for operation and maintenance of a groundwater treatment system and for a soil vapor extraction system. These obligations will likely continue for several years. The annual cost to operate these systems is not material. In addition, Excel expects to receive certain payments from other parties involved at the site.

    We are involved as a potentially responsible party at several waste disposal sites. Although the environmental laws provide for joint and several liability at such sites, liability is typically allocated among the viable parties involved. We believe that we have no liability at some of these sites, and that adequate reserves are in place for current estimates of our share of liability at the other sites. We cannot assure you, however, that our liability at these sites will not materially exceed the current amount of our reserves.

    In 1997, Adwest acquired Heidemann. Areas of contamination from historical operations exist at the Heidemann facilities located in Rotenburg, Einbeck, and Kohler, Germany. We are currently operating treatment systems to clean up contamination at the Rotenburg and the two Einbeck facilities and are monitoring groundwater contamination at the Kohler facility. When Adwest acquired these facilities, the seller posted a DM 5 million escrow, in part, to cover environmental claims filed during an 18-month period following the acquisition. Adwest filed environmental claims totaling DM 2 million against the escrow for expenses to remediate contamination at the Rotenburg and Einbeck facilities and upgrade the wastewater treatment system at the Rotenburg facility. We expect to negotiate with the seller in the near future regarding the amount of recovery for these environmental claims. We may incur costs beyond the amount recovered from the escrow to continue to operate and maintain the treatment systems, and to perform additional investigation and clean up, if necessary. Based on current information, such costs are not expected to be material. However, should additional or more extensive contamination be discovered, we may incur material expenditures to address such contamination.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information with respect to our Directors and executive officers as of June 15, 1999:

NAME                                                      AGE                     PRINCIPAL POSITION(S)
-----------------------------------------------------     ---     -----------------------------------------------------

S. A. Johnson........................................     59      Chairman and Director
James O. Futterknecht, Jr............................     52      Vice Chairman and Director
J. Richard Jones.....................................     57      Vice Chairman and Director
Karl F. Storrie......................................     61      President, Chief Executive Officer and Director
David R. Bovee.......................................     49      Vice President
Joe A. Bubenzer......................................     47      Senior Vice President
Mervyn J. Edgar......................................     50      Vice President
Stephen E. K. Graham.................................     41      Vice President and Chief Financial Officer
Robert R. Hibbs......................................     37      Vice President and Director
John J. Knappenberger................................     52      Vice President
Milton D. Kniss......................................     51      Vice President
Michael C. Paquette..................................     57      Vice President
Robert A. Pickering..................................     56      Vice President
Scott D. Rued........................................     42      Vice President
Robert E. Brooker, Jr................................     62      Director
W. H. Clement........................................     71      Director
Jack K. Edwards......................................     55      Director
John C. Jorgensen....................................     61      Director
William L. (Barry) Orscheln..........................     48      Director
Eric J. Rosen........................................     38      Director
Ralph R. Whitney, Jr.................................     64      Director

    S. A. JOHNSON has served as Chairman and a Director of Dura since November 1990. Mr. Johnson is the founder, Chief Executive Officer and President of Hidden Creek. Mr. Johnson is also the President of J2R Corporation. Prior to forming Hidden Creek, Mr. Johnson served from 1985 to 1989 as Chief Operating Officer of Pentair, Inc., a diversified industrial company. From 1981 to 1985, Mr. Johnson was President and Chief Executive Officer of Onan Corp., a diversified manufacturer of electrical generating equipment and engines for commercial, defense and industrial markets. Mr. Johnson served as Chairman and a director of Automotive Industries Holding, Inc., a supplier of interior trim components to the automotive industry, from May 1990 to August 1995. Mr. Johnson is also Chairman and a director of Tower Automotive, Inc., a manufacturer of engineered metal stampings and assemblies for the automotive industry.

    JAMES O. FUTTERKNECHT, JR. has served as Director of Dura since May 1999. Mr. Futterknecht joined Excel in 1970, was Vice President--Corporate Sales from 1976 until 1984, was Vice President-- Automotive Products from 1984 until 1987, was Vice President--Automotive Sales and Engineering from 1987 to 1990 and was Executive Vice President from 1990 to 1992. He was elected as President and Chief Operating Officer and was appointed as an Excel director in 1992. In 1995, he was elected to the additional offices of Chairman of the Board and Chief Executive Officer. Mr. Futterknecht is also a director of Control Devices, Inc.

    J. RICHARD JONES has served as Vice Chairman and a Director of Dura since May 1998. Prior to the acquisition of Trident, Mr. Jones served as Group President and Chief Executive Officer of Trident's predecessor from June 1992 until December 1997 and as Chairman, Chief Executive Officer and Director of Trident from December 1997 until April 1998. From 1988 to June 1992, he served as President and Chief Operating Officer of the Process Automation Group of FKI (formerly known as the Process Control Group of FKI). In 1990, while serving in such capacity, he assumed the responsibility for the reorganization of the FKI Automotive Group. Prior thereto, Mr. Jones was Division President of Bristol Babcock, Inc., a process control company involved in the design and manufacture of telemetry equipment for the gas and water industry, and held a variety of positions in engineering, vehicular systems and operational management for the Varity Corporation.

    KARL F. STORRIE has served as President, Chief Executive Officer and a Director of Dura since March 1991. Prior to joining Dura and from 1986, Mr. Storrie was Group President of a number of aerospace manufacturing companies owned by Coltec Industries, a multi-divisional public corporation. Prior to becoming a Group President, Mr. Storrie was a Division President of two aerospace design and manufacturing companies for Coltec Industries from 1981 to 1986. During his thirty-five year career, Mr. Storrie has held a variety of positions in technical and operations management. Mr. Storrie is also a director of Argo-Tech Corporation, a manufacturer of aircraft fuel, boost and transfer pumps.

    DAVID R. BOVEE has served as Vice President of Dura since November 1990 and Chief Financial Officer of Dura from November 1990 to May 1997. Mr. Bovee also serves as Assistant Secretary for Dura. Prior to joining Dura, Mr. Bovee served as Vice President at Wickes in its Automotive Group from 1987 to 1990.

    JOE A. BUBENZER has had responsibility for European operations since June 1997. From October 1993 to May 1997, Mr. Bubenzer served as Vice President Sales/Engineering since joining Dura in October 1993 and was named Senior Vice President in 1995. Prior to joining Dura in October 1993, Mr. Bubenzer filled various executive positions with ITT Automotive, a supplier of components to the automotive industry, where he worked for six years, and, prior to such time, at GM, where he worked for 14 years.

    MERVYN J. EDGAR has served as Vice President of Dura since May 1998. Prior to the acquisition of Trident, Mr. Edgar served as General Manager of Trident from 1990 to May 1998 and as Manufacturing Manager of FKI Dominion Controls Division in Stratford, Ontario and Milan, Tennessee from 1989 to 1990.

    STEPHEN E. K. GRAHAM has served as Vice President and Chief Financial Officer since joining Dura in June 1997. From 1996 to May 1997, Mr. Graham was Chief Financial Officer of Cambridge Industries, Inc., a North American supplier of components to the automotive industry. From 1994 to 1996, Mr. Graham was Chief Financial Officer of Truck Components, Inc., a supplier of components to the automotive and heavy truck industry. From 1989 to 1994, Mr. Graham held several positions with Magna International, Inc., an automotive components supplier.

    ROBERT R. HIBBS has served as a Director of Dura since August 1994 and as Vice President since November 1990. Mr. Hibbs, a stockholder of J2R Corporation, has also served as Vice President-Corporate Development of Hidden Creek since January 1994 and as its Director from April 1990 through December 1993. Prior thereto, Mr. Hibbs worked in the corporate finance area with Drexel Burnham Lambert, an investment banking firm, in New York from 1988 to 1990.

    JOHN J. KNAPPENBERGER has served as Vice President of Quality and Materials of Dura since December 1995. Mr. Knappenberger assumed the responsibility for sales and engineering in June 1997. Prior to joining Dura, Mr. Knappenberger was Director of Quality for Carrier Corporation's North American Operations, manufacturers of heating and air conditioning systems, from February 1992. From 1985 to 1991, Mr. Knappenberger was employed by TRW Inc., a supplier of components to the automotive industry, beginning as Director of Quality in 1985 for the Steering and Suspension Division and becoming Vice President, Quality for the Automotive Sector in 1990.

    MILTON D. KNISS has served as Vice President of Operations of Dura since January 1994. From April 1991 until January 1994, Mr. Kniss served as Director of Michigan Operations for Dura. Mr. Kniss joined the predecessor in 1981 as a Divisional Purchasing Manager, served as Plant Manager of East Jordan, Michigan from 1982 until 1986, and Plant Manager of Gordonsville, Tennessee until 1991.

    MICHAEL C. PAQUETTE has served as Vice President of Human Resources of Dura since March 1999. From 1995 to February 1999, Mr. Paquette was Vice President of Corporate Human Resources of Excel. From 1983 to 1995, Mr. Paquette was Vice President of Human Resources for the Power Generation Group of Cummins Engine Company, a manufacturer of diesel engines and related components.

    ROBERT A. PICKERING has served as Vice President of Dura since March 1999, with responsibility for recreational and heavy vehicle and mass transit operations. From December 1996 to March 1999, Mr. Pickering was Vice President of Excel. From 1989 to 1996, Mr. Pickering was employed by Atwood Industries, serving as Vice President of Manufacturing of Atwood Automotive Division from 1989 to 1991 and President of Atwood Mobile Products from 1991 to 1996. Prior to joining Atwood Industries, Mr. Pickering's employment included seven years with Tech Form Industries, an automotive OEM supplier, six years with Volkswagen of America, and ten years with the Chevrolet Division of General Motors.

    SCOTT D. RUED has served as Vice President of Dura since November 1990. Mr. Rued, a stockholder of J2R, has also served as Executive Vice President and Chief Financial Officer of Hidden Creek since January 1994 and served as its Vice President Finance and Corporate Development from June 1989 through 1993. Mr. Rued has served as Vice President, Corporate Development and a director of Tower Automotive, Inc. since April 1993. Mr. Rued served as Vice President, Chief Financial Officer and a director of Automotive Industries Holding, Inc. from April 1990 to August 1995. Mr. Rued is also a director of The Rottlund Company, Inc., a corporation engaged in the development and sale of residential real estate.

    ROBERT E. BROOKER, JR. has served as a Director of Dura since September 1996. From 1993 to 1995, Mr. Brooker was President and Chief Operating Officer of Connell Limited Partnership. Prior thereto, Mr. Brooker served six years as President and Chief Executive Officer at Lord Corporation. Mr. Brooker is also a director of Full Circle Investments, a private investment company.

    W. H. CLEMENT has served as a Director of Dura since 1993. Mr. Clement serves as a consultant to Hidden Creek. From 1975 until May 1994, Mr. Clement served as Chief Executive Officer or as President of Automotive Industries Holding, Inc. and its predecessor. Mr. Clement is also a director of F&M National Corporation, a bank holding company, and Tower Automotive, Inc.

    JACK K. EDWARDS has served as a Director of Dura since December 1996. Mr. Edwards joined Cummins Engine Co., Inc. in 1972 and has served as Executive Vice President and Group President-- Power Generation and International since March 1996. Mr. Edwards is also a director of David J. Joseph Co., a processor and trader of steel scrap.

    JOHN C. JORGENSEN has served as a director of Dura since May 1998. Mr. Jorgensen has served as President of ORTECH CO. since March 1992, Senior Vice President of Manufacturing for Orscheln Management Co. since April 1996 and Executive Vice President of Orscheln Products L.L.C. since March 1992. Prior to 1992, Mr. Jorgensen was responsible for the operations at Orscheln Co. Manufacturing.

    WILLIAM L. (BARRY) ORSCHELN has served as a Director of Dura since August 1994. Mr. Orscheln has also served as President of Alkin Co. (and its predecessors) since March 1994, as President of Orscheln Farm and Home since September 1995, as President of Orscheln Properties Co., L.L.C., since October 1994 and as President of Orscheln Management Co. since December 1987. Mr. Orscheln has served as a director of UMB Bank, a bank holding company, since July 1989 and as a director of Orscheln Management Co. since 1987.

    ERIC J. ROSEN has served as a Director of Dura since January 1995. Mr. Rosen is Managing Director of Onex Investment Corp., a diversified industrial corporation and an affiliate of Onex, and served as a Vice President of Onex Investment Corp. from 1989 to February 1994. Prior thereto, Mr. Rosen worked in the merchant banking group at Kidder, Peabody & Co. Incorporated from 1987 to 1989. Mr. Rosen is also a director of Tower Automotive, Inc.

    RALPH R. WHITNEY, JR. has served as a Director of Dura since May 1999. Mr. Whitney was a director of Excel from 1983 to March 1999 and was Chairman of the Board from 1983 to 1985. Mr. Whitney has been a principal of Hammond, Kennedy, Whitney & Company, Inc., a New York, New York financial intermediary and private investment banking firm, since 1971. Mr. Whitney is also a director of Adage, Inc., Control Devices, Inc., IFR Systems, Inc., Selas Corporation of America and Baldwin Technologies, Inc.

    The Dura board currently has twelve directors. Each director is elected to serve until the next annual meeting of stockholders or until a successor is duly elected and qualified. Executive officers of Dura are duly elected by the board to serve until their respective successors are elected and qualified. There are no family relationships between any of the directors or executive officers of Dura.

    There are three committees of the board: the executive committee, the compensation committee and the audit committee. The executive committee, which is currently composed of Messrs. Johnson, Storrie and Orscheln, exercises the powers of the board during intervals between board meetings and acts as an advisory body to the board by reviewing various matters prior to their submission to the board. The compensation committee, which is currently composed of Messrs. Clement, Brooker and Edwards, reviews and makes recommendations to the board regarding salaries, compensation and benefits of executive officers and key employees of Dura and grants all options to purchase DASI's Class A common stock. The audit committee is currently composed of Messrs. Hibbs, Rosen and Whitney. Among other duties, the audit committee reviews the internal and external financial reporting of Dura, reviews the scope of the independent audit and considers comments by the auditors regarding internal controls and accounting procedures and management's response to these comments. Dura does not have a nominating committee.

EXECUTIVE COMPENSATION

    The following table sets forth compensation packages for the years ended December 31, 1998, 1997 and 1996 for Dura's chief executive officer and the four other executive officers of Dura who were the most highly compensated officers of Dura for the year ended December 31, 1998. We refer to these five individuals as our "named executive officers."

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                          ANNUAL COMPENSATION           COMPENSATION
                                                 -------------------------------------  -------------
              NAME AND                             SALARY      BONUS     OTHER ANNUAL      OPTIONS           ALL OTHER
         PRINCIPAL POSITION             YEAR       ($)(1)      ($)(1)    COMPENSATION    GRANTED (#)    COMPENSATION ($)(3)
------------------------------------  ---------  ----------  ----------  -------------  -------------  ---------------------
Karl F. Storrie.....................    1998     $  400,000  $  550,000       (2)            90,000          $   6,906
  President and Chief Executive         1997        345,833     425,000       (2)            30,000              6,856
  Officer                               1996        294,168     400,000       (2)            80,000              3,725
Joe A. Bubenzer.....................    1998        239,000     160,000       --             30,000              5,322
  Senior Vice President                 1997        187,083     150,000       (2)            12,500              5,322
                                        1996        168,000     140,000       (2)            10,000              2,637
Milton D. Kniss.....................    1998        200,000     190,000       (2)            37,500              5,724
  Vice President                        1997        167,917     150,000       (2)            12,500              5,724
                                        1996        144,000     135,000       (2)            10,000              4,512
John J. Knappenberger...............    1998        175,000     130,000       (2)            30,000              5,664
  Vice President(4)                     1997        147,500     120,000       (2)            10,000              5,614
                                        1996        135,000     110,000    47,156(4)         27,373              3,375
Stephen E. K. Graham................    1998        175,000     125,000       (2)            30,000              5,082
  Vice President and Chief Financial    1997         92,548      40,000       (2)            25,000              5,082
  Officer(5)

------------------------------

(1) Includes amounts deferred by employees under Dura's 401(k) employee savings plan, pursuant to Section 401(k) of the Internal Revenue Code.

(2) None of the benefits and perquisites paid to each of the named executive officers exceeded the lesser of $50,000 or 10% of the total annual salary and bonus received by such named executive officers.

(3) The amounts disclosed in this column include amounts contributed by Dura to its 401(k) employees savings plan and profit sharing plan and dollar value of premiums paid by Dura for term life insurance on behalf of the named executive officers.

(4) Includes $39,263 for reimbursement of relocation costs.

(5) Mr. Graham became an employee of Dura in June 1997.

OPTION GRANT TABLE

    The following table shows all grants of options to acquire shares of DASI Class A common stock granted to the named executive officers under the 1996 Key Employee Stock Option Plan (the "1996 Plan") and the 1998 Stock Incentive (the "1998 Plan").

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                    POTENTIAL REALIZABLE VALUE
                                       NUMBER OF                                                    AT ASSUMED ANNUAL RATES OF
                                      SECURITIES         % OF TOTAL                                  STOCK PRICE APPRECIATION
                                      UNDERLYING       OPTIONS GRANTED     EXERCISE                     FOR OPTION TERM(2)
                                        OPTIONS         TO EMPLOYEES         PRICE     EXPIRATION   --------------------------
NAME                                GRANTED (#)(1)     IN FISCAL YEAR     (PER SHARE)     DATE           5%           10%
----------------------------------  ---------------  -------------------  -----------  -----------  ------------  ------------
K.F. Storrie......................        90,000               14.3%       $   29.00     12/17/08   $  1,641,415  $  4,159,668
J.A. Bubenzer.....................        30,000                4.8%           29.00     12/17/08        547,138     1,386,556
S.E.K. Graham.....................        30,000                4.8%           29.00     12/17/08        547,138     1,386,556
M.D. Kniss........................        37,500                5.9%           29.00     12/17/08        683,923     1,733,195
J.J. Knappenberger................        30,000                4.8%           29.00     12/17/08        547,138     1,386,556

------------------------------

(1) These options vest ratably over four years commencing one year from the date of grant.

(2) Amounts reflect certain assumed rates of appreciation set forth in the executive compensation disclosure rules of the SEC. Actual gains, if any, on stock option exercises depend on future performance of DASI's Class A common stock and overall stock market conditions. No assurances can be made that the amounts reflected in these columns will be achieved.

OPTION EXERCISES AND YEAR-END VALUE TABLE

    The following table shows aggregate exercise of options in the year ended December 31, 1998 by the named executive officers and the aggregate value of unexercised options held by each named executive officer as of December 31, 1998.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                        YEAR AND YEAR-END OPTION VALUES

                                                                           YEAR-END(#)          YEAR-END($)
                                                              VALUE      ----------------  ----------------------
                                     SHARES ACQUIRED ON     REALIZED       EXERCISABLE/         EXERCISABLE/
NAME                                      EXERCISE             ($)        UNEXERCISABLE        UNEXERCISABLE
-----------------------------------  -------------------  -------------  ----------------  ----------------------
K.F. Storrie.......................           5,000         $  83,063      82,500/112,500  $   1,544,063/$677,813
J.A. Bubenzer......................              --                --        8,125/44,375          96,953/310,859
S.E.K. Graham......................              --                --        6,250/48,750          42,656/281,719
M.D. Kniss.........................              --                --        8,125/51,875          96,953/349,297
J.J. Knappenberger.................              --                --       27,373/40,000         496,570/259,375

STOCK PLANS

1998 STOCK INCENTIVE PLAN

    The 1998 Stock Incentive Plan was adopted by the board of directors in December 1998 and was approved by our stockholders in March 1999. As of the date of this prospectus, options for an aggregate of 589,600 shares of Class A common stock have been granted under the 1998 Plan.

    The 1998 Plan provides for the grant of incentive stock options to our employees (including officers and employee directors) and for the grant of nonstatutory stock options and stock purchase rights ("SPRs") to our employees, directors and consultants. A total of (1) 1,000,000 shares of Class A common stock, (2) any shares returned to the 1996 Plan as a result of termination of options and (3) annual increases to be added on the date of each annual meeting of stockholders of Dura commencing in 1999 equal to the lesser of 500,000 shares of Class A common stock, 5% of the outstanding shares of Class A common stock, or such lesser amount as may be determined by the board of directors, are currently reserved for issuance pursuant to the 1998 Plan.

    The administrator of the 1998 Plan (the "Administrator") has the power to determine the terms of the options or SPRs granted, including the exercise price of the option or SPR, the number of shares subject to each option or SPR, the exercisability thereof, and the form of consideration payable upon such exercise. In addition, the Dura board has the authority to amend, suspend or terminate the 1998 Plan, provided that no such action may affect any share of DASI common stock previously issued and sold or any option or SPR previously granted under the 1998 Plan.

    Options and SPRs granted under the 1998 Plan are generally not transferable by the optionee, and each option and SPR is exercisable during the lifetime of the optionee and only by such optionee. Options granted under the 1998 Plan must generally be exercised within three months after the end of an optionee's status as an employee, director or consultant of Dura, or within twelve months after such optionee's termination by death or disability, but in no event later than the expiration of the option term.

    In the case of SPRs, unless the Administrator determines otherwise, the restricted stock purchase agreement shall grant DASI a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with Dura for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to Dura. The purchase option shall lapse at a rate determined by the Administrator.

    The exercise price of all incentive stock options granted under the 1998 Plan must be at least equal to the fair market value of the Class A common stock on the date of grant. The exercise price of nonstatutory stock options and SPRs granted under the 1998 Plan is determined by the Administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the exercise price must be at least equal to the fair market value of the Class A common stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the outstanding capital stock of Dura, the exercise price of any incentive stock option granted must be at least equal to 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The term of all other options granted under the 1998 Plan may not exceed ten years.

    The 1998 Plan provides that in the event of a merger of Dura with or into another corporation, or a sale of substantially all of Dura's assets, each option and SPR shall be assumed or an equivalent option substituted for by the successor corporation. If the outstanding options and SPRs are not assumed or substituted for by the successor corporation, the Administrator shall provide for the optionee to have the right to exercise the option or SPR as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If the Administrator makes an option or SPR exercisable in full in the event of a merger or sale of assets, the Administrator shall notify the optionee that the option or SPR shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the option or SPR will terminate upon the expiration of such period.

EMPLOYEE STOCK DISCOUNT PURCHASE PLAN

    The Dura Employee Stock Discount Purchase Plan (the "Employee Stock Purchase Plan") was approved by our board of directors and stockholders in August 1996. The Employee Stock Purchase Plan was established to give employees desiring to do so a convenient means of purchasing shares of Class A common stock through payroll deductions.

    Subject to certain restrictions, each of our employees who is a U.S. resident or a U.S. citizen temporarily on location at a facility outside of the U.S. is eligible to participate in the Employee Stock Purchase Plan if he or she has been employed by Dura for more than six months. Participation is discretionary with each eligible employee. We have reserved 500,000 shares of Class A common stock for issuance in connection with the Employee Stock Purchase Plan. As of March 31, 1999, 77,076 shares had been purchased under the Employee Stock Purchase Plan. Each eligible employee is entitled to purchase a maximum of 200 shares per year. Elections to participate and purchases of stock are made on a quarterly basis. Each participating employee contributes to the Employee Stock Purchase Plan by choosing a payroll deduction in any specified amount, with a minimum deduction of $10 per payroll period. A participating employee may increase or decrease the amount of his/her payroll deduction, including a change to a zero deduction as of the beginning of any calendar quarter. Elected contributions are credited to participants' accounts at the end of each calendar quarter. In addition, employees may make lump sum contributions at the end of the year to enable them to purchase the maximum number of shares available for purchase during the plan year.

    Each participating employee's contributions are used to purchase shares for the employee's share account within 15 days after the last day of each calendar quarter. The cost per share is 85% of the lower of the closing price of the Class A common stock on the Nasdaq National Market on the first or the last day of the calendar quarter. Shares purchased under the Employee Stock Purchase Plan carry full rights to receive dividends declared from time to time, and any dividends attributable to shares in the employee's share account are automatically used to purchase additional shares for such employee's share account. A participating employee has full ownership of all shares in his/her share account and may withdraw them for sale or otherwise by written request to the compensation committee of the Dura board following the close of each calendar quarter. Subject to applicable federal securities and tax laws, the Dura board has the right to amend or to terminate the Employee Stock Purchase Plan. Amendments to the Employee Stock Purchase Plan do not affect a participating employee's right to the benefit of the contributions made by such employee prior to the date of any such amendment. In the event the Employee Stock Purchase Plan is terminated, the compensation committee is required to distribute all shares held in each participating employee's share account plus an amount of cash equal to the balance in each participating employee's cash account.

INDEPENDENT DIRECTOR STOCK OPTION PLAN

    The Director Option Plan was approved by our board of directors and stockholders in August 1996 to encourage stock ownership by certain directors of Dura and to provide those individuals with an additional incentive to manage Dura and to provide a form of compensation that would attract and retain highly qualified individuals as members of Dura's board. The Director Option Plan provides for the issuance of options to independent Directors, as defined, covering 100,000 shares of Class A common stock, subject to certain adjustments reflecting changes in Dura's capitalization.

    The terms of each option granted under the Director Option Plan may not exceed ten years from the date of grant. The option price for each option must equal 100% of the fair market value of the Class A common stock on the date the option is granted. In general, no option may be exercised in whole or in part prior to the expiration of at least six months from the date of grant of the option. In consideration of the grant of an option, an optionee is required to agree to continue to serve as a director of Dura for the lesser of 12 months from the date the option is granted or for the remainder of the optionee's term as a director of Dura. Notwithstanding this requirement, nothing contained in the Director Option Plan or any agreement to be executed pursuant to the Director Option Plan obligates Dura, its board or its stockholders to retain an optionee as a director of Dura. As of March 31, 1999, options to purchase an aggregate of 21,000 shares of Class A common stock have been granted under the Director Option Plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The table below sets forth certain information regarding the equity ownership of Dura as of June 30, 1999 by:

    - each person or entity known to Dura who beneficially owns five percent or more of a class of common stock of DASI,

    - each director and named executive officer and

    - all directors and executive officers of Dura as a group.

    Unless otherwise stated, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by it or him as set forth opposite its or his name. Beneficial ownership of the common stock listed in the table has been determined in accordance with the applicable rules and regulations promulgated under the Exchange Act.

                                                                         CLASS A COMMON STOCK     CLASS B COMMON STOCK
                                                                       ------------------------  -----------------------
                       DIRECTORS, OFFICERS AND                          NUMBER OF   PERCENT OF   NUMBER OF   PERCENT OF
                           5% STOCKHOLDERS                               SHARES      CLASS(+)      SHARES     CLASS(+)
---------------------------------------------------------------------  -----------  -----------  ----------  -----------
ONEX DHC LLC(1)(2)...................................................          --           --    1,972,913       59.3%
Alkin Co.(2)(3)......................................................          --           --    1,366,810       40.9%
J2R Corporation(2)(4)................................................          --           --      308,211        9.3%
S. A. Johnson(2)(4)..................................................          --           --      317,879        9.6%
Karl F. Storrie(2)(5)................................................      86,900        *          115,531        3.5%
David R. Bovee(2)....................................................       7,500        *           31,308       *
Joe A. Bubenzer(2)...................................................       9,325        *           23,814       *
Mervyn J. Edgar......................................................       5,900        *               --          --
Stephen E. K. Graham.................................................      11,250        *               --          --
Robert R. Hibbs(2)(6)................................................          --           --      316,160        9.5%
John J. Knappenberger................................................      34,709        *               --          --
Milton D. Kniss(2)...................................................       8,175        *            8,961       *
Michael C. Paquette..................................................      15,095        *               --          --
Robert A. Pickering..................................................       9,570        *               --          --
Robert E. Brooker, Jr................................................      26,545        *               --          --
W. H. Clement(2).....................................................       2,000        *               --          --
Jack K. Edwards......................................................       6,512        *               --          --
James O. Futterknecht................................................      42,285        *               --          --
J. Richard Jones.....................................................      16,667        *               --          --
John C. Jorgensen(2)(3)..............................................          --           --    1,366,810       40.9%
William L. Orscheln(2)(3)............................................          --           --    1,366,810       40.9%
Eric J. Rosen(1)(2)..................................................       5,000        *        1,972,913       59.3%
Scott D. Rued(2)(7)..................................................          --           --      308,211        9.3%
Ralph R. Whitney, Jr.................................................      18,800        *               --          --
American Express Company(8)..........................................     950,114      6.8%              --          --
Dresdner RCM Global Investors LLC(9).................................     676,400      4.8%              --          --
All directors and officers as a group (21 persons)...................     306,233      2.1%       3,267,165       97.8%

------------------------

*   Less than one percent.

(+) Based on 14,061,079 shares of Class A common stock outstanding as of June
    30, 1999 and 3,325,303 shares of Class B common stock outstanding as of June 30, 1999.

(1) Reflects shares of Class B common stock held by Onex DHC LLC, which has shared voting power over 1,972,913 shares of Class B common stock (see footnote (2)) and sole dispositive power over 1,394,913 shares of Class B common stock. Mr. Rosen, a Director of Dura, is Managing Director of Onex Investment Corp. and disclaims beneficial ownership of all shares of Class B Common Stock owned by Onex DHC LLC. Onex DHC LLC and Onex Investment Corp. are both wholly owned subsidiaries of Onex Corporation. The address for Onex DHC LLC and Mr. Rosen is c/o Onex Investment Corp., 712 Fifth Avenue, 40th Floor, New York, New York 10019.

(2) Onex, J2R, Messrs. Johnson, Storrie, Bovee, Bubenzer, Hibbs, Kniss, Clement, Rosen and Rued and certain of Dura's other existing stockholders have entered into agreements pursuant to which such stockholders agreed to vote their shares of Class B common stock in the same manner as Onex votes its shares on all matters presented to Dura's stockholders for a vote and, to the extent permitted by law, granted to Onex DHC LLC a proxy to effectuate such agreement. As a result, Onex has voting control of approximately 59.3% of the common stock.

(3) Includes 14,420 shares issuable upon the exercise of currently exercisable options issued to Alkin Co. in connection with Dura's acquisition of the Brake and Cable Business. Messrs. Jorgensen and Orscheln are officers of Alkin Co. and, other than Mr. Orscheln, each disclaims beneficial ownership of the shares owned by Alkin Co. other than the shares subject to each of their outstanding options. The address for Alkin Co. is 2000 U.S. Highway 63 South, Moberly, Missouri 65270, and the address of each such individual is c/o Alkin Co. at the same address.

(4) Includes 308,211 shares owned by J2R, of which Mr. Johnson is President, and 9,668 shares owned by Mr. Johnson. The address for Mr. Johnson and J2R is c/o Dura Automotive Systems, Inc., 4508 IDS Center, Minneapolis, Minnesota 55402.

(5) Includes 1,400 shares owned by Mr. Storrie's wife. Mr. Storrie disclaims beneficial ownership of such shares.

(6) Includes 308,211 shares owned by J2R, of which Mr. Hibbs is a stockholder, and 7,949 shares owned by Mr. Hibbs. Mr. Hibbs disclaims beneficial ownership of the shares owned by J2R. The address for Mr. Hibbs is c/o Dura Automotive Systems, Inc., 4508 IDS Center, Minneapolis, Minnesota 55402.

(7) Includes 308,211 shares owned by J2R, of which Mr. Rued is a stockholder. Mr. Rued disclaims beneficial ownership of the shares owned by J2R. The address for Mr. Rued is c/o Dura Automotive Systems, Inc., 4508 IDS Center, Minneapolis, Minnesota 55402.

(8) American Express Company ("AEC") and American Express Financial Corporation ("AEFC") each reported as of December 31, 1998 shared dispositive power with respect to 950,114 shares of Class A common stock and shared voting power with respect to 400,114 shares of Class A common stock. IDS Discovery Fund Inc. reported as of December 31, 1998 sole voting power and shared dispositive power with respect to 550,000 shares of Class A common stock, representing 11.4% of the outstanding shares of Class A common stock. The address for AEC is American Express Tower, 200 Vesey Street, New York, New York 10285 and the address for AEFC and IDS Discovery Fund Inc. is IDS Tower 10, Minneapolis, Minnesota 55440.

(9) Dresdner RCM Global Investors LLC, RCM Limited L.P. and RCM General Corporation each reported as of December 31, 1998 sole voting power with respect to 609,900 shares of Class A common stock and sole dispositive power with respect to 676,400 shares of Class A common stock. The address for these entities is Four Embarcadero Center, Suite 2900, San Francisco, California 94111. Dresdner Bank AG also reported beneficial ownership of 680,200 shares of Class A common stock as a result of its being the parent corporation of Dresdner RCM US Holdings LLC. The address for Dresdner Bank AG is Jurgen-Ponto-Platz 1, 60301 Frankfurt, Germany.

                              SELLING STOCKHOLDERS

    The shares of Class A common stock covered by this prospectus are being offered by or for the account of the Selling Stockholders listed in the table below (the "Selling Stockholders"). All of the shares of Class A common stock listed in the following table relate to shares that may be acquired by such Selling Stockholders upon the exercise of outstanding warrants. All of these warrants were issued by Excel Industries, Inc. ("Excel") in connection with its acquisition of Anderson Industries, Inc. on April 3, 1996. The warrants were assumed by Dura in connection with its acquisition of Excel, which was completed on March 23, 1999. Pursuant to the terms of the merger agreement, each outstanding warrant was converted into a warrant to (A) purchase that number of shares of Class A common stock equal to one-half of the number of shares of Excel common stock subject to the warrant multiplied by 0.8 and (B) receive cash equal to one-half of the number of shares of Excel common stock subject to the warrant multiplied by $25.50. The exercise price for the warrants is $16.56 per share of Class A common stock. None of the Selling Stockholders has had within the past three years any material relationship with Dura or any of its predecessors or affiliates.

    The following table sets forth the name of each Selling Stockholder, the number of shares of Class A common stock beneficially owned by each Selling Stockholder immediately prior to the date of this prospectus, the number of shares covered by this prospectus, the number of shares of Class A common stock to be beneficially owned by each Selling Stockholder upon completion of this offering, and the percentage of shares to be owned by each Selling Stockholder upon completion of the offering. However, because the Selling Stockholders may offer all or a portion of the shares covered by this prospectus at any time and from time to time hereafter, the exact number of shares that each Selling Stockholder may retain after completion of the offering cannot be determined at this time. The last two columns of this table assume that all shares covered by this prospectus will be sold by the Selling Stockholders and that no additional shares of Class A common stock are bought or sold by the Selling Stockholders. Each of the Selling Stockholders named in the table has sole voting and investment power with respect to the shares beneficially owned by it or her.

                                                                                                    SHARES BENEFICIALLY
                                                                                    NUMBER OF           OWNED AFTER
                                                                                 SHARES COVERED           OFFERING
                                                          SHARES BENEFICIALLY        BY THIS      ------------------------
                         NAME                           OWNED PRIOR TO OFFERING    PROSPECTUS       NUMBER       PERCENT
------------------------------------------------------  -----------------------  ---------------  -----------  -----------
Ralph F. Anderson, as Trustee of the Testamentary
  Trust U/W/O Edith Anderson..........................             8,398                8,398             --           --
John R. Anderson, as Trustee of the John Anderson
  Revocable Trust U/A/D 9/21/77.......................            23,714               23,634             80            *
Linda Anderson........................................               234                  234             --           --
John R. Anderson and Allan B. Muchin, as Co-Trustees
  of the John Anderson Discretionary Trust U/A/D
  12/28/76............................................            16,418               16,418             --           --
John R. Anderson and Allan B. Muchin, as Co-Trustees
  of John Anderson Gift Trust U/A/D 12/28/76..........             3,400                3,400             --           --
John R. Anderson and Allan B. Muchin, as Co-Trustees
  of the David Descendants Trust U/A/D 12/28/76.......             5,812                5,812             --           --
John R. Anderson and Allan B. Muchin, as Co-Trustees
  of the David Family Trust U/A/D 12/28/76............             9,024                9,024             --           --

                                                                                                    SHARES BENEFICIALLY
                                                                                    NUMBER OF           OWNED AFTER
                                                                                 SHARES COVERED           OFFERING
                                                          SHARES BENEFICIALLY        BY THIS      ------------------------
                         NAME                           OWNED PRIOR TO OFFERING    PROSPECTUS       NUMBER       PERCENT
------------------------------------------------------  -----------------------  ---------------  -----------  -----------
John R. Anderson and Allan B. Muchin, as Co-Trustees
  of the Kristin Descendants Trust U/A/D 12/28/76.....             5,812                5,812             --           --
John R. Anderson and Allan B. Muchin, as Co-Trustees
  of the Kristin Family Trust U/A/D 12/28/76..........             9,024                9,024             --           --
John R. Anderson and Allan B. Muchin, as Co-Trustees
  of the Tracy Descendants Trust U/A/D 12/28/76.......             5,812                5,812             --           --
John R. Anderson and Allan B. Muchin, as Co-Trustees
  of the Tracy Family Trust U/A/D 12/28/76............             9,024                9,024             --           --
John R. Anderson and Allan B. Muchin, as Co-Trustees
  of the Jeffrey Descendants Trust U/A/D 4/15/83......             5,812                5,812             --           --
John R. Anderson and Allan B. Muchin, as Co-Trustees
  of the Jeffrey Family Trust U/A/D 4/15/83...........             9,024                9,024             --           --
Judith E. Graff and John R. Anderson, as Co-Trustees
  of the Judith E. Graff Family Trust U/A/D
  12/28/76............................................             5,563                5,563             --           --
Judith E. Graff and John R. Anderson, as Co-Trustees
  of the Judith E. Graff Discretionary Trust U/A/D
  12/28/76............................................             1,621                1,621             --           --
Judith E. Graff, as Trustee of the Judith E. Graff
  Revocable Trust U/A/D 9/15/78.......................            15,526               15,526             --           --
Allan B. Muchin and Richard A. Behr, as Co-Trustees of
  the Jeffrey Anderson Trust U/A/D 5/1/80.............               467                  467             --           --
John R. Anderson, as Trustee of the Tracy E. Anderson
  Trust U/A/D 3/8/96..................................               467                  467             --           --
John R. Anderson, as Trustee of the Kristin L.
  Anderson Trust U/A/D 3/8/96.........................               467                  467             --           --
John R. Anderson, as Trustee of the David J. Anderson
  Trust U/A/D 3/8/96..................................             3,475                3,475             --           --
Allan B. Muchin and Richard A. Behr, as Co-Trustees of
  the John Anderson Children's Trust U/A/D 12/4/87....            13,387               13,387             --           --

------------------------

* Less than one percent.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    Dura, Onex, J2R, Alkin Co. and S.A. Johnson and Robert R. Hibbs and certain other investors are parties to a stockholders agreement pursuant to which each party has agreed to vote his or its shares in the same manner that Onex votes its shares of Dura's common stock.

    Dura, Onex and certain stockholders including J2R, Alkin Co., S.A. Johnson and Karl F. Storrie are parties to a registration agreement pursuant to which Dura has granted certain of its stockholders rights to register shares of Dura's common stock.

    Dura paid fees to Hidden Creek of approximately $3.7 million in 1998 in connection with the acquisitions of Universal, Trident and the Hinge Business, the June 1998 Offering and the March 1998 sale of the Trust Preferred Securities. In addition, Hidden Creek received a fee of $2.0 million for services rendered in connection with the Excel Acquisition and a fee of $2.0 million for services rendered in connection with the Adwest Acquisition. S.A. Johnson, the Chairman of the Dura board, is the founder, Chief Executive Officer and President of Hidden Creek and Messrs. Robert R. Hibbs, a Vice President and Director of Dura, and Scott D. Rued, a Vice President of Dura, are executive officers of Hidden Creek. Certain officers and employees of Hidden Creek continue to provide services to Dura. A portion of the salaries and expenses of such Hidden Creek officers and employees, approximately $200,000, is allocated to Dura annually.

    In connection with the December 1991 private placement of common stock, Mr. Storrie acquired 139,531 shares of Class B common stock, of which 115,531 shares are still held by Mr. Storrie. Dura loaned Mr. Storrie $75,000 in connection with such purchase. Mr. Storrie has repaid $12,900 of the outstanding balance as of March 31, 1999. The loan bears interest at 1% above the prime rate, matures on December 31, 2000 and is secured by a pledge of the shares.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL MATTERS

    The total amount of authorized capital stock of DASI consists of 60,000,000 shares of Class A common stock, par value $0.01 per share, 10,000,000 shares of Class B common stock, par value $0.01 per share and 5,000,000 shares of preferred stock, par value $1.00 per share. As of June 30, 1999, 14,061,079 shares of Class A common stock, 3,325,303 shares of Class B common stock and no shares of preferred stock were issued and outstanding. As of June 30, 1999, there were: (1) 2,957,520 shares of Class A common stock reserved for issuance under Dura's stock option plans and Employee Stock Purchase Plan, of which options to purchase 1,259,463 shares of Class A common stock were outstanding;
(2) 3,325,303 shares of Class A common stock reserved for issuance upon the conversion of the Class B common stock and (3) 1,289,000 shares of Class A common stock reserved for issuance upon the conversion of the Trust Preferred Securities.

    The following summary of certain provisions of DASI's capital stock describes all material provisions of, but does not purport to be complete and is subject to, and qualified in its entirety by, our restated certificate of incorporation and by-laws, which are filed with the SEC. See "Where You Can Find More Information."

CLASS A COMMON STOCK

    All of the outstanding shares of Class A common stock are validly issued, fully paid and nonassessable. Subject to the prior rights of the holders of any preferred stock, the holders of outstanding shares of Class A common stock are entitled to receive dividends out of assets legally available therefor at such time and in such amounts as the Board may from time to time determine. The shares of Class A common stock are not convertible and the holders thereof have no preemptive or subscription rights to purchase any securities of Dura. Upon liquidation, dissolution or winding up of

Dura, the holders of Class A common stock are entitled to receive pro rata the assets of Dura which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Each outstanding share of Class A common stock is entitled to one vote on all matters submitted to a vote of stockholders. Except as otherwise required by law or our restated certificate, the Class A common stock and Class B common stock vote together on all matters submitted to a vote of the stockholders, including the election of directors.

    The Class A common stock is traded on the Nasdaq National Market under the symbol "DRRA."

CLASS B COMMON STOCK

    The issued and outstanding shares of Class B common stock generally have identical rights to those of the Class A common stock except with respect to voting power and conversion rights. Each share of Class B common stock is entitled to ten votes on all matters submitted to a vote of stockholders, as compared to one vote for each share of Class A common stock. The Class B common stock automatically ceases to have any voting rights, other than as required by law, at any time that Onex Corporation, J2R Corporation and certain stockholders affiliated with Hidden Creek Industries, in the aggregate, do not beneficially own at least 10% of the total outstanding shares of common stock. As of June 30, 1999, these stockholders collectively owned approximately 19% of the total outstanding shares of common stock. The Class B common stock is convertible at the option of the holder, and mandatorily convertible upon any transfer of the Class B common stock while it still has ten votes per share (except to affiliates), into Class A common stock on a share-for-share basis. The Class B common stock is not registered under the Exchange Act and is not listed for trading on any national securities exchange or on the Nasdaq Stock Market.

PREFERRED STOCK

    The Dura board may, without further action by Dura's stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of Class A common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of Dura before any payment is made to the holders of shares of Class A common stock. Under certain circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of Dura's securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, the Dura board, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of Class A common stock. There are no shares of preferred stock outstanding, and Dura has no present intention to issue any shares of preferred stock. The affirmative vote of two-thirds of the Dura board is required to issue any preferred stock.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Class A common stock is Firstar Bank Milwaukee, N.A.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

NEW CREDIT FACILITY

    GENERAL. In connection with the Acquisitions, Dura Operating Corp. ("DOC"), DASI and various direct and indirect wholly owned subsidiaries of DASI (the "Borrowers"), entered into the new credit facility with Bank of America National Trust and Savings Association ("Bank of America") and certain other lenders. The new credit facility provides for aggregate borrowings by Dura of approximately $1,150 million. As of March 31, 1999, there was $825.0 million of outstanding indebtedness under the new credit facility and $250.0 million available under the new credit facility for working capital and other corporate purposes.

    The new credit facility includes (a) a $200.0 million interim term loan, (b) a $275.0 million tranche A term loan, (c) a $275.0 million tranche B term loan and (d) a $400.0 million revolving credit facility. The net proceeds from the notes offering were used to repay to interim term loan.

    INTEREST. Amounts outstanding under the new credit facility bear interest, at Dura's option, at a rate per annum equal to either: (1) the Eurocurrency interbank offered rate (the "Eurocurrency Rate") or (2) the alternate base rate, in each case, plus an applicable margin. The "alternate base rate" is defined as the higher of (x) Bank of America's reference rate, and (y) 0.50% per annum over the federal funds rate. The applicable margin for the tranche A term loan and the revolving credit facility is initially 2.25% for Eurocurrency Rate loans and 0.75% for alternate base rate loans. The applicable margin for tranche A term loans and the revolving credit facility adjusts according to a performance pricing grid based on Dura's ratio of senior indebtedness to EBITDA, ranging from (1) for Eurocurrency loans, 2.25% to 1.50% and (2) for alternate base rate loans, 0.75% to 0.00%. The applicable margin for the interim term loan is fixed at 2.25% for Eurocurrency loans and 0.75% for alternate base rate loans. The applicable margin for the tranche B term loan is fixed at 2.50% for Eurocurrency loans and 1.00% for alternate base rate loans. As of March 31, 1999, Dura's borrowings under the new credit facility bore interest at rates ranging from 5.28% to 10.00%.

    MATURITY. Borrowings under the tranche A term loan are due and payable in March 2005 and borrowings under the tranche B term loan are due and payable in March 2006. The revolving credit facility is available until March 2005.

    SECURITY AND GUARANTIES. The new credit facility is secured by a first priority security interest in all existing and after-acquired tangible and intangible assets of the Borrowers and their material subsidiaries, including, without limitation, intellectual property, real property, all of the capital stock owned by the Borrowers and each of their material subsidiaries and any inter-company debt obligations (with exceptions for certain foreign subsidiaries). All of the Borrowers' obligations under the new credit facility are fully and unconditionally guaranteed by DASI and all of DOC's material subsidiaries (with exceptions for certain foreign subsidiaries).

    COVENANTS. The new credit facility requires Dura to meet certain financial tests, including, without limitation, maximum levels of senior debt as a ratio to EBITDA, minimum interest coverage, total debt as a ratio of EBITDA and net worth. The new credit facility contains certain covenants which, among other things, limit the incurrence of additional indebtedness, investments, dividends, transactions with affiliates, asset sales, acquisitions, mergers and consolidations, payments of certain other indebtedness, liens and encumbrances.

    EVENTS OF DEFAULT. The new credit facility contains customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain other indebtedness (including the notes), certain events of bankruptcy and insolvency, judgment defaults, failure of any guaranty or security document supporting the new credit facility to be in full force and effect and a change of control of Dura.

9% SENIOR SUBORDINATED NOTES

    DOC issued $300,000,000 aggregate principal amount of 9% senior subordinated notes ("dollar notes") pursuant to an Indenture, dated as of April 22, 1999 (the "Dollar Notes Indenture"), by and among DOC, DASI, the subsidiaries of DOC named therein and U.S. Bank Trust National Association, as trustee (the "Trustee") and issued [EURO]100,000,000 aggregate principal amount of 9% senior subordinated notes (the "euro notes" and together with the dollar notes, the "notes") pursuant to an Indenture, dated as of April 22, 1999 (the "Euro Notes Indenture" and, together with the Dollar Notes Indenture, the "Indentures"), by and among DOC, DASI, the subsidiaries of DOC named therein and the Trustee. The dollar notes are limited in aggregate principal amount to $350,000,000 and the euro notes are limited in aggregate principal amount of [EURO]150,000,000. The notes have a scheduled maturity of May 1, 2004. Interest on the notes accrues at the rate of 9% per annum and is payable semiannually in cash on each May 1 and November 1, to the persons who are registered holders of the notes at the close of business on April 15 and October 15, respectively, immediately preceding the applicable interest payment date. The notes are not entitled to the benefit of any mandatory sinking fund.

    The notes are senior subordinated debt of DOC. Accordingly, they rank:

    - behind all of the senior debt of DOC.

    - equally with all existing and future subordinated, unsecured debt of DOC that does not expressly provide that it is subordinated to the notes.

    - ahead of all future debt of DOC that expressly provides that it is subordinated to the notes.

    - behind all of the liabilities of DOC's foreign subsidiaries.

    The notes are unconditionally guaranteed on a senior subordinated basis by DASI and by each material existing domestic subsidiary of DOC.

    The notes are redeemable, at our option, in whole or in part from time to time, on and after May 1, 2004, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on May 1 of the year set forth below, plus, in each case, accrued interest to the date of redemption:

                                      PERCENTAGE
                                      -----------
2004................................      104.50%
2005................................      103.00
2006................................      101.50
2007 and thereafter.................      100.00

    At any time, or from time to time, on or prior to May 1, 2002, we may, at our option, use the net cash proceeds of one or more equity offerings to redeem up to 35% of the aggregate principal amount of dollar notes and up to 35% of the aggregate principal amount of the euro notes originally issued at a redemption price equal to 109% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of such redemption; PROVIDED that at least 65% of the dollar notes and at least 65% of the euro notes originally issued remain outstanding immediately after any such redemption.

    The Indentures provide that, upon the occurrence of a change of control (as defined below), each holder will have the right to require that DOC purchase all or a portion of their notes, at a purchase price equal to 101% of the principal amount thereof plus accrued interest thereon to the date of purchase. "Change of control" is defined under the Indentures to include one or more of the following events:

    - the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of DOC and its restricted subsidiaries taken as a whole to any "person" other than a principal or a related party of a principal (each as defined in the Indentures);

    - the adoption of a plan relating to the liquidation or dissolution of DOC;

    - the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person," other than the principals and their Related Parties, becomes the beneficial owner, directly or indirectly, of more than 50% of the voting stock of DOC, measured by voting power rather than number of shares;

    - the first day on which a majority of the members of the Board of Directors of DOC are not continuing directors;

    - the first day on which DASI ceases to own 100% of the outstanding Equity Interests of DOC; or

    - DOC consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, DOC, in any such event pursuant to a transaction in which any of the outstanding voting stock of DOC of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the voting stock of DOC outstanding immediately prior to such transaction is converted into or exchanged for voting stock (other than disqualified stock) of the surviving or transferee person constituting a majority of the outstanding shares of such voting stock of such surviving or transferee person (immediately after giving effect to such issuance).

    The following events are defined in the Indentures as "Events of Default":

    - default for 30 days in the payment when due of interest on, or liquidated damages with respect to, any Notes whether or not prohibited by the subordination provisions of the Indentures;

    - default in payment when due of the principal of, or premium, if any, on the notes whether or not prohibited by the subordination provisions of the Indentures;

    - failure by DOC or any of its restricted subsidiaries to comply with the covenants described under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets;"

    - default under any mortgage, indenture or instrument under which there is issued and outstanding any Indebtedness for money borrowed by DOC or any of it restricted subsidiaries (or the payment of which is guaranteed by DOC or any of its restricted subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the dates of the Indentures, if that default:

    (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a "Payment Default"); or

    (b) results in the acceleration of such indebtedness prior to its express maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $20.0 million or more;

    - failure by DOC or any of its restricted subsidiaries to pay final judgements aggregating in excess of $20.0 million, which judgements are not paid, vacated, discharged, stayed or non-appealable for a period of 60 days, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgement or decree which is not promptly stayed;

    - except as permitted by the Indentures, any guaranty shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor, shall deny or disaffirm its obligations under its subsidiary guaranty or DASI, or any person acting on behalf of DASI, shall deny or disaffirm its obligations under the parent guaranty; and

    - certain events of bankruptcy or insolvency with respect to DASI, DOC or any of its significant subsidiaries.

    The Indentures contain certain covenants for the benefit of the holders of the notes that, among other things, limit DOC's ability and any of its restricted subsidiaries to:

    - enter into certain transactions with affiliates;

    - pay dividends or make certain other restricted payments;

    - consummate certain asset sales;

    - enter into certain transactions with affiliates;

    - incur indebtedness that is senior in right of payment to the notes;

    - incur liens;

    - impose restrictions on the ability of a subsidiary to pay dividends or make certain payments to DOC and its subsidiaries;

    - merge or consolidate with any other person; or

    - sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of DOC.

    The foregoing summary of the material provisions of the Indentures is qualified in its entirety by reference to all of the provisions of the Indentures, which have been filed as an exhibit to the registration statement, of which this prospectus forms a part. See "Where You Can Find More Information."

                              PLAN OF DISTRIBUTION

    Dura is registering the shares on behalf of the Selling Stockholders. As used herein, "Selling Stockholders" includes donees and pledgees selling shares received from a named Selling Stockholder after the date of this prospectus. All costs, expenses and fees in connection with the registration of the shares offered hereby will be borne by Dura. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Stockholders. Sales of shares may be effected by Selling Stockholders from time to time in one or more types of transactions (which may include block transactions) on the Nasdaq, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Stockholders have advised Dura that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the Selling Stockholders.

    The Selling Stockholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

    The Selling Stockholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. Dura has agreed to indemnify each Selling Stockholder against certain liabilities, including liabilities arising under the Securities Act. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

    Because Selling Stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act. Dura has informed the Selling Stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

    Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

    Upon Dura being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

    - the name of each such selling stockholder and of the participating broker-dealer(s);

    - the number of shares involved;

    - the price at which such shares were sold;

    - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

    - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

    - other facts material to the transaction.

    In addition, upon Dura's being notified by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

                                 LEGAL MATTERS

    The validity of the shares of Class A common stock offered hereby will be passed upon on behalf of Dura by Kirkland & Ellis (a partnership that includes professional corporations), Chicago, Illinois.

                                    EXPERTS

    The consolidated financial statements of Dura as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998 included in this prospectus, the consolidated financial statements of Excel as of December 27, 1997 and January 2, 1999 and for each of the three years in the period ended January 2, 1999 included in this prospectus and the consolidated financial statements of Trident as of March 31, 1998 and December 31, 1998 and for the period from inception (September 19, 1997) to March 31, 1998, the one-month period ended April 30, 1998 and the eight-month period ended December 31, 1998, each included in this prospectus, were audited by Arthur Andersen LLP, independent public accountants, as set forth in its reports thereon, included herein, and are included herein in reliance upon the authority of said firm as an expert in auditing and accounting.

    The consolidated financial statements of Adwest as of June 30, 1997 and 1998 and for each of the three years in the period ended June 30, 1998 included in this prospectus have been audited by KPMG Audit Plc, independent certified public accountants. Such financial statements have been included in reliance upon the report of KPMG Audit Plc.

                      WHERE YOU CAN FIND MORE INFORMATION

    Dura has filed a registration statement on Form S-1 regarding the shares of Class A common stock being offered hereby with the SEC. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any other document is not necessarily complete. If we have filed any other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter. Each statement regarding any other document does not necessarily contain all of the information important to you.

    Dura is subject to the information requirements of the Exchange Act (SEC File No. 0-21139), and in accordance therewith files periodic reports, proxy statements and other information with the SEC relating to its business, financial statements and other matters. Prior to its acquisition by Dura, Excel was also subject to the information requirements of the Exchange Act (SEC File No. 1-8684). The reports, proxy statements and other information filed by Dura and Excel may be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and should be available for inspection and copying at the regional offices of the SEC located at 7 World Trade Center, Suite 1375, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates by writing to the SEC Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 (telephone number: 1-800-SEC-0330). The SEC also maintains a Web site that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov. Such material relating to Dura can also be inspected at the reading room of the library of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., 2(nd) Floor, Washington, D.C. 20006.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                             PAGE
                                                                                                           ---------
DURA AUTOMOTIVE SYSTEMS, INC.
  Report of Independent Public Accountants...............................................................        F-3
  Consolidated Balance Sheets as of December 31, 1997 and 1998...........................................        F-4
  Consolidated Statements of Operations for the Years Ended December 31,
    1996, 1997 and 1998..................................................................................        F-5
  Consolidated Statements of Stockholders' Investment for the Years Ended December 31,
    1996, 1997 and 1998..................................................................................        F-6
  Consolidated Statements of Cash Flows for the Years Ended December 31, 1996, 1997 and 1998.............        F-7
  Notes to Consolidated Financial Statements.............................................................        F-8
  Condensed Consolidated Balance Sheets at December 31, 1998 and March 31, 1999 (unaudited)..............       F-36
  Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 1998 and 1999
    (unaudited)..........................................................................................       F-37
  Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 1998 and 1999
    (unaudited)..........................................................................................       F-38
  Notes to Condensed Consolidated Financial Statements (unaudited).......................................       F-39
TRIDENT AUTOMOTIVE PLC.
  Report of Independent Public Accountants...............................................................       F-50
  Consolidated Balance Sheets as of December 31, 1998 and March 31, 1998.................................       F-51
  Consolidated Statements of Operations for the eight-month period ended December 31, 1998, the one-month
    period ended April 30, 1998, and the period from inception (September 19, 1997) to March 31, 1998....       F-52
  Consolidated Statements of Shareholders' Equity for the eight-month period ended December 31, 1998, the one-month period ended April 30, 1998, and the period from inception (September 19, 1997) to March
    31, 1998.............................................................................................       F-53
  Consolidated Statements of Cash Flows for the eight-month period ended December 31, 1998, the one-month
    period ended April 30, 1998, and the period from inception (September 19, 1997) to March 31, 1998....       F-54
  Notes to Consolidated Financial Statements.............................................................       F-55
  Condensed Consolidated Balance Sheets at December 31, 1998 and March 31, 1999 (unaudited)..............       F-78
  Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 1998 and 1999
    (unaudited)..........................................................................................       F-79
  Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 1998 and 1999
    (unaudited)..........................................................................................       F-80
  Notes to Condensed Consolidated Financial Statements (unaudited).......................................       F-81
EXCEL INDUSTRIES, INC.
  Report of Independent Public Accountants...............................................................       F-91
  Consolidated Balance Sheet as of December 27, 1997 and January 2, 1999.................................       F-92
  Consolidated Statement of Income for the Years Ended December 28, 1996,
    December 27, 1997 and January 2, 1999................................................................       F-93
  Consolidated Statements of Cash Flows for the Years Ended December 28, 1996, December 27, 1997 and
    January 2, 1999......................................................................................       F-94
  Consolidated Statements of Shareholders' Equity for the Years Ended December 28, 1996, December 27,
    1997 and January 2, 1999.............................................................................       F-95
  Notes to Consolidated Financial Statements.............................................................       F-96

                                                                                                             PAGE
                                                                                                           ---------
ADWEST AUTOMOTIVE PLC
  Independent Auditors' Report...........................................................................      F-123
  Consolidated Profit and Loss Account for the Years Ended June 30, 1996, 1997 and 1998..................      F-124
  Consolidated Balance Sheet as of June 30, 1997 and 1998................................................      F-125
  Consolidated Cash Flow Statement for the Years Ended June 30, 1996, 1997 and 1998......................      F-126
  Statements of Consolidated Recognised Gains and Losses for the Years Ended June 30,
    1996, 1997 and 1998..................................................................................      F-128
  Reconciliation of Movements in Shareholders' Funds.....................................................      F-128
  Notes to the Accounts..................................................................................      F-129
  Unaudited Interim Consolidated Profit and Loss Account for the Six Month Periods Ending December 31,
    1997 and 1998........................................................................................      F-155
  Unaudited Interim Consolidated Balance Sheet as of December 31, 1998...................................      F-156
  Unaudited Interim Consolidated Cash Flow Statement for the Six Month Periods Ending December 31, 1997
    and 1998.............................................................................................      F-157
  Unaudited Interim Reconciliation of Movements in Shareholders' Funds for the Six Month Period Ending
    December 31, 1997 and 1998...........................................................................      F-158
  Unaudited Interim Analysis of Net Debt at July 1, 1998 and December 31, 1998...........................      F-159
  Unaudited Interim Segmental Information for the Six Month Period Ending December 31, 1997 and 1998.....      F-160
  Notes to the Accounts (Unaudited)......................................................................      F-161

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Dura Automotive Systems, Inc.:

    We have audited the accompanying consolidated balance sheets of Dura Automotive Systems, Inc. (a Delaware corporation) and Subsidiaries as of December 31, 1997 and 1998 and the related consolidated statements of operations, stockholders' investment and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dura Automotive Systems, Inc. and Subsidiaries as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
January 29, 1999

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                                 DECEMBER 31,
                                                                                            ----------------------
                                                                                               1997        1998
                                                                                            ----------  ----------
                                          ASSETS
Current Assets:
  Cash and cash equivalents...............................................................  $    4,148  $   20,544
  Accounts receivable, net of reserve for doubtful accounts of $1,953 and $4,150..........      79,032     158,465
  Inventories.............................................................................      30,301      50,498
  Other current assets....................................................................      24,800      45,924
                                                                                            ----------  ----------
    Total current assets..................................................................     138,281     275,431
                                                                                            ----------  ----------
Property, Plant and Equipment:
  Land and buildings......................................................................      44,553      71,489
  Machinery and equipment.................................................................      73,892     144,931
  Construction in progress................................................................       6,616      10,899
  Less--accumulated depreciation..........................................................     (23,523)    (38,587)
                                                                                            ----------  ----------
    Net property, plant and equipment.....................................................     101,538     188,732
                                                                                            ----------  ----------
Goodwill, net of accumulated amortization of $5,653 and $13,926...........................     160,063     435,960
Other Assets, net of accumulated amortization of $918 and $2,419..........................      19,382      29,260
                                                                                            ----------  ----------
                                                                                            $  419,264  $  929,383
                                                                                            ----------  ----------
                                                                                            ----------  ----------
                         LIABILITIES AND STOCKHOLDERS' INVESTMENT
Current Liabilities:
  Accounts payable........................................................................  $   49,153  $   99,512
  Accrued liabilities.....................................................................      36,583      96,664
  Current maturities of long-term debt....................................................       2,241      15,489
                                                                                            ----------  ----------
    Total current liabilities.............................................................      87,977     211,665
                                                                                            ----------  ----------
Long-Term Debt, net of current maturities.................................................     178,081     316,417
Other Noncurrent Liabilities..............................................................      51,498     108,014
                                                                                            ----------  ----------
    Total liabilities.....................................................................     317,556     636,096
                                                                                            ----------  ----------
Commitments and Contingencies (Notes 3, 9 and 10)
Mandatorily Redeemable Convertible Trust Preferred Securities.............................          --      55,250
Stockholders' Investment:
  Preferred stock, par value $1; 5,000,000 shares authorized; none issued or
    outstanding...........................................................................          --          --
  Common stock, Class A; par value $.01; 30,000,000 shares authorized; 4,161,657 and
    9,029,085 shares issued and outstanding...............................................          42          90
  Common stock, Class B; par value $.01; 10,000,000 shares authorized; 4,654,380 and
    3,325,303 shares issued and outstanding...............................................          46          33
  Additional paid-in capital..............................................................      63,402     171,377
  Retained earnings.......................................................................      41,028      67,052
  Accumulated other comprehensive loss--cumulative translation adjustment.................      (2,810)       (515)
                                                                                            ----------  ----------
    Total stockholders' investment........................................................     101,708     238,037
                                                                                            ----------  ----------
                                                                                            $  419,264  $  929,383
                                                                                            ----------  ----------
                                                                                            ----------  ----------

   The accompanying notes are an integral part of these consolidated balance sheets.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                    YEARS ENDED DECEMBER 31,
                                                                               ----------------------------------
                                                                                  1996        1997        1998
                                                                               ----------  ----------  ----------
Revenues.....................................................................  $  245,329  $  449,111  $  739,467
Cost of sales................................................................     207,810     375,086     608,518
                                                                               ----------  ----------  ----------
  Gross profit...............................................................      37,519      74,025     130,949
Selling, general and administrative expenses.................................      17,157      32,815      49,825
Amortization expense.........................................................       1,036       3,600       9,868
                                                                               ----------  ----------  ----------
  Operating income...........................................................      19,326      37,610      71,256
Interest expense, net........................................................       2,589       9,298      20,267
                                                                               ----------  ----------  ----------
  Income before provision for income taxes, equity in losses of affiliate and
    minority interest........................................................      16,737      28,312      50,989
Provision for income taxes...................................................       6,609      11,670      20,933
Equity in losses of affiliate................................................          --          --       1,481
Minority interest--dividend on trust preferred securities, net...............          --          --       1,908
                                                                               ----------  ----------  ----------
  Income before extraordinary item...........................................      10,128      16,642      26,667
Extraordinary item--loss on early extinguishment of debt, net................          --          --         643
                                                                               ----------  ----------  ----------
    Net income...............................................................  $   10,128  $   16,642  $   26,024
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Basic earnings per share:
  Income before extraordinary item...........................................  $     1.57  $     1.89  $     2.49
  Extraordinary item.........................................................          --          --       (0.06)
                                                                               ----------  ----------  ----------
    Net income...............................................................  $     1.57  $     1.89  $     2.43
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Diluted earnings per share:
  Income before extraordinary item...........................................  $     1.57  $     1.88  $     2.42
  Extraordinary item.........................................................          --          --       (0.05)
                                                                               ----------  ----------  ----------
    Net income...............................................................  $     1.57  $     1.88  $     2.37
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

  The accompanying notes are an integral part of these consolidated financial statements.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' INVESTMENT
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                          COMMON STOCK
                                                         -----------------------------------------------
                                                                CLASS A                  CLASS B          ADDITIONAL
                                                         ----------------------  -----------------------    PAID-IN     RETAINED
                                                          SHARES      AMOUNT       SHARES      AMOUNT       CAPITAL     EARNINGS
                                                         ---------  -----------  ----------  -----------  -----------  -----------
BALANCE, December 31, 1995.............................         --   $      --    5,007,307   $      50    $  13,375    $  14,258
  Initial public offering of common stock, net.........  3,795,000          38           --          --       49,537           --
  Repurchase of common stock, net......................         --          --       (9,053)         --          (19)          --
  Net income...........................................         --          --           --          --           --       10,128
                                                         ---------         ---   ----------         ---   -----------  -----------
BALANCE, December 31, 1996.............................  3,795,000          38    4,998,254          50       62,893       24,386
  Sale of stock under Employee Stock Discount Purchase
    Plan...............................................     16,922          --           --          --          383           --
  Exercise of options..................................      5,861          --           --          --           85           --
  Collection of common stock subscriptions receivable..         --          --           --          --           41           --
  Conversion from Class B to Class A...................    343,874           4     (343,874)         (4)          --           --
  Net income...........................................         --          --           --          --           --       16,642
  Other comprehensive income--foreign currency
    translation adjustment.............................         --          --           --          --           --           --
  Total comprehensive income...........................
                                                         ---------         ---   ----------         ---   -----------  -----------
BALANCE, December 31, 1997.............................  4,161,657          42    4,654,380          46       63,402       41,028
  Sale of stock under Employee Stock Discount Purchase
    Plan...............................................     25,651          --           --          --          512           --
  Exercise of options..................................      5,700          --        7,000          --           97           --
  Collection of common stock subscriptions receivable..         --          --           --          --           45           --
  Public offering of Class A common stock, net.........  3,500,000          35           --          --      107,321           --
  Conversion from Class B to Class A...................  1,336,077          13   (1,336,077)        (13)          --           --
  Net income...........................................         --          --           --          --           --       26,024
  Other comprehensive income--foreign currency
    translation adjustment.............................         --          --           --          --           --           --
  Total comprehensive income...........................
                                                         ---------         ---   ----------         ---   -----------  -----------
BALANCE, December 31, 1998.............................  9,029,085   $      90    3,325,303   $      33    $ 171,377    $  67,052
                                                         ---------         ---   ----------         ---   -----------  -----------
                                                         ---------         ---   ----------         ---   -----------  -----------


                                                           ACCUMULATED
                                                              OTHER          TOTAL
                                                          COMPREHENSIVE   STOCKHOLDERS'
                                                              LOSS         INVESTMENT
                                                         ---------------  ------------
BALANCE, December 31, 1995.............................     $      --      $   27,683
  Initial public offering of common stock, net.........            --          49,575
  Repurchase of common stock, net......................            --             (19)
  Net income...........................................            --          10,128
                                                               ------     ------------
BALANCE, December 31, 1996.............................            --          87,367
  Sale of stock under Employee Stock Discount Purchase
    Plan...............................................            --             383
  Exercise of options..................................            --              85
  Collection of common stock subscriptions receivable..            --              41
  Conversion from Class B to Class A...................            --              --
  Net income...........................................            --
  Other comprehensive income--foreign currency
    translation adjustment.............................        (2,810)
  Total comprehensive income...........................                        13,832
                                                               ------     ------------
BALANCE, December 31, 1997.............................        (2,810)        101,708
  Sale of stock under Employee Stock Discount Purchase
    Plan...............................................            --             512
  Exercise of options..................................            --              97
  Collection of common stock subscriptions receivable..            --              45
  Public offering of Class A common stock, net.........            --         107,356
  Conversion from Class B to Class A...................            --              --
  Net income...........................................            --
  Other comprehensive income--foreign currency
    translation adjustment.............................         2,295
  Total comprehensive income...........................                        28,319
                                                               ------     ------------
BALANCE, December 31, 1998.............................     $    (515)     $  238,037
                                                               ------     ------------
                                                               ------     ------------

  The accompanying notes are an integral part of these consolidated financial statements.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                    YEARS ENDED DECEMBER 31,
                                                                              ------------------------------------
                                                                                 1996        1997         1998
                                                                              ----------  -----------  -----------
OPERATING ACTIVITIES:
  Net income................................................................  $   10,128  $    16,642  $    26,024
  Adjustments required to reconcile net income to net cash provided by operating activities--
    Depreciation and amortization...........................................       6,079       12,303       27,571
    Deferred income tax provision...........................................       3,331        1,521        7,833
    Extraordinary loss on extinguishment of debt............................          --           --          643
    Other...................................................................          --           --         (315)
    Equity in losses of affiliates..........................................          --           --        1,481
    Change in other operating items:
      Accounts receivable...................................................      (2,248)     (12,841)     (13,536)
      Inventories...........................................................         458        2,512         (905)
      Other current assets..................................................       3,038       (7,803)      (7,631)
      Accounts payable and accrued liabilities..............................        (994)       3,479        8,203
      Other assets and liabilities..........................................          --       (7,297)     (41,681)
                                                                              ----------  -----------  -----------
        Net cash provided by operating activities...........................      19,792        8,516        7,687
                                                                              ----------  -----------  -----------
INVESTING ACTIVITIES:
  Capital expenditures, net.................................................      (6,260)     (16,242)     (31,822)
  Acquisitions, net.........................................................     (83,850)     (70,481)    (135,712)
  Investments in joint ventures and other...................................      (4,983)      (6,663)          --
                                                                              ----------  -----------  -----------
        Net cash used in investing activities...............................     (95,093)     (93,386)    (167,534)
                                                                              ----------  -----------  -----------
FINANCING ACTIVITIES:
  Borrowings under revolving credit facilities..............................     145,500      267,987      417,267
  Repayments of revolving credit facilities.................................     (68,500)    (174,869)    (385,052)
  Long-term borrowings......................................................          --           --      100,265
  Repayments of long-term borrowings........................................     (51,320)      (6,008)    (116,351)
  Proceeds from stock offering, net.........................................      49,575           --      107,848
  Proceeds from issuance of preferred securities............................          --           --       52,525
  Sale (repurchase) of common stock, net....................................         (19)         510          118
                                                                              ----------  -----------  -----------
        Net cash provided by financing activities...........................      75,236       87,620      176,620
                                                                              ----------  -----------  -----------
EFFECT OF EXCHANGE RATES ON CASH............................................          --         (269)        (377)
                                                                              ----------  -----------  -----------
NET CHANGE IN CASH AND CASH EQUIVALENTS.....................................         (65)       2,481       16,396
CASH AND CASH EQUIVALENTS, beginning of period..............................       1,732        1,667        4,148
                                                                              ----------  -----------  -----------
CASH AND CASH EQUIVALENTS, end of period....................................  $    1,667  $     4,148  $    20,544
                                                                              ----------  -----------  -----------
                                                                              ----------  -----------  -----------
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for--
    Interest................................................................  $    3,195  $     8,715  $    24,941
                                                                              ----------  -----------  -----------
                                                                              ----------  -----------  -----------
    Income taxes............................................................  $    2,087  $     5,589  $    11,446
                                                                              ----------  -----------  -----------
                                                                              ----------  -----------  -----------

  The accompanying notes are an integral part of these consolidated financial statements.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND BASIS OF PRESENTATION:

    Dura Automotive Systems, Inc. (the "Company") and subsidiaries designs and manufactures engineered mechanisms for the global automotive industry. The Company has manufacturing facilities located in Indiana, Michigan, Missouri, Tennessee, Australia, Brazil, Canada, France, Germany, Mexico, Spain, and the United Kingdom.

2. SIGNIFICANT ACCOUNTING POLICIES:

    PRINCIPLES OF CONSOLIDATION:

    The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

    FISCAL YEAR:

    The Company reports its operating results based on a 52-/53-week fiscal year. For presentation purposes, the Company uses December 31 as its fiscal year-end.

    CASH EQUIVALENTS:

    Cash equivalents consist of money market instruments with original maturities of three months or less and are stated at cost which approximates fair value.

    INVENTORIES:

    Inventories are valued at the lower of first-in, first-out ("FIFO") cost or market.

    Inventories consisted of the following (in thousands):

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1997       1998
                                                                          ---------  ---------
Raw materials...........................................................  $  15,562  $  23,067
Work-in-process.........................................................      9,126     11,155
Finished goods..........................................................      5,613     16,276
                                                                          ---------  ---------
                                                                          $  30,301  $  50,498
                                                                          ---------  ---------
                                                                          ---------  ---------

    OTHER CURRENT ASSETS:

    Other current assets consisted of the following (in thousands):

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1997       1998
                                                                          ---------  ---------
Excess of cost over billings on uncompleted tooling projects............  $  12,603  $  20,640
Deferred income taxes...................................................      9,350     14,023
Prepaid expenses........................................................      2,847     11,261
                                                                          ---------  ---------
                                                                          $  24,800  $  45,924
                                                                          ---------  ---------
                                                                          ---------  ---------

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    Excess of cost over billings on uncompleted tooling projects represents costs incurred by the Company in the production of customer-owned tooling to be used by the Company in the manufacture of its products. The Company receives a specific purchase order for this tooling and is reimbursed by the customer within one operating cycle. Costs are deferred until reimbursed by the customer. Forecasted losses on incomplete projects are recognized currently.

    PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment are stated at cost. For financial reporting purposes, depreciation is provided on the straight-line method over the following estimated useful lives:

                                                               20 to 30
Buildings....................................................  years
Machinery and equipment......................................  3 to 20 years

    Accelerated depreciation methods are used for tax reporting purposes.

    Maintenance and repairs are charged to expense as incurred. Major betterments and improvements which extend the useful life of the item are capitalized and depreciated. The cost and accumulated depreciation of property, plant and equipment retired or otherwise disposed of are removed from the related accounts, and any residual values are charged or credited to income.

    GOODWILL AND OTHER ASSETS:

    Goodwill represents the excess of the purchase price over the fair value of the net assets acquired and is being amortized on a straight-line basis over 40 years. Other assets principally consist of debt financing costs which are being amortized over the term of the applicable agreement, and the Company's net investment in its joint ventures.

    The Company periodically evaluates whether events and circumstances have occurred which may affect the estimated useful life or the recoverability of the remaining balance of its goodwill and other long-lived assets. If such events or circumstances were to indicate that the carrying amount of these assets would not be recoverable, the Company would estimate the future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) were less than the carrying amount of goodwill and other long-lived assets, the Company would recognize an impairment loss.

    Certain tooling and design costs related to previously proven product designs are reimbursed by the Company's customers as the related product is sold through an incremental increase in each product's unit selling price. Such costs are capitalized and amortized using the unit of production method over the estimated life of the related tool. Amounts capitalized and included in other assets were $4.2 million at December 31, 1997 and $5.1 million at December 31, 1998. If the Company forecasts that the amount of capitalized tooling and design costs exceeds the amount to be realized through the sale of product, a loss is recognized currently. Research and development and start-up costs, which are not material, are expensed as incurred.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    ACCRUED LIABILITIES:

    Accrued liabilities consisted of the following (in thousands):

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1997       1998
                                                                          ---------  ---------
Plant closure and consolidation costs...................................  $   4,210  $  34,801
Compensation and benefits...............................................     11,284     21,557
Medical insurance.......................................................      8,036     11,057
Legal and environmental.................................................      2,265      4,752
Interest................................................................        957      3,785
Loss contracts..........................................................      1,951      2,721
Other...................................................................      7,880     17,991
                                                                          ---------  ---------
                                                                          $  36,583  $  96,664
                                                                          ---------  ---------
                                                                          ---------  ---------

    OTHER NONCURRENT LIABILITIES:

    Other noncurrent liabilities consisted of the following (in thousands):

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1997        1998
                                                                         ---------  ----------
Plant closure and consolidation costs..................................  $  23,724  $   46,154
Loss contracts.........................................................     11,371      16,557
Post-retirement medical benefits.......................................      7,188      16,533
Legal and environmental................................................      7,496      14,673
Deferred income taxes..................................................         --       8,652
Other..................................................................      1,719       5,445
                                                                         ---------  ----------
                                                                         $  51,498  $  108,014
                                                                         ---------  ----------
                                                                         ---------  ----------

    REVENUE RECOGNITION AND SALES COMMITMENTS:

    The Company recognizes revenue as its products are shipped to its customers. The Company enters into agreements with its customers at the beginning of a given vehicle's life to produce products. Once such agreements are entered into by the Company, fulfillment of the customers' purchasing requirements is the obligation of the Company for the entire production life of the vehicle, with terms of up to 7 years, and the Company has no provisions to terminate such contracts. In certain instances, the Company may be committed under existing agreements to supply product to its customers at selling prices which are not sufficient to cover the direct cost to produce such product. In such situations, the Company records a liability for the estimated future amount of such losses. Such losses are recognized at the time that the loss is probable and reasonably estimable and is recorded at the minimum amount necessary to fulfill the Company's obligations to its customers.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    INCOME TAXES:

    The Company accounts for income taxes following the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using currently enacted tax rates.

    COMPREHENSIVE INCOME:

    Effective January 1, 1998, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." This statement established standards for reporting and display of comprehensive income and its components. Comprehensive income reflects the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. For the Company, comprehensive income represents net income adjusted for foreign currency translation adjustments. In accordance with SFAS No. 130, the Company has chosen to disclose comprehensive income in the consolidated statements of stockholders' investment. Prior years have been restated to conform to SFAS No. 130 requirements.

    FAIR VALUE OF FINANCIAL INSTRUMENTS:

    The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and revolving credit facilities approximates fair value because of the short maturity of these instruments. The carrying amount of the Company's long-term debt approximates fair value because of the variability of the interest cost associated with these instruments. The Notes were recorded at fair value in connection with the acquisition of Trident Automotive plc in April 1998 (see Note 5) and the Company believes there has been no material change in the estimated fair value since such date. The fair value of the Company's Preferred Securities (see Note 4), based on Nasdaq market quote activity as of yearend, approximated carrying value.

    SEGMENT REPORTING:

    In 1998, the Company adopted SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." SFAS No. 131 supersedes SFAS No. 14 replacing the "industry segment" approach with the "management" approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosures about products and services, geographic areas, and major customers. The adoption of SFAS No. 131 did not affect results of operations or financial position but did affect the disclosure of segment information (see Note 8).

    COMMON STOCK:

    The holder of each share of Class A common stock outstanding is entitled to one vote per share and the holder of each share of Class B common stock outstanding is entitled to ten votes per share.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    STOCK OPTIONS:

    The Company accounts for stock options under the provisions of Accounting Principles Board Opinion ("APB") No. 25, under which no compensation expense is recognized when the stock options are granted. The pro forma effects had the Company followed the provisions of SFAS No. 123 are included in Note 3.

    USE OF ESTIMATES:

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The ultimate results could differ from those estimates.

    FOREIGN CURRENCY TRANSLATION:

    Assets and liabilities of the Company's foreign operations are translated using the year-end rates of exchange. Results of operations are translated using the average rates prevailing throughout the period. Translation gains or losses are accumulated as a separate component of stockholders' investment.

    RECLASSIFICATIONS:

    Certain amounts previously reported in the 1996 and 1997 consolidated financial statements have been reclassified to conform to the 1998 presentation. The reclassifications had no effect on previously reported net income or stockholders' investment.

    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS:

    In June 1998 the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," effective for years beginning after June 15, 1999. SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge criteria are met. Special accounting for qualifying hedges allow a derivative's gains or losses to offset related results on the hedged item in the statement of operations and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. The Company has not yet quantified the impacts of adopting SFAS No. 133 and has not yet determined the timing of adoption.

    In April 1998, the Financial Accounting Standards Board issued Statement of Position ("SOP") No. 98-5, "Reporting on the Costs of Start-Up Activities," effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires the expensing of start-up activities as incurred, versus capitalizing and expensing them over a period of time. The Company is currently in the process of assessing the impact of adopting SOP 98-5 and will adopt this new pronouncement during 1999.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

3. STOCKHOLDERS' INVESTMENT:

    PUBLIC OFFERING OF COMMON STOCK:

    On August 14, 1996, the Company completed an initial public offering of 3,795,000 shares of its Class A common stock at $14.50 per share (the "1996 Offering"). The Company received net proceeds of approximately $49.6 million from the 1996 Offering. Net proceeds from the 1996 Offering were used to repay certain outstanding indebtedness. Immediately prior to the completion of the 1996 Offering, the Company's board of directors and stockholders approved an Amended and Restated Certificate of Incorporation and a recapitalization pursuant to which the outstanding shares of the Company's Class A, B and C common stock were exchanged for 4,998,254 shares in the aggregate of the Company's new Class B common stock (out of a total of 10,000,000 shares of Class B common stock authorized for issuance under the Amended and Restated Certificate of Incorporation). Immediately after the consummation of the recapitalization and the 1996 Offering, the Company had 8,793,254 shares of common stock outstanding. In addition, the Company has options outstanding to purchase 25,045 shares of Class B common stock at an exercise price of $1.45 per share. The accompanying consolidated financial statements have been retroactively restated to give effect to the recapitalization as if it had occurred at the beginning of the earliest period presented.

    On June 17, 1998, the Company completed a secondary offering of 3,100,000 shares of its Class A common stock at an offering price of $32.75 per share ("Offering"). Net proceeds to the Company, after underwriting discounts and offering expenses, were approximately $95.0 million. Proceeds from the Offering were used to retire outstanding indebtedness. Certain stockholders of the Company converted 1,308,000 shares of Class B common stock of the Company into Class A common stock and sold such Class A common stock concurrent with the Offering. In addition, an employee of the Company exercised an option to acquire 5,000 shares of Class A common stock at an exercise price of $14.50 per share, and sold such Class A shares concurrent with the Offering. On July 1, 1998, the underwriters, pursuant to their over-allotment option, purchased an additional 400,000 Class A shares resulting in additional net proceeds of approximately $12.4 million to the Company.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

3. STOCKHOLDERS' INVESTMENT: (CONTINUED)
    EARNINGS PER SHARE:

    Basic earnings per share were computed by dividing net income by the weighted average number of Class A and Class B common shares outstanding during the year. Diluted earnings per share include (i) the effects of outstanding stock options using the treasury stock method and (ii) the conversion of the Preferred Securities from their date of issuance on March 20, 1998 as follows (in thousands, except per share data):

                                                                            YEARS ENDED DECEMBER 31,
                                                                         -------------------------------
                                                                           1996       1997       1998
                                                                         ---------  ---------  ---------
Net income.............................................................  $  10,128  $  16,642  $  26,024
Dividends on mandatorily redeemable convertible preferred securities,
  net of tax...........................................................         --         --      1,908
                                                                         ---------  ---------  ---------
Net income applicable to common stockholders...........................  $  10,128  $  16,642  $  27,932
                                                                         ---------  ---------  ---------
                                                                         ---------  ---------  ---------
Weighted average number of Class A common shares outstanding...........      1,434      3,907      6,763
Weighted average number of Class B common shares outstanding...........      5,000      4,901      3,945
                                                                         ---------  ---------  ---------
                                                                             6,434      8,808     10,708
Dilutive effect of outstanding stock options after application of the
  treasury stock method................................................         28         61         81
Dilutive effect of mandatorily redeemable convertible preferred
  securities, assuming conversion......................................         --         --      1,006
                                                                         ---------  ---------  ---------
Diluted shares outstanding.............................................      6,462      8,869     11,795
                                                                         ---------  ---------  ---------
                                                                         ---------  ---------  ---------
Basic earnings per share...............................................  $    1.57  $    1.89  $    2.43
                                                                         ---------  ---------  ---------
                                                                         ---------  ---------  ---------
Diluted earnings per share.............................................  $    1.57  $    1.88  $    2.37
                                                                         ---------  ---------  ---------
                                                                         ---------  ---------  ---------

    STOCK OPTION PLAN:

    During 1998, the board of directors approved the 1998 Stock Incentive Plan (the "1998 Plan") subject to stockholder approval. Prior to consummation of the 1996 Offering, the board of directors and stockholders of the Company approved the 1996 Key Employee Stock Option Plan (the "Stock Option Plan"). Certain people who are full-time, salaried employees of the Company are eligible to participate in the 1998 Plan and the Stock Option Plan (an "Employee Participant"). A committee of the board of directors selects the Employee Participants and determines the terms and conditions of the options. The 1998 Plan provides for the issuance of options at exercise prices equal to the stock market price on the date of grant to Employee Participants covering up to 1,000,000 shares of Class A common stock of the Company plus any shares carried over from the Stock Option Plan plus an annual

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

3. STOCKHOLDERS' INVESTMENT: (CONTINUED) increase, as defined in the 1998 Plan, subject to certain adjustments reflecting changes in the Company's capitalization. Information regarding the option plans is as follows:

                                                                                               WEIGHTED
                                                                    SHARES                      AVERAGE
                                                                    UNDER        EXERCISE      EXERCISE
                                                                    OPTION        PRICE          PRICE
                                                                  ----------  --------------  -----------
Outstanding, December 31, 1995..................................          --  $           --   $      --
  Granted.......................................................     108,134           14.50       14.50
  Granted.......................................................      76,100           20.75       20.75
  Granted.......................................................       3,500           23.50       23.50
                                                                  ----------  --------------  -----------
Outstanding, December 31, 1996..................................     187,734     14.50-23.50       17.20
  Granted.......................................................      20,000           28.00       28.00
  Granted.......................................................      80,000           24.50       24.50
  Granted.......................................................      44,300           25.75       25.75
  Exercised.....................................................      (5,861)    14.50-20.75       14.61
  Forfeited.....................................................      (9,500)          20.75       20.75
                                                                  ----------  --------------  -----------
Outstanding, December 31, 1997..................................     316,673     14.50-28.00       20.86
  Granted.......................................................     151,100           38.63       38.63
  Granted.......................................................     589,600           29.00       29.00
  Exercised.....................................................      (5,700)    14.50-20.75       15.27
  Forfeited.....................................................     (46,875)    20.75-38.63       37.40
                                                                  ----------  --------------  -----------
Outstanding, December 31, 1998..................................   1,004,798  $  14.50-38.63   $   27.57
                                                                  ----------  --------------  -----------
                                                                  ----------  --------------  -----------

    Of the outstanding options at December 31, 1998, options covering 179,623 shares are currently exercisable with a weighted average exercise price of $18.39 per share.

    The weighted average fair value of options granted was $8.92 during 1996, $14.05 during 1997, and $16.61 during 1998.

    As of December 31, 1998, the outstanding stock options granted in 1997 have a remaining contractual life of 9 years and the outstanding stock options granted in 1998 have a remaining contractual life of 10 years.

    INDEPENDENT DIRECTOR STOCK OPTION PLAN:

    Prior to consummation of the 1996 Offering, the board of directors and stockholders of the Company approved the Dura Automotive Systems, Inc. Independent Director Stock Option Plan (the "Director Option Plan") that provides for the issuance of options to Independent Directors, as defined, to acquire up to 100,000 shares of the Company's Class A common stock, subject to certain adjustments reflecting changes in the Company's capitalization. The option exercise price must be at least 100 percent of the fair value of the Class A common stock at the time the option is issued. Such option grants vest six months from the date of grant. As of December 31, 1998, the Company had granted options under the Director Option Plan to acquire 21,000 shares of the Company's Class A common stock at an exercise price of $24.50 to $25.50 per share. As of December 31, 1998, 12,000 of these options were exercisable.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

3. STOCKHOLDERS' INVESTMENT: (CONTINUED)
    EMPLOYEE STOCK DISCOUNT PURCHASE PLAN:

    Prior to consummation of the 1996 Offering, the board of directors and stockholders of the Company approved the Dura Automotive Systems, Inc. Employee Stock Discount Purchase Plan (the "Employee Stock Purchase Plan") which provides for the sale of up to 500,000 shares of the Company's Class A common stock at discounted purchase prices, subject to certain limitations. The cost per share under this plan is 85% of the market value of the Company's Class A common stock at the date of purchase, as defined. Pursuant to this plan, 16,922 and 25,651 shares of Class A common stock were issued to employees during the years ended December 31, 1997 and 1998, respectively. No shares were issued to employees pursuant to this plan during 1996. The weighted average fair value of shares sold in 1997 and 1998 was $22.63 and $25.94, respectively.

    STOCK-BASED COMPENSATION PLANS:

    As discussed above, the Company has two stock option plans, the Stock Option Plan and the Director Option Plan, and the Employee Stock Purchase Plan. The Company has elected to continue to account for these plans under APB No. 25, under which no compensation cost has been recognized. Had compensation cost for these plans been determined under SFAS No. 123, the Company's pro forma net income and pro forma earnings per share would have been as follows (in thousands):

                                                                           YEARS ENDED DECEMBER 31,
                                                                        -------------------------------
                                                                          1996       1997       1998
                                                                        ---------  ---------  ---------
Net income........................  As Reported--Basic                  $  10,128  $  16,642  $  26,024
                                    Pro Forma                              10,093     16,504     25,530

                                    As Reported--Diluted                $  10,128  $  16,642  $  27,932
                                    Pro Forma                              10,093     16,504     27,438

Basic earnings per share..........  As Reported                         $    1.57  $    1.89  $    2.43
                                    Pro Forma                                1.57       1.87       2.38

Diluted earnings per share........  As Reported                         $    1.57  $    1.88  $    2.37
                                    Pro Forma                                1.56       1.86       2.33

    The effect of the stock offered under the Employee Stock Purchase Plan was not material for 1997 and 1998.

    The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: risk free interest rates of 6.1% to 6.6% in 1996, 5.7% to 6.5% in 1997 and 4.6% to 5.7% in 1998; expected life of seven years for 1996, 1997 and 1998; an average expected volatility of 50% in 1996, 39% in 1997 and 46% in 1998.

    DIVIDENDS:

    The Company has not declared or paid any cash dividends in the past. As discussed in Note 6, the Company's debt agreement restricts the amount of dividends the Company can declare or pay. As of December 31, 1998, under the most restrictive debt covenants, the Company could not have paid any cash dividends.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

4. MANDATORILY REDEEMABLE CONVERTIBLE TRUST PREFERRED SECURITIES:

    On March 20, 1998, Dura Automotive Systems Capital Trust (the "Issuer"), a wholly owned statutory business trust of the Company, completed the offering of $55.3 million of its 7 1/2% Convertible Trust Preferred Securities ("Preferred Securities"), resulting in net proceeds to the Company of approximately $52.6 million. The Preferred Securities are redeemable, in whole or part, on or after March 31, 2001 and all Preferred Securities must be redeemed no later than March 31, 2028. The Preferred Securities are convertible, at the option of the holder, into Class A common stock of the Company at a rate of 0.5831 shares of Class A common stock for each Preferred Security, which is equivalent to a conversion price of $42 7/8 per share. The net proceeds of the offering were used to repay outstanding indebtedness. Dividends on the Preferred Securities, net of the related income tax benefit, are reflected as minority interest in the accompanying consolidated statements of operations.

    No separate financial statements of the Issuer have been included herein. The Company does not consider that such financial statements would be material to holders of Preferred Securities because (i) all of the voting securities of the Issuer are owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Issuer has no independent operations and exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Issuer and investing the proceeds thereof in 7 1/2% Convertible Subordinated Debentures due March 31, 2028 issued by the Company, and (iii) the obligations of the Issuer under the Preferred Securities are fully and unconditionally guaranteed by the Company.

5. ACQUISITIONS:

    In August 1996, the Company formed a joint venture with Excel Industries Inc. ("Excel") to participate equally in the acquisition of a 26% interest in Pollone S.A. ("Pollone"), a manufacturer of automotive components and mechanical assemblies headquartered in Brazil for $5 million in total, and has made additional loans to Pollone of $10 million in total pursuant to notes which bear interest at approximately 7% and mature from January 1999 through December 2001. Certain of these notes are convertible into equity of Pollone, at the joint venture's option. In January 1998, the joint venture exercised its option to convert an additional $5 million of notes to common equity of Pollone, increasing the joint venture's ownership to 51%, and as of such date, began consolidating the results of Pollone into the results of the joint venture. The Company accounts for its investment in the joint venture under the equity method of accounting and recorded a charge for its share of the loss of the joint venture's operations in 1998 of approximately $1.5 million. The joint venture has an option to purchase an additional 19% of common equity of Pollone for approximately $1.5 million. In addition, the joint venture partners have guaranteed $6 million of outstanding debt of Pollone. The Company's total investment in the joint venture of approximately $8.5 million as of December 31, 1998 is included in other assets in the accompanying consolidated balance sheet.

    In January 1997, the Company acquired all of the outstanding common stock of the VOFA Group ("VOFA") for approximately $38.0 million in cash and assumed indebtedness. The cash portion of the purchase price was financed with borrowings under the Company's bank credit agreement. In December 1998, the Company made a final payment of approximately $6.0 million to the former owners of VOFA for the achievement of certain operating targets by VOFA following the acquisition. VOFA manufactures shifter cables, brake cables and other light duty cables for the European automotive and industrial markets from facilities in Dusseldorf, Gehren and Daun, Germany and Barcelona, Spain.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

5. ACQUISITIONS: (CONTINUED)
    In August 1997, the Company acquired GT Automotive Systems, Inc. ("GT Automotive"), headquartered in Livonia, Michigan. GT Automotive has manufacturing facilities in Livonia and Warren, Michigan and Windsor and Brantford, Ontario, Canada, with annual revenues of approximately $70.0 million. Initial consideration for the acquisition of GT Automotive was $45.0 million in cash and assumed indebtedness. In 1999, the Company will make a final payment of approximately $11.0 million for the achievement of certain operating targets by GT Automotive following the acquisition. The acquisition was financed with proceeds from borrowings under the Company's bank credit agreement, as amended.

    In December 1997, the Company purchased approximately 19% of the outstanding common stock of Thixotech Inc. ("Thixotech") for approximately $0.5 million. The Company also loaned Thixotech an additional $2.8 million pursuant to notes which are convertible into additional common stock of Thixotech at the Company's option. Thixotech is currently pursuing the development of an alternative manufacturing technology for component parts.

    In December 1997, the Company acquired REOM Industries (Aust) Pty Ltd. ("REOM"), an Australian designer and manufacturer of jacks and parking brakes, for approximately $3.7 million. The acquisition added market penetration in parking brakes, added a new product (jacks) and established a presence in the Pacific Rim.

    In March 1998, the Company acquired Universal Tool & Stamping Co., Inc. ("Universal"), a manufacturer of jacks for the North American automotive industry, for approximately $19.5 million. The acquisition provided the Company with a market presence for jacks in North America and added Honda as a significant new customer.

    In April 1998, the Company acquired all of the outstanding equity interests of Trident Automotive plc ("Trident"). Trident had revenues of approximately $300.0 million in 1997, of which 69 percent was derived from sales of cable assemblies, principally to the automotive OEM market, and the balance from door handle assemblies, lighting and other products. Approximately 68 percent of Trident's revenues were generated in North America, 27 percent in Europe and the remainder in Latin America. Trident has manufacturing and technical facilities in Michigan, Tennessee, Canada, the United Kingdom, Germany, France and Brazil. Pursuant to the terms of the agreement, the Company acquired all of the outstanding equity interests of Trident for total consideration of $93.2 million in cash. In addition, the Company assumed $75.0 million of Trident's outstanding 10% Senior Subordinated Notes (the "Notes") due 2005. The Company also repaid Trident's outstanding senior indebtedness of approximately $53.0 million. The acquisition of Trident was financed with borrowings under a new credit facility which is further described in Note 6.

    In August 1998, the Company acquired the hinge business ("Hinge") of Tower Automotive, Inc. for approximately $37.3 million. Hinge had annual revenues of approximately $50.0 million and manufactures automotive hood and deck lid hinges.

    The acquisitions of the VOFA, GT Automotive, REOM, Universal, Trident, and Hinge have been accounted for using the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their fair values as of the dates of the acquisitions. The excess of the purchase price over the fair value of the assets acquired and liabilities assumed has been recorded as goodwill. The assets acquired and liabilities assumed of Universal, Trident and Hinge have been recorded based upon preliminary estimates of fair value as of the dates of acquisition. The

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

5. ACQUISITIONS: (CONTINUED)
Company does not believe the final allocation of purchase price will be materially different from preliminary allocations. Any changes to the preliminary estimates will be reflected as an adjustment to goodwill. Additional purchase liabilities recorded in conjunction with the 1998 acquisitions included approximately $45.4 million for costs associated with the shutdown and consolidation of certain acquired facilities and $20.6 million for associated severance and other related costs. At December 31, 1998 liabilities for approximately $48.6 million for costs associated with the shutdown and consolidation of certain acquired facilities and $32.4 million in severance costs are recorded on the consolidated balance sheet. Results of operations for these acquisitions have been included in the accompanying consolidated financial statements since the dates of acquisition.

    The accompanying unaudited consolidated pro forma results of operations for the years ended December 31, 1997 and 1998 give effect to (i) the acquisitions of GT Automotive, Universal, Trident and Hinge, (ii) the Offering, and (iii) the offering of the Preferred Securities as if such transactions had occurred at the beginning of the period and exclude the effects of the extraordinary loss (in thousands, except per share amounts):

                                                                             PRO FORMA
                                                                          FOR YEARS ENDED
                                                                            DECEMBER 31,
                                                                       ----------------------
                                                                          1997        1998
                                                                       ----------  ----------
Revenues.............................................................  $  876,840  $  886,849
Operating income.....................................................      63,811      75,830
Net income before extraordinary item.................................      21,806      26,996
Basic earnings per share.............................................  $     1.77  $     2.19
Diluted earnings per share...........................................        1.77        2.15

    The unaudited pro forma consolidated financial information does not purport to represent what the Company's financial position or results of operations would actually have been if these transactions had occurred at such dates or to project the Company's future results of operations.

6. DEBT:

    Debt consisted of the following (in thousands):

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1997        1998
                                                                        ----------  ----------
Bank Credit Agreement:
Term loans............................................................  $       --  $   90,077
Revolving credit facilities...........................................          --     153,433
Trident 10% senior subordinated notes.................................          --      81,150
Revolving credit facility, due August 2002, interest at 3.94% to 8.50%
  at December 31, 1997................................................     165,158          --
Other.................................................................      15,164       7,246
                                                                        ----------  ----------
                                                                           180,322     331,906
Less--Current maturities..............................................      (2,241)    (15,489)
                                                                        ----------  ----------
                                                                        $  178,081  $  316,417
                                                                        ----------  ----------
                                                                        ----------  ----------

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

6. DEBT: (CONTINUED)
    Future maturities of long-term debt as of December 31, 1998 are as follows (in thousands):

1999..............................................................  $  15,489
2000..............................................................     16,324
2001..............................................................     23,647
2002..............................................................     26,289
2003..............................................................    154,729
Thereafter........................................................     95,428
                                                                    ---------
                                                                    $ 331,906
                                                                    ---------
                                                                    ---------

    On April 30, 1998 in connection with the acquisition of Trident, the Company entered into a new $402.5 million credit agreement ("Credit Agreement"). The Credit Agreement provided for revolving credit facilities of $225.0 million, term loans of $100.0 million, an acquisition facility of $30.0 million and a twelve month interim loan of $47.5 million. Proceeds from the Offering were partially used to retire the interim loan and $3.6 million of the term loans. The Credit Agreement has a term of five years and borrowings bear interest at the lenders reference rate or the Eurocurrency rate. The interest rate on borrowings outstanding under the Credit Agreement ranged from 3.9% to 7.9% as of December 31, 1998. The Credit Agreement contains various restrictive covenants which limit indebtedness, investments, rental obligations and cash dividends. The Credit Agreement also requires the Company to maintain certain financial ratios including minimum liquidity and interest coverage. The Company was in compliance with the covenants as of December 31, 1998. Borrowings under the Credit Agreement are collateralized by the assets of the Company. In addition, the Company has outstanding letters of credit in the amount of approximately $1.9 million expiring through July 2000.

    The Credit Agreement provides the Company with the ability to denominate a portion of its revolving credit borrowings in foreign currencies up to an amount equal to $100.0 million. As of December 31, 1998, $121.0 million of borrowings were denominated in U.S. dollars, $7.1 million of borrowings were denominated in Canadian dollars, $2.8 million of borrowings were denominated in Australian dollars, $13.1 million of borrowings were denominated in Deutsche Marks, $4.7 million of borrowings were denominated in French francs, and $4.7 million in British pound sterling.

    The Notes, with a face value of $75 million, were issued by Trident on December 12, 1997 and are due in December 2005. Interest is payable semiannually on June 15 and December 15 of each year. The Notes are guaranteed by certain subsidiaries of Trident. Each Guarantor is a direct or indirect wholly-owned subsidiary of Trident and has fully and unconditionally guaranteed the Notes on a joint and several basis. In connection with the acquisition of Trident, the Notes were recorded at their fair value of $81.2 million. The premium in excess of face value will be amortized over the life of the Notes using the effective interest method. The Notes contain various restrictive covenants which the Company was in compliance with as of December 31, 1998.

    In connection with the termination of the Company's former credit facility, the Company wrote-off deferred financing costs of approximately $643,000, net of income taxes, in 1998. This charge is reflected as an extraordinary item in the accompanying consolidated statement of operations.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

7. INCOME TAXES:

    The provision for income taxes consisted of the following (in thousands):

                                                                   YEARS ENDED DECEMBER 31,
                                                                -------------------------------
                                                                  1996       1997       1998
                                                                ---------  ---------  ---------
Current.......................................................  $   3,278  $  10,149  $  13,100
Deferred......................................................      3,331      1,521      7,833
                                                                ---------  ---------  ---------
  Total.......................................................  $   6,609  $  11,670  $  20,933
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------

    A reconciliation of the provision for income taxes at the statutory rates to the reported income tax provision is as follows (in thousands):

                                                                   YEARS ENDED DECEMBER 31,
                                                                -------------------------------
                                                                  1996       1997       1998
                                                                ---------  ---------  ---------
Federal provision at statutory rates..........................  $   5,858  $   9,909  $  17,846
State taxes, net of federal benefit...........................        652        990        900
Foreign provision in excess of U.S. tax rate..................         --        444      1,830
Amortization of non-deductible goodwill.......................        224        440        943
Foreign sales corporation benefit.............................       (192)      (260)      (570)
Other, net....................................................         67        147        (16)
                                                                ---------  ---------  ---------
  Total.......................................................  $   6,609  $  11,670  $  20,933
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------

    A summary of deferred tax assets (liabilities) is as follows (in thousands):

                                                                               DECEMBER 31,
                                                                           --------------------
                                                                             1997       1998
                                                                           ---------  ---------
Depreciation and property basis differences..............................  $  (4,100) $  (6,001)
Net operating loss carryforwards.........................................      1,475      5,620
Accrued compensation costs...............................................      1,230      3,077
Accrued plant closure and consolidation costs............................      5,560      1,818
Tooling and design costs.................................................     (1,480)    (1,802)
Post-retirement benefit obligations......................................      1,280      1,282
Inventory valuation adjustments..........................................      1,330      1,025
Accrued legal and insurance costs........................................      6,150        597
Other reserves and accruals not deductible for tax purposes..............        568      1,671
Valuation allowance......................................................     (1,475)    (1,916)
                                                                           ---------  ---------
                                                                           $  10,538  $   5,371
                                                                           ---------  ---------
                                                                           ---------  ---------

    The valuation allowance was established for net operating losses acquired or incurred in connection principally with foreign subsidiaries where realization is not assured.

8. GEOGRAPHIC AND PRODUCT LINE INFORMATION:

    In 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company manufactures engineered mechanisms for the global automotive

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

8. GEOGRAPHIC AND PRODUCT LINE INFORMATION: (CONTINUED) industry and operates in a single reportable business segment, automotive products. The Company internally evaluates its business principally by product category; however, because of the similar economic characteristics of the operations, including the nature of products, production processes and customers, those operations have been aggregated following the provisions of SFAS No. 131 for segment reporting purposes.

    The following is a summary of revenues and long-lived assets by geographic location (in thousands):

                                                          YEARS ENDED DECEMBER 31,
                                              ------------------------------------------------
                                                       1997                     1998
                                              -----------------------  -----------------------
                                                          LONG-LIVED               LONG-LIVED
                                               REVENUES     ASSETS      REVENUES     ASSETS
                                              ----------  -----------  ----------  -----------
North America...............................  $  356,249   $  68,257   $  570,464   $ 126,368
Europe......................................      87,800      32,131      149,914      57,803
Other foreign countries.....................       5,062       1,150       19,089       4,561
                                              ----------  -----------  ----------  -----------
                                              $  449,111   $ 101,538   $  739,467   $ 188,732
                                              ----------  -----------  ----------  -----------
                                              ----------  -----------  ----------  -----------

    Revenues are attributed to geographic locations based on the location of product production.

    The following is a summary of the approximate composition by product category of the Company's revenues:

                                                                      YEARS ENDED DECEMBER
                                                                              31,
                                                                     ----------------------
                                                                        1997        1998
                                                                     ----------  ----------
Parking brake mechanisms...........................................  $  124,683  $  134,856
Automotive cables..................................................     170,988     282,616
Transmission shifter mechanisms....................................      70,191     124,004
Other products.....................................................      83,249     197,991
                                                                     ----------  ----------
Revenues from external customers...................................  $  449,111  $  739,467
                                                                     ----------  ----------
                                                                     ----------  ----------

    The Company sells its products directly to automobile manufacturers. Customers that accounted for a significant portion of consolidated revenues for each of the three years in the period ended December 31, 1998 were as follows:

                                                                           YEARS ENDED DECEMBER 31,
                                                                     -------------------------------------
                                                                        1996         1997         1998
                                                                        -----        -----        -----
Ford...............................................................          49%          42%          36%
GM.................................................................          36%          25%          23%
DaimlerChrysler....................................................           8%           7%          15%

    As of December 31, 1997 and 1998, receivables from these customers represented 71 percent and 70 percent of total accounts receivable.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

9. EMPLOYEE BENEFIT PLANS:

    PENSION PLANS AND POST-RETIREMENT BENEFITS:

    The Company sponsors six defined benefit pension plans which cover certain hourly and salary employees. The Company's policy is to make annual contributions to the plans to fund the normal cost and the unfunded frozen initial liability over 11.5 years. In addition, the Company has various postretirement medical benefit plans for certain employee groups and has recorded a liability for its estimated obligation under these plans. The change in benefit obligation and plan assets consisted of the following (in thousands):

                                                                    POST-RETIREMENT
                                                                        BENEFITS
                                                                  OTHER THAN PENSIONS
                                              PENSION BENEFITS
                                                DECEMBER 31,          DECEMBER 31,
                                            --------------------  --------------------
                                              1997       1998       1997       1998
                                            ---------  ---------  ---------  ---------
CHANGE IN BENEFIT OBLIGATION:
Benefit obligation at beginning of year...  $   3,393  $   4,157  $   5,761  $   5,755
Service cost..............................        185      1,371         97        243
Interest cost.............................        252      1,412        429        825
Plan participants' contributions..........         --         --        167        131
Actuarial (gain) loss.....................        531      4,977        (92)     2,471
Acquisition of Trident....................         --     23,720         --      9,394
Benefits paid.............................       (204)      (195)      (607)    (1,134)
                                            ---------  ---------  ---------  ---------
Benefit obligation at end of year.........  $   4,157  $  35,442  $   5,755  $  17,685
                                            ---------  ---------  ---------  ---------
                                            ---------  ---------  ---------  ---------

CHANGE IN PLAN ASSETS:
Fair value at plan assets at beginning
of year...................................  $   2,732  $   3,206  $      --  $      --
Actual return on plan assets..............        271      1,544         --         --
Acquisition of Trident....................         --     20,870         --         --
Employer contributions....................        407      1,064        459        401
Plan participants' contributions..........         --         --        167        131
Benefits paid.............................       (204)      (195)      (626)      (532)
                                            ---------  ---------  ---------  ---------
Fair value of plan assets at end of
  year....................................  $   3,206  $  26,489  $      --  $      --
                                            ---------  ---------  ---------  ---------
                                            ---------  ---------  ---------  ---------

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

9. EMPLOYEE BENEFIT PLANS: (CONTINUED)
    All of the Company's plans have benefit obligations in excess of their respective plan assets. The funded status of the Company's plans is as follows (amounts in thousands):

                                                                               POST-RETIREMENT
                                                                                  BENEFITS
                                                        PENSION BENEFITS     OTHER THAN PENSIONS
                                                          DECEMBER 31,          DECEMBER 31,
                                                      --------------------  ---------------------
                                                        1997       1998       1997        1998
                                                      ---------  ---------  ---------  ----------
Funded status.......................................  $    (951) $  (8,953) $  (5,755) $  (17,685)
Unrecognized actuarial (gain) loss..................        527      5,532     (1,344)      1,233
Unrecognized prior service cost.....................        347        301        (89)        (81)
Adjustment to recognize minimum liability...........       (874)    (1,008)        --          --
                                                      ---------  ---------  ---------  ----------
Accrued benefit cost................................  $    (951) $  (4,128) $  (7,188) $  (16,533)
                                                      ---------  ---------  ---------  ----------
                                                      ---------  ---------  ---------  ----------

    The following weighted-average assumptions were used to account for the plans:

                                                                             POST-RETIREMENT
                                                                                BENEFITS
                                                     PENSION BENEFITS      OTHER THAN PENSIONS
                                                       DECEMBER 31,           DECEMBER 31,
                                                   ---------------------  ---------------------
                                                     1997        1998        1997       1998
                                                   ---------  ----------  ----------  ---------
Discount rate....................................       7.50%  5.75-6.75%  7.00-7.25%      6.75%
Expected return on plan assets...................       8.00%  8.00-9.50%        N/A        N/A
Rate of compensation increase....................        N/A   4.00-6.00%        N/A        N/A

    For measurement purposes, a 7 percent annual rate of increase in the per capita cost of covered health care benefits was assumed for 1998. The rate was assumed to decrease 2 percent in 1999 to 5 percent and remain level thereafter.

    The components of net periodic benefit costs are as follows (amounts in thousands):

                                                                         POST-RETIREMENT BENEFITS
                                            PENSION BENEFITS                OTHER THAN PENSION
                                     -------------------------------  -------------------------------
                                        YEARS ENDED DECEMBER 31,         YEARS ENDED DECEMBER 31,
                                     -------------------------------  -------------------------------
                                       1996       1997       1998       1996       1997       1998
                                     ---------  ---------  ---------  ---------  ---------  ---------
Service cost.......................  $     236  $     185  $   1,377  $      84  $     101  $     246
Interest cost......................        243        252      1,424        558        433        830
Expected return on plan assets.....       (237)      (232)    (1,600)        --         --         --
Amortization of prior service
  cost.............................         26         45         46         --         (8)        (8)
Recognized actuarial (gain) loss...         39         (3)        15        127        (89)       (72)
                                     ---------  ---------  ---------  ---------  ---------  ---------
Net periodic benefit cost..........  $     307  $     247  $   1,262  $     769  $     437  $     996
                                     ---------  ---------  ---------  ---------  ---------  ---------
                                     ---------  ---------  ---------  ---------  ---------  ---------

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

9. EMPLOYEE BENEFIT PLANS: (CONTINUED)
    Assumed health care cost trend rates have a significant effect on the amounts reported for the post-retirement medical benefit plans. A one percentage-point change in assumed health care cost trend rates would have the following effects (in thousands):

                                                          1-PERCENTAGE-POINT   1-PERCENTAGE-POINT
                                                               INCREASE             DECREASE
                                                          -------------------  -------------------
Effect on total of service and interest cost
  components............................................       $      66            $     (66)
                                                                   -----                -----
                                                                   -----                -----
Effect on the post-retirement benefit obligation........       $     735            $    (658)
                                                                   -----                -----
                                                                   -----                -----

    RETIREMENT SAVINGS PLANS:

    The Company sponsors employee retirement savings plans which allow qualified employees to provide for their retirement on a tax-deferred basis. In accordance with the terms of the retirement savings plans, the Company is required to match certain of the participants' contributions and/or provide employer contributions based on the Company's performance and other factors. Such employer contributions totaled $1.6 million, $2.2 million and $2.8 million during fiscal 1996, 1997 and 1998.

10. COMMITMENTS AND CONTINGENCIES:

    LEASES:

    The Company leases office and manufacturing space and certain equipment under operating lease agreements which require it to pay maintenance, insurance, taxes and other expenses in addition to annual rentals. Future annual rental commitments at December 31, 1998 under these operating leases are as follows (in thousands):

YEAR                                                                          AMOUNT
---------------------------------------------------------------------------  ---------
1999.......................................................................  $   6,741
2000.......................................................................      5,975
2001.......................................................................      5,194
2002.......................................................................      4,634
2003.......................................................................      3,952
Thereafter.................................................................      2,396

    LITIGATION:

    The Company is from time to time subject to various legal actions and claims incidental to its business, including those arising out of alleged defects, product warranties, employment-related matters and environmental matters. Litigation is subject to many uncertainties, and the outcome of individual litigated matters is not predictable with assurance. After discussions with counsel, it is the opinion of management that the Company has provided adequate reserves to cover these matters and the ultimate outcome of such matters will not have a material adverse impact on the consolidated financial position, results of operations or cash flows of the Company.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

11. RELATED PARTY TRANSACTIONS:

    The Company paid fees to Hidden Creek Industries ("HCI"), an affiliate of the Company, of approximately $750,000 in 1996 in connection with the acquisitions and the 1996 Offering, $850,000 in 1997 in connection with the acquisitions of VOFA and GT Automotive and $3.7 million in 1998 in connection with the acquisition of Universal, Hinge and Trident, the Offering and the Preferred Securities Offering. In addition, under the terms of a management agreement, which was terminated in August 1996, the Company paid HCI monthly management fees for certain administrative services. Total management fees of approximately $881,000 for the year ended December 31, 1996 are included in selling, general and administrative expenses in the accompanying consolidated statements of operations. See Note 5 for discussion of acquisitions and divestiture.

12. SUBSEQUENT EVENTS (UNAUDITED):

    On March 23, 1999, the Company completed its merger with Excel Industries, Inc. ("Excel"). In the aggregate, the stockholders of Excel received consideration of approximately $155.5 million in cash and approximately 5.1 million shares of Dura Class A common stock. Upon completing of this transaction, Excel became a wholly owned subsidiary of the Company.

    Excel has annual revenues of approximately $1.1 billion of which 75 percent is derived from the automotive/light truck market and the remainder from the recreational vehicle, mass transit and heavy truck markets. Approximately 78 percent of Excel's revenues is generated in North America with the remainder in Europe.

    Excel has headquarters in Indiana and has manufacturing facilities in the United States and Germany. Excel's products for the light vehicle segment include plastic and metal encapsulated window assemblies, door systems, seat systems and injection molded plastic products. In addition, Excel is a supplier to the recreational vehicle, mass transit and heavy truck markets and its products include appliances such as water heaters, furnaces, stoves and ranges, mechanical components and systems, modular doors and a variety of window assemblies. Excel's customers include Ford, DaimlerChrysler and General Motors in the light vehicle segment and Fleetwood, Winnebago, Coachmen and Navistar in the recreational vehicle, mass transit and heavy truck segments.

    On March 15, 1999, the Company acquired through a cash tender offer approximately 95% of the outstanding ordinary shares of Adwest Automotive plc ("Adwest"). Adwest has annual revenues of approximately $400 million and is a supplier of driver control products primarily for European OEMs. The Company paid approximately $320 million to acquire all of the outstanding shares of Adwest, including the assumption of approximately $106.1 million in indebtedness in connection with the acquisition of Adwest.

    Adwest's products include driver control mechanisms such as gearshifters, park brakes, pedal boxes and jacks, as well as engine control products, which includes engine thermostats and fuel filler caps. Engine control products represent approximately 20% of Adwest's total revenues. Adwest's customers include Volkswagen, BMW, Ford, General Motors, Peugeot, and Renault. The Company has manufacturing facilities in the United Kingdom, Germany, France, Spain and the United States.

    In connection with the acquisitions of Adwest and Excel, the Company entered into an amended and restated $1.15 billion credit agreement ("Credit Agreement"). The Credit Agreement provides for revolving credit facilities of $400.0 million, a $275.0 million tranche A term loan, a $275.0 million tranche B term loan and a $200.0 million interim term loan facility. As of March 31, 1999, rates on

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

12. SUBSEQUENT EVENTS (UNAUDITED): (CONTINUED) borrowings under the Credit Agreement ranged from 5.28% to 10.0%. Borrowings under the tranche A term loan are due and payable in March 2005 and borrowings under the tranche B term loan are due and payable in March 2006. The revolving credit facility is available until March 2005. Borrowings under the interim loan were due and payable in September 2000 and, as further discussed below, were repaid in April 1999. The Credit Agreement contains various restrictive covenants which limit indebtedness, investments, rental obligations and cash dividends. The Credit Agreement also requires the Company to maintain certain financial ratios including minimum liquidity and interest coverage. Borrowings under the Credit Agreement are collateralized by the assets of the Company. In connection with the termination of the Company's former credit facility, the Company wrote-off deferred financing costs of approximately $2.7 million, net of income taxes.

    On April 23, 1999, the Company completed the offering of $300 million and Euro 100 million of senior subordinated notes ("Subordinated Notes"). The Subordinated Notes mature in May 2009 and bear interest at 9% per year, which is payable semi-annually. Net proceeds from this offering of approximately $397.0 million were used to repay the $200.0 million interim term loan, approximately $100.1 million to retire other indebtedness and approximately $96.9 million will be used for general corporate purposes.

    On June 24, 1999, the Company retired the Notes. The total consideration paid was approximately $84 million in Note principal and premium and was funded through borrowings under the Credit Agreement. The Company will record an extraordinary loss on the early extinguishment of debt, net of income tax benefit, of $2.7 million in the second quarter of 1999.

13. QUARTERLY FINANCIAL DATA (UNAUDITED):

    The following is a condensed summary of actual quarterly results of operations for 1997 and 1998 (in thousands, except per share amounts):

                                                                            BASIC       DILUTED
                                       GROSS      OPERATING      NET      EARNINGS     EARNINGS
                          REVENUES     PROFIT      INCOME      INCOME     PER SHARE    PER SHARE
                         ----------  ----------  -----------  ---------  -----------  -----------
1997:
  First................  $  107,367  $   16,582   $   7,803   $   3,544   $    0.40    $    0.40
  Second...............     115,350      19,239      10,769       5,100        0.58         0.58
  Third................     101,862      15,449       6,920       2,657        0.30         0.30
  Fourth...............     124,532      22,755      12,118       5,341        0.61         0.60
                         ----------  ----------  -----------  ---------
                         $  449,111  $   74,025   $  37,610   $  16,642   $    1.89    $    1.88
                         ----------  ----------  -----------  ---------
                         ----------  ----------  -----------  ---------
1998:
  First................  $  125,746  $   21,275   $  10,864   $   4,576   $    0.52    $    0.52
  Second...............     187,433      32,019      17,951       5,902        0.63         0.61
  Third................     185,204      31,859      15,628       5,249        0.43         0.43
  Fourth...............     241,084      45,796      26,813      10,297        0.83         0.80
                         ----------  ----------  -----------  ---------
                         $  739,467  $  130,949   $  71,256   $  26,024   $    2.43    $    2.37
                         ----------  ----------  -----------  ---------
                         ----------  ----------  -----------  ---------

    The sum of per share amounts for the quarters does not equal the total for the year due to the timing of the Offering and its effects on the computation of weighted average number of shares outstanding.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

14. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION:

    The following consolidating financial information presents balance sheet, statement of operations and cash flow information related to the Company's businesses. Each Guarantor is a direct or indirect wholly owned subsidiary of the Company and has fully and unconditionally guaranteed the 9% senior subordinated notes issued by Dura Operating Corp., on a joint and several basis. Separate financial statements and other disclosures concerning the Guarantors have not been presented because management believes that such information is not material.

                         DURA AUTOMOTIVE SYSTEMS, INC.
  CONSOLIDATING STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1996
                             (AMOUNTS IN THOUSANDS)

                                                     DURA                       NON-
                                                  OPERATING     GUARANTOR     GUARANTOR
                                                    CORP.       COMPANIES     COMPANIES    ELIMINATIONS    CONSOLIDATED
                                                  ----------  -------------  -----------  ---------------  ------------
Revenues........................................  $  243,757    $      --     $   1,572      $      --      $  245,329
Cost of sales...................................     206,414           --         1,396             --         207,810
                                                  ----------          ---    -----------           ---     ------------
  Gross profit..................................      37,343           --           176             --          37,519
Selling, general and administrative expenses....      17,072           --            85             --          17,157
Amortization expense............................       1,007           --            29             --           1,036
                                                  ----------          ---    -----------           ---     ------------
  Operating income..............................      19,264           --            62             --          19,326
Interest expense, net...........................       2,589           --            --             --           2,589
                                                  ----------          ---    -----------           ---     ------------
  Income before provision for income taxes and
    equity in earnings of subsidiaries..........      16,675           --            62             --          16,737
Provision for income taxes......................       6,609           --            --             --           6,609
Equity (loss) in earnings of subsidiaries.......          62           --            --            (62)             --
                                                  ----------          ---    -----------           ---     ------------
    Net income (loss)...........................  $   10,128    $      --     $      62      $     (62)     $   10,128
                                                  ----------          ---    -----------           ---     ------------
                                                  ----------          ---    -----------           ---     ------------

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

14. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)
                         DURA AUTOMOTIVE SYSTEMS, INC.
  CONSOLIDATING STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 1996
                             (AMOUNTS IN THOUSANDS)

                                                      DURA                        NON-
                                                    OPERATING     GUARANTOR     GUARANTOR
                                                      CORP.       COMPANIES     COMPANIES   ELIMINATIONS   CONSOLIDATED
                                                   -----------  -------------  -----------  -------------  ------------
OPERATING ACTIVITIES:
Net income (loss)................................   $  10,128     $      --     $      62     $     (62)    $   10,128
Adjustments required to reconcile net income to
  net cash provided by operating activities --
  Depreciation and amortization..................       6,038            --            41            --          6,079
  Deferred income tax provision..................       3,331            --            --            --          3,331
  (Income)/loss from investment in
    subsidiaries.................................         (62)           --            --            62             --
  Due (to)/from affiliates.......................         (48)           --            48            --             --
  Changes in other operating items...............         354            --          (100)           --            254
                                                   -----------          ---    -----------       ------    ------------
    Net cash provided by operating activities....      19,741            --            51            --         19,792
                                                   -----------          ---    -----------       ------    ------------
INVESTING ACTIVITIES:
Capital expenditures, net........................      (6,260)           --            --            --         (6,260)
Acquisitions, net................................     (83,850)           --            --            --        (83,850)
Investments in joint ventures and other..........      (4,983)           --            --            --         (4,983)
                                                   -----------          ---    -----------       ------    ------------
    Net cash used in investing activities........     (95,093)           --            --            --        (95,093)
                                                   -----------          ---    -----------       ------    ------------
FINANCING ACTIVITIES:
Borrowings under revolving credit facilities.....     145,500            --            --            --        145,500
Repayments of revolving credit facilities........     (68,500)           --            --            --        (68,500)
Repayments of long-term borrowings...............     (51,320)           --            --            --        (51,320)
Proceeds from stock offering, net................      49,575            --            --            --         49,575
Repurchase of common stock, net..................         (19)           --            --            --            (19)
                                                   -----------          ---    -----------       ------    ------------
    Net cash provided by financing activities....      75,236            --            --            --         75,236
                                                   -----------          ---    -----------       ------    ------------
NET CHANGE IN CASH AND CASH EQUIVALENTS..........        (116)           --            51            --            (65)
CASH AND CASH EQUIVALENTS, beginning of period...       1,732            --            --            --          1,732
                                                   -----------          ---    -----------       ------    ------------
CASH AND CASH EQUIVALENTS, end of period.........   $   1,616     $      --     $      51     $      --     $    1,667
                                                   -----------          ---    -----------       ------    ------------
                                                   -----------          ---    -----------       ------    ------------

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

14. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)
                         DURA AUTOMOTIVE SYSTEMS, INC.
              CONSOLIDATING BALANCE SHEETS AS OF DECEMBER 31, 1997
                             (AMOUNTS IN THOUSANDS)

                                                     DURA                     NON-
                                                  OPERATING    GUARANTOR    GUARANTOR
                                                    CORP.      COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                                  ----------  -----------  -----------  ------------  ------------
                     ASSETS
Current Assets:
  Cash and cash equivalents.....................  $    1,292   $     134    $   2,722    $       --    $    4,148
  Accounts receivable, net......................      57,506       6,486       15,040            --        79,032
  Inventories...................................      15,702       2,499       12,100            --        30,301
  Other current assets..........................      23,180       1,366          254            --        24,800
  Due from affiliates...........................       4,237       5,661          294       (10,192)           --
                                                  ----------  -----------  -----------  ------------  ------------
    Total current assets........................     101,917      16,146       30,410       (10,192)      138,281
                                                  ----------  -----------  -----------  ------------  ------------
Property, Plant & Equipment, net................      54,851       9,197       37,490            --       101,538
Investment in subsidiaries......................      54,035       3,345        3,478       (57,848)        3,010
Notes Receivable from Affiliates................      20,406          --           --       (20,406)           --
Goodwill, net...................................     104,011      37,697       18,355            --       160,063
Other Assets, net...............................      15,799          --          573            --        16,372
                                                  ----------  -----------  -----------  ------------  ------------
                                                  $  351,019   $  66,385    $  90,306    $  (88,446)   $  419,264
                                                  ----------  -----------  -----------  ------------  ------------
                                                  ----------  -----------  -----------  ------------  ------------
    LIABILITIES AND STOCKHOLDERS' INVESTMENT
Current Liabilities:
  Accounts payable..............................  $   34,332   $   3,778    $  11,043    $       --    $   49,153
  Due to affiliates.............................          --       3,584        6,608       (10,192)           --
  Accrued liabilities...........................      25,988       1,711        8,884            --        36,583
  Current maturities of long-term debt..........          61          --        2,180            --         2,241
                                                  ----------  -----------  -----------  ------------  ------------
    Total current liabilities...................      60,381       9,073       28,715       (10,192)       87,977
                                                  ----------  -----------  -----------  ------------  ------------
Long-Term Debt, net of current maturities.......     161,859          --       16,222            --       178,081
Other Noncurrent Liabilities....................      24,261       6,867       20,370            --        51,498
Notes Payable to Affiliates.....................          --          --       20,406       (20,406)           --
                                                  ----------  -----------  -----------  ------------  ------------
    Total liabilities...........................     246,501      15,940       85,713       (30,598)      317,556
                                                  ----------  -----------  -----------  ------------  ------------
Stockholders' Investment........................     104,518      50,445        4,593       (57,848)      101,708
                                                  ----------  -----------  -----------  ------------  ------------
                                                  $  351,019   $  66,385    $  90,306    $  (88,446)   $  419,264
                                                  ----------  -----------  -----------  ------------  ------------
                                                  ----------  -----------  -----------  ------------  ------------

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

14. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)

                         DURA AUTOMOTIVE SYSTEMS, INC.
  CONSOLIDATING STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997
                             (AMOUNTS IN THOUSANDS)

                                                     DURA                     NON-
                                                  OPERATING    GUARANTOR    GUARANTOR
                                                    CORP.      COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                                  ----------  -----------  -----------  ------------  ------------
Revenues........................................  $  345,641   $  15,824    $  89,074    $   (1,428)   $  449,111
Cost of sales...................................     291,219      11,837       73,458        (1,428)      375,086
                                                  ----------  -----------  -----------  ------------  ------------
  Gross profit..................................      54,422       3,987       15,616            --        74,025
Selling, general and administrative expenses....      25,062       1,048        6,705            --        32,815
Amortization expense............................       3,037         303          260            --         3,600
                                                  ----------  -----------  -----------  ------------  ------------
  Operating income..............................      26,323       2,636        8,651            --        37,610
Interest expense, net...........................       6,479          18        2,801            --         9,298
                                                  ----------  -----------  -----------  ------------  ------------
  Income before provision for income taxes,
    equity in earnings (losses) of
    subsidiaries................................      19,844       2,618        5,850            --        28,312
Provision for income taxes......................       7,665       1,181        2,824            --        11,670
Equity in earnings (losses) of subsidiaries.....       4,463          --           --        (4,463)           --
                                                  ----------  -----------  -----------  ------------  ------------
  Net income (loss).............................  $   16,642   $   1,437    $   3,026    $   (4,463)   $   16,642
                                                  ----------  -----------  -----------  ------------  ------------
                                                  ----------  -----------  -----------  ------------  ------------

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

14. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)
                         DURA AUTOMOTIVE SYSTEMS, INC.
  CONSOLIDATING STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 1997
                             (AMOUNTS IN THOUSANDS)

                                                      DURA                     NON-
                                                   OPERATING    GUARANTOR    GUARANTOR
                                                     CORP.      COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                                   ----------  -----------  -----------  ------------  ------------
OPERATING ACTIVITIES:
  Net income.....................................  $   16,642   $   1,437    $   3,026    $   (4,463)   $   16,642
  Adjustments required to reconcile net income to
    net cash provided by (used for) operating
    activities--
    Depreciation and amortization................       9,910         606        1,787            --        12,303
    Deferred income tax provision................       1,521          --           --            --         1,521
    (Income)/loss from investment in
      subsidiaries...............................      (4,463)         --           --         4,463            --
    Due (to)/from affiliates.....................      (4,189)     (2,077)       6,266            --            --
    Changes in other operating items.............      (1,791)        924      (21,083)           --       (21,950)
                                                   ----------  -----------  -----------  ------------  ------------
      Net cash provided by (used for) operating
        activities...............................      17,630         890      (10,004)           --         8,516
                                                   ----------  -----------  -----------  ------------  ------------
INVESTING ACTIVITIES:
  Capital expenditures, net......................     (13,952)       (756)      (1,534)           --       (16,242)
  Acquisitions, net..............................     (70,481)         --           --            --       (70,481)
  Investments in joint ventures and other........      (6,663)         --           --            --        (6,663)
                                                   ----------  -----------  -----------  ------------  ------------
    Net cash used for investing activities.......     (91,096)       (756)      (1,534)           --       (93,386)
                                                   ----------  -----------  -----------  ------------  ------------
FINANCING ACTIVITIES:
  Borrowings under revolving credit facilities...     267,987          --           --            --       267,987
  Repayments of revolving credit facilities......    (174,869)         --           --            --      (174,869)
  Repayments of long-term borrowings.............         (80)         --       (5,928)           --        (6,008)
  Debt financing (to)/from affiliates                 (20,406)         --       20,406            --            --
  Sale of common stock, net......................         510          --           --            --           510
                                                   ----------  -----------  -----------  ------------  ------------
    Net cash provided by financing activities....      73,142          --       14,478            --        87,620
                                                   ----------  -----------  -----------  ------------  ------------
EFFECT OF EXCHANGE RATES ON CASH.................          --          --         (269)           --          (269)
                                                   ----------  -----------  -----------  ------------  ------------
NET CHANGE IN CASH AND CASH EQUIVALENTS..........        (324)        134        2,671            --         2,481
CASH AND CASH EQUIVALENTS, beginning of period...       1,616          --           51            --         1,667
                                                   ----------  -----------  -----------  ------------  ------------
CASH AND CASH EQUIVALENTS, end of period.........  $    1,292   $     134    $   2,722    $       --    $    4,148
                                                   ----------  -----------  -----------  ------------  ------------
                                                   ----------  -----------  -----------  ------------  ------------

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

14. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)

                         DURA AUTOMOTIVE SYSTEMS, INC.
              CONSOLIDATING BALANCE SHEETS AS OF DECEMBER 31, 1998
                             (AMOUNTS IN THOUSANDS)

                                                     DURA                     NON-
                                                  OPERATING    GUARANTOR    GUARANTOR
                                                    CORP.      COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                                  ----------  -----------  -----------  ------------  ------------
                     ASSETS
Current Assets:
  Cash and cash equivalents.....................  $    1,247   $    (557)   $  19,854    $       --    $   20,544
  Accounts receivable, net......................      70,332      41,863       46,270            --       158,465
  Inventories...................................      19,134      10,454       20,910            --        50,498
  Other current assets..........................      12,576      25,780        7,568            --        45,924
  Due from affiliates...........................       8,878      16,822        5,421       (31,121)           --
                                                  ----------  -----------  -----------  ------------  ------------
    Total current assets........................     112,167      94,362      100,023       (31,121)      275,431
                                                  ----------  -----------  -----------  ------------  ------------
Property, Plant & Equipment, net................      62,464      48,546       77,722            --       188,732
Investment in Subsidiaries......................     202,697      27,736       40,238      (266,747)        3,924
Notes Receivable from Affiliates................      47,329          --       29,911       (77,240)           --
Goodwill, net...................................     107,469     150,740      177,751            --       435,960
Other Assets, net...............................      13,564       2,102        9,670            --        25,336
                                                  ----------  -----------  -----------  ------------  ------------
                                                  $  545,690   $ 323,486    $ 435,315    $ (375,108)   $  929,383
                                                  ----------  -----------  -----------  ------------  ------------
                                                  ----------  -----------  -----------  ------------  ------------
    LIABILITIES AND STOCKHOLDERS' INVESTMENT
Current Liabilities:
  Accounts payable..............................  $   39,019   $  22,638    $  37,855    $       --    $   99,512
  Due to affiliates.............................       8,793       7,806       14,522       (31,121)           --
  Accrued liabilities...........................      28,167      46,131       22,366            --        96,664
  Current maturities of long-term debt..........       7,064          16        8,409            --        15,489
                                                  ----------  -----------  -----------  ------------  ------------
    Total current liabilities...................      83,043      76,591       83,152       (31,121)      211,665
                                                  ----------  -----------  -----------  ------------  ------------
Long-Term Debt, net of current maturities.......     155,408       8,010      152,999            --       316,417
Other Noncurrent Liabilities....................      13,437      61,538       33,039            --       108,014
Notes Payable to Affiliates.....................          --      27,668       49,572       (77,240)           --
                                                  ----------  -----------  -----------  ------------  ------------
    Total liabilities...........................     251,888     173,807      318,762      (108,361)      636,096
                                                  ----------  -----------  -----------  ------------  ------------
Mandatorily Redeemable Convertible
  Trust Preferred Securities....................      55,250          --           --            --        55,250
Stockholders' Investment........................     238,552     149,679      116,553      (266,747)      238,037
                                                  ----------  -----------  -----------  ------------  ------------
                                                  $  545,690   $ 323,486    $ 435,315    $ (375,108)   $  929,383
                                                  ----------  -----------  -----------  ------------  ------------
                                                  ----------  -----------  -----------  ------------  ------------

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

14. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)
                         DURA AUTOMOTIVE SYSTEMS, INC.
  CONSOLIDATING STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1998
                             (AMOUNTS IN THOUSANDS)

                                                     DURA                     NON-
                                                  OPERATING    GUARANTOR    GUARANTOR
                                                    CORP.      COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                                  ----------  -----------  -----------  ------------  ------------
Revenues........................................  $  356,683   $ 184,956    $ 210,449    $  (12,621)   $  739,467
Cost of sales...................................     296,863     151,546      172,730       (12,621)      608,518
                                                  ----------  -----------  -----------  ------------  ------------
  Gross profit..................................      59,820      33,410       37,719            --       130,949
Selling, general and administrative expenses....      21,445      11,183       17,197            --        49,825
Amortization expense............................       3,522       2,864        3,482            --         9,868
                                                  ----------  -----------  -----------  ------------  ------------
  Operating income..............................      34,853      19,363       17,040            --        71,256
Interest expense, net...........................       7,970       2,808        9,489            --        20,267
                                                  ----------  -----------  -----------  ------------  ------------
  Income before provision for income taxes,
    equity in earnings (losses) of subsidiaries
    and minority interest.......................      26,883      16,555        7,551            --        50,989
Provision for income taxes......................      10,030       6,176        4,727            --        20,933
Equity in earnings (losses) of subsidiaries.....      11,722          --        4,259       (17,462)       (1,481)
Minority interest--dividend on trust preferred
  securities, net...............................       1,908          --           --            --         1,908
                                                  ----------  -----------  -----------  ------------  ------------
  Income (loss) before extraordinary item.......      26,667      10,379        7,083       (17,462)       26,667
Extraordinary item--loss on early extinguishment
  of debt, net..................................         643          --           --            --           643
                                                  ----------  -----------  -----------  ------------  ------------
    Net income (loss)...........................  $   26,024   $  10,379    $   7,083    $  (17,462)   $   26,024
                                                  ----------  -----------  -----------  ------------  ------------
                                                  ----------  -----------  -----------  ------------  ------------

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

14. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)
                         DURA AUTOMOTIVE SYSTEMS, INC.
  CONSOLIDATING STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 1998
                             (AMOUNTS IN THOUSANDS)

                                                      DURA                      NON-
                                                    OPERATING    GUARANTOR    GUARANTOR
                                                      CORP.      COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                                   -----------  -----------  -----------  ------------  -------------
OPERATING ACTIVITIES:
  Net income.....................................   $  26,024    $  10,379    $   7,083    $  (17,462)    $  26,024
  Adjustments required to reconcile net income to
    net cash provided by (used for) operating
    activities--
    Depreciation and amortization................      11,587        6,466        9,518            --        27,571
    Deferred income tax provision................       7,833           --           --            --         7,833
    Extraordinary loss on extinguishment of
      debt.......................................         643           --           --            --           643
    Other........................................        (315)          --           --            --          (315)
    (Income)/loss from investment in
      subsidiaries...............................     (13,203)          --       (4,259)       17,462            --
    Due (to)/from affiliates.....................       4,152       (6,939)       2,787            --            --
    Equity in losses of affiliates...............       1,481           --           --            --         1,481
    Changes in other operating items.............     (21,127)     (40,084)       5,661            --       (55,550)
                                                   -----------  -----------  -----------  ------------  -------------
      Net cash provided by (used for) operating
        activities...............................      17,075      (30,178)      20,790            --         7,687
                                                   -----------  -----------  -----------  ------------  -------------
INVESTING ACTIVITIES:
  Capital expenditures, net......................     (15,742)      (6,181)      (9,899)           --       (31,822)
  Acquisitions, net..............................    (135,712)          --           --            --      (135,712)
                                                   -----------  -----------  -----------  ------------  -------------
      Net cash used for investing activities.....    (151,454)      (6,181)      (9,899)           --      (167,534)
                                                   -----------  -----------  -----------  ------------  -------------
FINANCING ACTIVITIES:
  Borrowings under revolving credit facilities...     352,296        8,000       56,971            --       417,267
  Repayments of revolving credit facilities......    (350,546)          --      (34,506)           --      (385,052)
  Long-term borrowings...........................      50,000           --       50,265            --       100,265
  Repayments of long-term borrowings.............     (50,984)          --      (65,367)           --      (116,351)
  Debt financing (to)/from affiliates                 (26,923)      27,668         (745)           --            --
  Proceeds from stock offering, net..............     107,848           --           --            --       107,848
  Proceeds from issuance of preferred
    securities...................................      52,525           --           --            --        52,525
  Sale of common stock, net......................         118           --           --            --           118
                                                   -----------  -----------  -----------  ------------  -------------
      Net cash provided by financing
        activities...............................     134,334       35,668        6,618            --       176,620
                                                   -----------  -----------  -----------  ------------  -------------
EFFECT OF EXCHANGE RATES ON CASH.................          --           --         (377)           --          (377)
                                                   -----------  -----------  -----------  ------------  -------------
NET CHANGE IN CASH AND CASH EQUIVALENTS..........         (45)        (691)      17,132            --        16,396
CASH AND CASH EQUIVALENTS, beginning of period...       1,292          134        2,722            --         4,148
                                                   -----------  -----------  -----------  ------------  -------------
CASH AND CASH EQUIVALENTS, end of period.........   $   1,247    $    (557)   $  19,854    $       --     $  20,544
                                                   -----------  -----------  -----------  ------------  -------------
                                                   -----------  -----------  -----------  ------------  -------------

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                             (AMOUNTS IN THOUSANDS)

                                                                                  DECEMBER
                                                                      MARCH 31,      31,
                                                                        1999        1998
                                                                      ---------  -----------
                                                                      (UNAUDITED)
                                           ASSETS
Current assets:
      Cash and cash equivalents.....................................  $  39,267   $  20,544
      Accounts receivable, net......................................    471,282     158,465
      Inventories...................................................    150,471      50,498
      Other current assets..........................................    129,082      45,924
                                                                      ---------  -----------
            Total current assets....................................    790,102     275,431
                                                                      ---------  -----------
Property, plant and equipment, net..................................    523,287     188,732
Goodwill, net.......................................................    898,342     435,960
Deferred income taxes and other assets, net.........................     48,836      29,260
                                                                      ---------  -----------
                                                                      $2,260,567  $ 929,383
                                                                      ---------  -----------
                                                                      ---------  -----------

                          LIABILITIES AND STOCKHOLDERS' INVESTMENT
Current liabilities:
      Current maturities of long-term debt..........................  $  14,945   $  15,489
      Accounts payable..............................................    283,125      99,512
      Accrued liabilities...........................................    226,142      96,664
                                                                      ---------  -----------
            Total current liabilities...............................    524,212     211,665
                                                                      ---------  -----------
Long-term debt, net of current maturities...........................  1,057,146     316,417
Other noncurrent liabilities........................................    230,497     108,014
Mandatorily redeemable convertible trust preferred securities.......     55,250      55,250
                                                                      ---------  -----------
Stockholders' investment:
      Preferred stock...............................................         --          --
      Common stock--Class A.........................................        140          90
      Common stock--Class B.........................................         33          33
      Additional paid-in capital....................................    335,884     171,377
      Retained earnings.............................................     70,544      67,052
      Accumulated other comprehensive loss--cumulative translation
        adjustment..................................................    (13,139)       (515)
                                                                      ---------  -----------
            Total stockholders' investment..........................    393,462     238,037
                                                                      ---------  -----------
                                                                      $2,260,567  $ 929,383
                                                                      ---------  -----------
                                                                      ---------  -----------

  The accompanying notes are an integral part of these condensed consolidated balance sheets.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

           (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS--UNAUDITED)

                                                                                              THREE MONTHS ENDED
                                                                                                  MARCH 31,
                                                                                            ----------------------
                                                                                               1999        1998
                                                                                            ----------  ----------
Revenues..................................................................................  $  264,701  $  125,746
Cost of sales.............................................................................     218,219     104,471
                                                                                            ----------  ----------
        Gross profit......................................................................      46,482      21,275
Selling, general and administrative expenses..............................................      16,897       9,160
Amortization expense......................................................................       3,685       1,251
                                                                                            ----------  ----------
        Operating income..................................................................      25,900      10,864
Interest expense, net.....................................................................       6,895       2,938
                                                                                            ----------  ----------
        Income before provision for income taxes, equity in losses of affiliate and
          minority interests..............................................................      19,005       7,926
Provision for income taxes................................................................       7,711       3,274
Equity in losses of affiliate and minority interests......................................       1,342          --
Minority interest--dividends on trust preferred securities, net...........................         611          76
                                                                                            ----------  ----------
          Income before extraordinary item and accounting change..........................       9,341       4,576
Extraordinary item--loss on early extinguishment of debt, net.............................      (2,702)         --
Cumulative effect of change in accounting, net............................................      (3,147)         --
                                                                                            ----------  ----------
        Net income........................................................................  $    3,492  $    4,576
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Basic earnings per common share:
  Income before extraordinary item and accounting change..................................  $     0.73  $     0.52
  Extraordinary item......................................................................       (0.21)         --
  Cumulative effect of change in accounting...............................................       (0.25)         --
                                                                                            ----------  ----------
                                                                                            ----------  ----------
        Net income........................................................................  $     0.27  $     0.52
                                                                                            ----------  ----------
                                                                                            ----------  ----------
  Basic shares outstanding................................................................      12,877       8,826
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Diluted earnings per common share:
  Income before extraordinary item and accounting change..................................  $     0.70  $     0.52
  Extraordinary item......................................................................       (0.19)         --
  Cumulative effect of change in accounting...............................................       (0.22)         --
                                                                                            ----------  ----------
      Net income..........................................................................  $     0.29  $     0.52
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Diluted shares outstanding................................................................      14,253       9,012
                                                                                            ----------  ----------
                                                                                            ----------  ----------

  The accompanying notes are an integral part of these condensed consolidated statements.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                       (AMOUNTS IN THOUSANDS--UNAUDITED)

                                                                                              THREE MONTHS ENDED
                                                                                                  MARCH 31,
                                                                                            ----------------------
                                                                                               1999        1998
                                                                                            -----------  ---------
OPERATING ACTIVITIES:
      Net income..........................................................................  $     3,492  $   4,576
      Adjustments to reconcile net income to net cash provided by (used in) operating activities--
        Depreciation and amortization.....................................................       10,507      3,067
        Deferred income taxes.............................................................       (3,057)        --
        Equity in losses of affiliates and minority interest..............................        1,342         --
        Extraordinary loss on extinguishment of debt......................................        2,702         --
        Cumulative effect of change in accounting, net....................................        3,147         --
        Changes in other operating items..................................................      (17,746)    (9,785)
                                                                                            -----------  ---------
        Net cash provided by (used in) operating activities...............................          387     (2,142)
                                                                                            -----------  ---------
INVESTING ACTIVITIES:
      Acquisitions, net of cash acquired..................................................     (540,133)   (18,578)
      Capital expenditures, net...........................................................       (5,994)    (3,733)
      Other...............................................................................        2,227         --
                                                                                            -----------  ---------
        Net cash used in investing activities.............................................     (543,900)   (22,311)
                                                                                            -----------  ---------
FINANCING ACTIVITIES:
      Proceeds from borrowings............................................................      904,680     67,903
      Repayment of debt...................................................................     (321,761)   (53,403)
      Debt issuance costs.................................................................      (19,537)        --
      Proceeds from issuance of common stock and exercise of stock options................          770        256
      Proceeds from issuance of preferred securities......................................           --     52,566
                                                                                            -----------  ---------
        Net cash provided by financing activities.........................................      564,152     67,322
                                                                                            -----------  ---------
EFFECT OF EXCHANGE RATE ON CASH...........................................................       (1,916)       (79)
                                                                                            -----------  ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS.................................................       18,723     42,790
CASH AND CASH EQUIVALENTS:
      Beginning of period.................................................................       20,544      4,148
                                                                                            -----------  ---------
      End of period.......................................................................  $    39,267  $  46,938
                                                                                            -----------  ---------
                                                                                            -----------  ---------

  The accompanying notes are an integral part of these condensed consolidated statements.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

1.

    The accompanying condensed consolidated financial statements have been prepared by Dura Automotive Systems, Inc. (the "Company"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The information furnished in the condensed consolidated financial statements includes normal recurring adjustments and reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of such financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. Although the Company believes that the disclosures are adequate to make the information presented not misleading, it is suggested that these condensed consolidated financial statements be read in conjunction with the audited financial statements and the notes thereto included in the Company's 1998 Annual Report to Stockholders.

    Revenues and operating results for the three months ended March 31, 1999 are not necessarily indicative of the results to be expected for the full year.

2.

    Inventories consisted of the following (in thousands):

                                                                     MAR. 31,      DEC. 31,
                                                                       1999          1998
                                                                   ------------  ------------
Raw materials....................................................   $   73,375    $   23,067
Work-in-process..................................................       41,087        11,155
Finished goods...................................................       36,009        16,276
                                                                   ------------  ------------
                                                                    $  150,471    $   50,498
                                                                   ------------  ------------
                                                                   ------------  ------------

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

3.

    Basic earnings per share were computed by dividing net income by the weighted average number of Class A and Class B common shares outstanding during the quarter. Diluted earnings per share include (i) the effects of outstanding stock options using the treasury stock method and (ii) the conversion of the Preferred Securities from their date of issuance on March 20, 1998 as follows (in thousands, except per share amounts):

                                                                            THREE MONTHS ENDED
                                                                                MARCH 31,
                                                                           --------------------
                                                                             1999       1998
                                                                           ---------  ---------
Net income...............................................................  $   3,492  $   4,576
Interest expense on mandatorily redeemable convertible preferred
  securities, net of tax.................................................        611         76
                                                                           ---------  ---------
Net income applicable to common stockholders--diluted....................  $   4,103  $   4,652
                                                                           ---------  ---------
                                                                           ---------  ---------
Weighted average number of Class A common shares outstanding.............      9,552      4,172
Weighted average number of Class B common shares outstanding.............      3,325      4,654
                                                                           ---------  ---------
                                                                              12,877      8,826
Dilutive effect of outstanding stock options after application of the
  treasury stock method..................................................         87         28
Dilutive effect of mandatorily redeemable convertible preferred
  securities, assuming conversion........................................      1,289        158
                                                                           ---------  ---------
Diluted shares outstanding...............................................     14,253      9,012
                                                                           ---------  ---------
                                                                           ---------  ---------
Basic earnings per share.................................................  $    0.27  $    0.52
                                                                           ---------  ---------
                                                                           ---------  ---------
Diluted earnings per share...............................................  $    0.29  $    0.52
                                                                           ---------  ---------
                                                                           ---------  ---------

4.

    In March 1998, the Company acquired Universal Tool & Stamping Co., Inc. ("Universal"), a manufacturer of jacks for the North American automotive industry, for approximately $18.0 million. The acquisition provided the Company with a market presence for jacks in North America and added Honda as a significant new customer.

    In April 1998, the Company acquired all of the outstanding equity interests of Trident Automotive plc ("Trident"). Trident had revenues of approximately $300 million in 1997, of which 69 percent was derived from sales of cable assemblies, principally to the automotive OEM market, and the balance from door handle assemblies, lighting and other products. Approximately 68 percent of Trident's revenues were generated in North America, 27 percent in Europe and the remainder in Latin America. Trident's operations are headquartered in Michigan with manufacturing and technical facilities in Michigan, Tennessee, Arkansas, Canada, the United Kingdom, Germany, France and Brazil. Pursuant to the terms of the agreement, the Company acquired all of the outstanding equity interests of Trident for total consideration of $87.5 million in cash. In addition, the Company assumed $75.0 million of Trident's outstanding 10% Senior Subordinated Notes due 2005. The Company also repaid Trident's outstanding senior indebtedness of approximately $53.0 million. The acquisition of Trident was financed with borrowings under the Company's credit facility.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

4. (CONTINUED)
    In August 1998, the Company acquired the hinge business ("Hinge") of Tower Automotive, Inc. for approximately $37.0 million. Hinge, which has annual revenues of approximately $50.0 million, manufactures automotive hood and deck lid hinges.

    On March 15, 1999, Dura acquired through a cash tender offer approximately 95% of the outstanding ordinary shares of Adwest Automotive plc ("Adwest"). Adwest has annual revenues of approximately $400 million and is a supplier of driver control products primarily for European OEMs. The Company paid approximately $320 million to acquire all of the outstanding shares of Adwest, including the assumption of approximately $106.1 million in indebtedness in connection with the acquisition of Adwest.

    On March 23, 1999, the Company completed its merger with Excel Industries, Inc. ("Excel"). Excel has annual revenues of approximately $1.1 billion of which 75 percent is derived from the automotive/light truck market and the remainder from the recreational vehicle, mass transit and heavy truck markets. Approximately 78 percent of Excel's revenues is generated in North America with the remainder in Europe. The Company issued an aggregate of approximately 5.1 million shares of its Class A Common Stock and paid $155.5 million in cash to Excel's former shareholders. The Company also assumed approximately $100.0 million of indebtedness in connection with the merger with Excel.

    The cash consideration related to the acquisitions of Adwest and Excel was financed with Borrowings under a new credit facility which is further described in Note 5.

    The acquisitions of Universal, Trident, Hinge, Excel and Adwest have been accounted for using the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at fair value as of the dates of acquisition, with the excess purchase price recorded as goodwill. With respect to the acquisitions of Trident, Hinge, Excel and Adwest, the assets and liabilities have been recorded based upon preliminary estimates of fair value. At March 31, 1999, liabilities for approximately $44.5 million for costs associated with the shutdown and consolidation of certain acquired facilities and $30.9 million in severance costs are recorded on the condensed consolidated balance sheet. No additional reserves were recorded during the first quarter of 1999. The Company is further evaluating the fair value of certain assets acquired and liabilities assumed. As a result, the final evaluation will likely result in adjustments to the preliminary allocations which may result in changes to goodwill.

    The accompanying unaudited pro forma condensed results of operations for the three months ended March 31, 1999 give effect to the acquisitions of Adwest and Excel and the offering of the Senior Subordinated Notes, which is further described in Note 5, as if such transactions had occurred at the beginning of the period and exclude the effects of the extraordinary loss. The accompanying unaudited pro forma condensed results of operations for the three months ended March 31, 1998 give effect to the transactions described above, the acquisitions of Universal, Trident and Hinge, the offering of Class A common stock, which is further described in Note 7, and the offering of the Convertible Trust Preferred Securities, which is further described in
    Note 6, as if such transactions had occurred at the beginning of the period and exclude the effects of the extraordinary loss. The 1998 results of operations of Trident for the period prior to its acquisition date, which are included in the unaudited pro forma financial information, reflect pretax charges

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

4. (CONTINUED)
    of approximately $3.6 million relating to the recognition of obligations to certain Trident customers. The unaudited pro forma information does not purport to represent what the Company's results of operations would actually have been if such transactions in fact had occurred at such date or to project the Company' results of future operations (in thousands, except per share data):

                                                                        PRO FORMA FOR THE
                                                                        THREE MONTHS ENDED
                                                                            MARCH 31,
                                                                      ----------------------
                                                                         1999        1998
                                                                      ----------  ----------
Revenues............................................................  $  653,752  $  627,033
Operating income....................................................      49,285      40,028
Net income..........................................................      13,540      10,921
Basic earnings per share............................................  $     0.77  $     0.63
Diluted earnings per share..........................................        0.75        0.62

5.

    Long-term debt consisted of the following (in thousands):

                                                                    MARCH 31,    DECEMBER 31,
                                                                       1999          1998
                                                                   ------------  ------------
Bank Credit Facility:
  Tranche A and B term loans.....................................  $    525,740   $       --
  Interim term loan..............................................       200,000           --
  Revolving credit facility......................................       100,086           --
Trident 10% senior subordinated notes, due 2005..................        80,934       81,150
Old Bank Credit Agreement........................................            --      243,510
Other............................................................       165,331        7,246
                                                                   ------------  ------------
                                                                      1,072,091      331,906
Less--current maturities.........................................       (14,945)     (15,489)
                                                                   ------------  ------------
Total long-term debt.............................................  $  1,057,146   $  316,417
                                                                   ------------  ------------
                                                                   ------------  ------------

    In connection with the acquisitions of Adwest and Excel, the Company entered into an amended and restated $1.15 billion credit agreement ("Credit Agreement"). The Credit Agreement provides for revolving credit facilities of $400.0 million, a $275.0 million tranche A term loan, a $275.0 million tranche B term loan and a $200.0 million interim term loan facility. As of March 31, 1999, rates on borrowings under the Credit Agreement ranged from 5.28% to 10.0%. Borrowings under the tranche A term loan are due and payable in March 2005 and borrowings under the tranche B term loan are due and payable in March 2006. The revolving credit facility is available until March 2005. Borrowings under the interim loan were due and payable in September 2000, and, as further discussed below, were repaid in April 1999. The Credit Agreement contains various restrictive covenants which limit indebtedness, investments, rental obligations and cash dividends. The Credit Agreement also requires the Company to maintain certain financial ratios including minimum liquidity and interest coverage. The Company was in compliance with the covenants as of

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

5. (CONTINUED)
    March 31, 1999. Borrowings under the Credit Agreement are collateralized by the assets of the Company.

    The Credit Agreement provides the Company with the ability to denominate a portion of its revolving credit borrowings in foreign currencies up to an amount equal to $100.0 million. As of March 31, 1999, $84.0 million of borrowings were denominated in US dollars, $3.4 million of borrowings were denominated in Canadian dollars, $2.5 million of borrowings were denominated in Australian dollars, $4.5 million of borrowings were denominated in Euros, and $5.7 million in British pound sterling.

    In connection with the termination of the Company's former credit facility, the Company wrote-off deferred financing costs of approximately $2.7 million, net of income taxes. This charge is reflected as an extraordinary item in the accompanying statement of operations for the three months ended March 31, 1999.

    On April 23, 1999, the Company completed the offering of $300 million and Euro 100 million of senior subordinated notes ("Subordinated Notes"). The Subordinated Notes mature in May 2009 and bear interest at 9% per year, which is payable semi-annually. Net proceeds from this offering of approximately $397.0 million were used to repay the $200.0 million interim term loan, approximately $100.1 million to retire other indebtedness and approximately $96.9 million will be used for general corporate purposes.

    In December 1997, Trident issued senior subordinated notes with a face value of $75 million. The notes bear interest at 10%, payable semiannually, and are due in December 2005. The notes were recorded at their fair value of $81.2 million. The premium in excess of face value will be amortized over the life of the notes using the effective interest method.

6.

    On March 20, 1998, Dura Automotive Systems Capital Trust (the "Issuer"), a wholly owned statutory business trust of the Company, completed the offering of $55.3 million of its 7 1/2% Convertible Trust Preferred Securities ("Preferred Securities"), resulting in net proceeds to the Company of approximately $52.6 million. The Preferred Securities are redeemable, in whole or part, on or after March 31, 2001 and all Preferred Securities must be redeemed no later than March 31, 2028. The Preferred Securities are convertible, at the option of the holder, into Class A common stock of the Company at a rate of 0.5831 shares of Class A common stock for each Preferred Security, which is equivalent to a conversion price of $42 7/8 per share. The net proceeds of the offering were used to repay outstanding indebtedness. Dividends on the Preferred Securities, net of the related income tax benefit, are reflected as minority interest in the accompanying condensed consolidated statements of operation.

    No separate financial statements of the Issuer have been included herein. The Company does not consider that such financial statements would be material to holders of Preferred Securities because (i) all of the voting securities of the Issuer will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Issuer has no independent operations and exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Issuer and investing the proceeds thereof in 7 1/2% Convertible

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

6. (CONTINUED)
    Subordinated Debentures due March 31, 2028 issued by the Company and (iii) the obligations of the Issuer under the Preferred Securities are fully and unconditionally guaranteed by the Company.

7.

    On June 17, 1998, the Company completed a public offering of 3,100,000 shares of its Class A common stock at an offering price of $32.75 per share ("Offering"). Net proceeds to the Company, after underwriting discounts and offering expenses, were approximately $95.0 million. Proceeds from the Offering were used to retire outstanding indebtedness. Certain stockholders of the Company converted 1,308,000 shares of Class B common stock of the Company into Class A stock and sold such Class A stock concurrent with the Offering. In addition, an employee of the Company exercised an option to acquire 5,000 shares of Class A common stock at an exercise price of $14.50 per share, and sold such Class A shares concurrent with the Offering. On July 1, 1998 the underwriters, pursuant to their over-allotment option, purchased an additional 400,000 Class A shares resulting in additional net proceeds of approximately $12.4 million to the Company.

8.

    Comprehensive income reflects the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. For the Company, comprehensive income represents net income adjusted for foreign currency translation adjustments. The Company had a comprehensive loss of approximately $9.1 million for the three months ended March 31, 1999 and comprehensive income of approximately $3.7 million for the three months ended March 31, 1998.

9.

    Effective January 1, 1999, the Company adopted the provisions of the Financial Accounting Standards Board Statement of Position ("SOP") No. 98-5, "Reporting on the Costs of Start-Up Activities." SOP 98-5 requires costs associated with certain start-up activities be expensed as incurred versus capitalizing and expensing them over a period of time. Previously, the Company capitalized certain design and engineering costs which related to future programs and amortized these costs over the life of the program once production began. Pursuant to the provisions of SOP 98-5, the Company wrote off the unamortized balance of such capitalized costs, net of income tax benefits, of approximately $3.1 million. The write-off is reflected as a cumulative effect of change in accounting in the accompanying condensed consolidated statement of operations for the three months ended March 31, 1999.

    In June 1998 the FASB issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" effective for years beginning after June 15, 1999. SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge criteria are met. Special accounting for qualifying hedges allow a derivative's gains or losses to offset related results on the hedged item in the income statement and requires that a company must formally document, designate and assess

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

9. (CONTINUED)
    the effectiveness of transactions that receive hedge accounting. The Company has not yet quantified the impacts of adopting SFAS No. 133.

10.

    Supplemental cash flow information (in thousands):

                                                                            THREE MONTHS ENDED
                                                                                MARCH 31,
                                                                           --------------------
                                                                             1999       1998
                                                                           ---------  ---------
Cash paid for--
  Interest...............................................................  $   7,637  $   3,032
  Income taxes...........................................................      3,731      2,410

11. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION:

    The following consolidating financial information presents balance sheet, statement of operations and cash flow information related to the Company's businesses. Each Guarantor is a direct or indirect wholly owned subsidiary of the Company and has fully and unconditionally guaranteed the 9% senior subordinated notes issued by Dura Operating Corp., on a joint and several basis. Separate financial statements and other disclosures concerning the Guarantors have not been presented because management believes that such information is not material.

                         DURA AUTOMOTIVE SYSTEMS, INC.
CONSOLIDATING STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             (AMOUNTS IN THOUSANDS)

                                                      DURA                      NON-
                                                    OPERATING    GUARANTOR    GUARANTOR
                                                      CORP.      COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                                   -----------  -----------  -----------  ------------  ------------
Revenues.........................................   $  84,006    $  14,584    $  27,451    $     (295)   $  125,746
Cost of sales....................................      70,985       11,428       22,353          (295)      104,471
                                                   -----------  -----------  -----------  ------------  ------------
  Gross profit...................................      13,021        3,156        5,098            --        21,275
Selling, general and administrative expenses.....       5,685          613        2,862            --         9,160
Amortization expense.............................         846          240          165            --         1,251
                                                   -----------  -----------  -----------  ------------  ------------
  Operating income...............................       6,490        2,303        2,071            --        10,864
Interest expense, net............................       2,589          139          210            --         2,938
                                                   -----------  -----------  -----------  ------------  ------------
  Income before provision for income taxes,
    equity in earnings (losses) of subsidiaries
    and minority interest........................       3,901        2,164        1,861            --         7,926
Provision for income taxes.......................       1,527          847          900            --         3,274
Equity in earnings (losses) of subsidiaries......       2,278           --           --        (2,278)           --
Minority interest--dividend on trust preferred
  securities, net................................          76           --           --            --            76
                                                   -----------  -----------  -----------  ------------  ------------
  Net income (loss)..............................   $   4,576    $   1,317    $     961    $   (2,278)   $    4,576
                                                   -----------  -----------  -----------  ------------  ------------
                                                   -----------  -----------  -----------  ------------  ------------

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

11. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)

                         DURA AUTOMOTIVE SYSTEMS, INC.
CONSOLIDATING STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             (AMOUNTS IN THOUSANDS)

                                                      DURA                        NON-
                                                    OPERATING     GUARANTOR     GUARANTOR
                                                      CORP.       COMPANIES     COMPANIES   ELIMINATIONS   CONSOLIDATED
                                                   -----------  -------------  -----------  -------------  -------------
OPERATING ACTIVITIES:
Net income.......................................   $   4,576     $   1,317     $     961     $  (2,278)     $   4,576
Adjustments to reconcile net income to net cash
  provided by (used for) operating activities--
  Depreciation and amortization..................       1,666           538           863            --          3,067
  (Income)/loss from investment in
    subsidiaries.................................      (2,278)           --            --         2,278             --
  Due (to)/from affiliates.......................      (8,828)        9,533          (705)           --             --
  Changes in other operating items...............        (192)       (9,216)         (377)           --         (9,785)
                                                   -----------       ------    -----------  -------------  -------------
    Net cash provided by (used for) operating
      activities.................................      (5,056)        2,172           742            --         (2,142)
                                                   -----------       ------    -----------  -------------  -------------
INVESTING ACTIVITIES:
Capital expenditures, net........................      (1,821)         (634)       (1,278)           --         (3,733)
Acquisitions, net................................     (18,578)           --            --            --        (18,578)
                                                   -----------       ------    -----------  -------------  -------------
    Net cash used in investing activities........     (20,399)         (634)       (1,278)           --        (22,311)
                                                   -----------       ------    -----------  -------------  -------------
FINANCING ACTIVITIES:
Proceeds from borrowings.........................      65,750            --         2,153            --         67,903
Repayments of debt...............................     (52,500)           --          (903)           --        (53,403)
Debt financing (to)/from affiliates..............         (18)           --            18            --             --
Proceeds from issuance of common stock and
  exercise of stock options......................         256            --            --            --            256
Proceeds from issuance of preferred securities...      52,566            --            --            --         52,566
                                                   -----------       ------    -----------  -------------  -------------
    Net cash provided by financing activities....      66,054            --         1,268            --         67,322
                                                   -----------       ------    -----------  -------------  -------------
EFFECT OF EXCHANGE RATES ON CASH.................          --            --           (79)           --            (79)
                                                   -----------       ------    -----------  -------------  -------------
NET CHANGE IN CASH AND CASH EQUIVALENTS..........      40,599         1,538           653            --         42,790
CASH AND CASH EQUIVALENTS, beginning of period...       1,292           134         2,722            --          4,148
                                                   -----------       ------    -----------  -------------  -------------
CASH AND CASH EQUIVALENTS, end of period.........   $  41,891     $   1,672     $   3,375     $      --      $  46,938
                                                   -----------       ------    -----------  -------------  -------------
                                                   -----------       ------    -----------  -------------  -------------

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

11. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)
                         DURA AUTOMOTIVE SYSTEMS, INC.
               CONSOLIDATING BALANCE SHEETS AS OF MARCH 31, 1999
                             (AMOUNTS IN THOUSANDS)

                                                 DURA                       NON-
                                              OPERATING     GUARANTOR    GUARANTOR
                                                CORP.       COMPANIES    COMPANIES    ELIMINATIONS   CONSOLIDATED
                                             ------------  -----------  ------------  -------------  ------------
                  ASSETS
Current Assets:
  Cash and cash equivalents................  $      7,104  $       (13) $     32,176  $          --   $   39,267
  Accounts receivable, net.................       187,667       96,506       187,109             --      471,282
  Inventories..............................        41,600       35,621        73,250             --      150,471
  Other current assets.....................        38,788       28,715        61,579             --      129,082
  Due from affiliates......................        21,537       41,416           505        (63,458)          --
                                             ------------  -----------  ------------  -------------  ------------
    Total current assets...................       296,696      202,245       354,619        (63,458)     790,102
                                             ------------  -----------  ------------  -------------  ------------
Property, Plant & Equipment, net...........       138,646      130,950       253,691             --      523,287
Investment in Subsidiaries.................       476,194       48,177       382,652       (903,865)       3,158
Notes Receivable from Affiliates...........       198,009           --        27,689       (225,698)          --
Goodwill, net..............................       292,066      175,908       430,368             --      898,342
Other Assets, net..........................        27,716        3,494        14,468             --       45,678
                                             ------------  -----------  ------------  -------------  ------------
                                             $  1,429,327  $   560,774  $  1,463,487  $  (1,193,021)  $2,260,567
                                             ------------  -----------  ------------  -------------  ------------
                                             ------------  -----------  ------------  -------------  ------------
 LIABILITIES AND STOCKHOLDERS' INVESTMENT
Current Liabilities:
  Accounts payable.........................  $    106,491  $    46,655  $    129,979  $          --   $  283,125
  Due to affiliates........................        25,146       21,481        16,831        (63,458)          --
  Accrued liabilities......................        64,183       65,319        96,640             --      226,142
  Current maturities of long-term debt.....           397        1,347        13,201             --       14,945
                                             ------------  -----------  ------------  -------------  ------------
    Total current liabilities..............       196,217      134,802       256,651        (63,458)     524,212
                                             ------------  -----------  ------------  -------------  ------------
Long-Term Debt, net of current
  maturities...............................       701,391       11,597       344,158             --    1,057,146
Other Noncurrent Liabilities...............        45,411       71,184       113,902             --      230,497
Notes Payable to Affiliates................        24,457       27,523       173,718       (225,698)          --
                                             ------------  -----------  ------------  -------------  ------------
    Total liabilities......................       967,476      245,106       888,429       (289,156)   1,811,855
                                             ------------  -----------  ------------  -------------  ------------
Mandatorily Redeemable Convertible Trust
  Preferred Securities.....................        55,250           --            --             --       55,250
Stockholders' Investment...................       406,601      315,668       575,058       (903,865)     393,462
                                             ------------  -----------  ------------  -------------  ------------
                                             $  1,429,327  $   560,774  $  1,463,487  $  (1,193,021)  $2,260,567
                                             ------------  -----------  ------------  -------------  ------------
                                             ------------  -----------  ------------  -------------  ------------

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

11. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)

                         DURA AUTOMOTIVE SYSTEMS, INC.
CONSOLIDATING STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 1999
                             (AMOUNTS IN THOUSANDS)

                                                     DURA                     NON-
                                                  OPERATING    GUARANTOR    GUARANTOR
                                                    CORP.      COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                                  ----------  -----------  -----------  ------------  ------------
Revenues........................................  $  108,955   $  69,448    $  90,848    $   (4,550)   $  264,701
Cost of sales...................................      88,609      57,634       76,526        (4,550)      218,219
                                                  ----------  -----------  -----------  ------------  ------------
  Gross profit..................................      20,346      11,814       14,322            --        46,482
Selling, general and administrative expenses....       8,034       1,929        6,934            --        16,897
Amortization expense............................       1,125       1,111        1,449            --         3,685
                                                  ----------  -----------  -----------  ------------  ------------
  Operating income..............................      11,187       8,774        5,939            --        25,900
Interest expense, net...........................       2,540         711        3,644            --         6,895
                                                  ----------  -----------  -----------  ------------  ------------
  Income before provision for income taxes,
    equity in earnings (losses) of subsidiaries
    and minority interest.......................       8,647       8,063        2,295            --        19,005
Provision for income taxes......................       3,079       2,872        1,760            --         7,711
Equity in earnings (losses) of subsidiaries.....       3,693          --        1,633        (6,668)       (1,342)
Minority interest--dividend on trust preferred
  securities, net...............................         611          --           --            --           611
                                                  ----------  -----------  -----------  ------------  ------------
  Income (loss) before extraordinary item.......       8,650       5,191        2,168        (6,668)        9,341
Extraordinary item--loss on early extinguishment
  of debt, net..................................       2,011          --          691            --         2,702
Cumulative effect of change in accounting,
  net...........................................      (3,147)         --           --            --        (3,147)
                                                  ----------  -----------  -----------  ------------  ------------
  Net income (loss).............................  $    3,492   $   5,191    $   1,477    $   (6,668)   $    3,492
                                                  ----------  -----------  -----------  ------------  ------------
                                                  ----------  -----------  -----------  ------------  ------------

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

11. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)
                         DURA AUTOMOTIVE SYSTEMS, INC.
CONSOLIDATING STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED MARCH 31, 1999
                             (AMOUNTS IN THOUSANDS)

                                                      DURA                      NON-
                                                    OPERATING    GUARANTOR    GUARANTOR
                                                      CORP.      COMPANIES    COMPANIES   ELIMINATIONS   CONSOLIDATED
                                                   -----------  -----------  -----------  -------------  -------------
OPERATING ACTIVITIES:
  Net income.....................................   $   3,492    $   5,191    $   1,477     $  (6,668)     $   3,492
  Adjustments required to reconcile net income to
    net cash provided by (used for) operating
    activities--
    Depreciation and amortization................       3,364        2,669        4,474            --         10,507
    Deferred income tax provision................      (2,187)         (82)        (788)           --         (3,057)
    Extraordinary loss on extinguishment of
      debt.......................................       2,011           --          691            --          2,702
    Cumulative effect of change in accounting,
      net........................................       3,147           --           --            --          3,147
    (Income)/loss from investment in
      subsidiaries...............................      (4,854)          --       (1,814)        6,668             --
    Due (to)/from affiliates.....................      12,522      (20,452)       7,930            --             --
    Equity in losses of affiliates...............       1,161           --          181            --          1,342
    Changes in other operating items.............      36,934        9,588      (64,268)           --        (17,746)
                                                   -----------  -----------  -----------  -------------  -------------
      Net cash provided by (used for) operating
        activities...............................      55,590       (3,086)     (52,117)           --            387
                                                   -----------  -----------  -----------  -------------  -------------
INVESTING ACTIVITIES:
  Capital expenditures, net......................      (1,215)      (2,202)      (2,577)           --         (5,994)
  Acquisitions, net..............................    (442,501)          --      (97,632)           --       (540,133)
  Other..........................................          --        2,227           --            --          2,227
                                                   -----------  -----------  -----------  -------------  -------------
    Net cash provided by (used for) investing
      activities.................................    (443,716)          25     (100,209)           --       (543,900)
                                                   -----------  -----------  -----------  -------------  -------------
FINANCING ACTIVITIES:
  Proceeds from borrowings.......................     772,550       21,522      110,608            --        904,680
  Repayments of debt.............................    (233,577)     (17,772)     (70,412)           --       (321,761)
  Debt financing (to)/from affiliates............    (126,223)        (145)     126,368            --             --
  Debt issuance costs............................     (19,537)          --           --            --        (19,537)
  Proceeds from issuance of common stock and
    exercise of stock options....................         770           --           --            --            770
                                                   -----------  -----------  -----------  -------------  -------------
    Net cash provided by financing activities....     393,983        3,605      166,564            --        564,152
                                                   -----------  -----------  -----------  -------------  -------------
EFFECT OF EXCHANGE RATES ON CASH.................          --           --       (1,916)           --         (1,916)
                                                   -----------  -----------  -----------  -------------  -------------
NET CHANGE IN CASH AND CASH EQUIVALENTS..........       5,857          544       12,322            --         18,723
CASH AND CASH EQUIVALENTS, beginning of period...       1,247         (557)      19,854            --         20,544
                                                   -----------  -----------  -----------  -------------  -------------
CASH AND CASH EQUIVALENTS, end of period.........   $   7,104    $     (13)   $  32,176     $      --      $  39,267
                                                   -----------  -----------  -----------  -------------  -------------
                                                   -----------  -----------  -----------  -------------  -------------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Trident Automotive plc:

    We have audited the accompanying consolidated balance sheets of Trident Automotive plc (a company registered under the laws of England) and subsidiaries as of December 31, 1998 and March 31, 1998, and the related consolidated statements of operations, stockholders' investment and cash flows for the period from inception (September 19, 1997) to March 31, 1998, the one month period ended April 30, 1998 and the eight month period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trident Automotive plc and subsidiaries as of December 31, 1998 and March 31, 1998, and the results of their operations and their cash flows for the period from inception (September 19, 1997) to March 31, 1998, the one month period ended April 30, 1998 and the eight month period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
March 26, 1999

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                                           FKI
                                                                                           COMPANY     PREDECESSOR
                                                                                        DECEMBER 31,    MARCH 31,
                                                                                            1998          1998
                                                                                        -------------  -----------
                                        ASSETS
Current Assets:
  Cash and cash equivalents...........................................................   $     8,368    $  11,415
  Accounts receivable, net of allowance for doubtful
    accounts of $2,238 and $1,745.....................................................        55,735       48,875
  Inventories.........................................................................        15,758       18,798
  Other current assets................................................................        21,281       10,526
                                                                                        -------------  -----------
    Total current assets..............................................................       101,142       89,614
Property, Plant and Equipment, net....................................................        57,332       64,873
Goodwill, net of accumulated amortization of $3,908 and $679..........................       215,425       88,945
Other Assets, net of accumulated amortization of $1,010 and $564......................         9,074       15,398
                                                                                        -------------  -----------
                                                                                         $   382,973    $ 258,830
                                                                                        -------------  -----------
                                                                                        -------------  -----------
                       LIABILITIES AND STOCKHOLDERS' INVESTMENT
Current Liabilities:
  Current portion of long-term debt...................................................   $     7,059    $   1,500
  Accounts payable....................................................................        33,796       37,018
  Accrued expenses....................................................................        54,068       28,570
                                                                                        -------------  -----------
    Total current liabilities.........................................................        94,923       67,088
Noncurrent Liabilities:
  Long-term debt, less current portion................................................       136,799      126,300
  Accrued pension and other postretirement liabilities................................        12,957       12,891
  Other noncurrent liabilities........................................................        37,200       11,536
                                                                                        -------------  -----------
    Total liabilities.................................................................       281,879      217,815
                                                                                        -------------  -----------
                                                                                        -------------  -----------
Minority Interest.....................................................................           786        1,170
Redeemable U.S. Dollar Ordinary Shares................................................            --          740
Stockholders' Investment:
  Common stock--Sterling ordinary shares; $1.70 par value; 50,000 shares issued and
    outstanding.......................................................................            85           85
  Common stock--U.S. dollar ordinary shares; $1.00 par Value; 25,000,000 shares
    authorized; 17,000,000 and 16,704,000 shares issued and outstanding...............        17,000       16,704
  Additional paid-in capital..........................................................        78,157       23,556
  Retained earnings...................................................................         5,876          123
  Accumulated other comprehensive income (loss)--cumulative translation adjustment....          (810)      (1,363)
                                                                                        -------------  -----------
    Total stockholders' investment....................................................       100,308       39,105
                                                                                        -------------  -----------
                                                                                         $   382,973    $ 258,830
                                                                                        -------------  -----------
                                                                                        -------------  -----------

   The accompanying notes are an integral part of these consolidated balance sheets.

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                                                                                      FKI
                                                                                  TRIDENT         PREDECESSOR
                                                                                PREDECESSOR   -------------------
                                                                 COMPANY       -------------      PERIOD FROM
                                                            -----------------    ONE MONTH         INCEPTION
                                                               EIGHT MONTH     PERIOD ENDED     (SEPTEMBER 19,
                                                              PERIOD ENDED       APRIL 30,    1997) TO MARCH 31,
                                                            DECEMBER 31, 1998      1998              1998
                                                            -----------------  -------------  -------------------
Revenues..................................................     $   187,526       $  26,475         $  86,342
Cost of sales.............................................         151,302          26,184            71,295
                                                                  --------     -------------         -------
  Gross profit............................................          36,224             291            15,047
Selling, general and administrative expenses..............          14,314           4,009             9,634
Amortization expense......................................           4,236             389                --
                                                                  --------     -------------         -------
  Operating income (loss).................................          17,674          (4,107)            5,413
Interest expense, net.....................................          (7,703)           (952)           (3,887)
Exchange gain (loss)......................................              --             341              (922)
Other income (expense)....................................             (82)             62                24
                                                                  --------     -------------         -------
  Income (loss) before provision (benefit) for income
    taxes and minority interest...........................           9,889          (4,656)              628
Provision (benefit) for income taxes......................           4,084          (1,656)              505
Minority interest in profit of subsidiary.................             (71)            (69)               --
                                                                  --------     -------------         -------
  Net income (loss).......................................     $     5,876       $  (2,931)        $     123
                                                                  --------     -------------         -------
                                                                  --------     -------------         -------

  The accompanying notes are an integral part of these consolidated financial statements.

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

               CONSOLIDATED STATEMENT OF STOCKHOLDERS' INVESTMENT

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                 COMMON STOCK
                               ------------------------------------------------
                                                            U.S.                                              ACCUMULATED
                                STERLING                   DOLLARS               ADDITIONAL                      OTHER
                                ORDINARY                  ORDINARY                PAID-IN-     RETAINED      COMPREHENSIVE
                                 SHARES       DOLLARS      SHARES      DOLLARS     CAPITAL     EARNINGS      INCOME (LOSS)
                               -----------  -----------  -----------  ---------  -----------  -----------  -----------------
Initial capitalization of
  Trident Automotive plc.....      50,000    $      85           --   $      --   $      --    $      --       $      --
Issuance of U.S. Dollar
  ordinary shares............          --           --   16,704,000      16,704      23,556           --              --
Net income...................          --           --           --          --          --          123              --
Other comprehensive income--
  translation adjustment               --           --           --          --          --           --          (1,363)
Total comprehensive income...
                               -----------         ---   -----------  ---------  -----------  -----------         ------

Balance, March 31, 1998......      50,000           85   16,704,000      16,704      23,556          123          (1,363)

Net income...................          --           --           --          --          --       (2,931)             --
Other comprehensive income--
  translation adjustment               --           --           --          --          --           --          (1,895)
Total comprehensive income...
                               -----------         ---   -----------  ---------  -----------  -----------         ------

Balance, April 30, 1998......      50,000           85   16,704,000      16,704      23,556       (2,808)         (3,258)

Purchase by Dura.............          --           --      296,000         296      54,601        2,808           3,258
Net income...................          --           --           --          --          --        5,876              --
Other comprehensive income--
  translation adjustment               --           --           --          --          --           --            (810)
Total comprehensive income...
                               -----------         ---   -----------  ---------  -----------  -----------         ------

Balance, December 31, 1998...      50,000    $      85   17,000,000   $  17,000   $  78,157    $   5,876       $    (810)
                               -----------         ---   -----------  ---------  -----------  -----------         ------
                               -----------         ---   -----------  ---------  -----------  -----------         ------


                                   TOTAL
                               STOCKHOLDERS'
                                INVESTMENT
                               -------------
Initial capitalization of
  Trident Automotive plc.....    $      85
Issuance of U.S. Dollar
  ordinary shares............       40,260
Net income...................
Other comprehensive income--
  translation adjustment
Total comprehensive income...       (1,240)
                               -------------
Balance, March 31, 1998......       39,105
Net income...................
Other comprehensive income--
  translation adjustment
Total comprehensive income...       (4,826)
                               -------------
Balance, April 30, 1998......       34,279
Purchase by Dura.............       60,963
Net income...................
Other comprehensive income--
  translation adjustment
Total comprehensive income...        5,066
                               -------------
Balance, December 31, 1998...    $ 100,308
                               -------------
                               -------------

  The accompanying notes are an integral part of these consolidated financial statements.

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                                       FKI
                                                                                    TRIDENT        PREDECESSOR
                                                                     COMPANY      PREDECESSOR   -----------------
                                                                   ------------  -------------     PERIOD FROM
                                                                   EIGHT MONTH     ONE MONTH        INCEPTION
                                                                   PERIOD ENDED  PERIOD ENDED    (SEPTEMBER 19,
                                                                   DECEMBER 31,    APRIL 30,        1997) TO
                                                                       1998          1998        MARCH 31, 1998
                                                                   ------------  -------------  -----------------
OPERATING ACTIVITIES:
  Net income (loss)..............................................   $    5,876     $  (2,931)      $       123
  Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities--
    Depreciation and amortization................................        9,582         1,456             3,547
    Deferred tax.................................................        5,200        (1,681)           (2,865)
    Exchange (gain) loss.........................................           --          (341)              922
    Minority interest............................................          (71)          (69)              (24)
    Changes in other operating items.............................      (32,263)        6,896             4,511
                                                                   ------------  -------------        --------
      Net cash provided by (used in) operating activities........      (11,676)        3,330             6,214
                                                                   ------------  -------------        --------
INVESTING ACTIVITIES:
  Capital expenditures, net......................................       (8,939)       (2,454)           (7,786)
  Purchase of Predecessor, net...................................           --            --          (155,490)
  Acquisition and sale of subsidiaries...........................        8,446            --                --
                                                                   ------------  -------------        --------
      Net cash provided by (used in) investing activities........         (493)       (2,454)         (163,276)
                                                                   ------------  -------------        --------
FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt.......................       50,000            --           125,000
  Proceeds from borrowings on revolving credit facility..........       11,706         2,000             7,763
  Repayment of debt..............................................      (52,800)       (1,300)           (4,963)
  Receipt of capital from Investor Group.........................           --            --            42,585
  Equity fees paid to affiliates of Investor Group...............           --            --            (1,500)
                                                                   ------------  -------------        --------
      Net cash provided by financing activities..................        8,906           700           168,885
                                                                   ------------  -------------        --------
EFFECT OF EXCHANGE RATES ON CASH.................................         (810)         (550)             (408)
                                                                   ------------  -------------        --------
NET CHANGE IN CASH AND CASH EQUIVALENTS..........................       (4,073)        1,026            11,415

CASH AND CASH EQUIVALENTS, beginning of period...................       12,441        11,415                --
                                                                   ------------  -------------        --------
CASH AND CASH EQUIVALENTS, end of period.........................   $    8,368     $  12,441       $    11,415
                                                                   ------------  -------------        --------
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for -
    Interest.....................................................   $    9,388     $     361       $     1,546
    Income taxes.................................................        3,490            --               510

  The accompanying notes are an integral part of these consolidated financial statements.

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND BASIS OF PRESENTATION:

    Trident Automotive PLC (the "Company") incorporated in the UK, and its subsidiaries were formed on September 19, 1997 to acquire the net assets of the FKI Automotive Group (the "FKI Acquisition") from FKI plc ("FKI"). The FKI Acquisition occurred on December 12, 1997. The aggregate purchase price, including transaction costs, was approximately $170 million. The FKI Acquisition was financed with $42.5 million in equity contributions, $75 million in proceeds from a private placement of the Company's 10% Senior Subordinated Notes due 2005 (the "Notes") and borrowings under a $105 million secured credit facility.

    On April 30, 1998, DURA UK, LTD. ("Dura Ltd.") acquired the Company. Dura Ltd. is a wholly owned subsidiary of Dura Automotive Systems, Inc., a Delaware corporation, which is a leading designer and manufacturer of driver control systems, engineered mechanical components and cable-related systems for the global automotive industry.

    The FKI and Dura Acquisitions were accounted for using the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their fair values as of the dates of the acquisitions. The excess of the purchase price over the fair value of the assets acquired and liabilities assumed has been recorded as goodwill and is being amortized over 40 years. The assets acquired and liabilities have been recorded based upon preliminary estimates of fair value as of the dates of acquisition. The Company does not believe the final allocation of purchase price will be materially different from preliminary allocations. Any changes to the preliminary estimates will be reflected as an adjustment to goodwill. Additional purchase liabilities recorded in conjunction with these acquisitions included approximately $44 million for costs associated with the shutdown and consolidation of certain acquired facilities and $15 million for associated severance and other related costs. At December 31, 1998, liabilities for approximately $32 million for costs associated with the shutdown and consolidation of certain acquired facilities and $13 million in severance costs are recorded on the consolidated balance sheet. Results of operations for these acquisitions have been included in the accompanying consolidated financial statements since the dates of acquisition.

    Included in these reserves are amounts associated with businesses to be exited in conjunction with the acquisition by Dura. The accompanying consolidated statements of operations include revenues and operating losses from these businesses as follows (in thousands):

                                                               PERIOD ENDED
                                             ------------------------------------------------
                                                               APRIL 30,
                                             MARCH 31, 1998      1998       DECEMBER 31, 1998
                                             --------------  -------------  -----------------
Revenues...................................    $   23,912      $   7,179        $  50,222
Operating income (loss)....................    $    1,164      $    (954)       $   3,650

    These dispositions are anticipated to be completed by the end of the second quarter of 1999.

    The following unaudited consolidated pro forma results of operations for the year ended March 31, 1998 give effect to the FKI Acquisition as if such transactions had occurred at the beginning of the period (in thousands):

                                                                                       1998
                                                                                    ----------
Revenues..........................................................................  $  297,500
Operating income..................................................................      14,526
Net loss..........................................................................        (442)

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

1. ORGANIZATION AND BASIS OF PRESENTATION: (CONTINUED)
    The unaudited pro forma consolidated financial information does not purport to represent what the respective entity's financial position or results of operations would actually have been if these transactions had occurred at such dates or to project the Company's future results of operations.

2. SIGNIFCANT ACCOUNTING POLICIES:

    PRINCIPLES OF CONSOLIDATION:

    The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

    FISCAL YEAR:

    Effective December 31, 1998, the Company changed its fiscal year end from March 31 to December 31. The Company reports its operating results based on a 52-/53-week fiscal year. For presentation purposes, the Company uses December 31 as its fiscal year-end.

    CASH EQUIVALENTS:

    Cash equivalents consist of money market instruments with original maturities of three months or less and are stated at cost which approximates fair value.

    INVENTORIES:

    Inventories are valued at the lower of first-in, first-out ("FIFO") cost or market.

    Inventories consisted of the following (in thousands):

                                                                   COMPANY          FKI
                                                                 ------------   PREDECESSOR
                                                                   DEC. 31,    --------------
                                                                     1998      MARCH 31, 1998
                                                                 ------------  --------------
Finished products..............................................   $    5,797     $    4,158
Work-in-process................................................        3,470          6,755
Raw materials..................................................        6,491          7,885
                                                                 ------------       -------
Total..........................................................   $   15,758     $   18,798
                                                                 ------------       -------
                                                                 ------------       -------

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

2. SIGNIFCANT ACCOUNTING POLICIES: (CONTINUED)
    OTHER CURRENT ASSETS:

    Other current assets consisted of the following (in thousands):

                                                                   COMPANY          FKI
                                                                 ------------   PREDECESSOR
                                                                   DEC. 31,    --------------
                                                                     1998      MARCH 31, 1998
                                                                 ------------  --------------
Deferred income taxes..........................................   $   15,639     $    4,885
Prepaid expenses...............................................        2,600          2,856
Excess of cost over billings on uncompleted tooling projects...        2,300            651
Taxes receivable...............................................          742          2,134
                                                                 ------------       -------
                                                                  $   21,281     $   10,526
                                                                 ------------       -------
                                                                 ------------       -------

    PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment are stated at cost. For financial reporting purposes, depreciation is provided on the straight-line method over the following estimated useful lives:

                                                               10 to 15
Land and Improvements........................................  years
Buildings....................................................  30 years
Machinery and equipment......................................  5 to 15 years

    Accelerated depreciation methods are used for tax reporting purposes.

    Maintenance and repairs are charged to expense as incurred. Major betterments and improvements which extend the useful life of the item are capitalized and depreciated. The cost and accumulated depreciation of property, plant and equipment retired or otherwise disposed of are removed from the related accounts, and any residual values are charged or credited to income.

    GOODWILL AND OTHER ASSETS:

    Goodwill represents the excess of the purchase price over the fair value of the net assets acquired and is being amortized on a straight-line basis over 40 years. Other assets principally consist of debt financing costs which are being amortized over the term of the applicable agreement.

    The Company periodically evaluates whether events and circumstances have occurred which may affect the estimated useful life or the recoverability of the remaining balance of its goodwill and other long-lived assets. If such events or circumstances were to indicate that the carrying amount of these assets would not be recoverable, the Company would estimate the future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) were less than the carrying amount of goodwill and other long-lived assets, the Company would recognize an impairment loss.

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

2. SIGNIFCANT ACCOUNTING POLICIES: (CONTINUED)
    ACCRUED LIABILITIES:

    Accrued liabilities consisted of the following (in thousands):

                                                                   COMPANY          FKI
                                                                 ------------   PREDECESSOR
                                                                   DEC. 31,    --------------
                                                                     1998      MARCH 31, 1998
                                                                 ------------  --------------
Income taxes...................................................   $    5,385     $    3,695
Plant closure and consolidation costs..........................       29,635          4,363
Compensation and benefits......................................        6,589          9,737
Medical insurance..............................................          557             --
Legal and environmental........................................        1,873          3,332
Interest.......................................................        1,764          2,271
Other..........................................................        8,265          5,172
                                                                 ------------       -------
                                                                  $   54,068     $   28,570
                                                                 ------------       -------
                                                                 ------------       -------

    OTHER NONCURRENT LIABILITIES:

    Other noncurrent liabilities consisted of the following (in thousands):

                                                                   COMPANY          FKI
                                                                 ------------   PREDECESSOR
                                                                   DEC. 31,    --------------
                                                                     1998      MARCH 31, 1998
                                                                 ------------  --------------
Plant closure and consolidation costs..........................   $   15,840     $    4,858
Loss contracts.................................................        5,657          4,202
Legal and environmental........................................        2,210             --
Deferred income taxes..........................................       13,493             --
Other..........................................................           --          2,476
                                                                 ------------       -------
                                                                  $   37,200     $   11,536
                                                                 ------------       -------
                                                                 ------------       -------

    REVENUE RECOGNITION AND SALES COMMITMENTS:

    The Company recognizes revenue as its products are shipped to its customers. The Company enters into agreements with its customers at the beginning of a given vehicle's life to produce products. Once such agreements are entered into by the Company, fulfillment of the customers' purchasing requirements is the obligation of the Company for the entire production life of the vehicle, with terms of up to seven years, and the Company has no provisions to terminate such contracts. In certain instances, the Company may be committed under existing agreements to supply product to its customers at selling prices which are not sufficient to cover the direct cost to produce such product. In such situations, the Company records a liability for the estimated future amount of such losses. Such losses are recognized at the time that the loss is probable and reasonably estimable and is recorded at the minimum amount necessary to fulfill the Company's obligations to its customers.

    INCOME TAXES:

    The Company accounts for income taxes following the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, which requires recognition of deferred tax assets and

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

2. SIGNIFCANT ACCOUNTING POLICIES: (CONTINUED) liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using currently enacted tax rates.

    COMPREHENSIVE INCOME:

    Effective January 1, 1998, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." This statement established standards for reporting and display of comprehensive income and its components. Comprehensive income reflects the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. For the Company, comprehensive income represents net income adjusted for foreign currency translation adjustments. In accordance with SFAS No. 130, the Company has chosen to disclose comprehensive income in the consolidated statements of stockholders' investment. Prior years have been restated to conform to the SFAS No. 130 requirements.

    FAIR VALUE OF FINANCIAL INSTRUMENTS:

    The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and revolving credit facilities approximates fair value because of the short maturity of these instruments. The carrying amount of the Company's long-term debt approximates fair value because of the variability of the interest cost associated with these instruments. The Notes were recorded at fair value in connection with the Dura acquisition in April 1998, and the Company believes there has been no material change in the estimated fair value since such date.

    SEGMENT REPORTING:

    In 1998, the Company adopted SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." SFAS No. 131 supersedes SFAS No. 14, replacing the "industry segment" approach with the "management" approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosures about products and services, geographic areas and major customers. The adoption of SFAS No. 131 did not affect results of operations or financial position but did affect the disclosure of segment information (see Note 5).

    USE OF ESTIMATES:

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Ultimate results could differ from those estimates.

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

2. SIGNIFCANT ACCOUNTING POLICIES: (CONTINUED)
    FOREIGN CURRENCY TRANSLATION:

    Assets and liabilities of the Company's foreign operations are translated using the year-end rates of exchange. Results of operations are translated using the average rates prevailing throughout the period. Translation gains or losses are accumulated as a separate component of stockholders' investment.

    RECLASSIFICATIONS:

    Certain amounts in the prior period financial statements have been reclassified to conform to the current presentation. These reclassifications were not material to the Company's financial position or results of operations.

    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS:

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," effective for years beginning after June 15, 1999. SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge criteria are met. Special accounting for qualifying hedges allow a derivative's gains or losses to offset related results on the hedged item in the income statement and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. The Company has not yet quantified the impacts of adopting SFAS No. 133 and has not yet determined the timing of adoption.

    In April 1998, the Financial Accounting Standards Board issued Statement of Position (SOP) No. 98-5, "Reporting on the Costs of Start-Up Activities," effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires the expensing of start-up activities as incurred, versus capitalizing and expensing them over a period of time. The Company will adopt this new pronouncement in the first quarter of 1999 and does not estimate a material impact upon adoption.

3. DEBT:

    Debt consisted of the following (in thousands):

                                                                   COMPANY          FKI
                                                                 ------------   PREDECESSOR
                                                                 DECEMBER 31,  --------------
                                                                     1998      MARCH 31, 1998
                                                                 ------------  --------------
Bank Credit Agreement:
Term loan......................................................   $   43,500     $   50,000
Revolving credit facility......................................       18,894          2,800
Capital leases.................................................          314             --
Notes..........................................................       81,150         75,000
                                                                 ------------  --------------
                                                                     143,858        127,800
Less--current portion..........................................       (7,059)        (1,500)
                                                                 ------------  --------------
Total long-term debt...........................................   $  136,799     $  126,300
                                                                 ------------  --------------
                                                                 ------------  --------------

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

3. DEBT: (CONTINUED)

    Future maturities of long-term debt as of December 31, 1998 are as follows (in thousands):

1999..............................................................  $   7,059
2000..............................................................      7,525
2001..............................................................     11,529
2002..............................................................     12,529
Thereafter........................................................     81,293
                                                                    ---------
                                                                    $ 143,858
                                                                    ---------
                                                                    ---------

    On April 30, 1998, in connection with the Dura Acquisition, Dura and the Company entered into a new $402.5 million credit agreement (the "Credit Agreement"). This Credit Agreement was used to replace the Company's credit facility. The Credit Agreement provided Dura with total revolving credit facilities of $225 million, term loans of $100 million, an acquisition facility of $30 million and a twelve-month interim loan of $47.5 million. The Credit Agreement made available to the Company, as a sub-facility, a $50 million term loan, a $25 million revolving credit and letter-of-credit facility and a $30 million acquisition facility (the "Trident Sub-Facility"). The Credit Agreement has a term of five years and borrowings bear interest at the lender's reference rate or the Eurocurrency rate. The interest rate on borrowings outstanding under the Trident Sub Facility ranged from 5.775% to 7.9625% as of December 31, 1998. The Credit Agreement requires the Company to maintain certain financial ratios including minimum liquidity and interest coverage. Pursuant to the terms of the Credit Agreement, Dura and certain of its subsidiaries will provide guarantees and collateral to support obligations owing under the Trident Sub-Facility; but, so long as the Notes remain outstanding, neither the Company nor any of its subsidiaries have guaranteed any obligations that are not borrowed pursuant to the Trident Sub-Facility. Under the terms of the Credit Agreement, an event of default by Dura also causes an event of default under the Trident Sub-Facility. The Company and Dura were in compliance with the covenants as of December 31, 1998. The assets of the Company have been pledged as collateral to secure borrowings under the Trident Sub-Facility.

    The Trident Sub-Facility provides the Company with the ability to denominate its revolving credit borrowings in foreign currencies. As of December 31, 1998, $51.6 million of borrowings were denominated in U.S. dollars, $4.7 million were denominated in British pound sterling, $1.4 million were denominated in Canadian dollars and $4.7 million were denomination in French francs.

    The Notes, with a face value of $75 million, were issued on December 12, 1997, concurrent with the FKI Acquisition, and are due in December 2005. Interest is payable semi-annually on June 15 and December 15 of each year. As further discussed in Note 9, the Notes are guaranteed by certain subsidiaries of the Company. The Notes were recorded at their fair value of $81.150 million as part of the Dura Acquisition. The premium in excess of face value will be amortized over the life of the Notes using the effective interest method. The Notes contain various restrictive covenants which the Company was in compliance with as of December 31, 1998.

    The Dura Acquisition constituted a change of control as defined by the Company's Notes Indenture (the "Indenture"). Upon the occurrence of a change of control, each holder of the Notes may require the Company to repurchase all or any part of the Notes held by such holder at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued interest and other

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

3. DEBT: (CONTINUED)
specified costs to the date of repurchase. Pursuant to the terms of the Indenture, Dura initiated a change of control offer to the holders of the Notes on May 8, 1998. No holders tended their Notes.

    Subsequent to year-end, Dura and the Company entered into a new credit facility (the "New Credit Facility"). The New Credit Facility provides for borrowings aggregating up to approximately $1.15 billion, including a $275 million term loan A, a $275 million term loan B, a $400 million revolving credit facility and a $200 million interim term loan. The New Credit Facility contains the same sub-facilities for Trident as the Credit Agreement.

4. INCOME TAXES:

    The provision for income taxes consisted of the following (in thousands):

                                                                                                         FKI
                                                                                                     PREDECESSOR
                                                                                       TRIDENT     ---------------
                                                                                     PREDECESSOR     PERIOD FROM
                                                                        COMPANY     -------------     INCEPTION
                                                                     -------------    ONE MONTH      (SEPT. 19,
                                                                      EIGHT MONTH   PERIOD ENDED        1997)
                                                                     PERIOD ENDED     APRIL 30,      TO MAR. 31,
                                                                     DEC. 31, 1998      1998            1998
                                                                     -------------  -------------  ---------------
Current............................................................    $  (1,116)     $      25       $   3,370
Deferred...........................................................        5,200         (1,681)         (2,865)
                                                                     -------------  -------------        ------
  Total............................................................    $   4,084      $  (1,656)      $     505
                                                                     -------------  -------------        ------
                                                                     -------------  -------------        ------

    A reconciliation of the provision for income taxes at the U.S. statutory rates of 35% to the reported income tax provision is as follows (in thousands):

                                                                                       TRIDENT            FKI
                                                                                     PREDECESSOR      PREDECESSOR
                                                                        COMPANY     -------------  -----------------
                                                                     -------------    ONE MONTH       PERIOD FROM
                                                                      EIGHT MONTH   PERIOD ENDED       INCEPTION
                                                                     PERIOD ENDED     APRIL 30,    (SEPT. 19, 1997)
                                                                     DEC. 31, 1998      1998       TO MAR. 31, 1998
                                                                     -------------  -------------  -----------------
Federal provision at statutory rates...............................    $   3,461      $  (1,630)       $     220
State taxes, net of federal benefit................................           --             --               15
Foreign provision in excess of U.S. tax rate.......................           29           (164)             155
Unbenefitted foreign losses........................................          793             79               --
Other..............................................................         (199)            59              115
                                                                     -------------  -------------          -----
  Total............................................................    $   4,084      $  (1,656)       $     505
                                                                     -------------  -------------          -----
                                                                     -------------  -------------          -----

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

4. INCOME TAXES: (CONTINUED)
    A summary of deferred tax assets (liabilities) is as follows (in thousands):

                                                                                                          FKI
                                                                                          COMPANY     PREDECESSOR
                                                                                        ------------  -----------
                                                                                        DECEMBER 31,   MARCH 31,
                                                                                            1998         1998
                                                                                        ------------  -----------
Net operating loss carryforwards......................................................   $    3,705    $      --
Accrued plant closure and consolidation costs.........................................       11,120        3,281
Inventory valuation adjustments.......................................................           --        1,503
Capitalized reserves and accruals.....................................................          814        2,894
Long-term basis differences, including goodwill.......................................      (13,493)          --
Other.................................................................................           --          439
                                                                                        ------------  -----------
                                                                                         $    2,146    $   8,117
                                                                                        ------------  -----------
                                                                                        ------------  -----------

5. GEOGRAPHIC AND PRODUCT LINE INFORMATION:

    In 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company manufactures engineered mechanisms for the global automotive industry and operates in a single reportable business segment, automotive products. The Company internally evaluates its business principally by product category; however, because of the similar economic characteristics of the operations, including the nature of products, production processes and customers, those operations have been aggregated following the provisions of SFAS No. 131 for segment reporting purposes.

    The following is a summary of revenues and long-lived assets by geographic location (in thousands):

                                            EIGHT MONTH PERIOD    ONE MONTH PERIOD ENDED  PERIOD FROM INCEPTION
                                                  ENDED                                    (SEPTEMBER 19, 1997)
                                            DECEMBER 31, 1998         APRIL 30, 1998        TO MARCH 31, 1998
                                          ----------------------  ----------------------  ----------------------
                                                     LONG-LIVED              LONG-LIVED              LONG-LIVED
                                          REVENUES     ASSETS     REVENUES     ASSETS     REVENUES     ASSETS
                                          ---------  -----------  ---------  -----------  ---------  -----------
North America...........................  $ 122,472   $  32,643   $  18,150   $  37,987   $  58,513   $  38,499
Europe..................................     58,574      22,041       7,384      23,305      24,717      23,386
Other foreign countries.................  $   6,480   $   2,648   $     941   $   2,601       3,112       2,988
                                          ---------  -----------  ---------  -----------  ---------  -----------
                                          $ 187,526   $  57,332   $  26,475   $  63,893   $  86,342   $  64,873
                                          ---------  -----------  ---------  -----------  ---------  -----------
                                          ---------  -----------  ---------  -----------  ---------  -----------

    Revenues are attributed to geographic locations based on the location of product production.

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

5. GEOGRAPHIC AND PRODUCT LINE INFORMATION: (CONTINUED)
    The following is a summary of the approximate composition by product category of the Company's revenues (in thousands):

                                                                                                  PERIOD FROM
                                                                 EIGHT-MONTH     ONE-MONTH         INCEPTION
                                                                 PERIOD ENDED  PERIOD ENDED     (SEPTEMBER 19,
                                                                   DEC. 31,      APRIL 30,           1997)
                                                                     1998          1998        TO MARCH 31, 1998
                                                                 ------------  -------------  -------------------
Automotive fixtures............................................   $   50,222     $   7,179         $  23,912
Automotive cables..............................................      137,304        19,296            62,430
                                                                 ------------  -------------         -------
                                                                  $  187,526     $  26,475         $  86,342
                                                                 ------------  -------------         -------
                                                                 ------------  -------------         -------

    The Company sells its products directly to automobile manufacturers. Customers that accounted for a significant portion of consolidated revenues in the eight month period ended December 31, 1998, the one month period ended April 30, 1998 and the period from inception (September 19, 1997) to March 31, 1998 were as follows:

                                                                    DECEMBER 31, 1998      APRIL 30, 1998      MARCH 31, 1998
                                                                 -----------------------  -----------------  -------------------
Ford...........................................................                16%                   16%                 16%
GM.............................................................                17                    17                  17
DaimlerChrysler................................................                19                    19                  19

    As of December 31, 1998 and March 31, 1998, receivables from these customers represented 42% and 45% of total accounts receivable.

6. EMPLOYEE BENEFIT PLANS:

    PENSION PLANS AND POSTRETIREMENT BENEFITS:

    The Company sponsors six defined benefit pension plans which cover certain hourly and salary employees. The Company's policy is to make annual contributions to the plans to fund the normal cost and the unfunded frozen initial liability over 11.5 years. In addition, the Company has various postretirement medical benefit plans for certain employee groups and has recorded a liability for its estimated obligation under these plans.

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

6. EMPLOYEE BENEFIT PLANS: (CONTINUED)
    The change in benefit obligation and plan assets consisted of the following (in thousands):

                                                                                           POSTRETIREMENT BENEFITS
                                                                   PENSION BENEFITS          OTHER THAN PENSIONS
                                                               -------------------------  -------------------------
                                                               DECEMBER 31,   MARCH 31,   DECEMBER 31,   MARCH 31,
                                                                   1998         1998          1998         1998
                                                               ------------  -----------  ------------  -----------
CHANGE IN BENEFIT OBLIGATION:
Benefit obligation at beginning of the period................   $   23,926    $  22,911    $    9,473    $   9,374
Service cost.................................................        1,287          526           166           69
Interest cost................................................        1,264          519           506          209
Plan participants' contributions.............................           --           29            --           --
Actuarial gain...............................................        4,672           --         1,994           --
Acquisition of Trident.......................................           --           --            --           --
Benefits paid................................................           --          (59)         (616)        (179)
                                                               ------------  -----------  ------------  -----------
Benefit obligation at end of the period......................   $   31,149    $  23,926    $   11,523    $   9,473
                                                               ------------  -----------  ------------  -----------
                                                               ------------  -----------  ------------  -----------

CHANGE IN PLAN ASSETS:
Fair value at plan assets at beginning of the period.........       21,258       20,625            --           --
Actual return on plan assets.................................        1,312          604            --           --
Acquisition of Trident.......................................           --           --            --           --
Employer contributions.......................................          344           59            --           --
Plan participants contributions..............................           --           29            --           --
Benefits paid................................................           --          (59)           --           --
                                                               ------------  -----------  ------------  -----------
Fair value of plan assets at end of the period...............   $   22,914    $  21,258    $       --    $      --
                                                               ------------  -----------  ------------  -----------
                                                               ------------  -----------  ------------  -----------

    All of the Company's plans have benefit obligations in excess of their respective plan assets. The funded status of the Company's plans is as follows (in thousands):

                                                                                                     POSTRETIREMENT
                                                                                                        BENEFITS
                                                                           PENSION BENEFITS       OTHER THAN PENSIONS
                                                                       ------------------------  ----------------------
                                                                        DEC. 31,     MARCH 31,   DEC. 31,    MARCH 31,
                                                                          1998         1998        1998        1998
                                                                       -----------  -----------  ---------  -----------
Funded status
Unrecognized actuarial gain..........................................   $   8,235    $   2,668   $  11,523   $   9,473
Unrecognized prior service cost......................................          --           --      (1,995)         --
Adjustment to recognize minimum liability............................          --           --          --          --
                                                                       -----------  -----------  ---------  -----------
Accrued benefit cost.................................................   $   8,235    $   2,668   $   9,528   $   9,473
                                                                       -----------  -----------  ---------  -----------
                                                                       -----------  -----------  ---------  -----------

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

6. EMPLOYEE BENEFIT PLANS: (CONTINUED)

    The following weighted average assumptions were used to account for the plans:

                                                                                     POSTRETIREMENT BENEFITS
                                                              PENSION BENEFITS         OTHER THAN PENSIONS
                                                         --------------------------  ------------------------
                                                           DEC. 31,      MARCH 31,    DEC. 31,     MARCH 31,
                                                             1998          1998         1998         1998
                                                         -------------  -----------  -----------  -----------
Discount rate..........................................    5.750-7.375%  6.00-6.375%  6.75-7.375%      7.375%
Expected return on plan assets.........................          9-9.5%       9-9.5%         N/A         N/A
Rate of compensation increase..........................            4-6%       4.5-6%         N/A         N/A

    For measurement purposes, a 7% annual rate of increase in the per capita cost of covered health care benefits was assumed for 1998. The rate was assumed to decrease .5% per year in 1999 to 5% in 2003.

    The components of net periodic benefit costs are as follows (amounts in thousands):

                                                                           POSTRETIREMENT BENEFITS
                                           PENSION BENEFITS                  OTHER THAN PENSIONS
                                   --------------------------------  ------------------------------------
                                                       PERIOD FROM                          PERIOD FROM
                                                        INCEPTION                            INCEPTION
                                                       (SEPT. 19,                           (SEPT. 19,
                                   NINE MONTH PERIOD      1997)                                1997)
                                    ENDED DEC. 31,    TO MARCH 31,    NINE MONTH PERIOD    TO MARCH 31,
                                         1998             1998       ENDED DEC. 31, 1998       1998
                                   -----------------  -------------  -------------------  ---------------
Service cost.....................      $   1,287        $     526               166          $      69
Interest cost....................          1,264              519               506                209
Expected return on plan assets...         (1,464)            (603)               --                 --
Amortization of prior service
  cost...........................             --               --                --                 --
Recognized actuarial (gain)
  loss...........................             --               --                --                 --
                                         -------            -----             -----              -----
Net periodic benefit cost........      $   1,087        $     442         $     672          $     278
                                         -------            -----             -----              -----
                                         -------            -----             -----              -----

    Assumed health care cost trend rates have a significant effect on the amounts reported for the post retirement medical benefit plans. A one percentage-point change in assumed health care cost trend rates would have the following effects:

                                                          1-PERCENTAGE-POINT   1-PERCENTAGE-POINT
                                                               INCREASE             DECREASE
                                                          -------------------  -------------------
Effect on total of service and interest cost
  components............................................       $      13            $     (12)
                                                                   -----                -----
                                                                   -----                -----
Effect on the post retirement benefit obligation........       $     182            $    (164)
                                                                   -----                -----
                                                                   -----                -----

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

7. COMMITMENTS AND CONTINGENCIES:

    LEASES:

    The Company leases office and manufacturing space and certain equipment under operating lease agreements which require it to pay maintenance, insurance, taxes and other expenses in addition to annual rentals. Future annual rental commitments at December 31, 1998 under these operating leases are as follows (in thousands):

YEAR                                      AMOUNT
---------------------------------------  ---------
1999...................................  $   2,153
2000...................................      2,099
2001...................................      1,998
2002...................................      1,779
2003...................................      1,642
Thereafter.............................      1,425

    LITIGATION:

    The Company is from time to time subject to various legal actions and claims incidental to its business, including those arising out of alleged defects, product warranties, employment-related matters and environmental matters. Litigation is subject to many uncertainties, and the outcome of individual litigated matters is not predictable with assurance. After discussions with counsel, it is the opinion of management that the Company has provided adequate reserves to cover these matters, and the ultimate outcome of such matters will not have a material adverse impact on the consolidated financial position, results of operations or cash flows of the Company.

8. COMBINED HISTORICAL FINANCIAL RESULTS (UNAUDITED):

    The results of operations for the nine months ended December 31, 1997 were as follows:

Revenues..........................................  $ 219,465
Gross profit......................................     35,740
Net income........................................      5,339

    These represent the results of operations for the historical period under FKI ownership from April 1, 1997 to December 12, 1997, combined with the results of the Company for the period from December 13, 1997 to December 31, 1997.

9. RELATED PARTY TRANSACTIONS:

    In December 1998, the Company sold its investment in its German subsidiary to Dura for approximately $4 million. The selling price was based on book value and, therefore, no gain or loss resulted from the sale.

    In December 1998, the Company purchased 100% of the common stock of the French brake subsidiary of Dura at book value. The Company paid approximately $45,000 in cash and assumed $4.9 million in debt.

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

9. RELATED PARTY TRANSACTIONS: (CONTINUED)
    Dura provides certain services on behalf of the Company. These services include accounting and treasury functions, maintenance of management information systems, legal services and assistance with other legal matters. Dura does not charge Trident for any of these services.

10. SUBSEQUENT EVENT (UNAUDITED):

    On June 24, 1999, the Company completed a cash tender offer related to the Notes. The total consideration paid was approximately $84 million in Note principal and premium and was funded through borrowings under the Dura Credit Agreement. The Company will record an extraordinary loss on the early extinguishment of debt, net of income tax benefit, of $2.7 million in the second quarter of 1999.

11. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION:

    The following consolidating financial information presents balance sheet, statement of operations and cash flow information related to the Company's businesses. Each Guarantor is a direct or indirect wholly owned subsidiary of Trident Automotive plc and has fully and unconditionally guaranteed the Notes, on a joint and several basis. The Company has not presented separate financial statements and other disclosures concerning the Guarantors because management believes that such information is not material.

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

11. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)
                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES
              CONSOLIDATING BALANCE SHEETS AS OF DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                                                               NON-
                                                  TRIDENT       GUARANTOR    GUARANTOR
                                               AUTOMOTIVE PLC   COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                               --------------  -----------  -----------  ------------  ------------
                   ASSETS
Current Assets:
  Cash and cash equivalents..................   $        272    $   1,719    $   6,377    $       --    $    8,368
  Accounts receivable, net...................             --       40,217       15,518            --        55,735
  Inventories................................             --       12,265        3,493            --        15,758
  Due from affiliates........................            649       18,708          707       (20,064)           --
  Other current assets.......................             --       16,995        4,286            --        21,281
                                               --------------  -----------  -----------  ------------  ------------
      Total current assets...................            921       89,904       30,381       (20,064)      101,142
Property, Plant and Equipment, net...........             --       48,223        9,109            --        57,332
Note Receivable From Subsidiaries............             --       27,032           --       (27,032)           --
Deferred Financing Costs.....................             --           --           --            --            --
Investment in Subsidiaries...................        163,815       12,145           --      (175,960)           --
Goodwill, net................................         74,896      119,542       25,763        (4,776)      215,425
Other Assets, net............................          4,236        3,368        1,470            --         9,074
                                               --------------  -----------  -----------  ------------  ------------
                                                $    243,868    $ 300,214    $  66,723    $ (227,832)   $  382,973
                                               --------------  -----------  -----------  ------------  ------------
                                               --------------  -----------  -----------  ------------  ------------

  LIABILITIES AND STOCKHOLDERS' INVESTMENT
Current Liabilities:
  Current portion of long-term debt..........   $      7,059    $      --    $      --    $       --    $    7,059
  Accounts payable...........................             --       22,878       10,918            --        33,796
  Accrued expenses...........................          1,903       44,859        7,316           (10)       54,068
  Due to affiliates..........................         18,344          351        1,359       (20,054)           --
                                               --------------  -----------  -----------  ------------  ------------
      Total current liabilities..............         27,306       68,088       19,593       (20,064)       94,923
                                               --------------  -----------  -----------  ------------  ------------
Non-Current Liabilities:
  Long-term debt, less current portion.......        121,650       15,123          226            --       136,799
  Note payable to Parent.....................         (3,476)         649       31,495       (28,668)           --
  Accrued pension and other postretirement
    liabilities..............................             --       11,891        1,066            --        12,957
  Other noncurrent liabilities...............             --       34,767        2,433            --        37,200
                                               --------------  -----------  -----------  ------------  ------------
      Total liabilities......................        145,480      130,318       54,813       (48,732)      281,879
                                               --------------  -----------  -----------  ------------  ------------
Minority Interest in Subsidiary Company......             --           --          786            --           786
Stockholders' Investment.....................         98,388      169,896       11,124      (179,100)      100,308
                                               --------------  -----------  -----------  ------------  ------------
                                                $    243,868    $ 300,214    $  66,723    $ (227,832)   $  382,973
                                               --------------  -----------  -----------  ------------  ------------

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

11. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)
                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES
    CONSOLIDATING STATEMENTS OF OPERATIONS FOR THE EIGHT-MONTH PERIOD ENDED
                               DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                                                                NON-
                                                   TRIDENT       GUARANTOR    GUARANTOR
                                               AUTOMOTIVE PLC    COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                               ---------------  -----------  -----------  ------------  ------------
Revenues.....................................     $      --      $ 151,568    $  42,232    $   (6,274)   $  187,526
Cost of sales................................            --        123,499       34,077        (6,274)      151,302
                                                     ------     -----------  -----------  ------------  ------------
  Gross profit...............................            --         28,069        8,155            --        36,224
Selling, general and administrative
  expenses...................................            31          9,953        4,332            (2)       14,314
Amortization expense.........................         1,451          2,349          517           (81)        4,236
                                                     ------     -----------  -----------  ------------  ------------
  Operating income (loss)....................        (1,482)        15,767        3,306            83        17,674
Interest expense.............................        (7,389)          (309)        (249)           --        (7,947)
Interest expense-intercompany................            --         (5,746)      (1,088)        6,834            --
Interest income..............................            --            112          132            --           244
Interest income--intercompany................             1          6,753           --        (6,754)           --
Exchange gain (loss).........................            --             --           --            --            --
Equity in net income of subsidiary...........        10,596          1,083           --       (11,679)           --
Other income (expense).......................            --             --           --           (82)          (82)
                                                     ------     -----------  -----------  ------------  ------------
  Net income (loss) before provision for
    income taxes and minority interest.......         1,726         17,660        2,101       (11,598)        9,889
Provision (benefit) for income taxes.........        (2,230)         5,145        1,169            --         4,084
Minority interest in profit of subsidiary....            --             --          (71)           --           (71)
                                                     ------     -----------  -----------  ------------  ------------
  Net income (loss)..........................     $   3,956      $  12,515    $   1,003    $  (11,598)   $    5,876
                                                     ------     -----------  -----------  ------------  ------------
                                                     ------     -----------  -----------  ------------  ------------

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

11. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES
    CONSOLIDATING STATEMENTS OF CASH FLOWS FOR THE EIGHT-MONTH PERIOD ENDED
                               DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                                                             NON-
                                                TRIDENT       GUARANTOR    GUARANTOR
                                             AUTOMOTIVE PLC   COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                             --------------  -----------  -----------  ------------  ------------
OPERATING ACTIVITIES:
Net income (loss)..........................    $    3,956     $  12,515    $   1,003   $    (11,598)  $    5,876
  Adjustments to reconcile net income
    (loss) to net cash provided by (used
    in) operating activities
    Depreciation and amortization..........         1,451         6,344        1,787             --        9,582
    Loss (income) from investment in
      subsidiaries.........................       (10,596)       (1,083)          --         11,679           --
    Exchange gain (loss)...................            --            --           --             --           --
    Minority interest......................            --            --          (71)            --          (71)
    Deferred taxes.........................        (3,254)        9,143         (689)            --        5,200
    Due to/from affiliates.................        17,277       (22,331)       3,965          1,089           --
    Changes in other operating items.......        (1,800)      (27,185)      (4,238)           960      (32,263)
                                                  -------    -----------  -----------  ------------  ------------
      Net cash provided by (used in)
        operating activities...............         7,034       (22,597)       1,757          2,130      (11,676)
                                                  -------    -----------  -----------  ------------  ------------
INVESTING ACTIVITIES:
  Capital expenditures, net................            --        (6,913)      (1,945)           (81)      (8,939)
  Acquisition and sale of subsidiaries.....            --         8,454           (8)            --        8,446
                                                  -------    -----------  -----------  ------------  ------------
  Net cash provided by (used in) investing
    activities.............................            --         1,541       (1,953)           (81)        (493)
                                                  -------    -----------  -----------  ------------  ------------
FINANCING ACTIVITIES:
  Proceeds from issuance of long-term
    debt...................................        50,000            --           --             --       50,000
  Proceeds from borrowings under revolving
    credit facility........................        (3,200)       14,906           --             --       11,706
  Repayment of debt........................       (52,800)           --           --             --      (52,800)
                                                  -------    -----------  -----------  ------------  ------------
    Net cash provided by (used in)
      financing activities.................        (6,000)       14,906           --             --        8,906
                                                  -------    -----------  -----------  ------------  ------------
EFFECT OF EXCHANGE RATES ON CASH...........          (810)          928        1,121         (2,049)        (810)
                                                  -------    -----------  -----------  ------------  ------------
NET CHANGE IN CASH AND CASH EQUIVALENTS....           224        (5,222)         925             --       (4,073)

CASH AND CASH EQUIVALENTS, beginning of
  period...................................            48         6,941        5,452             --       12,441
                                                  -------    -----------  -----------  ------------  ------------
CASH AND CASH EQUIVALENTS, end of period...    $      272     $   1,719    $   6,377   $         --   $    8,368
                                                  -------    -----------  -----------  ------------  ------------
                                                  -------    -----------  -----------  ------------  ------------

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

11. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)
                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES
               CONSOLIDATING BALANCE SHEETS AS OF APRIL 30, 1998
                                 (IN THOUSANDS)

                                                                              NON-
                                                 TRIDENT       GUARANTOR    GUARANTOR
                                              AUTOMOTIVE PLC   COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                              --------------  -----------  -----------  ------------  ------------
                   ASSETS
Current Assets:
  Cash and cash equivalents.................   $         48    $   6,941    $   5,452    $       --    $   12,441
  Accounts receivable, net..................             --       35,046       15,337            --        50,383
  Inventories...............................             --       14,410        3,813            --        18,223
  Due from affiliates.......................          2,292        7,303          480       (10,075)           --
  Other current assets......................            997        2,703        3,204            --         6,904
                                              --------------  -----------  -----------  ------------  ------------
    Total current assets....................          3,337       66,403       28,286       (10,075)       87,951

Property, Plant and Equipment, net..........             --       52,562       11,331                      63,893
Note Receivable from Subsidiaries...........             --       22,281           --       (22,281)           --
Deferred Financing Costs....................          6,527           --           --            --         6,527
Investment in Subsidiaries..................        154,041       14,301           --      (168,342)           --
Goodwill, net...............................          3,789       65,105       22,640            --        91,534
Other Assets, net...........................             --       13,585          666            --        14,251
                                              --------------  -----------  -----------  ------------  ------------
                                               $    167,694    $ 234,237    $  62,923    $ (200,698)   $  264,156
                                              --------------  -----------  -----------  ------------  ------------
                                              --------------  -----------  -----------  ------------  ------------

  LIABILITIES AND STOCKHOLDERS' INVESTMENT
Current Liabilities:
  Current portion of long-term debt.........   $      1,500    $      --    $      --    $       --    $    1,500
  Accounts payable..........................             --       28,988        9,128            --        38,116
  Accrued expenses..........................          4,119       23,253        9,133           503        37,008
  Due to affiliates.........................          3,532        2,121          884        (6,537)           --
                                              --------------  -----------  -----------  ------------  ------------
    Total current liabilities...............          9,151       54,362       19,145        (6,034)       76,624
Non-Current Liabilities:
  Long-term debt, less current portion......        127,000           --           --            --       127,000
  Note payable to Parent....................         (3,476)       3,276       24,152       (23,952)           --
  Accrued pension and other postretirement
    liabilities.............................             --       13,271          992            --        14,263
  Other noncurrent liabilities..............             --        6,918        3,230            --        10,148
    Total liabilities.......................        132,675       77,827       47,519       (29,986)      228,035
                                              --------------  -----------  -----------  ------------  ------------
Minority Interest in Subsidiary Company.....             --           --        1,101            --         1,101
Stockholders' Investment....................         35,019      156,410       14,303      (170,712)       35,020
                                              --------------  -----------  -----------  ------------  ------------
                                               $    167,694    $ 234,237    $  62,923    $ (200,698)   $  264,156
                                              --------------  -----------  -----------  ------------  ------------
                                              --------------  -----------  -----------  ------------  ------------

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

11. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES
        CONSOLIDATING STATEMENTS OF OPERATIONS FOR THE ONE-MONTH PERIOD
                              ENDED APRIL 30, 1998
                                 (IN THOUSANDS)

                                          TRIDENT                    NON-
                                        AUTOMOTIVE    GUARANTOR    GUARANTOR
                                            PLC       COMPANIES    COMPANIES   ELIMINATIONS CONSOLIDATED
                                        -----------  -----------  -----------  -----------  -----------
Revenues..............................   $      --    $  20,931    $   5,544    $      --    $  26,475
Cost of sales.........................          --       21,474        4,710           --       26,184
                                        -----------  -----------  -----------  -----------  -----------
  Gross profit........................          --         (543)         834           --          291
Selling, general and administrative
  expenses............................          16        3,228          765           --        4,009
Amortization..........................          47          266           76           --          389
                                        -----------  -----------  -----------  -----------  -----------
  Operating income....................         (63)      (4,037)          (7)          --       (4,107)
Interest expense......................        (955)      (1,188)        (198)       1,365         (976)
Interest income.......................          --        1,376            8       (1,360)          24
Exchange (loss) gain..................          --         (267)         613           (5)         341
Equity in net earnings of
  subsidiaries........................      (2,307)         385           --        1,922           --
Other income..........................          --           51           11           --           62
                                        -----------  -----------  -----------  -----------  -----------
  Income before provision for income
    taxes.............................      (3,325)      (3,680)         427        1,922       (4,656)
Provision (benefit) for income
  taxes...............................        (394)      (1,373)         111           --       (1,656)
Minority interest in profit of
  subsidiary..........................          --           --          (69)          --          (69)
                                        -----------  -----------  -----------  -----------  -----------
  Net income..........................   $  (2,931)   $  (2,307)   $     385    $   1,922    $  (2,931)
                                        -----------  -----------  -----------  -----------  -----------
                                        -----------  -----------  -----------  -----------  -----------

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

11. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)
                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES
     CONSOLIDATING STATEMENTS OF CASH FLOWS FOR THE ONE-MONTH PERIOD ENDED
                                 APRIL 30, 1998
                                 (IN THOUSANDS)

                                         TRIDENT                     NON-
                                       AUTOMOTIVE     GUARANTOR    GUARANTOR
                                           PLC        COMPANIES    COMPANIES   ELIMINATIONS CONSOLIDATED
                                      -------------  -----------  -----------  -----------  -----------
OPERATING ACTIVITIES:
Net income (loss)...................    $  (2,931)    $  (2,307)   $     385    $   1,922    $  (2,931)
  Adjustments to reconcile net
    income (loss) to net cash
    provided by (used in) operating
    activities--
  Depreciation and amortization.....           47         1,183          226           --        1,456
  Loss (income) from investment in
    subsidiaries....................        2,307          (385)          --       (1,922)          --
  Deferred income taxes.............           --        (1,679)          (2)          --       (1,681)
  Unrealized exchange gain (loss)...           --           267         (608)          --         (341)
  Minority interest.................           --            --          (69)          --          (69)
  Changes in other operating
    items...........................           52         5,639          843          362        6,896
                                      -------------  -----------  -----------  -----------  -----------

    Net cash provided by (used in)
      operating activities..........         (525)        2,718          775          362        3,330
                                      -------------  -----------  -----------  -----------  -----------

INVESTING ACTIVITIES:
  Capital expenditures, net.........           --        (2,293)        (161)          --       (2,454)
                                      -------------  -----------  -----------  -----------  -----------

FINANCING ACTIVITIES:
  Proceeds from issuance of
    long-term debt..................           --            --           --           --           --
  Proceeds from borrowings under
    revolving credit facility.......        2,000            --           --           --        2,000
  Repayment of debt.................       (1,300)           --           --           --       (1,300)
                                      -------------  -----------  -----------  -----------  -----------

    Net cash provided by financing
      activities....................          700            --           --           --          700
                                      -------------  -----------  -----------  -----------  -----------

EFFECT OF EXCHANGE RATES ON CASH....         (422)          216           18         (362)        (550)
                                      -------------  -----------  -----------  -----------  -----------

NET CHANGE IN CASH AND CASH
  EQUIVALENTS.......................         (247)          641          632           --        1,026

CASH AND CASH EQUIVALENTS, beginning
  of period.........................          295         6,300        4,820           --       11,415
                                      -------------  -----------  -----------  -----------  -----------

CASH AND CASH EQUIVALENTS, end of
  period............................    $      48     $   6,941    $   5,452    $      --    $  12,441
                                      -------------  -----------  -----------  -----------  -----------
                                      -------------  -----------  -----------  -----------  -----------

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

11. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)
                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES
               CONSOLIDATING BALANCE SHEETS AS OF MARCH 31, 1998
                                 (IN THOUSANDS)

                                            TRIDENT                     NON-
                                           AUTOMOTIVE    GUARANTOR    GUARANTOR
                                              PLC        COMPANIES    COMPANIES   ELIMINATIONS CONSOLIDATED
                                          ------------  -----------  -----------  -----------  -----------
                 ASSETS

Current Assets:
  Cash and cash equivalents.............   $      295    $   6,300    $   4,820    $      --    $  11,415
  Accounts receivable, net..............           --       34,330       14,545           --       48,875
  Inventories...........................           --       15,020        3,778           --       18,798
  Due from affiliates...................        4,592        5,207        1,394      (11,193)          --
  Other current assets..................          603        6,589        3,334           --       10,526
                                          ------------  -----------  -----------  -----------  -----------
    Total current assets................        5,490       67,446       27,871      (11,193)      89,614
                                          ------------  -----------  -----------  -----------  -----------
Property, Plant and Equipment, net......           --       53,804       11,069           --       64,873
Note Receivable from Subsidiaries.......           --       22,281           --      (22,281)          --
Goodwill, net...........................        3,796       62,996       22,153           --       88,945
Deferred financing lists................        6,426           --           --           --        6,426
Investment in subsidiaries..............      158,232       13,984           --     (172,216)          --
Other Assets, net.......................           11        7,571        1,390           --        8,972
                                          ------------  -----------  -----------  -----------  -----------
                                           $  173,955    $ 228,082    $  62,483    $(205,690)   $ 258,830
                                          ------------  -----------  -----------  -----------  -----------
                                          ------------  -----------  -----------  -----------  -----------

LIABILITIES AND STOCKHOLDERS' INVESTMENT

Current Liabilities:
  Current portion of long-term debt.....   $    1,500    $      --    $      --    $      --    $   1,500
  Accounts payable......................           --       28,546        8,472           --       37,018
  Accrued expenses......................        3,539       15,748        9,283           --       28,570
  Due to affiliates.....................        2,771        5,003        3,366      (11,140)          --
                                          ------------  -----------  -----------  -----------  -----------
    Total current liabilities...........        7,810       49,297       21,121      (11,140)   $  67,088
                                          ------------  -----------  -----------  -----------  -----------

Non-Current Liabilities:
  Long-term debt, less current
    portion.............................      126,300           --           --           --      126,300
  Note payable to Parent................           --           --       22,278      (22,278)          --
  Accrued pension and other
    postretirement liabilities..........           --       11,920          971           --       12,891
  Other noncurrent liabilities..........           --        8,300        3,236           --       11,536
                                          ------------  -----------  -----------  -----------  -----------
    Total liabilities...................      134,110       69,517       47,606      (33,418)     217,815
                                          ------------  -----------  -----------  -----------  -----------

Minority Interest in Subsidiary
  Company...............................           --           --        1,170           --        1,170

Redeemable U.S. Dollar Ordinary Shares..          740           --           --           --          740

Stockholders' Investment................       39,105      158,565       13,707     (172,272)      39,105
                                          ------------  -----------  -----------  -----------  -----------

                                           $  173,955    $ 228,082    $  62,483    $(205,690)   $ 258,830
                                          ------------  -----------  -----------  -----------  -----------
                                          ------------  -----------  -----------  -----------  -----------

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

11. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES
      CONSOLIDATING STATEMENTS OF OPERATIONS FOR THE PERIOD FROM INCEPTION
                     (SEPTEMBER 19, 1997) TO MARCH 31, 1998
                                 (IN THOUSANDS)

                                                                                 NON-
                                                    TRIDENT       GUARANTOR    GUARANTOR
                                                 AUTOMOTIVE PLC   COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                                 --------------  -----------  -----------  ------------  ------------
Revenues.......................................    $       --     $  69,293    $  17,755    $     (706)   $   86,342
Cost of sales..................................            --        57,249       14,752          (706)       71,295
                                                      -------    -----------  -----------  ------------  ------------
  Gross profit.................................            --        12,044        3,003            --        15,047
Selling, general and administrative expenses...            49         7,056        2,529            --         9,634
                                                      -------    -----------  -----------  ------------  ------------
  Operating income.............................           (49)        4,988          474            --         5,413
Interest expense...............................         4,022         3,611          799        (4,340)        4,092
Interest income................................        (2,481)       (1,932)        (132)        4,340          (205)
Exchange loss..................................            --             1          921            --           922
Other income (expense).........................        (1,188)          792          (24)          396           (24)
                                                      -------    -----------  -----------  ------------  ------------
  Income before provision for income taxes.....          (402)        2,516       (1,090)         (396)          628
Provision (benefit) for income taxes...........          (525)        1,328         (298)           --           505
Minority interest in profit of subsidiary......            --            --           --            --            --
                                                      -------    -----------  -----------  ------------  ------------
  Net income...................................    $      123     $   1,188    $    (792)   $     (396)   $      123
                                                      -------    -----------  -----------  ------------  ------------
                                                      -------    -----------  -----------  ------------  ------------

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

11. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)
                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES
      CONSOLIDATING STATEMENTS OF CASH FLOWS FOR THE PERIOD FROM INCEPTION
                     (SEPTEMBER 19, 1997) TO MARCH 31, 1998
                                 (IN THOUSANDS)

                                                                                        NON-
                                                           TRIDENT       GUARANTOR    GUARANTOR
                                                        AUTOMOTIVE PLC   COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                                        --------------  -----------  -----------  ------------  ------------
OPERATING ACTIVITIES:
Net income (loss).....................................   $        123    $   1,188    $    (792)   $     (396)   $      123
  Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating activities-
    Depreciation and amortization.....................            301        2,364          882            --         3,547
    (Income) loss from investment subsidiaries........         (1,188)         792           --           396            --
    Exchange gain.....................................             --            1          921            --           922
    Minority interest.................................             --           --          (24)           --           (24)
    Changes in other operating items..................         (6,304)       6,763        1,134            53         1,646
                                                        --------------  -----------  -----------  ------------  ------------
      Net cash provided by (used in) operating
        activities....................................         (7,068)      11,108        2,121            53         6,214
                                                        --------------  -----------  -----------  ------------  ------------
INVESTING ACTIVITIES:
  Capital expenditures, net...........................             --       (6,279)      (1,507)           --        (7,786)
  Purchase of Predecessor, net of cash acquired.......         (3,315)    (118,321)     (33,854)           --      (155,490)
  Investment in subsidiaries..........................        (42,508)     (15,897)          --        58,405            --
                                                        --------------  -----------  -----------  ------------  ------------
      Net cash provided by (used in) investing
        activities....................................        (45,823)    (140,497)     (35,361)       58,405      (163,276)
                                                        --------------  -----------  -----------  ------------  ------------
FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt............        125,000           --           --            --       125,000
  Proceeds from borrowings on revolving credit
    facility..........................................          7,263          500           --            --         7,763
  Payments on revolving credit facility...............         (4,463)        (500)          --            --        (4,963)
  Receipt of capital from Investor Group..............         42,585           --           --            --        42,585
  Equity fees paid to affiliates of Investor Group....         (1,500)          --           --            --        (1,500)
  Notes (issued to subsidiary) received from parent...       (115,699)      91,983       23,716            --            --
  Payments received (made) on intercompany notes......             --        1,435       (1,435)           --            --
  Equity contribution from parent.....................             --       42,500       15,905       (58,405)           --
                                                        --------------  -----------  -----------  ------------  ------------
      Net cash provided by (used in) financing
        activities....................................         53,186      135,918       38,186       (58,405)      168,885
                                                        --------------  -----------  -----------  ------------  ------------
EFFECT OF EXCHANGE RATES ON CASH......................             --         (229)        (126)          (53)         (408)
                                                        --------------  -----------  -----------  ------------  ------------
NET CHANGE IN CASH AND CASH EQUIVALENTS...............            295        6,300        4,820            --        11,415

CASH AND CASH EQUIVALENTS, beginning of period........             --           --           --
                                                                                                         ----
                                                        --------------  -----------  -----------                ------------
                                                                                                  ------------
CASH AND CASH EQUIVALENTS, end of period..............   $        295    $   6,300    $   4,820    $       --    $   11,415
                                                        --------------  -----------  -----------  ------------  ------------
                                                        --------------  -----------  -----------  ------------  ------------

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                                                     DECEMBER
                                                                        MARCH 31,       31,
                                                                          1999         1998
                                                                       -----------  -----------
                                                                       (UNAUDITED)
                                            ASSETS
Current assets:
  Cash and cash equivalents..........................................   $   5,860    $   8,368
  Accounts receivable, net...........................................      47,479       55,735
  Inventories........................................................      14,380       15,758
  Other current assets...............................................      23,393       21,281
                                                                       -----------  -----------
    Total current assets.............................................      91,112      101,142
                                                                       -----------  -----------
Property, plant and equipment, net...................................      53,466       57,332
Goodwill, net........................................................     213,617      215,425
Other assets, net....................................................      11,240        9,074
                                                                       -----------  -----------
                                                                        $ 369,435    $ 382,973
                                                                       -----------  -----------
                                                                       -----------  -----------

                           LIABILITIES AND STOCKHOLDER'S INVESTMENT
Current liabilities:
  Current portion of long-term debt..................................   $      59    $   7,059
  Accounts payable...................................................      29,597       33,796
  Accrued expenses...................................................      49,781       54,068
                                                                       -----------  -----------
    Total current liabilities........................................      79,437       94,923
                                                                       -----------  -----------
Noncurrent liabilities:
  Long-term debt, less current portion...............................     140,621      136,799
  Accrued pension and other postretirement liabilities...............      12,654       12,957
  Other noncurrent liabilities.......................................      38,240       37,200
                                                                       -----------  -----------
    Total liabilities................................................     270,952      281,879
                                                                       -----------  -----------
Minority interest in subsidiary company..............................          --          786
Stockholder's investment:
  Common stock--Sterling ordinary shares.............................          85           85
  Common stock--U.S. dollar ordinary shares..........................      17,000       17,000
  Additional paid-in capital.........................................      78,157       78,157
  Retained earnings..................................................       7,420        5,876
  Accumulated other comprehensive income--cumulative translation
    adjustment                                                             (4,179)        (810)
                                                                       -----------  -----------
    Total stockholder's investment...................................      98,483      100,308
                                                                       -----------  -----------
                                                                        $ 369,435    $ 382,973
                                                                       -----------  -----------
                                                                       -----------  -----------

  The accompanying notes are an integral part of these condensed consolidated balance sheets.

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                           (IN THOUSANDS--UNAUDITED)

                                                                                                       FKI
                                                                                COMPANY            PREDECESSOR
                                                                          -------------------  -------------------
                                                                          THREE MONTHS ENDED   THREE MONTHS ENDED
                                                                            MARCH 31, 1999       MARCH 31, 1998
                                                                          -------------------  -------------------
Revenues................................................................      $    56,691          $    86,342
Cost of sales...........................................................           46,562               71,295
                                                                                  -------              -------
  Gross profit..........................................................           10,129               15,047
Selling, general and administrative expenses............................            3,767                8,737
Amortization expense....................................................            1,621                1,171
                                                                                  -------              -------
  Operating income......................................................            4,741                5,139
Interest expense, net...................................................           (2,624)              (3,613)
Exchange gain (loss)....................................................              321                 (922)
Other income............................................................              135                   24
                                                                                  -------              -------
  Income before provision for income taxes..............................            2,573                  628
Provision for income taxes..............................................            1,029                  505
                                                                                  -------              -------
  Net income............................................................      $     1,544          $       123
                                                                                  -------              -------
                                                                                  -------              -------

  The accompanying notes are an integral part of these condensed consolidated statements.

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                           (IN THOUSANDS--UNAUDITED)

                                                                                                        FKI
                                                                                    COMPANY         PREDECESSOR
                                                                                ----------------  ----------------
                                                                                  THREE MONTHS      THREE MONTHS
                                                                                     ENDED             ENDED
                                                                                 MARCH 31, 1999    MARCH 31, 1998
                                                                                ----------------  ----------------
OPERATING ACTIVITIES:
  Net income..................................................................     $    1,544       $        123
  Adjustments to reconcile net income to net cash provided by operating activities--
    Depreciation and amortization.............................................          3,731              3,547
    Exchange (gain) loss......................................................           (321)               922
    Minority interest.........................................................             --                (24)
    Changes in other operating items..........................................         (1,902)             1,646
                                                                                     --------     ----------------
      Net cash provided by operating activities...............................          3,052              6,214
                                                                                     --------     ----------------
INVESTING ACTIVITIES:
  Capital disposals (expenditures), net.......................................            467             (7,786)
  Purchase of minority interest...............................................         (1,508)                --
  Purchase of Predecessor, net................................................             --           (155,490)
                                                                                     --------     ----------------
      Net cash used in investing activities...................................         (1,041)          (163,276)
                                                                                     --------     ----------------
FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt....................................             --             75,000
  Proceeds from borrowings under credit facility..............................         72,332             57,763
  Repayment of debt...........................................................        (75,518)            (4,963)
  Receipt of capital from Investor Group......................................             --             42,585
  Equity fees paid to affiliates of Investor Group............................             --             (1,500)
                                                                                     --------     ----------------
      Net cash provided by (used in) financing activities.....................         (3,186)           168,885
                                                                                     --------     ----------------
EFFECT OF EXCHANGE RATES ON CASH..............................................         (1,333)              (408)
                                                                                     --------     ----------------
NET CHANGE IN CASH AND CASH EQUIVALENTS.......................................         (2,508)            11,415

CASH AND CASH EQUIVALENTS, beginning of period................................          8,368                 --
                                                                                     --------     ----------------
CASH AND CASH EQUIVALENTS, end of period......................................     $    5,860       $     11,415
                                                                                     --------     ----------------
                                                                                     --------     ----------------

  The accompanying notes are an integral part of these condensed consolidated statements.

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. The accompanying condensed consolidated financial statements have been prepared by Trident Automotive plc (the "Company") without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The information furnished in the condensed consolidated financial statements includes normal recurring adjustments and reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of such financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. Although the Company believes that the disclosures are adequate to make the information presented not misleading, it is suggested that these condensed consolidated financial statements be read in conjunction with the audited financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1998.

    Revenues and operating results for the three months ended March 31, 1999, are not necessarily indicative of the results to be expected for the full year.

2. The Company, incorporated in the United Kingdom, and its subsidiaries were formed on September 19, 1997 to acquire the net assets of the FKI Automotive Group from FKI plc (the "FKI Acquisition"). The FKI Acquisition occurred on December 12, 1997. The aggregate purchase price, including transaction costs, was approximately $170 million. The FKI Acquisition was financed with $42.5 million in equity contributions, $75 million in proceeds from a private placement of the Company's 10% Senior Subordinated Notes due 2005 (the "Notes") and borrowings under a $105 million secured credit facility.

    On April 30, 1998, Dura UK, Ltd. ("Dura Ltd.") acquired the Company. Dura Ltd. is a wholly owned subsidiary of Dura Automotive Systems, Inc., a Delaware corporation, which is a leading designer and manufacturer of driver control systems, engineered mechanical components and cable-related systems for the global automotive industry.

    The Dura Acquisition constituted a change of control as defined by the Company's Notes Indenture ("Indenture"). Upon the occurrence of a change of control, each holder of the Notes may require the Company to repurchase all or any part of the Notes held by such holder at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued interest and other specified costs to the date of repurchase. Pursuant to the terms of the Indenture, Dura initiated a change of control offer to the holders of the Notes on May 8, 1998. No holders tended their Notes.

    The FKI and Dura Acquisitions were accounted for using the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their fair values as of the dates of the acquisitions. The excess of the purchase price over the fair value of the assets acquired and liabilities assumed has been recorded as goodwill and is being amortized over 40 years. The assets acquired and liabilities have been recorded based upon preliminary estimates of fair value as of the dates of acquisition. The Company does not believe the final allocation of purchase price will be materially different from preliminary allocations. Any changes to the preliminary estimates will be reflected as an adjustment to goodwill. Additional purchase liabilities recorded in conjunction with these acquisitions included approximately $44 million for costs associated with the shutdown and consolidation of certain acquired facilities and $15 million for associated severance and other related costs. At March 31, 1999, liabilities for approximately $29.5 million for costs associated with the shutdown and consolidation of certain acquired facilities

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

                                  (UNAUDITED)

    and $12.5 million in severance costs are recorded on the condensed consolidated balance sheet. No additional reserves were recorded during the first quarter of 1999. Results of operations for these acquisitions have been included in the accompanying condensed consolidated financial statements since the dates of acquisition.

    Included in these reserves are amounts associated with businesses to be exited in conjunction with the acquisition by Dura. The accompanying consolidated statements of operations include revenues and operating income from these businesses as follows (in thousands):

                                                                        PERIOD ENDED
                                                               -------------------------------
                                                               MARCH 31, 1999   MARCH 31, 1998
                                                               ---------------  --------------
Revenues.....................................................     $   8,650       $   23,912
Operating income.............................................     $     136       $    1,164

    These dispositions are anticipated to be completed by the end of the second quarter of 1999.

3. Inventories are valued at the lower of cost or market on a first-in, first-out (FIFO) basis. Inventories consisted of the following (in thousands):

                                                                       MARCH 31,   DECEMBER 31,
                                                                         1999          1998
                                                                      -----------  ------------
Finished products...................................................   $   4,341    $    5,797
Work-in-process.....................................................       2,267         3,470
Raw materials.......................................................       7,772         6,491
                                                                      -----------  ------------
  Total.............................................................   $  14,380    $   15,758
                                                                      -----------  ------------
                                                                      -----------  ------------

4.  Long-term debt consisted of the following (in thousands):

                                                                     MARCH 31,   DECEMBER 31,
                                                                        1999         1998
                                                                     ----------  ------------
Bank Credit Agreement:
  Term loan........................................................  $   38,264   $   43,500
  Revolving credit facility........................................      21,203       18,894
Capital leases.....................................................         279          314
Notes, due 2005....................................................      80,934       81,150
                                                                     ----------  ------------
                                                                        140,680      143,858
Less--current portion..............................................         (59)      (7,059)
                                                                     ----------  ------------
  Total long-term debt.............................................  $  140,621   $  136,799
                                                                     ----------  ------------
                                                                     ----------  ------------

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

                                  (UNAUDITED)

    On March 23, 1999, Dura and the Company entered into a an amended and restated $1.15 billion credit agreement (the "Credit Agreement"). The Credit Agreement provides Dura and the Company with a $275 million tranche A term loan, a $275 million tranche B term loan, a $400 million revolving credit facility and a $200 million interim term loan which was repaid on April 23, 1999. As it relates to the Company, the Credit Agreement provides the Company with a term loan and a $55.0 million revolving credit facility, has a term of five years and borrowings bear interest at the lenders reference rate or the Eurocurrency rate. The interest rate on borrowings outstanding under the Credit Agreement ranged from 5.25% to 8.28125% as of March 31, 1999. The Credit Agreement contains various restrictive covenants, which limit indebtedness, investments, rental obligations and cash dividends. The Credit Agreement also requires the Company to maintain certain financial ratios including minimum liquidity and interest coverage. Pursuant to the terms of the Credit Agreement, Dura and certain of its subsidiaries will provide guarantees and collateral to support obligations owing by the Company; but, so long as the Notes remain outstanding, neither the Company nor any of its subsidiaries have guaranteed any obligations that are not borrowed by the Company.

    Under the terms of the Credit Agreement, an event of default by Dura also causes an event of default for the Company. The Company and Dura were in compliance with the covenants as of March 31, 1999. The assets of the Company have been pledged as collateral to secure the borrowings of the Company under the Credit Agreement.

    The Credit Agreement provides the Company with the ability to denominate its credit borrowings in foreign currencies. As of March 31, 1999, $11.0 million of borrowings were denominated in US dollars, $5.7 million were denominated in British pound sterling and $4.5 million were denominated in Euro.

    The Notes, with a face value of $75 million, were issued on December 12, 1997, concurrent with the FKI Acquisition and are due in December 2005. Interest is payable semi-annually on June 15 and December 15 of each year. As further discussed in Note 7, the Notes are guaranteed by certain subsidiaries of the Company. The Notes were recorded at their fair value of $81.2 million as part of the Dura Acquisition. The premium in excess of face value is being amortized over the life of the Notes using the effective interest method.

5. Comprehensive income reflects the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. For the Company, comprehensive income represents net income adjusted for foreign currency translation adjustments. Comprehensive loss was approximately $1.8 million and $1.2 million for the three months ended March 31, 1999 and 1998, respectively.

6. In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" effective for years beginning after June 15, 1999. SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge criteria are met. Special accounting for qualifying hedges allow a derivative's gains or losses to offset related results on the hedged item in the income statement and requires that a company must formally document, designate and assess

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

                                  (UNAUDITED)

    the effectiveness of transactions that receive hedge accounting. The Company has not yet quantified the impacts of adopting SFAS No. 133.

    During the first quarter of 1999, the Company adopted Financial Accounting Standards Board Statement of Position (SOP) No. 98-5, "Reporting on the Costs of Start-up Activities." SOP 98-5 requires that start-up activities be expensed as incurred, versus capitalizing and expensing them over a period of time. The adoption of SOP 98-5 did not affect the Company's consolidated results of operations or the financial position of the Company.

7.  Supplemental cash flow information (in thousands):

                                                                                  FKI
                                                           COMPANY            PREDECESSOR
                                                     -------------------  -------------------
                                                     THREE MONTHS ENDED   THREE MONTHS ENDED
                                                       MARCH 31, 1999       MARCH 31, 1998
                                                     -------------------  -------------------
Income taxes.......................................       $     429            $     510

Interest...........................................           2,362                1,546

8. The following consolidating financial information presents balance sheet, statement of operations and cash flow information related to the Company's businesses. Each Guarantor is a direct or indirect wholly-owned subsidiary of Trident Automotive plc and has fully and unconditionally guaranteed, on a joint and several basis, the Notes. The Company has not presented separate financial statements and other disclosures concerning the Guarantors because management believes that such information is not material.

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

               CONSOLIDATING BALANCE SHEETS AS OF MARCH 31, 1999

                                 (IN THOUSANDS)

                                                                                  NON-
                                                     TRIDENT       GUARANTOR    GUARANTOR
                                                  AUTOMOTIVE PLC   COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                                  --------------  -----------  -----------  ------------  ------------
                     ASSETS
Current assets:
  Cash and cash equivalents.....................   $        155    $   1,304    $   4,401    $       --    $    5,860
  Accounts receivable, net......................             --       30,554       16,925                      47,479
  Inventories...................................             --       11,195        3,185            --        14,380
  Due from affiliates...........................            771       26,727          208       (27,706)           --
  Other current assets..........................            105       18,865        4,423            --        23,393
                                                  --------------  -----------  -----------  ------------  ------------
        Total current assets....................          1,031       88,645       29,142       (27,706)       91,112
                                                  --------------  -----------  -----------  ------------  ------------

Property, plant and equipment, net..............             --       45,393        8,073            --        53,466
Note receivable from subsidiaries...............             --       26,682           --       (26,682)           --
Goodwill, net...................................         74,456      119,190       24,747        (4,776)      213,617
Other assets, net...............................        170,306       15,248        1,578      (175,892)       11,240
                                                  --------------  -----------  -----------  ------------  ------------
                                                   $    245,793    $ 295,158    $  63,540    $ (235,056)   $  369,435
                                                  --------------  -----------  -----------  ------------  ------------
                                                  --------------  -----------  -----------  ------------  ------------

    LIABILITIES AND STOCKHOLDER'S INVESTMENT
Current liabilities:
  Current portion of long-term debt.............   $         --    $      16    $      43    $       --    $       59
  Accounts payable..............................             --       19,208       10,389            --        29,597
  Accrued expenses..............................          2,659       39,928        7,227           (33)       49,781
  Due to affiliates.............................         25,929          216        1,528       (27,673)           --
                                                  --------------  -----------  -----------  ------------  ------------
        Total current liabilities...............         28,588       59,368       19,187       (27,706)       79,437
                                                  --------------  -----------  -----------  ------------  ------------
Non-current liabilities:
  Long-term debt, less current portion..........        122,198       18,209          214            --       140,621
  Note payable to Parent........................         (3,476)         610       29,548       (26,682)           --
  Accrued pension and other postretirement
    liabilities.................................             --       11,665          989            --        12,654
  Other noncurrent liabilities..................             --       35,854        2,386            --        38,240
                                                  --------------  -----------  -----------  ------------  ------------
        Total liabilities.......................        147,310      125,706       52,324       (54,388)      270,952
                                                  --------------  -----------  -----------  ------------  ------------

Minority interest in subsidiary company.........             --           --           --            --            --

Stockholder's investment........................         98,483      169,452       11,216      (180,668)       98,483
                                                  --------------  -----------  -----------  ------------  ------------
                                                   $    245,793    $ 295,158    $  63,540    $ (235,056)   $  369,435
                                                  --------------  -----------  -----------  ------------  ------------
                                                  --------------  -----------  -----------  ------------  ------------

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

       CONSOLIDATING STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED

                                 MARCH 31, 1999

                                 (IN THOUSANDS)

                                                                               NON-
                                                  TRIDENT       GUARANTOR    GUARANTOR
                                               AUTOMOTIVE PLC   COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                               --------------  -----------  -----------  ------------  ------------
Revenues.....................................    $       --     $  43,703    $  13,103    $     (115)   $   56,691

Cost of sales................................            --        35,836       10,841          (115)       46,562
                                                    -------    -----------  -----------  ------------  ------------

        Gross profit.........................            --         7,867        2,262            --        10,129

Selling, general and administrative
  expenses...................................             8         2,146        1,613            --         3,767

Amortization expense.........................           440           946          235            --         1,621
                                                    -------    -----------  -----------  ------------  ------------

        Operating income (loss)..............          (448)        4,775          414            --         4,741

Interest expense.............................        (2,361)         (278)         (37)           --        (2,676)
Interest expense--intercompany...............            --        (2,545)        (536)        3,081            --
Interest income..............................            --            35           17            --            52
Interest income--intercompany................            --         3,032           49        (3,081)           --
Exchange gain (loss).........................           543           (60)          14            --           497
Equity in net income (loss) of
  subsidiaries...............................         2,917          (207)          --        (2,710)           --
Other income (expense).......................            --          (101)          60            --           (41)
                                                    -------    -----------  -----------  ------------  ------------

        Net income (loss) before provision
          for income taxes...................           651         4,651          (19)       (2,710)        2,573

Provision (benefit) for income taxes.........          (893)        1,734          188            --         1,029
                                                    -------    -----------  -----------  ------------  ------------

        Net income (loss)....................    $    1,544     $   2,917    $    (207)   $   (2,710)   $    1,544
                                                    -------    -----------  -----------  ------------  ------------
                                                    -------    -----------  -----------  ------------  ------------

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

       CONSOLIDATING STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED

                                 MARCH 31, 1999

                                 (IN THOUSANDS)

                                                                              NON-
                                                 TRIDENT       GUARANTOR    GUARANTOR
                                              AUTOMOTIVE PLC   COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                              --------------  -----------  -----------  ------------  ------------
OPERATING ACTIVITIES:
Net income (loss)...........................   $      1,544    $   2,917    $    (207)   $   (2,710)   $    1,544
  Adjustments to reconcile net income (loss)
    to net cash provided by (used in)
    operating activities--
    Depreciation and amortization...........            440        2,729          562            --         3,731
    Exchange (gain) loss....................           (543)         236          (14)           --          (321)
    Due to/from affiliates..................         10,831       (8,759)         495        (2,567)           --
    Changes in other operating items........         (2,569)         140       (2,183)        2,710        (1,902)
                                              --------------  -----------  -----------  ------------  ------------
      Net cash provided by (used in)
        operating activities................          9,703       (2,737)      (1,347)       (2,567)        3,052
                                              --------------  -----------  -----------  ------------  ------------
INVESTING ACTIVITIES:
  Capital disposals (expenditures), net.....             --          871         (404)           --           467
  Purchase of minority interest.............             --       (2,000)         492            --        (1,508)
                                              --------------  -----------  -----------  ------------  ------------
      Net cash provided by (used in)
        investing activities................             --       (1,129)          88            --        (1,041)
                                              --------------  -----------  -----------  ------------  ------------
FINANCING ACTIVITIES:
  Proceeds from borrowings under credit
    facility................................         44,807       27,525           --            --        72,332
  Repayment of debt.........................        (51,259)     (24,238)         (21)           --       (75,518)
                                              --------------  -----------  -----------  ------------  ------------
      Net cash provided by (used in)
        financing activities................         (6,452)       3,287          (21)           --        (3,186)
                                              --------------  -----------  -----------  ------------  ------------
EFFECT OF EXCHANGE RATES ON CASH............         (3,368)         163         (695)        2,567        (1,333)
                                              --------------  -----------  -----------  ------------  ------------
NET CHANGE IN CASH AND CASH EQUIVALENTS.....           (117)        (416)      (1,975)           --        (2,508)
CASH AND CASH EQUIVALENTS, beginning of
  period....................................            272        1,719        6,377            --         8,368
                                              --------------  -----------  -----------  ------------  ------------
CASH AND CASH EQUIVALENTS, end of period....   $        155    $   1,303    $   4,402    $       --    $    5,860
                                              --------------  -----------  -----------  ------------  ------------
                                              --------------  -----------  -----------  ------------  ------------

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

              CONSOLIDATING BALANCE SHEETS AS OF DECEMBER 31, 1998

                                 (IN THOUSANDS)

                                                                              NON-
                                                 TRIDENT       GUARANTOR    GUARANTOR
                                              AUTOMOTIVE PLC   COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                              --------------  -----------  -----------  ------------  ------------
                   ASSETS
Current Assets:
  Cash and cash equivalents.................   $        272    $   1,719    $   6,377    $       --    $    8,368
  Accounts receivable, net..................             --       40,217       15,518            --        55,735
  Inventories...............................             --       12,265        3,493            --        15,758
  Due from affiliates.......................            649       18,708          707       (20,064)           --
  Other current assets......................             --       16,995        4,286            --        21,281
                                              --------------  -----------  -----------  ------------  ------------
    Total current assets....................            921       89,904       30,381       (20,064)      101,142
Property, Plant and Equipment, net..........             --       48,223        9,109            --        57,332
Note Receivable From Subsidiaries...........             --       27,032           --       (27,032)           --
Deferred Financing Costs....................             --           --           --            --            --
Investment in Subsidiaries..................        163,815       12,145           --      (175,960)           --
Goodwill, net...............................         74,896      119,542       25,763        (4,776)      215,425
Other Assets, net...........................          4,236        3,368        1,470            --         9,074
                                              --------------  -----------  -----------  ------------  ------------
                                               $    243,868    $ 300,214    $  66,723    $ (227,832)   $  382,973
                                              --------------  -----------  -----------  ------------  ------------
                                              --------------  -----------  -----------  ------------  ------------

  LIABILITIES AND STOCKHOLDER'S INVESTMENT
Current Liabilities:
  Current portion of long-term debt.........   $      7,059    $      --    $      --    $       --    $    7,059
  Accounts payable..........................             --       22,878       10,918            --        33,796
  Accrued expenses..........................          1,903       44,859        7,316           (10)       54,068
  Due to affiliates.........................         18,344          351        1,359       (20,054)           --
                                              --------------  -----------  -----------  ------------  ------------
    Total current liabilities...............         27,306       68,088       19,593       (20,064)       94,923
                                              --------------  -----------  -----------  ------------  ------------
Non-Current Liabilities:
  Long-term debt, less current portion......        121,650       14,923          226            --       136,799
  Note payable to Parent....................         (3,476)         649       31,495       (28,668)           --
  Accrued pension and other postretirement
    liabilities.............................             --       11,891        1,066            --        12,957
  Other noncurrent liabilities..............             --       34,767        2,433            --        37,200
                                              --------------  -----------  -----------  ------------  ------------
    Total liabilities.......................        145,480      130,318       54,813       (48,732)      281,879
                                              --------------  -----------  -----------  ------------  ------------
Minority Interest in Subsidiary Company.....             --           --          786            --           786
Stockholder's Investment....................         98,388      169,896       11,124      (179,100)      100,308
                                              --------------  -----------  -----------  ------------  ------------
                                               $    243,868    $ 300,214    $  66,723    $ (227,832)   $  382,973
                                              --------------  -----------  -----------  ------------  ------------
                                              --------------  -----------  -----------  ------------  ------------

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

          CONSOLIDATING STATEMENTS OF OPERATIONS FOR THE THREE MONTHS
                              ENDED MARCH 31, 1998

                                 (IN THOUSANDS)

                                                   TRIDENT                    NON-
                                                 AUTOMOTIVE    GUARANTOR    GUARANTOR
                                                     PLC       COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                                 -----------  -----------  -----------  ------------  ------------
Revenues.......................................   $      --    $  69,293    $  17,755    $     (706)   $   86,342
Cost of sales..................................          --       57,249       14,752          (706)       71,295
                                                 -----------  -----------  -----------  ------------  ------------
  Gross profit.................................          --       12,044        3,003            --        15,047
Selling, general and administrative expenses...          22        6,329        2,386            --         8,737
Amortization expense...........................         301          727          143            --         1,171
                                                 -----------  -----------  -----------  ------------  ------------
  Operating income.............................        (323)       4,988          474            --         5,139
Interest expense...............................       3,748        3,611          799        (4,340)        3,818
Interest income................................      (2,481)      (1,932)        (132)        4,340          (205)
Exchange loss..................................          --            1          921            --           922
Other income...................................      (1,188)         792          (24)          396           (24)
                                                 -----------  -----------  -----------  ------------  ------------
  Income before provision for income taxes.....        (402)       2,516       (1,090)         (396)          628
Provision for income taxes.....................        (525)       1,328         (298)           --           505
                                                 -----------  -----------  -----------  ------------  ------------
  Net income (loss)............................   $     123    $   1,188    $    (792)   $     (396)   $      123
                                                 -----------  -----------  -----------  ------------  ------------
                                                 -----------  -----------  -----------  ------------  ------------

                    TRIDENT AUTOMOTIVE PLC AND SUBSIDIARIES

          CONSOLIDATING STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS

                              ENDED MARCH 31, 1998

                                 (IN THOUSANDS)

                                                                                  NON-
                                                     TRIDENT       GUARANTOR    GUARANTOR
                                                  AUTOMOTIVE PLC   COMPANIES    COMPANIES   ELIMINATIONS   CONSOLIDATED
                                                  --------------  -----------  -----------  -------------  -------------
OPERATING ACTIVITIES:
Net income (loss)...............................    $      123     $   1,188    $    (792)    $    (396)     $     123
Adjustments to reconcile net income (loss) to
  net cash provided by (used in) operating
  activities--
Depreciation and amortization...................           301         2,364          882            --          3,547
(Income) loss from investment subsidiaries......        (1,188)          792           --           396             --
Exchange gain...................................            --             1          921            --            922
Minority interest...............................            --            --          (24)           --            (24)
Changes in other operating items................        (6,304)        6,763        1,134            53          1,646
                                                  --------------  -----------  -----------  -------------  -------------
Net cash provided by (used in) operating
  activities....................................        (7,068)       11,108        2,121            53          6,214
                                                  --------------  -----------  -----------  -------------  -------------
INVESTING ACTIVITIES:
Capital expenditures, net.......................            --        (6,279)      (1,507)           --         (7,786)
Purchase of Predecessor, net of cash acquired...        (3,315)     (118,321)     (33,854)           --       (155,490)
Investment in subsidiaries......................       (42,508)      (15,897)          --        58,405             --
                                                  --------------  -----------  -----------  -------------  -------------
Net cash provided by (used in) investing
  activities....................................       (45,823)     (140,497)     (35,361)       58,405       (163,276)
                                                  --------------  -----------  -----------  -------------  -------------
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt........       125,000            --           --            --        125,000
Proceeds from borrowings on revolving credit
  facility......................................         7,263           500           --            --          7,763
Payments on revolving credit facility...........        (4,463)         (500)          --            --         (4,963)
Receipt of capital from Investor Group..........        42,585            --           --            --         42,585
Equity fees paid to affiliates of Investor
  Group.........................................        (1,500)           --           --            --         (1,500)
Notes (issued to subsidiary) received from
  parent........................................      (115,699)       91,983       23,716            --             --
Payments received (made) on intercompany
  notes.........................................            --         1,435       (1,435)           --             --
Equity contribution from parent.................            --        42,500       15,905       (58,405)            --
                                                  --------------  -----------  -----------  -------------  -------------
Net cash provided by (used in) financing
  activities....................................        53,186       135,918       38,186       (58,405)       168,885
                                                  --------------  -----------  -----------  -------------  -------------
EFFECT OF EXCHANGE RATES ON CASH................            --          (229)        (126)          (53)          (408)
                                                  --------------  -----------  -----------  -------------  -------------
NET CHANGE IN CASH AND CASH EQUIVALENTS.........           295         6,300        4,820            --         11,415
CASH AND CASH EQUIVALENTS, beginning of
  period........................................            --            --           --            --             --
                                                  --------------  -----------  -----------  -------------  -------------
CASH AND CASH EQUIVALENTS, end of period........    $      295     $   6,300    $   4,820     $      --      $  11,415
                                                  --------------  -----------  -----------  -------------  -------------
                                                  --------------  -----------  -----------  -------------  -------------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To: Excel Industries, Inc.

    We have audited the accompanying consolidated balance sheets of Excel Industries, Inc. (an Indiana corporation) and Subsidiaries as of December 27, 1997 and January 2, 1999 and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended January 2, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Excel Industries, Inc. and Subsidiaries as of December 27, 1997 and January 2, 1999, and the results of their operations and their cash flows for each of the three years in the period ended January 2, 1999 in conformity with generally accepted accounting principles.

    As explained in Note 2 to the financial statements, effective December 28, 1997, the Company changed its method of computing depreciation.

                                          ARTHUR ANDERSEN LLP

Minneapolis, Minnesota
June 16, 1999

                             EXCEL INDUSTRIES, INC.

                           CONSOLIDATED BALANCE SHEET

                             (AMOUNTS IN THOUSANDS)

                                                                                           DEC. 27,      JAN. 2,
                                                                                             1997         1999
                                                                                          -----------  -----------
                                         ASSETS
Current assets:
  Cash and short-term investments.......................................................  $     2,317  $    16,290
  Marketable securities.................................................................       24,420       14,000
  Accounts receivable--trade, less allowances of $1,318 in 1997 and $1,810
    in 1998.............................................................................      140,910      167,400
  Customer tooling to be billed.........................................................       22,356       30,649
  Inventories...........................................................................       40,929       59,402
  Prepaid expenses......................................................................       14,929       15,640
                                                                                          -----------  -----------
    Total current assets................................................................      245,861      303,381
Property, plant and equipment:
  Land..................................................................................        3,227        5,153
  Buildings and improvements............................................................       52,056       77,101
  Machinery and equipment...............................................................      225,046      302,691
  Accumulated depreciation..............................................................     (119,361)    (152,276)
                                                                                          -----------  -----------
                                                                                              160,968      232,669
Goodwill, net of accumulated amortization of $5,387 in 1997 and $7,012
  in 1998...............................................................................       35,960       41,865
Other assets............................................................................       15,008       16,469
                                                                                          -----------  -----------
                                                                                          $   457,797  $   594,384
                                                                                          -----------  -----------
                                                                                          -----------  -----------
                          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable......................................................................  $    85,469  $   107,052
  Accrued liabilities:
    Salaries and wages..................................................................        9,249       16,875
    Employee benefits...................................................................       11,136       14,464
    Other...............................................................................       20,785       25,439
  Income taxes payable..................................................................           --        3,599
  Current maturities of long-term debt..................................................        2,672       17,156
                                                                                          -----------  -----------
    Total current liabilities...........................................................      129,311      184,585
Long-term debt..........................................................................      105,943      149,879
Long-term employee benefits.............................................................       32,934       44,469
Other long-term liabilities.............................................................        4,294        9,085
Minority interest.......................................................................           --       12,108
Commitments and contingent liabilities..................................................           --           --
Shareholders' equity:
  Preferred shares--no par value, authorized 1,000 shares; none issued..................           --           --
  Common shares--no par value, authorized 20,000 shares; issued and outstanding in 1997,
    12,414; issued in 1998, 12,468......................................................      114,730      115,646
  Retained earnings.....................................................................       70,585       81,373
  Accumulated other comprehensive income................................................           --        1,045
  Treasury shares at cost, 289 shares...................................................           --       (3,806)
                                                                                          -----------  -----------
    Total shareholders' equity..........................................................      185,315      194,258
                                                                                          -----------  -----------
                                                                                          $   457,797  $   594,384
                                                                                          -----------  -----------
                                                                                          -----------  -----------

        The accompanying notes are an integral part of these statements.

                             EXCEL INDUSTRIES, INC.

                        CONSOLIDATED STATEMENT OF INCOME

                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                      FISCAL YEAR ENDED
                                                                             ------------------------------------
                                                                              DEC. 28,    DEC. 27,     JAN. 2,
                                                                                1996        1997         1999
                                                                             ----------  ----------  ------------
Net sales..................................................................  $  887,741  $  962,333  $  1,106,103
Cost of goods sold.........................................................     783,375     846,990       995,982
                                                                             ----------  ----------  ------------
  Gross profit.............................................................     104,366     115,343       110,121
Selling, administrative and engineering expenses...........................      65,652      79,267        78,615
                                                                             ----------  ----------  ------------
  Operating income.........................................................      38,714      36,076        31,506
Interest expense...........................................................       9,784      10,984        11,628
Other income, net..........................................................      (1,736)     (1,930)       (2,074)
                                                                             ----------  ----------  ------------
  Income before income taxes and minority interest.........................      30,666      27,022        21,952
Provision for income taxes.................................................      11,550       9,458         3,632
Minority interest..........................................................          --          --         1,367
                                                                             ----------  ----------  ------------
  Net income...............................................................  $   19,116  $   17,564  $     16,953
                                                                             ----------  ----------  ------------
                                                                             ----------  ----------  ------------
Net income per share:
  Basic....................................................................  $     1.79  $     1.59  $       1.37
  Diluted..................................................................        1.62        1.48          1.36
Cash dividends per share...................................................  $     .455  $      .50  $        .50
                                                                             ----------  ----------  ------------
                                                                             ----------  ----------  ------------

        The accompanying notes are an integral part of these statements.

                             EXCEL INDUSTRIES, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                             (AMOUNTS IN THOUSANDS)

                                                                                        FISCAL YEAR ENDED
                                                                                ----------------------------------
                                                                                 DEC. 28,    DEC. 27,    JAN. 2,
                                                                                   1996        1997        1999
                                                                                ----------  ----------  ----------
Cash flows from operating activities:
  Net income..................................................................  $   19,116  $   17,564  $   16,953
                                                                                ----------  ----------  ----------
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.............................................      26,246      33,382      39,679
    Deferred income taxes.....................................................      (1,613)      3,093         782
    Other.....................................................................         348       2,093       2,121
    Changes in assets and liabilities, excluding effect of acquisitions:
      Accounts receivable and prepaid expenses................................      19,206     (12,396)     14,769
      Inventories and customer tooling........................................      25,955      (3,180)      5,119
      Accounts payable and accrued liabilities................................     (19,409)        (79)     (3,421)
                                                                                ----------  ----------  ----------
        Total adjustments.....................................................      50,733      22,913      59,049
                                                                                ----------  ----------  ----------
        Net cash provided by operating activities.............................      69,849      40,477      76,002
                                                                                ----------  ----------  ----------
Cash flows from investing activities:
  Purchase of property, plant and equipment...................................     (29,209)    (39,287)    (45,958)
  Businesses acquired.........................................................     (58,984)     (2,415)    (10,080)
  Sale (purchase) of investments, net.........................................       8,290      (2,471)     10,420
  Proceeds from disposal of business..........................................          --       6,793          --
  Other.......................................................................         929         199       1,693
                                                                                ----------  ----------  ----------
        Net cash used for investing activities................................     (78,974)    (37,181)    (43,925)
                                                                                ----------  ----------  ----------
Cash flows from financing activities:
  Issuance of common shares...................................................         278         543         916
  Payments of long-term debt..................................................     (79,934)     (2,470)    (15,905)
  Dividends...................................................................      (4,875)     (5,632)     (6,165)
  Purchase of treasury shares.................................................        (155)         --      (3,806)
  Issuance of long-term debt..................................................     100,000          --       3,359
  Other.......................................................................          --          --       3,497
                                                                                ----------  ----------  ----------
        Net cash provided by (used for) financing activities..................      15,314      (7,559)    (18,104)
                                                                                ----------  ----------  ----------
Net change in cash and short-term investments.................................       6,189      (4,263)     13,973
Cash and short-term investments at beginning of period........................         391       6,580       2,317
                                                                                ----------  ----------  ----------
Cash and short-term investments at end of period..............................  $    6,580  $    2,317  $   16,290
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------
Supplemental disclosures of cash flow information
Cash paid during the year for:
  Interest....................................................................  $    9,288  $   11,182  $   11,504
  Income taxes, net of refunds................................................      10,524       8,895       3,594
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------

        The accompanying notes are an integral part of these statements.

                             EXCEL INDUSTRIES, INC.

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                             (AMOUNTS IN THOUSANDS)

                                                                                     ACCUMULATED
                                                 COMMON                                 OTHER
                                                 SHARES       COMMON    RETAINED    COMPREHENSIVE   TREASURY
                                               OUTSTANDING    SHARES    EARNINGS       INCOME        SHARES      TOTAL
                                               -----------  ----------  ---------  ---------------  ---------  ----------
BALANCE AT DECEMBER 30, 1995.................      10,703   $   95,157  $  44,412     $    (659)    $  (4,593) $  134,317
Comprehensive income:
  Net income.................................                              19,116                                  19,116
  Cumulative translation adjustment..........                                                45                        45
  Minimum pension liability adjustment.......                                               499                       499
                                                                                                               ----------
Total comprehensive income...................                                                                      19,660
                                                                                                               ----------
Dividends....................................          --           --     (4,875)           --            --      (4,875)
Share options exercised......................          12           86         --            --            --          86
Shares issued under employee stock purchase
  plan.......................................          15          192         --            --            --         192
Warrants issued..............................                    1,500         --            --            --       1,500
Treasury shares purchased....................         (12)          --         --            --          (155)       (155)
Treasury shares canceled.....................          --       (4,748)        --            --         4,748          --
                                               -----------  ----------  ---------        ------     ---------  ----------
BALANCE AT DECEMBER 28, 1996.................      10,718       92,187     58,653          (115)           --     150,725
Comprehensive income:
  Net income.................................                              17,564                                  17,564
  Cumulative translation adjustment..........                                               (45)                      (45)
  Minimum pension liability adjustment.......                                               160                       160
                                                                                                               ----------
Total comprehensive income...................                                                                      17,679
                                                                                                               ----------
Dividends....................................          --           --     (5,632)           --            --      (5,632)
Share options exercised......................           9          116         --            --            --         116
Shares issued under employee stock purchase
  plan.......................................          22          427         --            --            --         427
Conversion of 10% subordinated notes.........       1,665       22,000         --            --            --      22,000
                                               -----------  ----------  ---------        ------     ---------  ----------
BALANCE AT DECEMBER 27, 1997.................      12,414      114,730     70,585            --            --     185,315
Comprehensive income:
  Net income.................................                              16,953                                  16,953
  Cumulative translation adjustment..........                                             2,042                     2,042
  Minimum pension liability adjustment.......                                              (997)                     (997)
                                                                                                               ----------
Total comprehensive income...................                                                                      17,998
                                                                                                               ----------
Dividends....................................          --           --     (6,165)           --            --      (6,165)
Share options exercised......................          13          162         --            --            --         162
Shares issued under employee stock purchase
  plan.......................................          41          754         --            --            --         754
Treasury shares purchased....................        (289)          --         --            --        (3,806)     (3,806)
                                               -----------  ----------  ---------        ------     ---------  ----------
BALANCE AT JANUARY 2, 1999...................      12,179   $  115,646  $  81,373     $   1,045     $  (3,806) $  194,258
                                               -----------  ----------  ---------        ------     ---------  ----------
                                               -----------  ----------  ---------        ------     ---------  ----------

        The accompanying notes are an integral part of these statements.

                             EXCEL INDUSTRIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS

    The Company designs, manufactures and sells automotive window, door and seating systems and decorative trims for original equipment manufacturers (OEMs) and Tier I suppliers. It also manufactures and sells appliances, jacks and couplers, and window and door systems for the recreational vehicle industry and windows for the mass transit and heavy truck industries. The Company has manufacturing facilities located in the United States, Mexico, Germany, United Kingdom, Spain, Portugal, and the Czech Republic.

    Effective July 1, 1998, the Company acquired 70 percent of Schade GmbH & Co. KG, headquartered in Plettenberg, Germany as described in note 3.

2. SIGNIFICANT ACCOUNTING PRINCIPLES

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant intercompany transactions, profits and balances are eliminated. The Company has a 25% interest in a Brazilian joint venture, which is accounted for on the equity method and resulted in losses of $1.5 million in 1998.

    FISCAL YEAR

    The Company's fiscal year consists of 52 or 53 weeks ending on the Saturday nearest the calendar year end.

    NET INCOME PER SHARE

    In 1997, the Company adopted Statement of Financial Accounting Standards
(SFAS) No. 128, "Earnings Per Share." All net income per share amounts reported herein are in accordance with this Statement.

    Basic net income per share is computed using the weighted average number of shares outstanding during the period. Shares used to compute basic net income per share were 10,709,000 for 1996, 11,079,000 for 1997 and 12,370,000 for 1998.

    Diluted earnings per share assumes, when dilutive, the exercise of common share options and warrants outstanding and the conversion of the 10% convertible subordinated notes until their conversion into common shares in October, 1997. Shares used to compute diluted earnings per share included the number of shares used for basic net income per share plus 56,000 in 1996, 187,000 in 1997 and 118,000 in 1998 for the exercise of options and warrants and 2,220,000 in 1996 and 1,370,000 in 1997 for the assumed conversion of the notes. Net income used to compute diluted earnings per share included an add-back of $1,907,000 in 1996 and $1,192,000 in 1997 for interest, net of taxes, on the notes.

    SHORT-TERM INVESTMENTS AND MARKETABLE SECURITIES

    Short-term investments amounting to $2,000,000 at December 27, 1997 and $3,770,000 at January 2, 1999 consist of investments generally held in money market funds.

    Marketable securities represent investments with maturities generally longer than 90 days. All securities mature prior to December, 1999 and are considered available for sale. Interest and dividends

                             EXCEL INDUSTRIES, INC.

2. SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED) on marketable securities are included in income as earned. Realized gains or losses are determined on the specific identification method.

    Marketable securities are carried at cost, which approximates market value, and consist of the following (in thousands):

                                                                            1997       1998
                                                                          ---------  ---------
Government securities...................................................  $  10,885  $      --
Tax-free municipal securities...........................................      5,335         --
Municipal fund par value preferred shares...............................      2,200         --
Other tax-free securities...............................................      6,000     14,000
                                                                          ---------  ---------
                                                                          $  24,420  $  14,000
                                                                          ---------  ---------
                                                                          ---------  ---------

    Other income includes interest income of $1,772,000 in 1996, $1,957,000 in 1997 and $2,005,000 in 1998.

    INVENTORIES

    Inventories are valued at the lower of cost or market. At December 27, 1997, the LIFO method was used to value 84% of inventories. At January 2, 1999, the last-in, first-out (LIFO) method was used to determine cost for approximately 60% of inventories while the first-in, first-out (FIFO) method was used for the remaining inventories primarily related to foreign inventories.

    CUSTOMER TOOLING TO BE BILLED

    Excess of cost over billings on uncompleted tooling projects represents costs incurred by the Company in the production of customer-owned tooling to be used by the Company in the manufacture of its products. The Company receives a specific purchase order for this tooling and is reimbursed by the customer within one operating cycle. Costs are deferred until reimbursed by the customer. Forecasted losses on incomplete projects are recognized currently.

    PROPERTIES

    Property, plant and equipment are carried at cost and include expenditures for new facilities and those which substantially increase the useful lives of existing plant and equipment. Expenditures for repairs and maintenance are expensed as incurred.

    DEPRECIATION

    The Company provides for depreciation of property, plant and equipment using methods and rates designed to amortize the cost of such equipment over its useful life. The estimated useful lives range from 10 to 40 years for buildings and improvements and 2 to 20 years for machinery and equipment. Prior to 1998, depreciation was computed using accelerated methods of depreciation for new plant and equipment. A survey conducted by the Company confirmed that the straight-line method of depreciation as the predominant method used throughout the automotive supply industry. Accordingly, for new capital expenditures for the 1998 fiscal year and thereafter, the Company adopted the straight-line method of depreciation for financial reporting purposes. The favorable effect of the change on net income for the year ending January 2, 1999 was approximately $1.1 million or $.09 per share.

                             EXCEL INDUSTRIES, INC.

2. SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)
    GOODWILL

    The excess of purchase price over the fair value of net assets of acquired businesses (goodwill) is amortized on a straight-line basis over 15 to 40 years. The Company periodically evaluates whether events and circumstances have occurred which may affect the estimated useful life or the recoverability of the remaining balance of its goodwill and other long-lived assets. If such events or circumstances were to indicate that the carrying amount of these assets would not be recoverable, the Company would estimate the future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) were less than the carrying amount of goodwill, the Company would recognize an impairment loss.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company estimates the fair value of all financial instruments where the face value differs from the fair value, primarily long-term debt, based upon quoted amounts or the current rates available for similar financial instruments. If fair value accounting had been used at January 2, 1999, long-term debt would exceed the reported level by approximately $9 million.

    REVENUE RECOGNITION AND SALES COMMITMENTS

    The Company recognizes revenue as its products are shipped to its customers. The Company enters into agreements with its customers at the beginning of a given vehicle's life to produce products. Once such agreements are entered into by the Company, fulfillment of the customers' purchasing requirements is generally the obligation of the Company for the entire production life of the vehicle, generally with terms of up to seven years. In certain instances, the Company may be committed under existing agreements to supply product to its customers at selling prices which are not sufficient to cover the direct cost to produce such product. In such situations, the Company records a liability for the estimated future amount of such losses. Such losses are recognized at the time that the loss is probable and reasonably estimable. The Company recorded a $4.5 million reserve for these losses in 1998.

    INCOME TAXES

    Deferred income taxes are provided using the liability method in accordance with SFAS No. 109, "Accounting for Income Taxes".

    FOREIGN CURRENCY TRANSLATION

    For operations outside the United States that prepare financial statements in currencies other than the United States dollar, the balance sheet, income, expense and cash flow amounts are translated in accordance with SFAS No. 52 "Foreign Currency Translation".

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             EXCEL INDUSTRIES, INC.

2. SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)
    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In June 1998 the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," effective for years beginning after June 15, 1999. SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge criteria are met. Special accounting for qualifying hedges allow a derivative's gains or losses to offset related results on the hedged item in the statement of operations and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. The Company has not yet quantified the impacts of adopting SFAS No. 133 and has not yet determined the timing of adoption.

3. ACQUISITIONS AND DISPOSALS

    Effective July 1, 1998, the Company purchased through its wholly-owned subsidiary, Excel Industries Germany GmbH, a 70% interest in Schade GmbH & Co. K.G. (Schade) a German limited partnership. The aggregate purchase price for Schade was DM 17,036,400, or approximately $9,689,000 plus transaction costs. The Company also assumed approximately $68 million of Schade's debt. The amount of the Company's contribution to the capital of Schade was DM 27,340,000, or approximately $15,548,000. Funds for the purchase price for the interests and the contribution came from the Company's cash on hand.

    The remaining 30 percent of Schade is owned by Hella KG Hueck & Co., another international OEM supplier. Schade has sales and manufacturing operations in Germany, Portugal, Spain, United Kingdom and the Czech Republic with annual sales of more than $300 million. Schade and its affiliated companies are engaged in the manufacture and distribution of decorative trims, body components, injected molded plastic components and modular windows for the automotive industry.

    The acquisition of Schade was accounted for as a purchase. The assets acquired and liabilities assumed have been recorded based on preliminary estimates of fair value as of the date of acquisition. The Company does not believe the final allocation of purchase price will be materially different from preliminary allocations. Any changes to the preliminary estimates will be reflected as an adjustment to goodwill. The excess of the purchase price over the estimated fair value of net assets acquired has been accounted for as goodwill and is being amortized over 40 years using the straight-line method.

    The accompanying consolidated statements of income include the operating results of Schade since July 1, 1998. Pro forma unaudited consolidated operating results of the Company and Schade for the year ended December 27, 1997 and January 2, 1999, assuming the acquisition had been made as of the beginning of 1997 and 1998, are summarized below (in thousands, except per share amounts):

                                                                            YEAR ENDED
                                                                    --------------------------
                                                                        1997          1998
                                                                    ------------  ------------
Net sales.........................................................  $  1,243,541  $  1,264,654
Net income........................................................        21,116        18,919
Net income per share, basic.......................................          1.91          1.53
Net income per share, diluted.....................................          1.77          1.52

                             EXCEL INDUSTRIES, INC.

3. ACQUISITIONS AND DISPOSALS (CONTINUED)
    On April 3, 1996, the Company completed the purchase of all of the outstanding common shares of Anderson Industries, Inc. (Anderson) for approximately $62,562,000 including five-year warrants for 381,000 shares of Excel common stock exercisable at $13.25 per share (valued at $1.5 million) and expenses of the transaction.

    The acquisition of Anderson, a holding company whose main asset was Atwood Industries, Inc. (Atwood), was accounted for as a purchase. Accordingly, the purchase price was allocated to the net assets acquired based upon their estimated fair market values. The excess of the purchase price over the estimated fair value of net assets acquired, $26,482,000, was accounted for as goodwill and is being amortized over 35 years using the straight-line method.

    The accompanying consolidated statements of income include the operating results of Anderson since April 3, 1996. Pro forma unaudited consolidated operating results of the Company and Anderson, assuming the acquisition had been made as of the beginning of 1996, are summarized below (in thousands except per share amounts):

                                                                                   YEAR ENDED
                                                                                      1996
                                                                                   -----------
Net sales........................................................................   $ 985,555
Net income.......................................................................      20,745
Net income per share, basic......................................................        1.94
Net income per share, diluted....................................................        1.74

    The unaudited pro forma financial information presented for both acquisitions is not necessarily indicative either of the results of operations that would have occurred had the transactions been completed on the indicated dates or of future results of operations of the combined companies.

    In the first quarter of 1997 the Company recorded an $8.7 million pre-tax restructuring reserve for the closure of manufacturing facilities in 1997 at Rockford, Illinois and Battle Creek, Michigan which had been acquired as part of the acquisition of Anderson. The reserve consists of personnel related costs (mainly severance pay and fringe benefits) and costs related to the disposals of buildings and equipment. The reserve increased the associated goodwill by $5.4 million (which is net of income taxes) and was not a charge to earnings. Total charges to the reserve (personnel related costs and costs related to the disposals of buildings and equipment) through January 2, 1999 were $7.8 million. Any excess reserves remaining at the completion of the restructuring activities will be recorded as a reduction in goodwill.

    In January, 1997, the Company completed the purchase of the assets of The Compliance Group located in Greendale, Wisconsin for approximately $2.4 million in cash. The excess of the purchase price over the estimated fair value of assets acquired ($2.5 million) has been accounted for as goodwill and is being amortized over 15 years using the straight-line method.

    In May, 1997, the Company completed the sale of the automotive parking brake product line for $2.9 million, which was acquired when the Company purchased Anderson. Sales were approximately $6 million in 1997 and $12 million in 1996 or less than 2% of total sales. At the date of the Anderson acquisition, this asset was held for sale and the gain on the sale was recorded as an adjustment to goodwill.

    In September, 1997, the Company announced the closure of its Italian manufacturing division. Closing expenses recorded in the third quarter of 1997 were approximately $1,242,000. Historically, this

                             EXCEL INDUSTRIES, INC.

3. ACQUISITIONS AND DISPOSALS (CONTINUED) division had annual sales of approximately $2.5 million and losses in excess of $1 million. Losses in 1997 were approximately $900,000.

4. RESEARCH, ENGINEERING AND DEVELOPMENT

    Research, engineering and development expenditures charged to operations approximated $17,237,000 in 1996, $25,245,000 in 1997 and $28,900,000 in 1998.

5. INVENTORIES

    Inventories consist of the following (in thousands):

                                                                            1997       1998
                                                                          ---------  ---------
Raw materials...........................................................  $  23,591  $  32,515
Work in process and finished goods......................................     18,674     28,553
LIFO reserve............................................................     (1,336)    (1,666)
                                                                          ---------  ---------
                                                                          $  40,929  $  59,402
                                                                          ---------  ---------
                                                                          ---------  ---------

6. PENSION AND OTHER EMPLOYEE BENEFIT PLANS

    PENSION AND PROFIT SHARING PLANS

    The Company and its subsidiaries provide retirement benefits to substantially all employees through various pension, savings and profit sharing plans. Defined benefit plans provide pension benefits that are based on the employee's final average salary for salaried employees and stated amounts for each year of credited service for hourly employees.

    It is the Company's policy to fund the ERISA minimum contribution requirement. Plan assets are invested primarily in corporate equity securities, fixed income bonds and insurance annuity contracts.

    Contributions and costs for the Company's various other benefit plans are generally determined based on the employee's annual salary. The Company also provides supplemental retirement benefits for certain executives. Total expense relating to the Company's retirement plans, including the defined contribution and defined benefit pension plans, aggregated $7,577,000 in 1996, $8,153,000 in 1997, and $8,541,000 in 1998.

    SUPPLEMENTAL AND OTHER POSTRETIREMENT BENEFITS

    In addition to providing pension benefits, the Company provides certain health care benefits to substantially all active employees and postretirement health care benefits to certain salaried employees. In addition, certain hourly and salary employees are eligible for postretirement medical coverage until age
65. The Company is primarily self-insured for such benefits.

                             EXCEL INDUSTRIES, INC.

6. PENSION AND OTHER EMPLOYEE BENEFIT PLANS (CONTINUED)
    The following provides a reconciliation of benefit obligations, plan assets and funded status of the Company's pension and other postretirement benefit plans (in thousands):

                                                                                                 OTHER
                                                                                             POSTRETIREMENT
                                                                    PENSION BENEFITS            BENEFITS
                                                                  ---------------------  ----------------------
                                                                    1997        1998        1997        1998
                                                                  ---------  ----------  ----------  ----------
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of year.........................  $  43,613  $   46,320  $   12,656  $   11,285
Acquired company................................................         --      11,607          --          --
Service cost....................................................      2,687       3,221       1,060         952
Interest cost...................................................      3,207       3,779         913         922
Plan amendments.................................................        215          --      (1,804)         --
Actuarial (gain) loss...........................................        320       2,802        (698)      2,476
Curtailments....................................................       (254)         --          --          --
Benefits paid...................................................     (3,468)     (2,648)       (842)       (943)
                                                                  ---------  ----------  ----------  ----------
Benefit obligation at end of year...............................     46,320      65,081      11,285      14,692
                                                                  ---------  ----------  ----------  ----------
CHANGE IN PLAN ASSETS
Fair value of plan assets at beginning of year..................     34,451      40,117          --          --
Acquired company................................................         --       2,614          --          --
Actual return on plan assets....................................      6,139       4,943          --          --
Company contributions...........................................      2,995       3,367         842         943
Benefits paid...................................................     (3,468)     (2,648)       (842)       (943)
                                                                  ---------  ----------  ----------  ----------
Fair value of plan assets at end of year........................     40,117      48,393          --          --
                                                                  ---------  ----------  ----------  ----------
Funded status...................................................     (6,203)    (16,688)    (11,285)    (14,692)
Unrecognized actuarial (gain) loss..............................         36       1,124      (4,524)     (1,847)
Unrecognized prior service cost.................................        187         170      (2,556)     (2,452)
Unrecognized transition obligation..............................        (52)        (41)         --          --
                                                                  ---------  ----------  ----------  ----------
Net amount recognized...........................................  $  (6,032) $  (15,435) $  (18,365) $  (18,991)
                                                                  ---------  ----------  ----------  ----------
                                                                  ---------  ----------  ----------  ----------
Amounts recognized in the balance sheet consist of:
  Accrued benefit liability.....................................  $  (6,260) $  (16,907) $  (18,365) $  (18,991)
  Intangible asset..............................................        228         475          --          --
  Accumulated other comprehensive income........................         --         997          --          --
                                                                  ---------  ----------  ----------  ----------
Net amount recognized...........................................  $  (6,032) $  (15,435) $  (18,365) $  (18,991)
                                                                  ---------  ----------  ----------  ----------
                                                                  ---------  ----------  ----------  ----------
Weighted-average assumptions as of year end:
Discount rate...................................................        7.5%   5.5%-7.0%        7.5%        7.0%
Expected return on plan assets..................................        8.0%        8.0%        N/A         N/A
Rate of compensation increase...................................        5.0%   2.5%-4.0%        N/A         N/A

    The weighted average assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation was 8.3% in 1997 and 7.7% in 1998, declining by .5% per year to a weighted average rate of 6.3%.

                             EXCEL INDUSTRIES, INC.

6. PENSION AND OTHER EMPLOYEE BENEFIT PLANS (CONTINUED)
    The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for the pension plans with accumulated benefit obligations in excess of plan assets were $14,200,000, $14,151,000, and $12,117,000 at 1997 and $39,659,000, $37,479,000, and $24,927,000 at 1998 respectively.

    The projected benefit obligation for pension plans outside of the U.S. are $11,728,000 at January 2, 1999.

    Components of net pension expense for qualified defined benefit pension plans are as follows (in thousands):

                                                                             YEAR ENDED
                                                                   -------------------------------
                                                                     1996       1997       1998
                                                                   ---------  ---------  ---------
Service cost.....................................................  $   2,470  $   2,687  $   3,221
Interest cost....................................................      2,711      3,207      3,779
Expected return on plan assets...................................     (2,248)    (2,770)    (3,086)
Net amortization of deferrals....................................         53         48         28
                                                                   ---------  ---------  ---------
Net periodic benefit cost........................................  $   2,986  $   3,172  $   3,942
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

    The components of net periodic postretirement benefit cost are as follows (in thousands):

                                                                             YEAR ENDED
                                                                   -------------------------------
                                                                     1996       1997       1998
                                                                   ---------  ---------  ---------
Service cost.....................................................  $     868  $   1,060  $     952
Interest cost....................................................        780        913        922
Amortization of prior service cost...............................        (57)       (56)      (174)
Recognized actuarial gain........................................       (143)      (147)      (131)
                                                                   ---------  ---------  ---------
Net periodic benefit cost........................................  $   1,448  $   1,770  $   1,569
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

    Assumed health care cost trend rates have a significant effect on the amounts reported for the other postretirement benefit plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects (in thousands):

                                                                 1-PERCENTAGE
                                                                     POINT       1-PERCENTAGE
                                                                   INCREASE     POINT DECREASE
                                                                 -------------  --------------
Effect on total of service and interest cost...................    $     348      $     (283)
Effect on postretirement benefit obligation....................        2,306          (1,920)

                             EXCEL INDUSTRIES, INC.

7. LONG-TERM DEBT

    Following is a summary of long-term debt of the Company (in thousands):

                                                                           1997        1998
                                                                        ----------  ----------
7.78% Senior notes....................................................  $  100,000  $  100,000
German bank loans.....................................................          --      51,261
Other.................................................................       8,615      15,774
                                                                        ----------  ----------
                                                                           108,615     167,035
Current maturities....................................................      (2,672)    (17,156)
                                                                        ----------  ----------
                                                                        $  105,943  $  149,879
                                                                        ----------  ----------
                                                                        ----------  ----------

    The Senior notes are due April 30, 2011. Interest only is payable in quarterly installments until 2000 at which time annual payments will commence ranging from $3.9 million to $12.2 million. The debt agreements contain certain restrictive covenants which, among other things, require that the Company maintain certain financial ratios at specified levels, restrict the amount of additional borrowings and limit the amount of dividends that can be paid.

    The German bank loans consist of various loans that are payable periodically through 2008 with interest rates ranging from 4% to 9%.

    The other debt consists primarily of loans from previous Schade shareholders, mortgages and equipment loans with interest rates ranging from 5.5% to 10.1%. Certain plant and equipment purchased with the proceeds of the debt collateralize these obligations.

    The Company had available unused unsecured lines of credit of approximately $56,000,000 at January 2, 1999 under terms of an agreement executed in April, 1996. Funds are available under this agreement through April, 2000 at an interest rate equal to the London Interbank rate plus 75 basis points.

    Long-term debt maturities are $17,156,000 in 1999, $17,081,000 in 2000,
$11,904,000 in 2001, $11,020,000 in 2002, $21,243,000 in 2003 and $88,631,000
thereafter.

8. LEASES

    The Company leases certain of its manufacturing facilities, sales offices, transportation and other equipment. Total rental expense was approximately $4,471,000 in 1996, $5,037,000 in 1997 and $4,505,000 in 1998. Future minimum lease payments under noncancellable operating leases are $3,691,000 in 1999, $2,811,000 in 2000, $2,180,000 in 2001, $1,638,000 in 2002, $1,188,000 in 2003
and $713,000 thereafter.

                             EXCEL INDUSTRIES, INC.

9. INCOME TAXES

    Pre-tax income reported by U.S. and foreign subsidiaries was as follows (in thousands):

                                                                         YEAR ENDED
                                                               -------------------------------
                                                                 1996       1997       1998
                                                               ---------  ---------  ---------
United States................................................  $  31,531  $  29,070  $  16,715
Foreign......................................................       (865)    (2,048)     5,237
                                                               ---------  ---------  ---------
                                                               $  30,666  $  27,022  $  21,952
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

    The provision (benefit) for income taxes is summarized below (in thousands):

                                                                            YEAR ENDED
                                                                  -------------------------------
                                                                    1996       1997       1998
                                                                  ---------  ---------  ---------
Current:
  U.S. federal..................................................  $  11,070  $   5,187  $     236
  Foreign.......................................................         --         --      1,479
  State.........................................................      2,093      1,178      1,078
                                                                  ---------  ---------  ---------
                                                                     13,163      6,365      2,793
                                                                  ---------  ---------  ---------
Deferred:
  U.S. federal..................................................     (1,720)     3,022        (96)
  Foreign.......................................................         --         --      1,124
  State.........................................................        107         71       (189)
                                                                  ---------  ---------  ---------
                                                                     (1,613)     3,093        839
                                                                  ---------  ---------  ---------
                                                                  $  11,550  $   9,458  $   3,632
                                                                  ---------  ---------  ---------
                                                                  ---------  ---------  ---------

    Deferred income taxes are provided for the temporary differences between the financial reporting basis and tax basis of the Company's assets and liabilities. Current deferred income tax assets of $11,076,000 and $10,608,000 are classified as prepaid expenses at December 27, 1997 and January 2, 1999, respectively. Long-term deferred income tax liabilities of $2,051,000 and $4,510,000 are classified as other long-term liabilities at December 27, 1997 and January 2, 1999 respectively.

                             EXCEL INDUSTRIES, INC.

9. INCOME TAXES (CONTINUED)
    Deferred income taxes are comprised of the following at December 27, 1997 and January 2, 1999 (in thousands):

                                                                            1997       1998
                                                                          ---------  ---------
Gross deferred tax liabilities
  Property, plant and equipment.........................................  $  16,457  $  19,427
  Other.................................................................        607        590
                                                                          ---------  ---------
                                                                             17,064     20,017
                                                                          ---------  ---------
Gross deferred tax assets
  Pension and postretirement benefit obligations........................     14,036     16,486
  Other accrued liabilities.............................................     11,898      9,629
  Inventories...........................................................        155         --
  Tax credit and net operating loss carryforwards.......................      1,355      1,162
                                                                          ---------  ---------
                                                                             27,444     27,277
Valuation allowance.....................................................     (1,355)    (1,162)
                                                                          ---------  ---------
Net deferred tax assets.................................................  $   9,025  $   6,098
                                                                          ---------  ---------
                                                                          ---------  ---------

    At December 27, 1997 and January 2, 1999 the Company maintained a valuation allowance for foreign tax credit and foreign net operating loss carryforwards, which expire in 1999-2004. Based upon past operating results, the Company estimates that it is more likely than not that these carryforwards cannot be utilized before they expire. The Company does not provide U.S. income taxes on earnings of foreign subsidiaries ($3.2 million) since it is intended that these earnings be indefinitely reinvested.

    Provision for taxes on income in 1998 includes the benefit of tax credits related to prior years. In 1998, the Company completed a review of qualified research and development expenditures for the years 1994-1997 and recorded tax credits totaling $4 million. The provision for income taxes computed by applying the Federal statutory rate to income before income taxes is reconciled to the recorded provision as follows (in thousands):

                                                                            YEAR ENDED
                                                                  -------------------------------
                                                                    1996       1997       1998
                                                                  ---------  ---------  ---------
Tax at United States statutory rate.............................  $  10,733  $   9,458  $   7,683
State income taxes, net of federal benefit......................      1,430        812        578
Research and development tax credits............................        (80)      (187)    (5,472)
Foreign income taxed at rates different than U.S................        303       (186)       770
Foreign Sales Corporation.......................................       (494)      (682)      (684)
Non-taxable interest income                                            (340)      (382)      (235)
Amortization of goodwill........................................        346        479        561
Other...........................................................       (348)       146        431
                                                                  ---------  ---------  ---------
                                                                  $  11,550  $   9,458  $   3,632
                                                                  ---------  ---------  ---------
                                                                  ---------  ---------  ---------

                             EXCEL INDUSTRIES, INC.

10. COMMON SHARES

    In 1997, the Company reserved 500,000 common shares for the Excel Industries, Inc. 1997 Long-Term Incentive Plan (LTIP). Under the LTIP, performance shares awarded to key executives of the Company are earned based on the attainment of one or more pre-established performance goals over a specified performance period. Through January 2, 1999, 135,000 performance shares had been awarded.

    The Company has 473,550 common shares reserved for issuance to officers, other key employees and non-employee directors for the 1994 Stock Compensation Plan (the Plan). The Plan provides that options may be granted at not less than fair market value and are exercisable for ten years from the date of grant. Generally, the options become exercisable at the rate of 25% per year commencing one year from the date of grant.

    The following table sets forth stock option activity.

                                                                              YEAR ENDED
                                                ----------------------------------------------------------------------
                                                         1996                    1997                    1998
                                                ----------------------  ----------------------  ----------------------
                                                            WEIGHTED                WEIGHTED                WEIGHTED
                                                             AVERAGE                 AVERAGE                 AVERAGE
                                                            EXERCISE                EXERCISE                EXERCISE
                                                 OPTIONS      PRICE      OPTIONS      PRICE      OPTIONS      PRICE
                                                ---------  -----------  ---------  -----------  ---------  -----------
Stock options outstanding at beginning of
  year........................................    263,750   $   12.23     250,900   $   12.45     352,250   $   14.73
Options granted...............................     15,000       12.25     127,000       19.19       9,000       17.17
Options exercised.............................    (12,200)       7.54      (9,400)      12.38     (13,100)      12.38
Options canceled..............................    (15,650)      12.38     (16,250)      15.73     (26,250)      16.53
                                                ---------  -----------  ---------  -----------  ---------  -----------
Stock options outstanding at end of year......    250,900   $   12.45     352,250   $   14.73     321,900   $   14.75
                                                ---------  -----------  ---------  -----------  ---------  -----------
                                                ---------  -----------  ---------  -----------  ---------  -----------
Options exerciseable at year end..............     57,300   $   12.56     110,000   $   12.51     177,275   $   13.48
                                                ---------  -----------  ---------  -----------  ---------  -----------
                                                ---------  -----------  ---------  -----------  ---------  -----------

                                                          EXERCISE PRICE RANGE
                                                       --------------------------
                                                       $12.25-$13.81 $16.13-$21.38   TOTAL
                                                       ------------  ------------  ----------
Options outstanding..................................      210,900       111,000      321,900
Weighted average exercise price......................       $12.40        $19.21       $14.75
Remaining contractual life...........................    6.2 years     8.2 years    6.9 years
Options exercisable..................................      147,525        29,750      177,275
Weighted average exercise price......................       $12.37        $18.98       $13.48

    The Company has adopted the disclosure only provisions of SFAS No. 123, "Accounting for Stock Based Compensation." Accordingly, the element of compensation cost applicable to the granting of stock options has not been recognized for financial statement purposes. Had compensation cost for the options granted been recognized for financial statement purposes using the Black-Scholes option

                             EXCEL INDUSTRIES, INC.

10. COMMON SHARES (CONTINUED)
pricing model, the Company's net earnings and basic earnings per share would have been reduced to the pro-forma amounts indicated below (in thousands except per share amounts):

                                                                 YEAR ENDED
                                   ----------------------------------------------------------------------
                                            1996                    1997                    1998
                                   ----------------------  ----------------------  ----------------------
                                   REPORTED    PRO-FORMA   REPORTED    PRO-FORMA   REPORTED    PRO-FORMA
                                   ---------  -----------  ---------  -----------  ---------  -----------
Net earnings.....................  $  19,116   $  18,882   $  17,564   $  17,191   $  16,953   $  16,523
Per share........................       1.79        1.77        1.59        1.55        1.37        1.34

    The fair value of the option grant is estimated on the date of grant with the following assumptions:

                                                                   1996       1997       1998
                                                                 ---------  ---------  ---------
Dividend yield.................................................       3.2%       2.8%      2.86%
Expected volatility............................................        33%        31%        33%
Risk-free interest rate                                               6.5%      5.75%       4.5%
Expected life..................................................    5 years    5 years    5 years

    The Company has an employee stock purchase plan and has reserved 251,659 common shares for this purpose. The plan allows eligible employees to authorize payroll withholdings which are used to purchase common shares from the Company at ninety percent (90%) of the closing price of the common shares on the date of purchase. Through January 2, 1999, 198,341 shares had been issued under the plan.

    The Company has outstanding warrants for the purchase of 381,000 common shares at a price of $13.25. These warrants were issued in connection with the acquisition of Anderson Industries and if not exercised, expire April 2001.

    The Company has a shareholder rights plan to protect shareholders against unsolicited attempts to acquire control of the Company that do not offer what the Company believes to be an adequate price to all shareholders. The rights were issued to shareholders of record on January 22, 1996 and will expire on January 22, 2006. The plan provides for the issuance of one right for each outstanding share of the Company's Common Stock. The rights will become exercisable only if a person or group acquires or announces a tender offer to acquire 20% or more of the Company's outstanding voting stock. Each right entitles the holder to buy one one-hundredth share of a newly authorized series of preferred stock from the Company. Also, after such acquisition all rights holders except the acquirer will be entitled to purchase common shares at one-half of the then current market price of the common shares. Any activity regarding this plan would have a dilutive effect on earnings per share calculations.

11. SEGMENT INFORMATION AND MAJOR CUSTOMERS

    The Company adopted SFAS No 131, "Disclosures About Segments of an Enterprise and Related Information," in 1998 and restated prior year disclosures for certain minor differences. The Company's operating segments are aggregated for reporting purposes into two reportable segments based on similarities of the nature of products and production processes, the types of customers, the method of distribution of products, and economic characteristics.

                             EXCEL INDUSTRIES, INC.

11. SEGMENT INFORMATION AND MAJOR CUSTOMERS (CONTINUED)
    The light vehicle products segment designs, manufactures and sells products for passenger cars and pick-up trucks for OEMs and Tier I suppliers. Products include plastic and metal framed window and door assemblies, manual and power window regulator systems, manual seat systems, decorative trims and injection molded plastic parts. Principal markets are in North America, Europe, and Mexico.

    The recreational vehicles, mass transit and heavy truck products segment (RV/MT/HT) manufactures and sells products for recreational vehicles, mass transit and heavy trucks. Products include appliances such as water heaters, furnaces, stoves and ranges, hardware such as jacks and couplers, seating frames and seat adjusters, preassembled doors and windows for motor homes and window assembles for mass transit systems and heavy trucks. Principal markets are in the United States. Segment information is summarized in the following tables with years prior to 1998 restated (in thousands):

                                              LIGHT
                                             VEHICLE      RV/MT/HT
                                             PRODUCTS     PRODUCTS     CORPORATE      TOTAL
                                           ------------  -----------  -----------  ------------
DECEMBER 28, 1996
Sales....................................   $  730,255    $ 157,486    $      --   $    887,741
Operating income (expense)...............       34,140       13,337       (8,763)        38,714
Assets...................................      301,197       87,643       54,394        443,234
Capital expenditures.....................       23,816        3,768        1,625         29,209
Depreciation and amortization expense....       20,626        4,283        1,337         26,246

DECEMBER 27, 1997
Sales....................................   $  759,569    $ 202,764    $      --   $    962,333
Operating income (expense)...............       28,546       15,392       (7,862)        36,076
Assets...................................      319,284       84,156       54,357        457,797
Capital expenditures.....................       32,932        5,916          439         39,287
Depreciation and amortization expense....       24,348        7,481        1,553         33,382
JANUARY 2, 1999
Sales....................................   $  885,383    $ 220,720    $      --   $  1,106,103
Operating income (expense)...............       18,051       19,737       (6,282)        31,506
Assets...................................      484,126       81,198       29,060        594,384
Capital expenditures.....................       40,824        4,779          355         45,958
Depreciation and amortization expense....       31,725        6,905        1,049         39,679

                             EXCEL INDUSTRIES, INC.

11. SEGMENT INFORMATION AND MAJOR CUSTOMERS (CONTINUED)
    The following table presents revenues by country (in thousands):

                                                            1996        1997         1998
                                                         ----------  ----------  ------------
United States..........................................  $  742,047  $  788,952  $    786,672
Canada.................................................     106,640     134,801       125,376
Germany................................................          --          --       111,180
Mexico.................................................      29,863      24,062        23,411
Other..................................................       9,191      14,518        59,464
                                                         ----------  ----------  ------------
                                                         $  887,741  $  962,333  $  1,106,103
                                                         ----------  ----------  ------------
                                                         ----------  ----------  ------------

    The following table presents long-lived assets by country (in thousands):

                                                              1996        1997        1998
                                                           ----------  ----------  ----------
United States............................................  $  201,253  $  209,012  $  216,230
Germany..................................................          --          --      39,539
Other....................................................       3,031       2,924      35,234
                                                           ----------  ----------  ----------
                                                           $  204,284  $  211,936  $  291,003
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

    Sales to three major customers, Ford Motor Company, DaimlerChrysler, and General Motors Corporation, were approximately 47%, 12% and 6%, respectively, of the Company's net sales in 1996 as compared to 41%, 11% and 7% in 1997 and 36%, 9% and 5% in 1998.

    Accounts receivable from Ford Motor Company, DaimlerChrysler, and General Motors Corporation approximated 60% of trade accounts receivable at December 27, 1997 and 46% at January 2, 1999.

12. CONTINGENCIES

    A chemical cleaning compound, trichloroethylene (TCE), was found in the soil and groundwater on the Company's property in Elkhart, Indiana, and in 1981 TCE was found in a well field of the City of Elkhart in close proximity to the Company's facility. On June 9, 1998, the United States District Court for the Northern District of Indiana accepted a consent decree specifying a payment of Federal Past Response Costs. Together with amounts due the Indiana Department of Environmental Management, the Company paid approximately $3.4 million in 1998 to complete its obligation for the remedial clean-up.

    The Company has been named a potentially responsible party for costs at six disposal sites. The remedial investigations and feasibility studies have been completed, and the results of those studies have been provided to the appropriate agencies. The studies indicated a range of viable remedial approaches, but agreement has not yet been reached with the authorities on the final remediation approach. Furthermore, the PRPs for these sites have not reached an agreement on the allocation of costs between the PRPs. The Company believes it either has no liability as a responsible party or that adequate provisions have been recorded for current estimates of the Company's liability and estimated legal costs associated with the settlement of these claims. It is reasonably possible that the Company's recorded estimate of its obligation may change in the near term.

                             EXCEL INDUSTRIES, INC.

12. CONTINGENCIES (CONTINUED)
    There are claims and pending legal proceedings against the Company and its subsidiaries with respect to taxes, workers' compensation, warranties and other matters arising out of the ordinary conduct of the business. The ultimate result of these claims and proceedings at January 2, 1999 is not determinable, but, in the opinion of management, adequate provision for anticipated costs has been made or insurance coverage exists to cover such costs.

13. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

    The following table sets forth in summary form the quarterly results of operations for the fiscal years ended December 27, 1997 and January 2, 1999 (in thousands, except per share amounts):

                                                                    1997
                                               ----------------------------------------------
                                                 FIRST       SECOND      THIRD       FOURTH
                                                QUARTER     QUARTER     QUARTER     QUARTER
                                               ----------  ----------  ----------  ----------
Net sales....................................  $  251,216  $  264,474  $  213,548  $  233,095
Gross profit.................................      30,998      37,099      21,659      25,587
Net income...................................       6,302       9,067         297       1,898
Net income per share:
  Basic......................................  $      .59  $      .85  $      .03  $      .16
  Diluted....................................         .53         .75         .03         .16
                                               ----------  ----------  ----------  ----------
                                               ----------  ----------  ----------  ----------

                                                                    1998
                                               ----------------------------------------------
                                                 FIRST       SECOND      THIRD       FOURTH
                                                QUARTER     QUARTER     QUARTER     QUARTER
                                               ----------  ----------  ----------  ----------
Net sales....................................  $  230,994  $  247,237  $  280,231  $  347,641
Gross profit.................................      27,580      28,650      20,648      33,243
Net income...................................       5,379       5,756       1,589       4,229
Net income per share:
  Basic......................................  $      .43  $      .46  $      .13  $      .35
  Diluted....................................         .43         .46         .13         .35
                                               ----------  ----------  ----------  ----------
                                               ----------  ----------  ----------  ----------

14. SUBSEQUENT EVENT

    On March 23, 1999, all of the Company's outstanding stock was acquired by Dura Automotive Systems, Inc. (Dura). In the aggregate, the stockholders of Excel received consideration of approximately $155.5 million in cash and approximately 5.1 million shares of Dura's Class A common stock. Upon completion of this transaction, the Company became a wholly owned subsidiary of Dura.

    Dura is a leading designer and manufacturer of driver control systems, engineered mechanisms and cable-related systems for the global automotive industry. Their products include parking brake systems, automotive cables, transmission shifter systems, latches, underbody tire carriers, jacks, brake, clutch and accelerator pedals and other mechanical assemblies. Their products are sold to major North American OEMs, including Ford, General Motors and DaimlerChrysler, as well as Japanese OEMs including Toyota and Honda. Dura's European and Latin American facilities support Ford, GM, Volkswagen, Mercedes, BMW, PSA (Peugeot and Citroen) and various other OEMs. Dura's operating headquarters are in Rochester Hills, MI, and its corporate office is in Minneapolis, MN.

                             EXCEL INDUSTRIES, INC.

15.  CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION (CONTINUED)

    The following consolidating financial information presents balance sheet, statement of income and cash flow information related to the Company's businesses. Upon completion of the transaction described in Note 14, each Guarantor became a direct or indirect wholly owned subsidiary of Dura and fully and unconditionally guaranteed Dura's 9% senior subordinated notes, on a joint and several basis. Separate financial statements and other disclosures concerning the Guarantors have not been presented because management believes that such information is not material.

                             EXCEL INDUSTRIES, INC.
    CONSOLIDATING STATEMENTS OF INCOME FOR THE YEAR ENDED DECEMBER 28, 1996
                             (AMOUNTS IN THOUSANDS)

                                                                               NON-
                                                                GUARANTOR    GUARANTOR
                                                                COMPANIES    COMPANIES   ELIMINATIONS   CONSOLIDATED
                                                               -----------  -----------  -------------  ------------
Net sales....................................................   $ 878,037    $   9,807     $    (103)    $  887,741
Cost of goods sold...........................................     773,972        9,506          (103)       783,375
                                                               -----------  -----------        -----    ------------
  Gross profit...............................................     104,065          301            --        104,366
Selling, administrative and engineering expenses.............      64,440        1,212            --         65,652
                                                               -----------  -----------        -----    ------------
  Operating income (loss)....................................      39,625         (911)           --         38,714
Interest expense.............................................       9,785           47           (48)         9,784
Other income, net............................................      (1,691)         (93)           48         (1,736)
                                                               -----------  -----------        -----    ------------
  Income (loss) before taxes and minority interest...........      31,531         (865)           --         30,666
Provision for income taxes...................................      11,550           --            --         11,550
                                                               -----------  -----------        -----    ------------
  Net income (loss)..........................................   $  19,981    $    (865)    $      --     $   19,116
                                                               -----------  -----------        -----    ------------
                                                               -----------  -----------        -----    ------------

                             EXCEL INDUSTRIES, INC.

15.  CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION (CONTINUED)
                             EXCEL INDUSTRIES, INC.
  CONSOLIDATING STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 28, 1996
                             (AMOUNTS IN THOUSANDS)

                                                                                             NON-
                                                                              GUARANTOR    GUARANTOR
                                                                              COMPANIES    COMPANIES   CONSOLIDATED
                                                                             -----------  -----------  ------------
Cash flows from operating activities:
  Net income (loss)........................................................   $  19,981    $    (865)   $   19,116
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization..........................................      25,731          515        26,246
    Deferred income taxes..................................................      (1,613)          --        (1,613)
    Other..................................................................         348           --           348
    Changes in other operating items.......................................      24,594        1,158        25,752
                                                                             -----------  -----------  ------------
      Net cash provided by operating activities............................      69,041          808        69,849
                                                                             -----------  -----------  ------------
Cash flows from investing activities:
  Purchase of property, plant and equipment................................     (28,744)        (465)      (29,209)
  Businesses acquired......................................................     (58,984)          --       (58,984)
  Sale of investments, net.................................................       8,290           --         8,290
  Other....................................................................         389          540           929
                                                                             -----------  -----------  ------------
      Net cash provided by (used for) investing activities.................     (79,049)          75       (78,974)
                                                                             -----------  -----------  ------------
Cash flows from financing activities:
  Issuance of common shares................................................         278           --           278
  Payments of long-term debt...............................................     (79,934)          --       (79,934)
  Dividends................................................................      (4,875)          --        (4,875)
  Purchase of treasury shares..............................................        (155)          --          (155)
  Issuance of other long-term debt.........................................     100,000           --       100,000
                                                                             -----------  -----------  ------------
      Net cash provided by financing activities............................      15,314           --        15,314
                                                                             -----------  -----------  ------------
Net change in cash and short-term investments..............................       5,306          883         6,189
Cash and short-term investments at beginning of period.....................          39          352           391
                                                                             -----------  -----------  ------------
Cash and short-term investments at end of period...........................   $   5,345    $   1,235    $    6,580
                                                                             -----------  -----------  ------------
                                                                             -----------  -----------  ------------

                             EXCEL INDUSTRIES, INC.

15.  CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION (CONTINUED)
                             EXCEL INDUSTRIES, INC.
              CONSOLIDATING BALANCE SHEETS AS OF DECEMBER 27, 1997
                             (AMOUNTS IN THOUSANDS)

                                                                               NON-
                                                                GUARANTOR    GUARANTOR
                                                                COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                                               -----------  -----------  ------------  ------------
                                                      ASSETS

Current assets:
  Cash and short-term investments............................   $     590    $   1,727    $       --    $    2,317
  Marketable securities......................................      24,420           --            --        24,420
  Accounts receivable--trade.................................     140,380          530            --       140,910
  Customer tooling to be billed..............................      22,176          180            --        22,356
  Inventories................................................      40,116          813            --        40,929
  Prepaid expenses...........................................      14,927            2            --        14,929
                                                               -----------  -----------  ------------  ------------
    Total current assets.....................................     242,609        3,252            --       245,861

Property, plant & equipment, net.............................     158,044        2,924            --       160,968
Goodwill, net................................................      35,960           --            --        35,960
Other assets.................................................      23,035           --        (8,027)       15,008
                                                               -----------  -----------  ------------  ------------
                                                                $ 459,648    $   6,176    $   (8,027)   $  457,797
                                                               -----------  -----------  ------------  ------------
                                                               -----------  -----------  ------------  ------------

                                       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable...........................................   $  85,160    $     309    $       --    $   85,469
  Accrued liabilities:
    Salaries and wages.......................................       9,249           --            --         9,249
    Employee benefits........................................      11,136           --            --        11,136
    Other....................................................      20,032          753            --        20,785
  Current maturities of long-term debt.......................       2,672           --            --         2,672
                                                               -----------  -----------  ------------  ------------
    Total current liabilities................................     128,249        1,062            --       129,311

Long-term debt...............................................     105,943           --            --       105,943
Long-term employee benefits..................................      32,934           --            --        32,934
Other long-term liabilities..................................       4,294        1,617        (1,617)        4,294
Shareholders' equity.........................................     188,228        3,497        (6,410)      185,315
                                                               -----------  -----------  ------------  ------------
                                                                $ 459,648    $   6,176    $   (8,027)   $  457,797
                                                               -----------  -----------  ------------  ------------
                                                               -----------  -----------  ------------  ------------

                             EXCEL INDUSTRIES, INC.

15.  CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION (CONTINUED)

                             EXCEL INDUSTRIES, INC.
    CONSOLIDATING STATEMENTS OF INCOME FOR THE YEAR ENDED DECEMBER 27, 1997
                             (AMOUNTS IN THOUSANDS)

                                                                               NON-
                                                                GUARANTOR    GUARANTOR
                                                                COMPANIES    COMPANIES   ELIMINATIONS   CONSOLIDATED
                                                               -----------  -----------  -------------  ------------
Net sales....................................................   $ 951,611    $  10,906     $    (184)    $  962,333
Cost of goods sold...........................................     836,634       10,540          (184)       846,990
                                                               -----------  -----------        -----    ------------
  Gross profit...............................................     114,977          366            --        115,343
Selling, administrative and engineering expenses.............      76,910        2,357            --         79,267
                                                               -----------  -----------        -----    ------------
  Operating income (loss)....................................      38,067       (1,991)           --         36,076
Interest expense.............................................      10,984           20           (20)        10,984
Other (income) expense, net..................................      (1,987)          37            20         (1,930)
                                                               -----------  -----------        -----    ------------
  Income (loss) before taxes and minority interest...........      29,070       (2,048)           --         27,022
Provision for income taxes...................................       9,458           --            --          9,458
                                                               -----------  -----------        -----    ------------
  Net income (loss)..........................................   $  19,612    $  (2,048)    $      --     $   17,564
                                                               -----------  -----------        -----    ------------
                                                               -----------  -----------        -----    ------------

                             EXCEL INDUSTRIES, INC.

15.  CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION (CONTINUED)
                             EXCEL INDUSTRIES, INC.
  CONSOLIDATING STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 27, 1997
                             (AMOUNTS IN THOUSANDS)

                                                                                             NON-
                                                                              GUARANTOR    GUARANTOR
                                                                              COMPANIES    COMPANIES   CONSOLIDATED
                                                                             -----------  -----------  ------------
Cash flows from operating activities:
  Net income (loss)........................................................   $  19,612    $  (2,048)   $   17,564
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization..........................................      32,822          560        33,382
    Deferred income taxes..................................................       3,093           --         3,093
    Other..................................................................       2,080           13         2,093
    Due (to)/from affiliates...............................................       1,710       (1,710)           --
    Changes in other operating items.......................................     (19,157)       3,502       (15,655)
                                                                             -----------  -----------  ------------
      Net cash provided by operating activities............................      40,160          317        40,477
                                                                             -----------  -----------  ------------
Cash flows from investing activities:
  Purchase of property, plant and equipment................................     (39,008)        (279)      (39,287)
  Businesses acquired......................................................      (2,415)          --        (2,415)
  Purchase of investments, net.............................................      (2,471)          --        (2,471)
  Proceeds from disposal of business.......................................       6,793           --         6,793
  Other....................................................................        (255)         454           199
                                                                             -----------  -----------  ------------
      Net cash provided by (used for) investing activities.................     (37,356)         175       (37,181)
                                                                             -----------  -----------  ------------
Cash flows from financing activities:
  Issuance of common shares................................................         543           --           543
  Payments of long-term debt...............................................      (2,470)          --        (2,470)
  Dividends................................................................      (5,632)          --        (5,632)
                                                                             -----------  -----------  ------------
      Net cash used for financing activities...............................      (7,559)          --        (7,559)
                                                                             -----------  -----------  ------------
Net change in cash and short-term investments..............................      (4,755)         492        (4,263)
Cash and short-term investments at beginning of period.....................       5,345        1,235         6,580
                                                                             -----------  -----------  ------------
Cash and short-term investments at end of period...........................   $     590    $   1,727    $    2,317
                                                                             -----------  -----------  ------------
                                                                             -----------  -----------  ------------

                             EXCEL INDUSTRIES, INC.

15.  CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION (CONTINUED)

                             EXCEL INDUSTRIES, INC.
               CONSOLIDATING BALANCE SHEETS AS OF JANUARY 2, 1999
                             (AMOUNTS IN THOUSANDS)

                                                                               NON-
                                                                GUARANTOR    GUARANTOR
                                                                COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                                               -----------  -----------  ------------  ------------
                                                      ASSETS

Current assets:
  Cash and short-term investments............................   $     295    $  15,995    $       --    $   16,290
  Marketable securities......................................      14,000           --            --        14,000
  Accounts receivable--trade.................................     127,110       40,290            --       167,400
  Customer tooling to be billed..............................      21,646        9,003            --        30,649
  Inventories................................................      39,869       19,533            --        59,402
  Prepaid expenses...........................................      15,089          551            --        15,640
                                                               -----------  -----------  ------------  ------------
    Total current assets.....................................     218,009       85,372            --       303,381

Property, plant & equipment, net.............................     162,374       70,295            --       232,669
Goodwill, net................................................      41,865           --            --        41,865
Other assets.................................................      47,594        4,478       (35,603)       16,469
                                                               -----------  -----------  ------------  ------------
                                                                $ 469,842    $ 160,145    $  (35,603)   $  594,384
                                                               -----------  -----------  ------------  ------------
                                                               -----------  -----------  ------------  ------------

                                       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable...........................................   $  85,188    $  21,864    $       --    $  107,052
  Accrued liabilities:
    Salaries and wages.......................................      16,875           --            --        16,875
    Employee benefits........................................      14,464           --            --        14,464
    Other....................................................       9,765       15,674            --        25,439
  Income taxes payable.......................................       1,461        2,138            --         3,599
  Current maturities of long-term debt.......................       2,001       15,155            --        17,156
                                                               -----------  -----------  ------------  ------------
    Total current liabilities................................     129,754       54,831            --       184,585

Long-term debt...............................................     103,928       45,951            --       149,879
Long-term employee benefits..................................      44,469           --            --        44,469
Other long-term liabilities..................................        (695)      20,359       (10,579)        9,085
Minority interest............................................          --       12,108            --        12,108
Shareholders' equity.........................................     192,386       26,896       (25,024)      194,258
                                                               -----------  -----------  ------------  ------------
                                                                $ 469,842    $ 160,145    $  (35,603)   $  594,384
                                                               -----------  -----------  ------------  ------------
                                                               -----------  -----------  ------------  ------------

                             EXCEL INDUSTRIES, INC.

15.  CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION (CONTINUED)
                             EXCEL INDUSTRIES, INC.
     CONSOLIDATING STATEMENTS OF INCOME FOR THE YEAR ENDED JANUARY 2, 1999
                             (AMOUNTS IN THOUSANDS)

                                                                                             NON-
                                                                              GUARANTOR    GUARANTOR
                                                                              COMPANIES    COMPANIES   CONSOLIDATED
                                                                             -----------  -----------  ------------
Net sales..................................................................   $ 936,940    $ 169,163    $1,106,103
Cost of goods sold.........................................................     844,573      151,409       995,982
                                                                             -----------  -----------  ------------
  Gross profit.............................................................      92,367       17,754       110,121
Selling, administrative and engineering expenses...........................      69,272        9,343        78,615
                                                                             -----------  -----------  ------------
  Operating income.........................................................      23,095        8,411        31,506
Interest expense...........................................................      11,628           --        11,628
Other (income) expense, net................................................      (3,772)       1,698        (2,074)
                                                                             -----------  -----------  ------------
  Income before taxes and minority interest................................      15,239        6,713        21,952
Provision for income taxes.................................................       1,029        2,603         3,632
Minority interest..........................................................          --        1,367         1,367
                                                                             -----------  -----------  ------------
  Net income...............................................................   $  14,210    $   2,743    $   16,953
                                                                             -----------  -----------  ------------
                                                                             -----------  -----------  ------------

                             EXCEL INDUSTRIES, INC.

15.  CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION (CONTINUED)

                             EXCEL INDUSTRIES, INC.
   CONSOLIDATING STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED JANUARY 2, 1999
                             (AMOUNTS IN THOUSANDS)

                                                                                             NON-
                                                                              GUARANTOR    GUARANTOR
                                                                              COMPANIES    COMPANIES   CONSOLIDATED
                                                                             -----------  -----------  ------------
Cash flows from operating activities:
  Net income...............................................................   $  14,210    $   2,743    $   16,953
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization..........................................      31,726        7,953        39,679
    Deferred income taxes..................................................        (394)       1,176           782
    Other..................................................................        (734)       2,855         2,121
    Due (to)/from affiliates...............................................        (986)         986            --
    Changes in other operating items.......................................      19,185       (2,718)       16,467
                                                                             -----------  -----------  ------------
      Net cash provided by operating activities............................      63,007       12,995        76,002
                                                                             -----------  -----------  ------------
Cash flows from investing activities:
  Purchase of property, plant and equipment................................     (37,040)      (8,918)      (45,958)
  Businesses acquired......................................................        (608)      (9,472)      (10,080)
  Sale of investments, net.................................................      10,420           --        10,420
  Disposal of business.....................................................     (18,605)      18,605            --
  Other....................................................................      (3,239)       4,932         1,693
                                                                             -----------  -----------  ------------
      Net cash provided by (used for) investing activities.................     (49,072)       5,147       (43,925)
                                                                             -----------  -----------  ------------
Cash flows from financing activities:
  Issuance of common shares................................................         916           --           916
  Payments of long-term debt...............................................      (5,175)     (10,730)      (15,905)
  Dividends................................................................      (6,165)          --        (6,165)
  Purchase of treasury shares..............................................      (3,806)          --        (3,806)
  Issuance of other long-term debt.........................................          --        3,359         3,359
  Other....................................................................          --        3,497         3,497
                                                                             -----------  -----------  ------------
      Net cash used for financing activities...............................     (14,230)      (3,874)      (18,104)
                                                                             -----------  -----------  ------------
Net change in cash and short-term investments..............................        (295)      14,268        13,973
Cash and short-term investments at beginning of period.....................         590        1,727         2,317
                                                                             -----------  -----------  ------------
Cash and short-term investments at end of period...........................   $     295    $  15,995    $   16,290
                                                                             -----------  -----------  ------------
                                                                             -----------  -----------  ------------

                             EXCEL INDUSTRIES, INC.

15.  CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION (CONTINUED)
                             EXCEL INDUSTRIES, INC.
               CONSOLIDATING BALANCE SHEETS AS OF MARCH 28, 1998
                                  (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)

                                                                               NON-
                                                                GUARANTOR    GUARANTOR
                                                                COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                                               -----------  -----------  ------------  ------------
                                                      ASSETS

Current assets:
  Cash and short-term investments............................   $  24,746    $     809    $       --    $   25,555
  Accounts receivable--trade.................................     147,687          780            --       148,467
  Customer tooling to be billed..............................      24,723            4            --        24,727
  Inventories................................................      39,147          848            --        39,995
  Prepaid expenses...........................................      12,181           14            --        12,195
                                                               -----------  -----------  ------------  ------------
    Total current assets.....................................     248,484        2,455            --       250,939

Property, plant & equipment, net.............................     161,664        2,867            --       164,531
Other assets.................................................      59,379           --        (7,941)       51,438
                                                               -----------  -----------  ------------  ------------
                                                                $ 469,527    $   5,322    $   (7,941)   $  466,908
                                                               -----------  -----------  ------------  ------------
                                                               -----------  -----------  ------------  ------------

                                       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable...........................................   $  82,716    $     304    $       --    $   83,020
  Accrued liabilities........................................      43,759          409            --        44,168
  Income taxes payable.......................................       4,662           --            --         4,662
  Current maturities of long-term debt.......................       2,712           --            --         2,712
                                                               -----------  -----------  ------------  ------------
    Total current liabilities................................     133,849          713            --       134,562

Long-term debt...............................................     105,317           --            --       105,317
Other long-term liabilities..................................      37,546        1,531        (1,531)       37,546
Shareholders' equity.........................................     192,815        3,078        (6,410)      189,483
                                                               -----------  -----------  ------------  ------------
                                                                $ 469,527    $   5,322    $   (7,941)   $  466,908
                                                               -----------  -----------  ------------  ------------
                                                               -----------  -----------  ------------  ------------

                             EXCEL INDUSTRIES, INC.

15.  CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION (CONTINUED)

                             EXCEL INDUSTRIES, INC.
  CONSOLIDATING STATEMENTS OF INCOME FOR THE THREE MONTHS ENDED MARCH 28, 1998
                                  (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)

                                                                                             NON-
                                                                              GUARANTOR    GUARANTOR
                                                                              COMPANIES    COMPANIES   CONSOLIDATED
                                                                             -----------  -----------  ------------
Net sales..................................................................   $ 230,583    $     411    $  230,994
Cost of goods sold.........................................................     202,714          700       203,414
                                                                             -----------       -----   ------------
  Gross profit (loss)......................................................      27,869         (289)       27,580
Selling, administrative and engineering expenses...........................      17,110          126        17,236
                                                                             -----------       -----   ------------
  Operating income (loss)..................................................      10,759         (415)       10,344
Other expense, net.........................................................       2,190            4         2,194
                                                                             -----------       -----   ------------
  Income (loss) before taxes and minority interest.........................       8,569         (419)        8,150
Provision for income taxes.................................................       2,771           --         2,771
                                                                             -----------       -----   ------------
  Net income (loss)........................................................   $   5,798    $    (419)   $    5,379
                                                                             -----------       -----   ------------
                                                                             -----------       -----   ------------

                             EXCEL INDUSTRIES, INC.

15.  CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION (CONTINUED)
                             EXCEL INDUSTRIES, INC.
CONSOLIDATING STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED MARCH 28, 1998
                                  (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)

                                                                                             NON-
                                                                              GUARANTOR    GUARANTOR
                                                                              COMPANIES    COMPANIES   CONSOLIDATED
                                                                             -----------  -----------  ------------
Cash flows from operating activities:
  Net income (loss)........................................................   $   5,798    $    (419)   $    5,379
  Adjustments to reconcile net income to net cash provided by (used for)
    operating activities:
    Depreciation and amortization..........................................       7,735          113         7,848
    Deferred income taxes..................................................       2,246           --         2,246
    Other..................................................................         206            8           214
    Due (to)/from affiliates...............................................          86          (86)           --
    Changes in other operating items.......................................        (575)        (470)       (1,045)
                                                                             -----------  -----------  ------------
      Net cash provided by (used for) operating activities.................      15,496         (854)       14,642
                                                                             -----------  -----------  ------------
Cash flows from investing activities:
  Purchase of property, plant and equipment................................     (11,226)         (64)      (11,290)
  Other....................................................................      (2,737)          --        (2,737)
                                                                             -----------  -----------  ------------
      Net cash used for investing activities...............................     (13,963)         (64)      (14,027)
                                                                             -----------  -----------  ------------
Cash flows from financing activities:
  Issuance of common shares................................................         344           --           344
  Payments of long-term debt...............................................        (586)          --          (586)
  Dividends................................................................      (1,555)          --        (1,555)
                                                                             -----------  -----------  ------------
      Net cash used for financing activities...............................      (1,797)          --        (1,797)
                                                                             -----------  -----------  ------------
Net change in cash and short-term investments..............................        (264)        (918)       (1,182)
Cash and short-term investments at beginning of period.....................      25,010        1,727        26,737
                                                                             -----------  -----------  ------------
Cash and short-term investments at end of period...........................   $  24,746    $     809    $   25,555
                                                                             -----------  -----------  ------------
                                                                             -----------  -----------  ------------

INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS OF ADWEST AUTOMOTIVE PLC

    We have audited the accompanying consolidated balance sheets of Adwest Automotive Plc and its subsidiaries at 30 June 1998 and 1997, and the related consolidated profit and loss accounts, statements of movements in shareholders' equity and consolidated cash flow statements for each of the years in the three year period ended 30 June 1998. These consolidated financial statements are the responsibility of the management of Adwest Automotive Plc. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

    We conducted our audits in accordance with auditing standards generally accepted in the United Kingdom, which are substantially consistent with those of the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Adwest Automotive Plc and its subsidiaries at 30 June 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three year period ended 30 June 1998, in conformity with generally accepted accounting principles in the United Kingdom.

    Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Application of accounting principles generally accepted in the United States would have affected net profit for the two years ended 30 June 1998 and shareholders' equity at 30 June 1998 and 1997, to the extent summarised in Note 31 to the consolidated financial statements.

London, England                                            KPMG Audit Plc
7 September 1998                                           Chartered Accountants
                                                           Registered Auditor

ADWEST AUTOMOTIVE PLC
CONSOLIDATED PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 30 JUNE

                                                                              NOTES     1998 L000  1997 L000  1996 L000
                                                                              -----     ---------  ---------  ---------
TURNOVER.................................................................
  Continuing operations..................................................                 149,166    150,842    127,345
  Acquisitions...........................................................                  73,024         --         --
                                                                                        ---------  ---------  ---------
TOTAL CONTINUING OPERATIONS..............................................                 222,190    150,842    127,345
  Discontinued operations................................................                  24,680     40,570     96,305
  Discontinued acquisitions..............................................                   2,983         --         --
                                                                                        ---------  ---------  ---------
                                                                                    2     249,853    191,412    223,650
                                                                                        ---------  ---------  ---------
OPERATING PROFIT
  Continuing operations..................................................                  13,586     14,602     10,221
  Acquisitions...........................................................                   4,937         --         --
                                                                                        ---------  ---------  ---------
TOTAL CONTINUING OPERATIONS..............................................                  18,523     14,602     10,221
  Discontinued operations................................................                   2,959      3,411      4,729
  Discontinued acquisitions..............................................                    (124)        --         --
                                                                                        ---------  ---------  ---------
                                                                                    2      21,358     18,013     14,950
EXCEPTIONAL ITEMS........................................................           3
  Continuing operations..................................................                      --         --     (3,130)
  Discontinued operations................................................                      --         --     (1,835)
                                                                                        ---------  ---------  ---------
OPERATING PROFIT AFTER EXCEPTIONAL ITEMS.................................           4      21,358     18,013      9,985
  Associated undertakings................................................                      21         21         86
  Profit less losses on disposal of interests in associates..............                      --         --         53
  Profit/(losses) and provision for losses on disposal of subsidiaries...                   4,051       (791)    (9,096)
  Goodwill written off on disposal of subsidiaries.......................                 (17,552)        --    (20,173)
                                                                                    6     (13,501)      (791)   (29,269)
                                                                                        ---------  ---------  ---------
PROFIT/(LOSS) ON ORDINARY ACTIVITIES BEFORE INTEREST.....................                   7,878     17,243    (19,145)
Net interest charge......................................................           7      (5,199)    (2,892)    (3,852)
                                                                                        ---------  ---------  ---------
PROFIT/(LOSS) ON ORDINARY ACTIVITIES BEFORE TAXATION.....................                   2,679     14,351    (22,997)
Taxation credit (charge).................................................           8      (4,529)    (4,527)     2,082
                                                                                        ---------  ---------  ---------
(LOSS)/PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION......................                  (1,850)     9,824    (25,079)
Minority interests--equity...............................................                    (505)      (400)      (263)
                                                                                        ---------  ---------  ---------
(LOSS)/PROFIT FOR THE FINANCIAL YEAR.....................................                  (2,355)     9,424    (25,342)
Dividends................................................................           9      (6,442)    (6,428)    (6,400)
                                                                                        ---------  ---------  ---------

RETAINED PROFIT/(LOSS)...................................................          24      (8,797)     2,996    (31,742)
                                                                                        ---------  ---------  ---------
                                                                                        ---------  ---------  ---------
EARNINGS PER SHARE
(Loss)/earnings per share................................................          10        (2.8)p     11.4p     (30.7)p

ADWEST AUTOMOTIVE PLC
CONSOLIDATED BALANCE SHEET
AT 30 JUNE

                                                                                      NOTES    1998 L000  1997 L000
                                                                                    ---------  ---------  ---------
FIXED ASSETS
Tangible assets...................................................................         12     61,545     37,336
Investments.......................................................................         14        755        805
                                                                                               ---------  ---------
                                                                                                  62,300     38,141
                                                                                               ---------  ---------
CURRENT ASSETS
Stock and work in progress........................................................         15     18,969     15,387
Debtors (see note below)..........................................................         16     59,646     45,840
Bank and cash balances............................................................                19,732     22,272
                                                                                               ---------  ---------
                                                                                                  98,347     83,499
                                                                                               ---------  ---------
CREDITORS: DUE WITHIN ONE YEAR
Bank loans and overdrafts.........................................................         19      9,885        821
Creditors.........................................................................         17     72,159     43,266
Proposed final dividend...........................................................                 4,545      4,536
                                                                                               ---------  ---------
                                                                                                  86,589     48,623
                                                                                               ---------  ---------
NET CURRENT ASSETS................................................................                11,758     34,876
                                                                                               ---------  ---------
TOTAL ASSETS LESS CURRENT LIABILITIES.............................................                74,058     73,017

CREDITORS: DUE AFTER MORE THAN ONE YEAR:
Borrowings........................................................................         18     54,319     33,061
Others............................................................................         18      8,375      6,320
                                                                                               ---------  ---------
                                                                                                  62,694     39,381

PROVISIONS FOR LIABILITIES AND CHARGES............................................         21        (74)     1,533
                                                                                               ---------  ---------
NET ASSETS........................................................................          2     11,438     32,103
                                                                                               ---------  ---------
                                                                                               ---------  ---------

CAPITAL AND RESERVES
Called up share capital...........................................................         23     20,794     20,746
Share premium account.............................................................         23        486        355
Revaluation reserve...............................................................         24        761        876
Special reserve...................................................................         25     20,561     20,561
Profit and loss account...........................................................         24     38,885     47,235
                                                                                               ---------  ---------
EQUITY SHAREHOLDERS' FUNDS BEFORE GOODWILL........................................                81,487     89,773
Goodwill on acquisition...........................................................         26     73,241     60,322
                                                                                               ---------  ---------
SHAREHOLDERS' FUNDS--EQUITY.......................................................                 8,246     29,451

MINORITY EQUITY INTERESTS.........................................................                 3,192      2,652
                                                                                               ---------  ---------
                                                                                                  11,438     32,103
                                                                                               ---------  ---------
                                                                                               ---------  ---------

   Debtors include amounts recoverable after more than one year of L8,655,000
                               (1997:L7,671,000).

ADWEST AUTOMOTIVE PLC
CONSOLIDATED CASH FLOW STATEMENT
FOR THE YEAR ENDED 30 JUNE

                                                                                        1998       1997       1996
                                                                             NOTES      L000       L000       L000
                                                                           ---------  ---------  ---------  ---------

NET CASH INFLOW FROM OPERATING ACTIVITIES................................        28A     26,353     25,201     15,769
                                                                                      ---------  ---------  ---------

DIVIDENDS FROM ASSOCIATES................................................                     5          5          4
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received........................................................                   427        400        538
Interest paid on loans...................................................                (4,961)    (3,235)    (4,079)
Interest paid on finance leases..........................................                  (434)      (285)      (329)
Dividends paid to minority interest......................................                    --         --       (122)
                                                                                      ---------  ---------  ---------
Net cash outflow from returns on investments and servicing of finance....                (4,968)    (3,120)    (3,992)
                                                                                      ---------  ---------  ---------
TAXATION PAID............................................................                (5,762)    (3,459)    (4,679)
                                                                                      ---------  ---------  ---------

CAPITAL EXPENDITURE
Purchase of tangible fixed assets........................................               (18,554)    (6,708)    (9,830)
Disposal of fixed assets.................................................                 1,817        792        811
                                                                                      ---------  ---------  ---------
Net cash outflow from capital expenditure................................               (16,737)    (5,916)    (9,019)
                                                                                      ---------  ---------  ---------
ACQUISITIONS AND DISPOSALS
Receipts from sale of subsidiaries and businesses........................        28F     21,141     12,373     28,445
Overdrafts and cash balances transferred as part of sale of
  subsidiaries...........................................................                    --      1,191        (44)
Receipts from sale of interest in associated undertaking.................                    --         --      1,221
Purchase of subsidiary undertakings......................................        28G    (35,172)    (1,809)   (34,282)
Cash acquired with subsidiary acquired...................................        28G      2,697         --        508
Additional investment in associate.......................................                   (38)        --         --
                                                                                      ---------  ---------  ---------
Net cash flow from acquisitions and disposals............................               (11,372)    11,755     (4,152)
                                                                                      ---------  ---------  ---------

EQUITY DIVIDENDS PAID....................................................                (6,440)    (6,418)    (6,398)
                                                                                      ---------  ---------  ---------

MANAGEMENT OF LIQUID RESOURCES
Cash withdrawn from/(paid into) short term deposits......................                12,811    (12,811)        --
Monies paid into escrow account..........................................                (1,822)        --         --
                                                                                      ---------  ---------  ---------
Net cash flow from management of liquid resources........................                10,989    (12,811)   (12,467)
                                                                                      ---------  ---------  ---------
NET CASH FLOW BEFORE FINANCING...........................................                (7,932)     5,237    (12,467)
                                                                                      ---------  ---------  ---------

FINANCING
Receipts from issue of ordinary share capital............................                   179        188        352
Additional capital contribution from minority interest...................                    --         --      1,346
New loans................................................................                34,813         --         --
Repayment of loans.......................................................               (23,951)    (9,853)    (1,455)
Finance lease capital repayments.........................................                  (875)      (344)      (321)
Movement on loan with associated undertaking.............................                    --         --        420
                                                                                      ---------  ---------  ---------
Net cash flow from financing.............................................                10,166    (10,009)       342
                                                                                      ---------  ---------  ---------
Increase/(decrease) in cash..............................................        28B      2,234     (4,772)   (12,125)
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------

ADWEST AUTOMOTIVE PLC
CONSOLIDATED CASH FLOW STATEMENT (CONTINUED)

                                                                                        1998       1997       1996
                                                                             NOTES      L000       L000       L000
                                                                           ---------  ---------  ---------  ---------

RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT (NOTE 28d)

Increase/(decrease) in cash in the year..................................                 2,234     (4,772)   (12,125)
Cash outflow from reduction in debt and lease financing..................                24,826     10,369      1,732
Cash inflow from new loans...............................................               (34,813)      (172)        --
Cash flow from (decrease)/increase in liquid resources...................               (10,989)    12,811         --
                                                                                      ---------  ---------  ---------
Change in net debt resulting from cash flows.............................               (18,742)    18,236    (10,393)
                                                                                      ---------  ---------  ---------
Finance leases sold with subsidiaries....................................                   435         --         --
Loans and finance leases acquired with subsidiaries......................               (15,297)        --       (537)
New finance leases.......................................................                (1,840)    (4,641)       (78)
Translation difference...................................................                 1,266      2,607         --
                                                                                      ---------  ---------  ---------
Movement in net debt in the year.........................................               (34,178)    16,202    (11,008)
Net debt at 1 July.......................................................               (17,959)   (34,161)   (23,153)
                                                                                      ---------  ---------  ---------
Net debt at 30 June......................................................               (52,137)   (17,959)   (34,161)
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------

ADWEST AUTOMOTIVE PLC
STATEMENT OF CONSOLIDATED RECOGNISED GAINS AND LOSSES
FOR THE YEAR ENDED 30 JUNE

                                                                                      1998       1997       1996
                                                                                      L000       L000       L000
                                                                                    ---------  ---------  ---------

(Loss)/profit for the financial year..............................................     (2,355)     9,424    (25,342)
Unrealised deficit on revaluation of properties...................................         --         --        (50)
Currency translation differences on net investments...............................        332     (2,219)      (462)
                                                                                    ---------  ---------  ---------
TOTAL RECOGNISED (LOSSES)/GAINS FOR THE FINANCIAL YEAR............................     (2,023)     7,205    (25,854)
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS
FOR THE YEAR ENDED 30 JUNE

                                                                                      1998       1997       1996
                                                                                      L000       L000       L000

(Loss)/profit for the financial year..............................................     (2,355)     9,424    (25,342)
Ordinary dividends................................................................     (6,442)    (6,428)    (6,400)
                                                                                    ---------  ---------  ---------
Retained (loss)/profit for the year...............................................     (8,797)     2,996    (31,742)
Goodwill on disposal of subsidiaries included in the profit and loss account for
  the year but previously written off.............................................     17,552         --     20,173
Other recognised gains and losses.................................................        332     (2,219)      (512)
New share capital issued..........................................................        179        188        352
Goodwill in the year on acquisitions (see note 26)................................    (30,471)    (1,329)   (29,289)
                                                                                    ---------  ---------  ---------
Net reductions to shareholders' funds.............................................    (21,205)      (364)   (41,018)
                                                                                    ---------  ---------  ---------
Shareholders' funds brought forward...............................................     29,451     29,815     70,833
                                                                                    ---------  ---------  ---------
Shareholders' funds carried forward...............................................      8,246     29,451     29,815
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

ADWEST AUTOMOTIVE PLC
NOTES TO THE ACCOUNTS

1  PRINCIPAL ACCOUNTING POLICIES

(a) The financial statements have been prepared under the historical cost convention modified by the revaluation of certain properties, the Companies Act 1985 and in accordance with applicable accounting standards.

(b) The consolidated accounts incorporate the accounts of the holding company and its subsidiaries, together with the group's share of the results of its associated undertakings.

   Results of subsidiaries acquired are included from the effective date of acquisition. Results of subsidiary and business disposals are included up to the effective date of disposal.

(c) Premiums for goodwill and discounts on the acquisition of businesses, subsidiary and associated undertakings are dealt with through reserves at the time of purchase. The profit or loss on disposal of previously acquired businesses reflects the attributable amount of premium or discount on acquisition relating to that business.

(d) Depreciation and amortisation of fixed assets is on a straight line basis calculated at the annual rates set out below which are estimated to write off each asset over the term of its useful life to its residual value.

Freehold buildings.............. 2-2 1/2%  Plant and equipment............... 10-15%
Long leasehold property........... 2 1/2%  Vehicles............................. 25%
Short leasehold property.... over term of
 lease

(e) Deferred taxation is calculated using the liability method in respect of the taxation effect of all timing differences to the extent that it is probable that provisions will crystallise in the foreseeable future.

(f) Assets held under finance leases are capitalised as tangible fixed assets and depreciated in line with group policy. The corresponding liability, net of interest charges, is categorised under creditors due within one year and after one year, as appropriate.

   The interest element of the lease instalments is allocated over the life of each lease so as to produce a constant periodic rate of charge.

(g) Operating leases are accounted for by charging the instalments as an expense in the profit and loss account, on a straight line basis.

(h) Exchange rates

    (i) Transactions denominated in foreign currencies are recorded at the rate of exchange ruling at the date of the transaction. Balances denominated in foreign currencies are translated into sterling at the exchange rate ruling on the balance sheet date. Differences on exchange are dealt with through the profit and loss account.

    (ii) Exchange differences on translation of the net investment in overseas subsidiaries and associated undertakings are taken to reserves. To the extent that such net investment is matched by a corresponding currency borrowing, the matching exchange difference is also taken to reserves.

    (iii) Profits and losses of overseas subsidiaries are translated at average rates of exchange during the year. The adjustment to financial year end rates is taken to reserves.

(i) Research and development expenditure is charged to the profit and loss account as incurred.

ADWEST AUTOMOTIVE PLC
NOTES TO THE ACCOUNTS (CONTINUED)

1  PRINCIPAL ACCOUNTING POLICIES (CONTINUED)
(j) Estimated current pension scheme surpluses are spread over the expected average working lifetime of current pension scheme members after deducting the regular cost of providing pension benefits.

(k) Stock and work in progress

    (i) Stock and work in progress is stated at the lower of cost, including factory overheads, and net realisable value.

    (ii) Any significant pre-production costs on new products which are not pre-funded by the customer are carried forward in work in progress. These costs are then written off on a unit of production basis over the life of the contract with the customer.

2  SEGMENTAL ANALYSIS

    Turnover of the group, operating profit and net assets are analysed as follows:

                                                                                     1998       1997       1996
                                                                                     L000       L000       L000
                                                                                   ---------  ---------  ---------
CLASS OF BUSINESS
TURNOVER
Automotive:
UK...............................................................................     79,696     77,347     45,649
Rest of Europe...................................................................    134,384     65,315     70,871
USA..............................................................................      8,110      8,180     10,825
                                                                                   ---------  ---------  ---------
Continuing operations............................................................    222,190    150,842    127,345
Discontinued operations..........................................................     27,663     40,570     96,305
                                                                                   ---------  ---------  ---------
                                                                                     249,853    191,412    223,650
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
OPERATING PROFIT
Automotive:
UK...............................................................................      7,281      6,637      3,827
Rest of Europe...................................................................     11,864      7,547      2,242
USA..............................................................................       (622)       418      1,022
                                                                                   ---------  ---------  ---------
Continuing operations............................................................     18,523     14,602      7,091
Discontinued operations..........................................................      2,835      3,411      2,894
                                                                                   ---------  ---------  ---------
                                                                                      21,358     18,013      9,985
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
NET ASSETS
Automotive continuing operations.................................................     62,545     35,028
Discontinued operations..........................................................       (501)    13,704
                                                                                   ---------  ---------
                                                                                      62,044     48,732
                                                                                   ---------  ---------
                                                                                   ---------  ---------

ADWEST AUTOMOTIVE PLC
NOTES TO THE ACCOUNTS (CONTINUED)

2  SEGMENTAL ANALYSIS (CONTINUED)

                                                      TURNOVER BY DESTINATION            TURNOVER BY ORIGIN
                                                  -------------------------------  -------------------------------
                                                    1998       1997       1996       1998       1997       1996
                                                    L000       L000       L000       L000       L000       L000
                                                  ---------  ---------  ---------  ---------  ---------  ---------
GEOGRAPHICAL SEGMENTS
United Kingdom..................................     76,193     84,583     98,189     79,696     91,895    112,316
Rest of Europe..................................    140,542     72,736     64,905    137,367     65,315     81,697
USA.............................................     29,627     31,167     39,003     32,790     34,202     29,637
Rest of the World...............................      3,491      2,926     21,553         --         --         --
                                                  ---------  ---------  ---------  ---------  ---------  ---------
                                                    249,853    191,412    223,650    249,853    191,412    223,650
                                                  ---------  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------  ---------

                                                                    OPERATING PROFIT               NET ASSETS
                                                             -------------------------------  --------------------
                                                               1998       1997       1996       1998       1997
                                                               L000       L000       L000       L000       L000
                                                             ---------  ---------  ---------  ---------  ---------
GEOGRAPHICAL SEGMENTS
United Kingdom.............................................      7,281      7,397      5,348     26,708     24,570
Rest of Europe.............................................     11,740      7,547      2,242     28,964      9,209
USA........................................................      2,337      3,069      2,395      6,372     14,953
Rest of the World..........................................         --         --         --         --         --
                                                             ---------  ---------  ---------  ---------  ---------
                                                                21,358     18,013      9,985     62,044     48,732
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------

                                                                                                 1998       1997
                                                                                                 L000       L000
                                                                                               ---------  ---------
RECONCILIATION OF CONSOLIDATED NET ASSETS
Net assets as shown above....................................................................     62,044     48,732
Associated undertaking.......................................................................        114         81
Proposed dividend............................................................................     (4,545)    (4,536)
Net borrowings...............................................................................    (44,472)   (11,610)
Net taxation payable and deferred taxation...................................................     (1,703)      (564)
                                                                                               ---------  ---------
Net assets per consolidated balance sheet....................................................     11,438     32,103
                                                                                               ---------  ---------
                                                                                               ---------  ---------

3  EXCEPTIONAL ITEMS

                                                                                             1998       1997       1996
                                                                                             L000       L000       L000
                                                                                           ---------  ---------  ---------

ONGOING ACTIVITIES:
Reorganisation and redundancy costs within the Automotive Division including
  reduction of French Productive capacity................................................         --         --      3,130
DISCONTINUED AND TO BE DISCONTINUED ACTIVITIES
Reorganisation and redundancy cost re Power Systems Division.............................         --         --        607
Redundancy, disruption and related costs with US electronics following
  cancellation of customer order.........................................................         --         --      1,228
                                                                                           ---------  ---------  ---------
                                                                                                  --         --      4,965
                                                                                           ---------  ---------  ---------
                                                                                           ---------  ---------  ---------

ADWEST AUTOMOTIVE PLC
NOTES TO THE ACCOUNTS (CONTINUED)

4  OPERATING PROFIT

    Operating profit can be analysed as follows:

                                                                                    1998        1997       1996
                                                                                    L000        L000       L000

Turnover.......................................................................     249,853     191,412    223,650
Cost of sales..................................................................    (210,178)   (156,799)   188,046
                                                                                 ----------  ----------  ---------
Gross profit...................................................................      39,675      34,613     35,604
Distribution costs.............................................................      (6,197)     (4,404)    (7,274)
Administration expenses........................................................     (12,120)    (12,196)   (18,345)
                                                                                 ----------  ----------  ---------
Operating profit after exceptional items.......................................      21,358      18,013      9,985
                                                                                 ----------  ----------  ---------
                                                                                 ----------  ----------  ---------

Included above in 1996 is cost of sales of L670,000 and administration costs of L4,295,000 relating to exceptional items.

                                                                                         1998       1997       1996
                                                                                         L000       L000       L000
                                                                                       ---------  ---------  ---------

OPERATING PROFIT IS AFTER CREDITING
Rents receivable.....................................................................        378        127      2,437
Pension credit (note 5)..............................................................      1,200      1,050        876
Industrial development government grant..............................................         36         68         80
AND AFTER CHARGING:
Hire of plant and machinery..........................................................        269        125        560
Other operating leases...............................................................        428        220      1,937
Depreciation of fixed assets--owned..................................................      9,193      7,481      8,691
Depreciation of fixed assets held under finance leases...............................        402        174        159
Auditors' remuneration--audit........................................................        257        274        358
Auditors' remuneration--other........................................................         79        142        438
Research and development.............................................................      4,283      3,988      4,140
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

ADWEST AUTOMOTIVE PLC
NOTES TO THE ACCOUNTS (CONTINUED)

5  EMPLOYEES OF THE GROUP AND PENSIONS COST

                                                                                         1998         1997         1996
                                                                                        NUMBER       NUMBER       NUMBER
                                                                                      -----------  -----------  -----------
THE AVERAGE NUMBER OF PERSONS EMPLOYED BY THE GROUP WAS AS FOLLOWS:
Production..........................................................................       3,270        2,290        3,219
Distribution........................................................................          85           49          106
Administration......................................................................         418          398          446
                                                                                      -----------  -----------  -----------
                                                                                           3,773        2,737        3,771
                                                                                      -----------  -----------  -----------
                                                                                      -----------  -----------  -----------

                                                                                         1998         1997         1996
                                                                                         L000         L000         L000
                                                                                      -----------  -----------  -----------
THE AGGREGATE PAYROLL COSTS OF THESE PERSONS WERE AS FOLLOWS:
Wages and salaries..................................................................      55,506       40,207       53,413
Social security costs...............................................................      11,149        7,950        9,711
Pension costs.......................................................................         138           70          278
                                                                                      -----------  -----------  -----------
                                                                                          66,793       48,227       63,402
                                                                                      -----------  -----------  -----------
                                                                                      -----------  -----------  -----------

The Adwest Group 1988 Pension and Assurance Plan is a defined benefit scheme for employees of the company and its UK subsidiaries who qualify for membership. The assets of the scheme are held in separate trustee administered funds. Other small pension schemes exist in certain subsidiaries.

Pension costs are determined in accordance with the recommendations of independent actuaries using the projected unit method, so as to spread the cost of pensions over employees' working lives with the group. Actuarial valuations are completed every three years, the most recent being at 6 April 1995. The assumptions which have the most significant effect on the results of the valuation are those relating to the rate of return on investments and the rates of increase in salaries and pensions. It was assumed that the average investment return would exceed by 2% per annum the average rate of salary increase and that present and future pensions would increase at a rate of 4% per annum.

At 6 April 1995 the assets of the plan amounted to L36,646,000, with investments taken at market value. At that date, the actuarial value of the assets was sufficient to cover 128% of the benefits that had accrued to members, after allowing for expected future increases in earnings and pensions. Accordingly, the actuaries have indicated that no company contributions were required and therefore the Trustees have not called for, and the group has not paid, any contributions during the year. The actuaries are currently carrying out a valuation of the Plan as at 6 April 1998.

Using the same assumptions as in previous years, the credit to profits for the year in respect of pensions would have been L1,600,000. In the light of recent changes to tax credits available to exempt funds and until the actuarial valuation at 6 April 1998 is available, it has been decided based on actuarial advice, to limit the effect of pensions on the profit and loss account for the year to a credit of L1,200,000 (1997: L1,050,000, 1996: L876,000). This credit represents the amortisation of surpluses over the expected average working lifetime of the current membership less the regular cost of providing pension benefits.

The consolidated balance sheet recognises a prepayment of L7,948,000 (1997:
L6,748,000) representing the excess of the amortisation of surpluses over the accumulated regular cost of providing benefits.

ADWEST AUTOMOTIVE PLC
NOTES TO THE ACCOUNTS (CONTINUED)

6  DISPOSALS

                                                                                         1998       1997       1996
                                                                                         L000       L000       L000
                                                                                       ---------  ---------  ---------
Discontinued:
Property Division....................................................................       (689)        --     (1,574)
Automotive Division..................................................................         --         --         15
UK Power Systems.....................................................................       (558)      (791)    (5,742)
Profit on disposal of US Electronics before goodwill write off.......................      5,891         --         --
Loss on disposal of Heidemann Oberflachentechnik GmbH................................       (593)        --         --
Cost of disposal.....................................................................         --         --     (1,795)
                                                                                       ---------        ---  ---------
                                                                                           4,051       (791)    (9,096)
Goodwill on disposal.................................................................    (17,552)        --    (20,173)
                                                                                       ---------        ---  ---------
                                                                                         (13,501)      (791)   (29,269)
                                                                                       ---------        ---  ---------
                                                                                       ---------        ---  ---------

7  NET INTEREST CHARGE

                                                                                          1998       1997       1996
                                                                                          L000       L000       L000
                                                                                        ---------  ---------  ---------
Payable on bank loans and overdrafts repayable within five years......................     (4,250)    (2,390)    (1,991)
Payable on loans repayable after more than five years.................................       (916)      (852)    (2,162)
Payable on finance leases.............................................................       (434)      (309)      (329)
                                                                                        ---------  ---------  ---------
                                                                                           (5,600)    (3,551)    (4,482)
Bank and other interest receivable....................................................        401        659        630
                                                                                        ---------  ---------  ---------
                                                                                           (5,199)    (2,892)    (3,852)
                                                                                        ---------  ---------  ---------
                                                                                        ---------  ---------  ---------

8  TAXATION ON ORDINARY ACTIVITIES

                                                                                            1998       1997       1996
                                                                                            L000       L000       L000
                                                                                          ---------  ---------  ---------
TAXATION OF PROFITS ON ORDINARY ACTIVITIES IS MADE UP AS FOLLOWS:
UK corporation tax at 31% (1997:32.5%; 1996:33%)........................................      2,901      1,258      1,906
Overseas taxation.......................................................................      1,994      2,112      1,320
Associated undertakings (including overseas taxation of L2,000 (1997: L8,000, 1996:
  L12,000)).............................................................................          2          8         31
Deferred taxation (note 21).............................................................       (332)     1,133     (1,878)
Prior year adjustments..................................................................        (36)        16       (297)
ACT written off.........................................................................         --         --      1,000
                                                                                          ---------  ---------  ---------
                                                                                              4,529      4,527      2,082
                                                                                          ---------  ---------  ---------
                                                                                          ---------  ---------  ---------

Total loss on disposals included in the Profit and Loss account, including goodwill, is L13.5 million (1997 L791,000, 1996 L29.3 million) and the related taxation charge is nil (1997 nil, 1996 nil).

ADWEST AUTOMOTIVE PLC
NOTES TO THE ACCOUNTS (CONTINUED)

9  DIVIDENDS

                                                                                             1998       1997       1996
                                                                                             L000       L000       L000
                                                                                           ---------  ---------  ---------
Interim paid 2.3p per share..............................................................      1,897      1,892      1,877
Final proposed 5.5p per share............................................................      4,545      4,536      4,523
                                                                                           ---------  ---------  ---------
                                                                                               6,442      6,428      6,400
                                                                                           ---------  ---------  ---------
                                                                                           ---------  ---------  ---------

Shareholders holding 468,009 (1997: 533,792, 1996: 554,678) shares at 30 June
1998 have waived their entitlement to dividends and have been paid no dividends during the year.

10  EARNINGS PER SHARE

(Loss)/earning per share are based on losses of L2,355,000 (1997 earnings of L9,424,000, 1996 losses of L25,342,000) and on 83,057,054 (1997: 82,863,578,
1996: 82,504,902) ordinary shares in issue in the year weighted on a time basis.

11  NOTE OF HISTORICAL COST PROFITS/(LOSSES)

                                                                                        1998       1997       1996
                                                                                        L000       L000       L000
                                                                                      ---------  ---------  ---------
Profit/(loss) on ordinary activities before taxation................................      2,679     14,351    (22,997)
Realisation of property revaluation gains of prior years............................         --        433     14,845
Difference between the historical cost depreciation charge and the actual
  depreciation for the year calculated on the revalued amount.......................        100         75         21
                                                                                      ---------  ---------  ---------
Historical cost profit/(loss) on ordinary activities before taxation................      2,779     14,859     (8,131)
                                                                                      ---------  ---------  ---------
Historical cost (loss)/profit retained after taxation, minority interest and
  dividends.........................................................................     (8,697)     3,504    (16,876)
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------

ADWEST AUTOMOTIVE PLC
NOTES TO THE ACCOUNTS (CONTINUED)

12  FIXED ASSETS: TANGIBLE ASSETS

                                                                                              ASSETS IN
                                                              LAND AND    PLANT VEHICLES       COURSE
                                                              BUILDINGS    AND EQUIPMENT   OF CONSTRUCTION    TOTAL
                                                                L000           L000             L000          L000
                                                             -----------  ---------------  ---------------  ---------
COST OR VALUATION
At 1 July 1997.............................................      11,155         62,758            2,763        76,676
Exchange rate adjustments..................................        (966)        (2,462)              --        (3,428)
Additions..................................................       2,353         17,639               --        19,992
Disposals..................................................      (2,192)        (7,334)              --        (9,526)
Transfers between categories...............................       3,255           (492)          (2,763)           --
Acquisition of subsidiaries................................      12,267         35,277               --        47,544
Disposal of fixed assets with subsidiaries sold............      (1,206)        (6,162)              --        (7,368)
                                                             -----------        ------           ------     ---------
At 30 June 1998............................................      24,666         99,224               --       123,890
                                                             -----------        ------           ------     ---------
DEPRECIATION
At 1 July 1997.............................................       2,403         36,937               --        39,340
Exchange rate adjustments..................................        (146)        (1,816)              --        (1,962)
Disposals..................................................        (692)        (5,936)              --        (6,628)
Transfer between categories................................         158           (158)              --            --
Acquisition of subsidiaries................................       1,406         24,738               --        26,144
Disposal of subsidiaries...................................        (945)        (3,199)              --        (4,144)
Charge for the year........................................         671          8,924               --         9,595
                                                             -----------        ------           ------     ---------
At 30 June 1998............................................       2,855         59,490               --        62,345
                                                             -----------        ------           ------     ---------
NET BOOK VALUES AT 30 JUNE 1998............................      21,811         39,734               --        61,545
                                                             -----------        ------           ------     ---------
Net book values at 30 June 1997............................       8,752         25,821            2,763        37,336
                                                             -----------        ------           ------     ---------
                                                             -----------        ------           ------     ---------

                                                                                   INVESTMENT       OTHER
                                                                                   PROPERTIES    PROPERTIES     TOTAL
                                                                                      L000          L000        L000
                                                                                  -------------  -----------  ---------
ANALYSIS OF LAND AND BUILDINGS
BY TENURE AT NET BOOK VALUE:
Freehold........................................................................           --        19,103      19,103
Long lease......................................................................          434            --         434
Short lease.....................................................................          137         2,137       2,274
                                                                                          ---    -----------  ---------
                                                                                          571        21,240      21,811
                                                                                          ---    -----------  ---------
                                                                                          ---    -----------  ---------
BY COST OR VALUATION:
Cost............................................................................           --        23,014      23,014
Professional valuation--1989 to 1997............................................           --         1,050       1,050
Directors' valuation--1998......................................................          602            --         602
                                                                                          ---    -----------  ---------
                                                                                          602        24,064      24,666
                                                                                          ---    -----------  ---------
                                                                                          ---    -----------  ---------

ADWEST AUTOMOTIVE PLC
NOTES TO THE ACCOUNTS (CONTINUED)

12  FIXED ASSETS: TANGIBLE ASSETS (CONTINUED)

                                                                                                   1998       1997
                                                                                                   L000       L000
                                                                                                 ---------  ---------
HISTORICAL COST OF LAND AND BUILDINGS:
Cost...........................................................................................     23,843     10,276
Depreciation...................................................................................      2,793      2,400
                                                                                                 ---------  ---------
                                                                                                    21,050      7,876
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

The net book value for the group included L6,578,000 (1997: L4,462,000) in respect of land and buildings and assets in the course of construction and L1,222,000 (1997: L551,000) in respect of plant, vehicles and equipment held under finance leases. The depreciation included above in respect of these assets is L402,000 (1997: L174,000).

The net book value of land and buildings includes amounts of L571,000 (1997:
L1,945,000) relating to investment properties and L1,110,000 (1997: L486,000) relating to the value of land in other freehold property on which no depreciation is charged.

                                                                                             1998       1997       1996
                                                                                             L000       L000       L000
                                                                                           ---------  ---------  ---------
CAPITAL COMMITMENTS:
Contracts placed.........................................................................      3,298      3,494      2,718
                                                                                           ---------  ---------  ---------
                                                                                           ---------  ---------  ---------

13  SHARE OPTION TRUST

    As at 30 June 1998, the total market value of own shares within the share option trust was L62,000 below the original total cost. The directors do not consider this diminution in value to be permanent and therefore no provision has been made.

    At 30 June 1998 the nominal value of own shares with the share option trust was L114,392 (1997: L133,448).

14  INVESTMENTS

                                                                                                         1998         1997
                                                                                                         L000         L000
                                                                                                         -----        -----
Investment in associated undertaking................................................................         114           81
Investment in own shares............................................................................         641          724
                                                                                                             ---          ---
                                                                                                             755          805
                                                                                                             ---          ---
                                                                                                             ---          ---

ADWEST AUTOMOTIVE PLC
NOTES TO THE ACCOUNTS (CONTINUED)

14  INVESTMENTS (CONTINUED)

                                                                                                         1998         1997
                                                                                                         L000         L000
                                                                                                         -----        -----
THE GROUP'S INVESTMENTS IN ASSOCIATED UNDERTAKING IS AS FOLLOWS:
Investments in shares of associated undertaking at cost
Share of post acquisition retained profits..........................................................          53           15
Share of net assets.................................................................................          61           66
                                                                                                                           --
                                                                                                             ---
                                                                                                             114           81
                                                                                                                           --
                                                                                                                           --
                                                                                                             ---
                                                                                                             ---

                                                                                                     UNLISTED SHARES
                                                                                                          L000
                                                                                                    -----------------
At July 1997......................................................................................             81
Exchange differences..............................................................................            (19)
Share of profit before taxation...................................................................             21
Share of taxation.................................................................................             (2)
Dividends.........................................................................................             (5)
Additional investments in year....................................................................             38
                                                                                                              ---
At 30 June 1998...................................................................................            114
                                                                                                              ---
                                                                                                              ---

The results included for the associate are for the year ended 31 March 1998, the latest available audited accounts.

Details of associated undertakings are set out in note 30.

15  STOCK AND WORK IN PROGRESS

                                                                                                   1998       1997
                                                                                                   L000       L000
                                                                                                 ---------  ---------
Raw materials..................................................................................      7,756      5,866
Work in progress...............................................................................      8,709      6,142
Finished goods.................................................................................      2,504      3,379
                                                                                                 ---------  ---------
                                                                                                    18,969     15,387
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

16  DEBTORS

                                                                                                   1998       1997
                                                                                                   L000       L000
                                                                                                 ---------  ---------
Trade debtors..................................................................................     38,384     32,925
Other debtors..................................................................................      7,738      2,843
Taxation recoverable...........................................................................      1,395        923
Prepayments and accrued income.................................................................     12,129      9,149
                                                                                                 ---------  ---------
                                                                                                    59,646     45,840
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

Included in group prepayments is a sum of L7,948,000 (1997: L6,748,000) attributable to advanced pension contributions extending beyond one year (note
5).

ADWEST AUTOMOTIVE PLC
NOTES TO THE ACCOUNTS (CONTINUED)

16  DEBTORS (CONTINUED)
Taxation recoverable in the group includes advanced corporation tax recoverable after more than one year of L502,000 (1997: L923,000) which is expected to be offset against mainstream corporation tax.

17  CREDITORS

                                                                                                   1998       1997
                                                                                                   L000       L000
                                                                                                 ---------  ---------
Trade creditors................................................................................     37,952     26,077
Finance lease obligations (note 20)............................................................        891        643
Other creditors................................................................................     11,505      1,702
PAYE and social security.......................................................................      4,553      3,543
Taxation payable...............................................................................      3,551      3,158
Accruals and deferred income...................................................................     13,707      8,143
                                                                                                 ---------  ---------
                                                                                                    72,159     43,266
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

Taxation payable in the Group includes advance corporation tax amounting to L1,136,000 (1997: L1,132,000) attributable to the proposed final dividend.

18  CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                                                   1998       1997
                                                                                                   L000       L000
                                                                                                 ---------  ---------
Borrowings (note 19)...........................................................................     54,319     33,061
Finance lease obligations (note 20)............................................................      6,774      5,706
Retirement indemnity provision.................................................................      1,601        614
                                                                                                 ---------  ---------
                                                                                                    62,694     39,381
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

19  BORROWINGS

                                                                                                   1998       1997
                                                                                                   L000       L000
                                                                                                 ---------  ---------
Bank overdrafts................................................................................      6,842        298
Bank and other loans repayable within one year.................................................      3,043        523
                                                                                                 ---------  ---------
                                                                                                     9,885        821
                                                                                                 ---------  ---------
Bank and other loans repayable:
  Between one and two years....................................................................     14,503        150
  Between two and five years...................................................................     25,358     23,292
  In five years or more........................................................................     14,458      9,619
                                                                                                 ---------  ---------
                                                                                                    54,319     33,061
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

In 1998, loans repayable after one year represent:

/ / Loans from two financial institutions totalling US $40,000,000. These US notes are repayable in six annual instalments commencing in March 2000 and bear interest at a fixed rate of 8.6%.

ADWEST AUTOMOTIVE PLC
NOTES TO THE ACCOUNTS (CONTINUED)

19  BORROWINGS (CONTINUED)
/ / A FF 85,000,000 loan from a UK bank, which is repayable in December 1999 and bears interest at a fixed rate of 4.99%.

/ / A DM 30,000.000 loan from a UK bank, which bears interest at a fixed rate of 5.51%, and is repayable in five annual instalments commencing in October 1998.

/ / A DM 20,000,000 loan which bears interest at a fixed rate of 5.47%, and is repayable in January 2003.

/ / A DM 20,000,000 loan which bears interest at a fixed rate of 5.84%, and is repayable in twenty quarterly instalments commencing in March 2003.

Other bank borrowing bear interest at fluctuating rates, linked to the London Inter-Bank Market rate.

There are no borrowings in the associated undertaking.

At 30 June 1998, the Group had forward contracts outstanding in Japanese Yen amounting to the equivalent of L1,124,798 (1997: L1,415,000).

20  OBLIGATIONS UNDER FINANCE LEASES

                                                                                                     1998       1997
                                                                                                     L000       L000
                                                                                                   ---------  ---------
THE FUTURE FINANCE LEASES PAYMENTS, TO WHICH THE GROUP WERE COMMITTED
AT 30 JUNE, WERE AS FOLLOWS:
Within one year..................................................................................        891        643
Between one and five years.......................................................................      2,810      3,599
Over five years..................................................................................      3,964      2,107
                                                                                                   ---------  ---------
                                                                                                       7,665      6,349
                                                                                                   ---------  ---------
                                                                                                   ---------  ---------

ADWEST AUTOMOTIVE PLC
NOTES TO THE ACCOUNTS (CONTINUED)

21  PROVISIONS FOR LIABILITIES AND CHARGES

                                                           PROVISION FOR LOSS ON
                                                                DISPOSAL OF       REORGANISATION    DEFERRED
                                                               SUBSIDIARIES          PROVISION      TAXATION      TOTAL
                                                                   L000                L000           L000        L000
                                                           ---------------------  ---------------  -----------  ---------
At 1 July 1997...........................................              400               2,804         (1,671)      1,533
Exchange rate adjustments................................               --                 (26)           (32)        (58)
Acquisition of subsidiaries..............................               --                  --             17          17
Charge to profit and loss account........................               --                 279           (332)        (53)
Provisions utilised......................................             (300)             (1,895)            --      (2,195)
Advance corporation tax and other movements..............               --                  --            867         867
Disposal of subsidiaries and business....................               --                (883)           698        (185)
                                                                       ---              ------     -----------  ---------
At 30 June 1998..........................................              100                 279           (453)        (74)
                                                                       ---              ------     -----------  ---------
                                                                       ---              ------     -----------  ---------

                                                                       AMOUNTS               AMOUNTS
                                                                   NOT PROVIDED FOR        PROVIDED FOR
                                                                  IN THESE ACCOUNTS     IN THESE ACCOUNTS
                                                                 --------------------  --------------------
                                                                   1998       1997       1998       1997
                                                                   L000       L000       L000       L000
                                                                 ---------  ---------  ---------  ---------
BALANCES FOR THE PROVISION OF DEFERRED TAXATION ARE ANALYSED AS
FOLLOWS:
Accelerated capital allowances.................................         --         --     (1,650)     2,097
Other timing differences.......................................        349        163      1,432     (1,247)
                                                                 ---------  ---------  ---------  ---------
                                                                       349        163       (218)       850
Advanced corporation tax recoverable...........................         --         --       (235)    (2,521)
                                                                 ---------  ---------  ---------  ---------
                                                                       349        163       (453)    (1,671)
                                                                 ---------  ---------  ---------  ---------
                                                                 ---------  ---------  ---------  ---------

ADWEST AUTOMOTIVE PLC
NOTES TO THE ACCOUNTS (CONTINUED)

22  LEASE OBLIGATIONS

                                                                                LAND AND BUILDINGS
                                                                                                              OTHER
                                                                               --------------------  ------------------------
                                                                               1998 L000  1997 L000   1998 L000    1997 L000
                                                                               ---------  ---------     -----        -----
OPERATING LEASE RENTALS PAYABLE WITHIN ONE YEAR RELATING TO
COMMITMENTS EXPIRING:
Within one year..............................................................         --         77         271          121
Within two and five years....................................................         97        384         443          475
After five years.............................................................        945        884          --           --
                                                                               ---------  ---------         ---          ---
                                                                                   1,042      1,345         714          596
                                                                               ---------  ---------         ---          ---
                                                                               ---------  ---------         ---          ---

23  SHARE CAPITAL AND SHARE PREMIUM ACCOUNT

                                                                                             CALLED UP AND FULLY
                                                                            AUTHORISED               PAID
                                                                       --------------------  --------------------
                                                                       1998 L000  1997 L000  1998 L000  1997 L000
                                                                       ---------  ---------  ---------  ---------
Ordinary shares of 25p each..........................................     25,000     25,000     20,794     20,746
                                                                       ---------  ---------  ---------  ---------
                                                                       ---------  ---------  ---------  ---------

                                                                                    NOMINAL VALUE    SHARE PREMIUM
                                                                         NUMBER         L000             L000
                                                                      ------------  -------------  -----------------
At 1 July 1997......................................................    82,983,820       20,746              355
Shares issued under option schemes..................................       190,088           48              131
                                                                      ------------       ------              ---
At 30 June 1998.....................................................    83,173,908       20,794              486
                                                                      ------------       ------              ---
                                                                      ------------       ------              ---

24  RESERVES

                                                                          PROFIT AND LOSS
                                                            REVALUATION     COMPANY AND     PROFIT AND LOSS   PROFIT AND
                                                              RESERVE      SUBSIDIARIES       ASSOCIATED      LOSS TOTAL
                                                               L000            L000        UNDERTAKING L000      L000
                                                           -------------  ---------------  -----------------  -----------
At 1 July 1997...........................................          876          47,169                66          47,235
Retained (loss)/profit for the year......................           --          (8,811)               14          (8,797)
Exchange rate adjustments................................          (15)            366               (19)            347
Depreciation on revalued assets..........................         (100)            100                --             100
                                                                                                      --
                                                                   ---          ------                        -----------
At 30 June 1998..........................................          761          38,824                61          38,885
                                                                                                      --
                                                                                                      --
                                                                   ---          ------                        -----------
                                                                   ---          ------                        -----------

25  SPECIAL RESERVE

The special reserve was created on 31 January 1996 when court permission was obtained for the cancellation of the share premium account, which had a value at that date of L20,561,000. The special reserve is non distributable.

ADWEST AUTOMOTIVE PLC
NOTES TO THE ACCOUNTS (CONTINUED)

26  GOODWILL

                                                                                     1998 L000  1997 L000  1996 L000
                                                                                     ---------  ---------  ---------
At start of year...................................................................     60,322     58,993     49,877
Purchase of Conversion Devices Inc.................................................         --         --      3,498
Purchase of Rearsby Automotive Limited.............................................         --         --     25,539
Transferred to profit and loss account on disposal of subsidiaries.................    (17,552)        --    (20,173)
Additional goodwill re Conversion Devices Inc......................................         --        734         --
Additional goodwill re Rearsby Automotive Limited..................................         --        595         --
Purchase of Heidemann Verwatungsgesellschaft mit beschranker Haftung...............     29,318         --         --
Other adjustments..................................................................      1,153         --        252
                                                                                     ---------  ---------  ---------
At end of year.....................................................................     73,241     60,322     58,993
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------

27  DIRECTORS' EMOLUMENTS AND SHARE INTERESTS

                                                                                     1998 L000   1997 L000   1996 L000
                                                                                     ---------   ---------   ---------
TOTAL DIRECTORS' EMOLUMENTS:
Fees and benefits to non-executive directors.......................................     99         121         130
Remuneration (including pension contributions).....................................    621         498         622
Performance related emoluments.....................................................     95         217         100
                                                                                       ---         ---         ---
                                                                                       815         836         852
                                                                                       ---         ---         ---
                                                                                       ---         ---         ---

28  CONSOLIDATED CASH FLOW STATEMENT

                                                                                  1998 L000  1997 L000  1996 L000
                                                                                  ---------  ---------  ---------
(a) RECONCILIATION OF OPERATING PROFIT TO NET CASH FLOW FROM
OPERATING ACTIVITIES
Operating profit................................................................     21,358     18,013      9,985
Depreciation....................................................................      9,595      7,655      8,850
Loss/(profit) on disposal of fixed assets.......................................        247        (86)        --
Acquisition provisions utilised.................................................         --         --       (272)
(Increase)/decrease in stocks...................................................     (3,688)     5,241     (2,093)
(Increase)/decrease in debtors..................................................     (3,726)    (1,145)    (2,102)
Increase/(decrease) in creditors................................................      2,567     (4,477)     1,401
                                                                                  ---------  ---------  ---------
Net cash flow from operating activities.........................................     26,353     25,201     15,769
                                                                                  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------

ADWEST AUTOMOTIVE PLC
NOTES TO THE ACCOUNTS (CONTINUED)

28  CONSOLIDATED CASH FLOW STATEMENT (CONTINUED)

                                                                                      SHARE CAPITAL    SHARE PREMIUM
                                                                           CASH L000      L000             L000
                                                                           ---------  -------------  -----------------
(b) ANALYSIS OF CHANGES IN CASH AND FINANCING DURING THE YEAR
At 1 July 1996...........................................................     12,073       20,695              218
Non-cash movements.......................................................      3,000           --               --
Exchange movements.......................................................     (1,138)          --               --
Net cash inflows.........................................................     (4,772)          51              137
                                                                           ---------       ------              ---
Change in the year.......................................................     (2,910)          51              137
                                                                           ---------       ------              ---
At 1 July 1997...........................................................      9,163       20,746              355
Exchange movements.......................................................       (305)          --               --
Net cash inflows.........................................................      2,234           48              131
                                                                           ---------       ------              ---
Change in the year.......................................................      1,929           48              131
                                                                           ---------       ------              ---
At 30 June 1998..........................................................     11,092       20,794              486
                                                                           ---------       ------              ---
                                                                           ---------       ------              ---

                                                                                              1998 L000  1997 L000
                                                                                              ---------  ---------
(c) ANALYSIS OF CASH
Cash at bank and in hand....................................................................     17,934      9,461
Bank overdrafts.............................................................................     (6,842)      (298)
                                                                                              ---------  ---------
                                                                                                 11,092      9,163
                                                                                              ---------  ---------
                                                                                              ---------  ---------

ADWEST AUTOMOTIVE PLC
NOTES TO THE ACCOUNTS (CONTINUED)

28  CONSOLIDATED CASH FLOW STATEMENT (CONTINUED)

                                                                           ACQUISITION      OTHER NON
                                                AT 1 JULY                 (EXCL CASH &        CASH       DISPOSAL OF    EXCHANGE
                                                   1996     CASH FLOW      OVERDRAFTS)      MOVEMENTS   SUBSIDIARIES    MOVEMENT
                                                   L000        L000           L000            L000          L000          L000
                                                ----------  ----------  -----------------  -----------  -------------  -----------
(d) RECONCILIATION OF NET DEBT
Cash at bank and in hand......................      13,515      (2,864)            --              --            --        (1,190)
Bank overdrafts...............................      (1,442)     (1,908)            --           3,000            --            52
                                                            ----------
                                                                (4,772)
Borrowings due after one year.................     (26,572)        263             --          (9,489)           --         2,737
Borrowings due within one year................     (16,741)      9,590             --           6,489            --           139
Finance leases................................      (2,921)        344             --          (4,641)           --           869
                                                            ----------
                                                                10,197
Current asset investments.....................          --      12,811             --              --            --            --
                                                                                   --
                                                ----------  ----------                     -----------        -----    -----------

                                                   (34,161)     18,236             --          (4,641)           --         2,607
                                                                                   --
                                                                                   --
                                                ----------  ----------                     -----------        -----    -----------
                                                ----------  ----------                     -----------        -----    -----------


                                                AT 30 JUNE
                                                   1997
                                                   L000
                                                -----------
(d) RECONCILIATION OF NET DEBT
Cash at bank and in hand......................       9,461
Bank overdrafts...............................        (298)

Borrowings due after one year.................     (33,061)
Borrowings due within one year................        (523)
Finance leases................................      (6,349)

Current asset investments.....................      12,811

                                                -----------
                                                   (17,959)

                                                -----------
                                                -----------

Current asset investments at 30 June 1997 represent cash balances on one month and three months deposit.

                                                                  ACQUISITION
                                                                  (EXCL CASH    OTHER NON
                                         AT 1 JULY                     &          CASH        DISPOSAL OF     EXCHANGE
                                           1997       CASH FLOW   OVERDRAFTS)   MOVEMENTS    SUBSIDIARIES     MOVEMENT
                                           L000         L000         L000         L000           L000           L000
                                        -----------  -----------  -----------  -----------  ---------------  -----------
Cash at bank and in hand..............       9,461        8,897           --           --             --           (514)
Bank overdrafts.......................        (298)      (6,753)          --           --             --            209
                                                     -----------
                                                          2,234
Borrowings due after one year.........     (33,061)      (9,453)     (13,152)          83             --          1,264
Borrowings due within one year........        (523)      (1,409)      (1,129)         (83)            --            101
Finance leases........................      (6,349)         875       (1,016)      (1,840)           435            230
                                                     -----------
                                                         (9,987)
Current asset investments.............      12,811      (10,989)          --           --             --            (24)
                                        -----------  -----------  -----------  -----------           ---     -----------
                                           (17,959)     (18,742)     (15,297)      (1,840)           435          1,266
                                        -----------  -----------  -----------  -----------           ---     -----------
                                        -----------  -----------  -----------  -----------           ---     -----------


                                        AT 30 JUNE
                                           1998
                                           L000
                                        -----------
Cash at bank and in hand..............      17,934
Bank overdrafts.......................      (6,842)

Borrowings due after one year.........     (54,319)
Borrowings due within one year........      (3,043)
Finance leases........................      (7,665)

Current asset investments.............       1,798
                                        -----------
                                           (52,137)
                                        -----------
                                        -----------

Current asset investments at 30 June 1998 represent part of the sale proceeds from the sale of the US Electronics companies, which are being held in an escrow account until May 2001.

ADWEST AUTOMOTIVE PLC
NOTES TO THE ACCOUNTS (CONTINUED)

28  CONSOLIDATED CASH FLOW STATEMENT (CONTINUED)
(e)  MAJOR NON-CASH TRANSACTIONS

During 1998 the Group entered into finance lease arrangements in respect of assets with a total capital value at the inception of the leases of L1,840,000 (1997:L4,641,000).

                                                                                                    US ELECTRONICS
                                                                                                       COMPANIES
                                                                                                         L000
(f)  SALE OF SUBSIDIARY UNDERTAKINGS
Net assets sold excluding cash:
Fixed assets......................................................................................         3,224
Stock.............................................................................................         8,157
Other working capital.............................................................................         3,741
                                                                                                          ------

Total net assets sold.............................................................................        15,122
Disposal costs paid out in cash...................................................................         1,937
Disposal costs accrued............................................................................           128
Profit on sale....................................................................................         5,891
                                                                                                          ------
                                                                                                          23,078
                                                                                                          ------
                                                                                                          ------

SATISFIED BY:
Receipt of cash...................................................................................        21,256
Receipt of escrow monies..........................................................................         1,822
                                                                                                          ------
Net inflow of cash................................................................................        23,078
                                                                                                          ------
                                                                                                          ------

The US Electronics subsidiaries sold during the year contributed L1,432,000 to the group's net operating cash flows, paid L715,000 in respect of net returns on investments and serving of finance, paid L731,000 in respect of taxation and utilised L815,000 for capital expenditure.

ADWEST AUTOMOTIVE PLC
NOTES TO THE ACCOUNTS (CONTINUED)

28  CONSOLIDATED CASH FLOW STATEMENT (CONTINUED)

                                                                    FAIR VALUE
                                                                    ADJUSTMENTS
                                     HEIDEMANN                   ACCOUNTING POLICY                         FAIR VALUE
                                     COMPANIES   REVALUATIONS       ADJUSTMENTS       OTHER ADJUSTMENTS   BALANCE SHEET
                                       L000          L000              L000                 L000              L000
                                    -----------  -------------  -------------------  -------------------  -------------
(g) PURCHASE OF SUBSIDIARY
  UNDERTAKINGS
Provisional net assets acquired:
Fixed assets......................      22,549        (1,149)               --                   --            21,400
Stock.............................       9,122            --              (316)                  --             8,806
Other working capital.............     (11,716)           --                --                   --           (11,716)
Provisions........................          --            --              (101)                (562)             (663)
Net borrowings....................     (14,281)           --                --                   --           (14,281)
                                    -----------       ------               ---                  ---       -------------
                                         5,674        (1,149)             (417)                (562)            3,546
Provisional goodwill (note 26)....                                                                             29,318
                                                                                                          -------------
                                                                                                               32,864
                                                                                                          -------------
                                                                                                          -------------
SATISFIED BY:
Purchase consideration............                                                                             31,127
Acquisition costs.................                                                                              3,217
Cash acquired.....................                                                                             (2,733)
                                                                                                          -------------
Net outflow of cash (i)...........                                                                             31,611
Purchase consideration accrued....                                                                              1,253
                                                                                                          -------------
                                                                                                               32,864
                                                                                                          -------------
                                                                                                          -------------

The net assets acquired above exclude 5% of the net assets of Adwest Heidemann Iberica SA which are held by a third party.

Certain fixed assets have been written down in the revaluation column to reflect their value based upon current earnings and cash generation. The accounting policy adjustments are to bring stock, warranty and repairs and maintenance provisions in line with UK GAAP requirements. Other adjustments represent provisions in respect of potential environmental liabilities at the time of acquisition.

ADWEST AUTOMOTIVE PLC
NOTES TO THE ACCOUNTS (CONTINUED)

28  CONSOLIDATED CASH FLOW STATEMENT (CONTINUED)

                                                                       PURCHASE OF
                                                                        SUBSIDIARY   CASH ACQUIRED WITH
                                                                       UNDERTAKINGS  SUBSIDIARY ACQUIRED    TOTAL
                                                                           L000             L000            L000
                                                                       ------------  -------------------  ---------
Net cash outflow of cash as above (i)................................      (34,344)           2,733         (31,611)
Minority interest in Adwest Heidemann Iberica SA cash................           --              (36)            (36)
Deferred consideration re Electronics Division.......................         (767)              --            (767)
Other................................................................          (61)              --             (61)
                                                                       ------------           -----       ---------
Per cash flow statement..............................................      (35,172)           2,697         (32,475)
                                                                       ------------           -----       ---------
                                                                       ------------           -----       ---------

Heidemann Verwaltungsgesellschaft mit beschranker Haftung and its subsidiary undertakings were acquired on 11 September 1997, and have been accounted for using the acquisition method.

The subsidiary undertakings acquired during the year contributed L2,963,000 to the group's net operating cash flows, paid L1,425,000 in respect of net returns on investments and servicing of finance, received L372,000 in respect of taxation and utilised L6,620,000 for capital expenditure.

In the year ended 31 January 1997, the latest available statutory accounts before acquisition, the Heidemann group of companies had profit after tax of L1,073,000 and minority interests of L281,000.

In the period 1 February 1997 to 11 September 1997 -- the date of acquisition by Adwest, the unaudited results for the company showed the following.

                                                                                                             L000
Turnover.................................................................................................     54,530
Operating profit.........................................................................................      2,788
Profit before taxation...................................................................................      1,954
Taxation charge..........................................................................................        974
Minority interests.......................................................................................         97
                                                                                                           ---------
                                                                                                           ---------

There were no material recognised gains or losses, other than the results for the period shown above.

ADWEST AUTOMOTIVE PLC
NOTES TO THE ACCOUNTS (CONTINUED)

29  PRINCIPAL SUBSIDIARY UNDERTAKINGS

Adwest Steering Ltd.            Woodley             Power steering gears, precision   UK
                                                     plastic parts

Adwest Bowden TSK Ltd.          Llanelli            Control cables, gearshifters      UK

Adwest Bowden France SA         Cauvigny, Boynes    Control cables, gearshifters,     France
                                                     handbrakes, jacks

Adwest Dauphinoise Thomson SA   Grenoble            Engine thermostats, wax element   France
                                                     regulators

Adwest OCI SA                   La Talaudiere       Gearshifters                      France

Adwest Driver Systems Ltd.      Rearsby             Pedal boxes, gearshifters,        UK
                                                     handbrakes, suspension links

Adwest Western Automotive Inc.  Michigan            Precision tubular components and  USA
                                                     engine thermostats

Adwest Western Thomson Ltd.     Woodley, Chard      Engine thermostats, radiator      UK
                                                     caps

Adwest Heidemann Einbeck GmbH   Einbeck             Gearshifters, steering columns,   Germany
                                                     tubular structures

Adwest Heidemann Rotenburg      Rotenburg           Valve spring retainers, fine      Germany
 GmbH                                                blanked parts, tubular
                                                     structures

Adwest Heidemann Iberica SA     Valencia, Pamplona  Gearshifters, steering columns    Spain

Adwest Kohler GmbH              Lippstadt           Fuel caps, precision pressed      Germany
                                                     parts

Adwest Heidemann do Brasil      Curitiba            Gearshifters                      Brazil

The Company owns 100% of the ordinary share capital of all subsidiaries, with the exception of Adwest Bowden TSK Ltd of which 35% of the ordinary share capital is owned by Nippon Cable Systems Inc. (TSK), a Japanese company, and Adwest Heidemann Iberica SA, of which 5% of the ordinary share capital is owned by local management.

The subsidiaries operate principally in the country in which they are incorporated.

A full list of subsidiaries will be included within the next annual return.

30  ASSOCIATED UNDERTAKING

                                          ISSUED SHARE CAPITAL           ACTIVITIES         HOLDING     INCORPORATED
                                     ------------------------------  -------------------  -----------  ---------------
Western Thomson (India) Ltd. (1)     295,878 shares (10 rupees p.s)  Engine thermostats          49%        India

--------------------------

(1) Held by Adwest Western Thomson Ltd. and located in Madras, India.

31 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The Group's accounts are prepared in conformity with generally accepted accounting principles applicable in the United Kingdom (UK GAAP), which differ in certain significant respects from those applicable in the United States (US
GAAP). These differences, together with the approximate effects of the adjustments on net profit and shareholders' funds, relate principally to the items set out below:

ADWEST AUTOMOTIVE PLC
NOTES TO THE ACCOUNTS (CONTINUED)

31 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
GOODWILL AND OTHER INTANGIBLE ASSETS

Under UK GAAP goodwill arising on acquisition has been charged to reserves. Under US GAAP goodwill is capitalised and amortised by charges against income over the period, not to exceed 40 years, over which the benefit arises. For US GAAP, goodwill has been amortised by the Group over 40 years.

Under UK GAAP the profit and loss on the disposal of all or part of a previously acquired business has been calculated after taking account of the gross amount of any goodwill previously charged to reserves. Under US GAAP an adjustment to profit or loss on disposal is required in respect of goodwill previously amortised.

CUMULATIVE EXCHANGE LOSS ON SALE OF FOREIGN SUBSIDIARIES

Under UK GAAP gains or loss arising on the sale or liquidation of a foreign subsidiary does not include the related cumulative exchange gain or loss, previously recorded as a separate component of shareholders' equity for that investment. Under US GAAP, the gain or loss on sale or liquidation includes the related cumulative exchange gain or loss.

DIVIDENDS

Under UK GAAP dividends proposed after the end of an accounting period in respect of that accounting period are deducted in arriving at retained earnings for that period. Under US GAAP such dividends are not deducted until declared.

DEFERRED TAXATION

Under UK GAAP provision is made for deferred taxation only to the extent that it is probable that an actual liability or asset will crystallise in the foreseeable future. US GAAP requires full provision for deferred income taxes under the liability method on all temporary differences and, if required, a valuation allowance is established to reduce gross deferred taxation assets to the amount which is more likely than not to be realised.

Deferred taxation also arises in relation to the tax effect of other US GAAP differences.

PENSION COSTS

Under UK GAAP, the cost of providing pensions is charged against profits on a systematic basis, with pension surpluses and deficits being amortised over the expected remaining service lives of current employees. Under US GAAP, costs and surpluses are similarly spread over the expected remaining service lives but based on prescribed actuarial assumptions, allocation of costs and valuation methods, which differ in certain respects from those used for UK GAAP.

DEFERRED PROFIT ON SALE OF PROPERTY

In 1996, properties were disposed of which had previously been revalued under UK GAAP. No profit arose on this transaction under UK GAAP. A profit arises under US GAAP on the basis that US GAAP does not permit the revaluation of property. Under US GAAP, the element of the profit in respect of property subsequently leased back on an operating lease basis is amortised in equal instalments over the life of the lease.

ADWEST AUTOMOTIVE PLC
NOTES TO THE ACCOUNTS (CONTINUED)

31 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
EMPLOYEE SHARE TRUST ARRANGEMENTS

Employee share trusts have been established in order to hedge obligations in respect of options issued under certain employee share option schemes. Under UK GAAP the Company's ordinary shares held by the employee share trusts are included at cost in fixed asset investments. Dividends receivable on such shares are included in the statement of income. Under US GAAP, such shares and dividends receivable from those shares are treated as treasury stock and included in shareholders' equity.

REVALUATION OF FIXED ASSETS

Under UK GAAP the Group has revalued certain fixed assets. This is not permitted under US GAAP.

PRE-PRODUCTION COSTS

Under UK GAAP, certain significant pre-production costs on new products which are not prefunded by the customer are carried forward in work in progress. These costs are then written off on a unit of production basis over the life of the contract with the customer. Under US GAAP these costs are generally expensed as incurred.

CURRENT ASSETS AND LIABILITIES

Under UK GAAP current assets include amounts which fall due after more than one year. Under US GAAP such assets would be reclassified as non-current assets. Also under UK GAAP provisions for liabilities and charges include amounts due within one year which would be reclassified to current liabilities under US GAAP.

EARNINGS PER ORDINARY SHARE

Under UK GAAP earnings per share is based on profit for the financial year and computed using the weighted average number of Ordinary Shares in issue during the year. Under US GAAP basic earnings per share is based on net income and computed using the weighted average number of Ordinary Shares in issue during the year. US GAAP also requires the presentation of diluted earnings per share which is based upon net income, as adjusted, computed using the weighted average shares and the effect of other dilutive instruments.

CASH FLOWS

The principal difference between UK GAAP and US GAAP is in respect of classification. Under UK GAAP, the Group presents its cash flows for operating activities, returns on investments and servicing of finance, taxation, capital expenditures and financial investments, acquisition and disposals, equity dividends paid, management of liquid resources, and financing. US GAAP requires only three categories of cash flow activities which are operating, investing and financing.

Cash flows arising from taxation and returns on investments and servicing of finance under UK GAAP would, with the exception of dividends paid, be included as operating activities under US GAAP; dividend payments would be included as a financing activity under US GAAP. In addition, capital expenditures and financial investment, acquisition and disposals, and management of liquid resources under UK GAAP would be presented as investing activities under US GAAP.

ADWEST AUTOMOTIVE PLC
NOTES TO THE ACCOUNTS (CONTINUED)

31 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
UK GAAP defines cash as cash in hand and deposits repayable on demand. Short term deposits which are readily convertible into known amounts of cash at, or close to, their carrying value are classified as liquid resources. US GAAP defines cash and cash equivalents as cash in hand and short term highly liquid investments with original maturities of three months or less. Cash flows in respect of short term deposits with original maturities exceeding three months are included in investing activities under US GAAP and are included in capital expenditure and financial investment under UK GAAP.

Under US GAAP, the following amounts would be reported:

                                                                                                 1998       1997
                                                                                                 L'000      L'000
                                                                                               ---------  ---------
Net cash provided by operating activities....................................................     15,628     18,627
Net cash used in investing activities........................................................    (29,931)     5,839
Net cash provided by/(used in) financing activities..........................................     10,479    (14,519)
Effect of changes in exchange rate...........................................................       (514)    (1,190)
                                                                                               ---------  ---------
Net (decrease)/increase in cash and cash equivalents.........................................     (4,338)     8,757
Cash and cash equivalents at beginning of year...............................................     22,272     13,515
                                                                                               ---------  ---------
Cash and cash equivalents at end of year.....................................................     17,934     22,272
                                                                                               ---------  ---------
                                                                                               ---------  ---------

Effect on (loss)/profit attributable to shareholders of differences between UK and US GAAP

                                                                                                 1998       1997
                                                                                                 L'000      L'000
                                                                                               ---------  ---------
(Loss)/profit attributable to shareholders as reported under UK GAAP.........................     (2,355)     9,424
US GAAP adjustments:
  Goodwill...................................................................................     (1,377)    (1,467)
  Impact of goodwill previously amoritised on sale of subsidiary.............................      2,905         --
  Cumulative exchange loss on sale of foreign subsidiaries...................................     (1,182)        --
  Pension costs..............................................................................         16        331
  Deferred taxation--full provision..........................................................       (143)      (168)
  Tax effect of other US GAAP reconciling items..............................................        (30)      (266)
  Fixed asset revaluations...................................................................        100        508
  Deferred profit on sale of property........................................................        303        303
  Pre-production costs.......................................................................     (1,200)        --
  Other......................................................................................         21        (16)
  Minority interests.........................................................................         --         (5)
                                                                                               ---------  ---------
Net (loss)/income under US GAAP..............................................................     (2,942)     8,644
                                                                                               ---------  ---------
                                                                                               ---------  ---------
Net (loss)/income under US GAAP
  Continuing.................................................................................      6,001      6,015
  Discontinued...............................................................................     (8,943)     2,629
                                                                                               ---------  ---------
                                                                                                  (2,942)     8,644
                                                                                               ---------  ---------
                                                                                               ---------  ---------

                                                                                    PENCE PER SHARE    PENCE PER SHARE
                                                                                         1998               1997
                                                                                   -----------------  -----------------
Basic and diluted earnings per share under US GAAP...............................
  Continuing.....................................................................            7.3                7.2
  Discontinued...................................................................          (10.9)               3.3
                                                                                           -----                ---
                                                                                            (3.6)              10.5
                                                                                           -----                ---
                                                                                           -----                ---

ADWEST AUTOMOTIVE PLC
NOTES TO THE ACCOUNTS (CONTINUED)

31 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
Effect on shareholders' funds of differences between UK and US GAAP

                                                                                                   1998       1997
                                                                                                   L'000      L'000
                                                                                                 ---------  ---------
Shareholders' funds as reported under UK GAAP..................................................      8,246     29,451
US GAAP adjustments:
  Goodwill.....................................................................................     64,744     52,109
  Pension costs................................................................................      4,930      4,913
  Deferred taxation--full provision............................................................       (310)      (168)
  Tax effect of other US GAAP reconciling items................................................     (1,285)    (1,283)
  Fixed asset revaluations.....................................................................       (761)      (876)
  Proposed dividends...........................................................................      4,545      4,536
  Deferred profit on sale of property..........................................................     (4,127)    (4,430)
  Pre-production costs.........................................................................     (1,200)        --
  Employee share trust arrangements............................................................       (641)      (724)
  Other........................................................................................         99         86
  Minority interests...........................................................................       (149)      (146)
                                                                                                 ---------  ---------
Shareholders' funds under US GAAP..............................................................     74,091     83,468
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

NEW US ACCOUNTING STANDARDS AND PRONOUNCEMENTS NOT YET ADOPTED

SFAS 133--In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities". This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognise all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Management has not determined the effect of the adoption of SFAS 133.

SOP 98-1--During January 1998, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position 98-1 ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE ("SOP 98-1") which becomes effective for all fiscal years beginning after December 15, 1998. Under SOP 98-1, computer software costs that are incurred in the preliminary project stage are expensed as incurred. Once specific capitalisation criteria have been met, external direct costs of materials and service consumed in developing or obtaining internal-use computer software, certain personnel costs, and interest costs incurred when developing computer software for internal use are capitalised. Training costs and data conversion costs are generally expensed as incurred. Such capitalised costs are amortised over the estimated useful life of the software. The company is evaluating the effect of the pronouncement.

NEW UK ACCOUNTING STANDARDS NOT YET ADOPTED

FRS 10 - Goodwill and Intangible Assets: In December 1997, the Accounting Standard Board in the United Kingdom issued Financial Reporting Standard No. 10 "Goodwill and Intangible Assets" (FRS 10). FRS 10 requires that purchased goodwill and intangible assets should be capitalised as assets and amortised over the life of the assets. Goodwill and intangible assets need not be amortised if it can be

ADWEST AUTOMOTIVE PLC
NOTES TO THE ACCOUNTS (CONTINUED)

31 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
demonstrated that the current market value of the goodwill or intangible is not below its carrying value. FRS 10 is effective for accounting periods ending on or after 23 December 1998. The standard does not require reinstatement of goodwill previously eliminated against retained surplus.

FRS 11--Impairment of fixed assets and goodwill: In July 1998, the Accounting Standards Board in the United Kingdom issued Financial Reporting Standard No. 11 "Impairment of fixed assets and goodwill" (FRS 11). The standard requires that any impairment in the carrying value of fixed assets should be recognised in the profit and loss account in the current period and requires that impairment reviews be undertaken when there is some indication of impairment. The review should be performed on individual income generating units based on discounted cash flows. FRS 11 covers not only tangible fixed assets, intangible fixed assets and goodwill but also investments in subsidiaries, associates and joint ventures to the extent that they are not covered by other standards. FRS 11 is effective for accounting periods ending on or after 23 December 1998.

FRS 12--Provisions, contingent liabilities and contingent assets: In September 1998, the Accounting Standard Board in the United Kingdom issued Financial Reporting Standard No. 12 "Provisions, contingent liabilities and contingent assets" (FRS 12). The principal feature of the standard is that it requires that a provision is recognised when there is a legal or constructive obligation arising from past events and it is probable (ie, more likely than not) that there will be an outflow of benefits and the amount can be reliably estimated. FRS 12 is effective for accounting periods ending on or after 23 March 1999.

FRS 13--Derivatives and other financial instruments--disclosures: In September 1998, the Accounting Standards Board in the United Kingdom issued Financial Reporting Standard No. 13 "Derivatives and other financial instruments: disclosures" (FRS 13). FRS 13 is concerned only with disclosure and the requirements comprise both narrative and numerical disclosures. FRS 13 is effective for accounting periods ending on or after 23 March 1999.

FRS 14--Earnings per share: In October 1998, the Accounting Standards Board in the United Kingdom issued Financial Reporting Standard No. 14 "Earnings per share" (FRS 14). The standard applies to all entities whose ordinary or potential ordinary shares are currently publicly traded, or are in the process of becoming so, and to any other entity providing earnings per share (eps) information voluntarily. FRS 14 is effective for accounting periods ending on or after 23 December 1998.

COMPANIES ACT 1985

These consolidated financial statements do not constitute "statutory accounts" within the meaning of the Companies Act 1985 of Great Britain for any of the periods presented. Statutory accounts for the years ended 30 June 1997 and 30 June 1998 have been filed with the United Kingdom's Registrar of Companies. The auditor has reported on these accounts. The reports were unqualified and did not contain statements under Section 237 (2) or (3) of the Act.

These consolidated financial statements exclude certain parent company statements and other information required by the Companies Act 1985, however, they include all material disclosures required by generally accepted accounting principles in the United Kingdom including those Companies Act 1985 disclosures relating to the statement of income and balance sheet items.

                             ADWEST AUTOMOTIVE PLC

                 CONSOLIDATED PROFIT AND LOSS ACCOUNT--UK GAAP

                      FOR THE SIX MONTHS ENDED 31 DECEMBER

                                                                                             1998         1997
                                                                                          -----------  -----------
                                                                                             L000         L000
                                                                                          (UNAUDITED)  (UNAUDITED)
TURNOVER
Continuing operations...................................................................     118,155       99,203
Discontinued operations.................................................................          --       12,987
                                                                                          -----------  -----------
                                                                                             118,155      112,190
                                                                                          -----------  -----------
OPERATING PROFIT
Continuing operations...................................................................       8,326        7,587
Discontinued operations.................................................................          --        1,867
                                                                                          -----------  -----------

PROFIT ON ORDINARY ACTIVITIES BEFORE INTEREST...........................................       8,326        9,454
Net interest charge.....................................................................      (2,924)      (2,196)
                                                                                          -----------  -----------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION...........................................       5,402        7,258
Taxation charge.........................................................................      (1,536)      (2,249)
                                                                                          -----------  -----------
PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION............................................       3,866        5,009
Profit attributable to minority shareholders--equity....................................        (133)        (246)
                                                                                          -----------  -----------
PROFIT FOR THE PERIOD...................................................................       3,733        4,763

Dividends:
  Interim 0p per share (1997 2.3p)......................................................          --       (1,897)
                                                                                          -----------  -----------
RETAINED PROFIT FOR THE PERIOD..........................................................       3,733        2,866
                                                                                          -----------  -----------
                                                                                          -----------  -----------
Earnings per share--UK GAAP.............................................................         4.5p         5.7p

                             ADWEST AUTOMOTIVE PLC

                      CONSOLIDATED BALANCE SHEET--UK GAAP

                                 AT 31 DECEMBER

                                                                           1998         1997
                                                                           L000         L000
                                                                        -----------  -----------
                                                                        (UNAUDITED)  (UNAUDITED)
FIXED ASSETS
Tangible assets.......................................................      70,822       61,513
Investments...........................................................         755          770
                                                                        -----------  -----------
                                                                            71,577       62,283
                                                                        -----------  -----------

CURRENT ASSETS
Stock and work in progress............................................      22,314       26,295
Debtors...............................................................      53,214       56,004
Bank and cash balances................................................      11,005       12,459
                                                                        -----------  -----------
                                                                            86,533       94,758
                                                                        -----------  -----------

CREDITORS: DUE WITHIN ONE YEAR
Borrowings............................................................     (17,916)      (9,143)
Other creditors.......................................................     (70,906)     (72,133)
                                                                        -----------  -----------
                                                                           (88,822)     (81,276)
                                                                        -----------  -----------

NET CURRENT (LIABILITIES) / ASSETS....................................      (2,289)      13,482

CREDITORS: DUE AFTER ONE YEAR
Borrowings............................................................     (45,593)     (60,542)
Provisions and other creditors........................................      (8,782)      (7,718)
                                                                        -----------  -----------
                                                                           (54,375)     (68,260)
                                                                        -----------  -----------
NET ASSETS............................................................      14,913        7,505
                                                                        -----------  -----------
                                                                        -----------  -----------

CAPITAL AND RESERVES
Called up share capital...............................................      20,794       20,758
Reserves..............................................................      63,464       72,503
                                                                        -----------  -----------
Equity shareholders' funds before goodwill............................      84,258       93,261
Goodwill on acquisition...............................................     (72,681)     (88,890)
                                                                        -----------  -----------
Shareholders' funds--equity...........................................      11,577        4,371
MINORITY INTEREST--EQUITY.............................................       3,336        3,134
                                                                        -----------  -----------
                                                                            14,913        7,505
                                                                        -----------  -----------
                                                                        -----------  -----------

                             ADWEST AUTOMOTIVE PLC

                   CONSOLIDATED CASH FLOW STATEMENT--UK GAAP

                      FOR THE SIX MONTHS ENDED 31 DECEMBER

                                                           1997
                                             1998       (RESTATED)
                                             L000          L000
                                          -----------   -----------
                                          (UNAUDITED)   (UNAUDITED)
Net cash inflow from operating
  activities............................      8,391        17,807
Return on investments and servicing of
  finance...............................     (2,947)       (1,821)
Taxation paid...........................     (1,075)       (3,180)
Capital expenditure.....................     (7,977)       (7,594)
Equity dividends paid...................     (4,551)       (4,536)
Acquisitions and disposals..............      2,872       (32,095)
Management of liquid resources..........         --        12,811
                                          -----------   -----------
Net cash flow before financing..........     (5,287)      (18,608)
Financing...............................     (2,946)       20,015
                                          -----------   -----------
(Decrease)/increase in cash.............     (8,233)        1,407
                                          -----------   -----------
                                          -----------   -----------

RECONCILIATION OF NET CASH FLOW TO
  MOVEMENT IN NET DEBT                       L000          L000
----------------------------------------  -----------   -----------
(Decrease)/increase in cash in the
  period................................     (8,233)        1,407
Cash outflow from reduction in debt and
  lease financing.......................      2,946         2,464
Cash inflow from new loans..............         --       (22,420)
Cash inflow/(outflow) from movement in
  liquid resources......................         --       (12,811)
                                          -----------   -----------
Change in net debt resulting from cash
  flows.................................     (5,287)      (31,360)
Loans and finance leases acquired with
  subsidiary............................         --       (14,848)
New finance leases......................     (2,038)         (410)
Translation difference..................     (2,576)          420
                                          -----------   -----------
Movement in net debt in the period......     (9,901)      (46,198)
Net debt at beginning of period.........    (52,137)      (17,959)
                                          -----------   -----------
Net debt at end of period...............    (62,038)      (64,157)
                                          -----------   -----------
                                          -----------   -----------

                             ADWEST AUTOMOTIVE PLC

                  RECONCILIATION OF MOVEMENTS IN CONSOLIDATED

                              SHAREHOLDERS' FUNDS

                      FOR THE SIX MONTHS ENDED 31 DECEMBER

                                                                           1998         1997
                                                                           L000         L000
                                                                        -----------  -----------
                                                                        (UNAUDITED)  (UNAUDITED)
Profit for the period.................................................       3,733        4,763
Ordinary dividends....................................................          --       (1,897)
                                                                        -----------  -----------
Retained profit for the period........................................       3,733        2,866
Currency translation differences on net investments...................        (374)         562
Prior year adjustment.................................................        (588)          --
New share capital issued..............................................          --           60
Goodwill in the period on acquisitions................................         560      (28,568)
                                                                        -----------  -----------
NET ADDITIONS/(REDUCTIONS) TO SHAREHOLDERS' FUNDS.....................       3,331      (25,080)
SHAREHOLDERS' FUNDS AT BEGINNING OF PERIOD............................       8,246       29,451
                                                                        -----------  -----------
SHAREHOLDERS' FUNDS AT END OF PERIOD..................................      11,577        4,371
                                                                        -----------  -----------
                                                                        -----------  -----------

 RECONCILIATION OF OPERATING PROFIT TO NET CASH FLOW FROM OPERATING ACTIVITIES

                      FOR THE SIX MONTHS ENDED 31 DECEMBER

                                                                           1998         1997
                                                                           L000         L000
                                                                        -----------  -----------
                                                                        (UNAUDITED)  (UNAUDITED)
Operating profit......................................................       8,326        9,454
Depreciation..........................................................       4,931        4,508
Increase in stocks....................................................      (1,893)      (2,105)
Decrease in debtors...................................................       5,811        3,794
(Decrease)/increase in creditors......................................      (8,784)       2,156
                                                                        -----------  -----------
NET CASH FLOW FROM OPERATING ACTIVITIES...............................       8,391       17,807
                                                                        -----------  -----------
                                                                        -----------  -----------

                             ADWEST AUTOMOTIVE PLC

                              ANALYSIS OF NET DEBT

                                                                            OTHER                     AT 31
                                                AT 1 JULY                 NON CASH     EXCHANGE     DECEMBER
                                                  1998       CASH FLOW    MOVEMENTS    MOVEMENT       1998
                                               -----------  -----------  -----------  -----------  -----------
                                                  L000         L000         L000         L000         L000
Cash at bank and in hand.....................      17,934      (10,143)          --        1,411        9,202
Bank overdraft...............................      (6,842)       1,910           --         (535)      (5,467)
                                                            -----------
                                                                (8,233)
                                                            -----------
Borrowings due after one year................     (54,319)          10       11,083       (2,367)     (45,593)
Borrowings due within one year...............      (3,043)       2,185      (11,083)        (508)     (12,449)
Finance leases...............................      (7,665)         751       (2,038)        (582)      (9,534)
                                                            -----------
                                                                 2,946
                                                            -----------
Current asset investments....................       1,798           --           --            5        1,803
                                               -----------  -----------  -----------  -----------  -----------
                                                  (52,137)      (5,287)      (2,038)      (2,576)     (62,038)
                                               -----------  -----------  -----------  -----------  -----------
                                               -----------  -----------  -----------  -----------  -----------

                             ADWEST AUTOMOTIVE PLC

                             SEGMENTAL INFORMATION

                      FOR THE SIX MONTHS ENDED 31 DECEMBER

                                                                           1998         1997
                                                                           L000         L000
                                                                        -----------  -----------
                                                                        (UNAUDITED)  (UNAUDITED)
TURNOVER
----------------------------------------------------------------------
CLASS OF BUSINESS
Automotive: UK........................................................      32,460       36,004
           Rest of Europe.............................................      80,327       59,274
           USA........................................................       5,368        3,925
                                                                        -----------  -----------
Continuing operations.................................................     118,155       99,203
Discontinued operations...............................................          --       12,987
                                                                        -----------  -----------
                                                                           118,155      112,190
                                                                        -----------  -----------
                                                                        -----------  -----------
GEOGRAPHICAL SEGMENTS (BY DESTINATION)
----------------------------------------------------------------------
UK....................................................................      30,841       34,437
Rest of Europe........................................................      80,337       62,127
USA...................................................................       5,628       14,664
Rest of the World.....................................................       1,349          962
                                                                        -----------  -----------
                                                                           118,155      112,190
                                                                        -----------  -----------
                                                                        -----------  -----------
OPERATING PROFIT
----------------------------------------------------------------------
CLASS OF BUSINESS
Automotive: UK........................................................         928        3,147
           Rest of Europe.............................................       7,933        4,649
           USA........................................................        (535)        (209)
                                                                        -----------  -----------
Continuing operations.................................................       8,326        7,587
                                                                        -----------  -----------
Operating profit as % of turnover.....................................         7.1%         7.7%
Discontinued operations...............................................          --        1,867
                                                                        -----------  -----------
Operating profit as % of turnover.....................................          --         14.4%
                                                                        -----------  -----------
                                                                             8,326        9,454
                                                                        -----------  -----------
                                                                        -----------  -----------

                             ADWEST AUTOMOTIVE PLC

                             NOTES TO THE ACCOUNTS
                                  (UNAUDITED)

1  PREPARATION OF INTERIM FINANCIAL REPORT

    The accompanying Condensed Consolidated Financial Statements present the financial position and results of operations of the Group and have been prepared in accordance with UK GAAP, which differ in certain significant respects from U.S. GAAP. See Note 5 for a discussion and quantifications of the principal differences between UK GAAP affecting the Group.

    The interim financial information included in these Condensed Consolidated Financial Statements is unaudited but reflects all adjustments (consisting only of normal recurring accruals) which are in the opinion of management necessary for a fair presentation of the results for interim periods presented. The interim Condensed Consolidated Financial Statements should be read in conjunction with the Consolidated Financial Statements and notes thereto included herein.

2  TAXATION CHARGE

    The taxation charge before disposals is at an effective rate of 29%. This compares to an effective rate of 31% for the half year to 31 December 1997.

3  EARNINGS PER SHARE

    Earnings per share is calculated on earnings of L3,733,000 (L4,763,000 for the half year to 31 December 1997) and on 83,173,908 (83,025,820 for the half year to 31 December 1997) shares in issue, weighted on a time basis. Fully diluted earnings per share based on the exercise of options under the employee share schemes show no material dilution.

4  ACQUISITIONS AND DISPOSALS

    Heidemann Verwaltungsgesellschaft mit beschrankter Haftung was acquired on 11 September 1997. The US Electronics division was sold in May 1998.

5 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    These accounts are prepared in conformity with generally accepted accounting principles applicable in the United Kingdom (UK GAAP). These differ in certain significant respects from those applicable in the United States (US GAAP). These differences, together with the approximate effects of the adjustments on net profits and shareholders' funds, relate principally to the items set out below:

GOODWILL AND OTHER INTANGIBLE ASSETS

    Under UK GAAP goodwill arising on acquisition has been charged to reserves. Under US GAAP goodwill is capitalised and amortised by charges against income over the period, not to exceed 40 years, over which the benefit arises. For US GAAP, goodwill has been amortised by the Group over 40 years.

PRIOR YEAR ADJUSTMENT

    Under UK GAAP the introduction of a new accounting standard, FRS12, has been treated as a prior year adjustment. Under US GAAP the charge is recognized in the period in which the new accounting policy is implemented.

                             ADWEST AUTOMOTIVE PLC

                             NOTES TO THE ACCOUNTS
                                  (UNAUDITED)

5 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
DIVIDENDS

    Under UK GAAP dividends proposed after the end of an accounting period in respect of that accounting period are deducted in arriving at retained earnings for that period. Under US GAAP such dividends are not deducted until declared.

DEFERRED TAXATION

    Under UK GAAP provision is made for deferred taxation only to the extent that it is probable that an actual liability or asset will crystallise in the foreseeable future. US GAAP requires full provision for deferred income taxes under the liability method on all temporary differences and, if required, a valuation allowance is established to reduce gross deferred taxation assets to the amount which is more likely than not to be realised.

    Deferred taxation also arises in relation to the tax effect of other US GAAP differences.

PENSION COSTS

    Under UK GAAP, the cost of providing pensions is charged against profits on a systematic basis, with pension surpluses and deficits being amortised over the expected remaining service lives of current employees. Under US GAAP, costs and surpluses are similarly spread over the expected remaining service lives but based on prescribed actuarial assumptions, allocation of costs and valuation methods, which differ in certain respects from those used for UK GAAP.

DEFERRED PROFIT ON SALE OF PROPERTY

    In 1996, properties were disposed of which had previously been revalued under UK GAAP. No profit arose on this transaction under UK GAAP. A profit arises under US GAAP on the basis that US GAAP does not permit the revaluation of property. Under US GAAP, the element of the profit in respect of property subsequently leased back on an operating lease basis is amortised in equal instalments over the life of the lease.

EMPLOYEE SHARE TRUST ARRANGEMENTS

    Employee share trusts have been established in order to hedge obligations in respect of options issued under certain employee share option schemes. Under UK GAAP the Company's ordinary shares held by the employee share trusts are included at cost in fixed asset investments. Dividends receivable on such shares are included in the statement of income. Under US GAAP, such shares and dividends receivable from those shares are treated as treasury stock and included in shareholders' equity.

REVALUATION OF FIXED ASSETS

    Under UK GAAP the Group has revalued certain fixed assets. This is not permitted under US GAAP.

                             ADWEST AUTOMOTIVE PLC

                             NOTES TO THE ACCOUNTS
                                  (UNAUDITED)

5 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
PRE-PRODUCTION COSTS

    Under UK GAAP, certain significant pre-production costs on new products which are not pre-funded by the customer are carried forward in work in progress. These costs are then written off on a unit of production basis over the life of the contract with the customer. Under US GAAP these costs are generally expensed as incurred.

CURRENT ASSETS AND LIABILITIES

    Under UK GAAP current assets include amounts which fall due after more than one year. Under US GAAP such assets would be re-classified as non-current assets. Also under UK GAAP provisions for liabilities and charges include amounts due within one year which would be re-classified to current liabilities under US GAAP.

EARNINGS PER ORDINARY SHARE

    Under UK GAAP earnings per share is based on profit for the financial year and computed using the weighted average number of Ordinary Shares in issue during the year. US GAAP also requires the presentation of diluted earnings per share which is based upon net income, as adjusted, computed using the weighted average shares and the effect of other dilutive instruments.

CASH FLOWS

    The principal difference between UK GAAP and US GAAP is in respect of classification. Under UK GAAP, the Group presents its cash flows for operating activities, returns on investments and servicing of finance, taxation, capital expenditures and financial investments, acquisition and disposals, equity dividends paid, management of liquid resources, and financing. US GAAP requires only three categories of cash flow activities which are operating, investing and financing.

    Cash flows arising from taxation and returns on investments and servicing of finance under UK GAAP would, with the exception of dividends paid, be included as operating activities under US GAAP; dividend payments would be included as a financing activity under US GAAP. In addition, capital expenditures and financial investment, acquisition and disposals, and management of liquid resources under UK GAAP would be presented as investing activities under US GAAP.

    UK GAAP defines cash as cash in hand and deposits repayable on demand. Short term deposits which are readily convertible into cash, into known amounts of cash at, or close to, their carrying value are classified as liquid resources. US GAAP defines cash and cash equivalents as cash in hand and short term highly liquid investments with original maturities of three months or less. Cash flows in respect of short term deposits with original maturities of three months or less. Cash flows in respect of short term deposits with original maturities exceeding three months are included in investing activities under US GAAP and are included in capital expenditure and financial investment under UK GAAP.

                             ADWEST AUTOMOTIVE PLC

                             NOTES TO THE ACCOUNTS
                                  (UNAUDITED)

5 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    Under US GAAP, the following amounts would be reported:

                                                                         HALF YEAR    HALF YEAR
                                                                            TO           TO
                                                                        31 DEC 1998  31 DEC 1997
                                                                        -----------  -----------
                                                                           L'000        L'000
Net cash provided by operating activities.............................       4,368       12,806
Net cash used in investing activities.................................      (5,105)     (39,689)
Net cash (used in)/provided by financing activities...................      (9,406)      17,242
Effect of changes in exchange rate....................................       1,411         (172)
                                                                        -----------  -----------
Net decrease in cash & cash equivalents...............................      (8,732)      (9,813)
Cash & cash equivalents at beginning of year..........................      17,934       22,272
                                                                        -----------  -----------
Cash & cash equivalents at end of year................................       9,202       12,459
                                                                        -----------  -----------
                                                                        -----------  -----------

    Effect on (loss)/profit attributable to shareholders of differences between UK and US GAAP

                                                                         HALF YEAR    HALF YEAR
                                                                            TO           TO
                                                                        31 DEC 1998  31 DEC 1997
                                                                        -----------  -----------
                                                                           L'000        L'000
Profit attributable to shareholders as reported under UK GAAP.........       3,733        4,763
US GAAP adjustments:
  Goodwill............................................................        (908)        (519)
  Pension costs.......................................................        (249)           9
  Deferred taxation--full provision...................................        (132)         (91)
  Tax effect of other US GAAP reconciling items.......................          54           (5)
  Fixed asset revaluations............................................          50           50
  Deferred profit on sale of property.................................         152          152
  Pre-production costs................................................      (1,262)        (383)
  Other...............................................................         (36)          (8)
  Reverse prior year adjustment.......................................        (588)          --
  Minority interests..................................................           8           (2)
                                                                        -----------  -----------
Net income under US GAAP..............................................         822        3,966
                                                                        -----------  -----------
                                                                        -----------  -----------

                                                                         EARNINGS     EARNINGS
                                                                         PER SHARE    PER SHARE
                                                                           1998         1997
                                                                        -----------  -----------
                                                                           PENCE        PENCE
Basic and diluted earnings per share under US GAAP
  Continuing..........................................................         1.7          2.5
  Discontinued........................................................        (0.7)         2.3
                                                                        -----------  -----------
                                                                               1.0          4.8
                                                                        -----------  -----------
                                                                        -----------  -----------

                             ADWEST AUTOMOTIVE PLC

                             NOTES TO THE ACCOUNTS
                                  (UNAUDITED)

5 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    Effect on shareholders' funds of differences between UK and US GAAP

                                             AS AT         AS AT
                                          31 DEC 1998   31 DEC 1997
                                          -----------   -----------
                                             L'000         L'000
Shareholders' funds as reported under UK
  GAAP..................................    11,577         4,371
US GAAP adjustments:
  Goodwill..............................    66,323        80,545
  Pension costs.........................     4,681         4,922
  Deferred taxation--full provision.....      (442)         (259)
  Tax effect of other US GAAP
    reconciling items...................    (1,231)       (1,288)
  Fixed asset revaluations..............      (711)         (819)
  Proposed dividends....................        --         1,897
  Deferred profit on sale of property...    (3,976)       (4,278)
  Pre-production costs..................    (2,462)         (383)
  Employee share trust arrangements.....      (641)         (651)
  Other.................................      (134)          (94)
  Minority interests....................      (141)         (148)
                                          -----------   -----------
Shareholders' funds under US GAAP.......    72,843        83,815
                                          -----------   -----------
                                          -----------   -----------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 152,401 SHARES

                                     [LOGO]

                         DURA AUTOMOTIVE SYSTEMS, INC.

                              CLASS A COMMON STOCK

                                 --------------
                                   PROSPECTUS
                                 --------------

                                         , 1999

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--------------------------------------------------------------------------------

                 (This page has been left blank intentionally.)

                                    PART II:

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following is a statement of estimated expenses, to be paid solely by Dura, of the issuance and distribution of the securities being registered:

Securities and Exchange Commission registration fee................  $   1,384
Printing expenses..................................................     50,000
Accounting fees and expenses.......................................      5,000
Legal fees and expenses............................................     25,000
Miscellaneous expenses.............................................      3,616
                                                                     ---------
        Total......................................................  $  85,000
                                                                     ---------
                                                                     ---------

ITEM 14:  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Dura is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

    Article Eleven of the Restated Certificate of Incorporation of Dura provides that no director of the corporation shall be liable to the corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the corporation or its stockholders to the fullest extent permitted by the Delaware General Corporation Law.

    Article V of Dura's Amended and Restated By-laws (the "Dura By-laws") provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided below with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification is a contract right and includes the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (advancement of expenses); provided, however, that, if and to the extent that the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal than such indemnitee is not entitled to be indemnified for such expenses.

    Article V of the Dura By-laws further provides that any person serving as a director, officer, employee or agent of a subsidiary of Dura shall be conclusively presumed to be serving in such capacity at the request of Dura and, hence, subject to indemnification by Dura.

    Article V of the Dura By-laws further provides that persons who after the date of the adoption of Article V become or remain directors or officers of the corporation or who, while a director or officer of the corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advancement of expenses and other rights contained in Article V in entering into or continuing such service. The rights to indemnification and to the advancement of expenses conferred in Article V shall apply to claims made against a indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof. The rights to indemnification and to the advancement of expenses conferred in Article V shall not be exclusive of any other right which any person may have or hereafter acquire under the Amended and Restated Certificate of Incorporation or under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

    Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

    All of the directors and officers of Dura are covered by insurance policies maintained and held in effect by such corporation against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    Within the past three years, Dura Automotive Systems, Inc. has not issued any securities without registration under the Securities Act of 1933, as amended, except that, on April 22, 1999, Dura Operating Corp., a wholly owned subsidiary of Dura Automotive Systems, Inc., sold $300 million in aggregate principal amount of 9%. Senior Subordinated Notes due 2009 and (100 million in aggregate principal amount of 9% Senior Subordinated Notes due 2009, each of which were guaranteed by DASI and certain of DOC's subsidiaries. The above-described transaction was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act as a transaction not involving any public offering.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) The following exhibits are filed as part of this Registration Statement or incorporated by reference herein:

 EXHIBIT
   NO.    DESCRIPTION
--------- -------------------------------------------------------------------------
   2.1    Agreement and Plan of Merger, dated as of January 19, 1999, among Dura
            Automotive Systems, Inc., Excel Industries, Inc. and Windows
            Acquisition Corporation, incorporated by reference to Exhibit 2.1 to
            Dura's Current Report on Form 8-K, dated January 22, 1999.

   2.2 Amendment to Agreement and Plan of Merger, dated as of March 9, 1999, by and among Dura Automotive Systems, Inc., Dura Operating Corp., Excel
            Industries, Inc. and Windows Acquisition Corporation incorporated by reference to the additional definitive proxy materials filed with the SEC on March 11, 1999.

   3.1 Restated Certificate of Incorporation of Dura Automotive Systems, Inc., incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-4 (Registration No. 333-81213)

   3.2 Amended and Restated By-laws of Dura Automotive Systems, Inc., incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 (Registration No. 333-06601) (the "S-1").

   4.1    Amended and Restated Stockholders Agreement, dated as of August 13, 1996, by and among Dura, Onex U.S. Investments, Inc., J2R, Alkin, the HCI
            Stockholders (as defined therein) and the Management Stockholders (as defined therein), incorporated by reference to Exhibit 10.30 of the
            S-1.

   4.2 Amendment No. 1 to Amended and Restated Stockholders Agreement, dated as of August 13, 1996, by and between Dura, Onex DHC LLC, J2R, Alkin and the HCI Stockholders and the Management Stockholders, incorporated by reference to Exhibit 4.1 of the Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

   4.3    Registration Agreement, dated as of August 31, 1994, among Dura, Alkin and the MC Stockholders (as defined therein), incorporated by reference to Exhibit 4.3 of the S-1.

   4.4    Amendment to Registration Agreement, dated May 17, 1995, by and between
            Dura, the MC Stockholders (as defined therein) and Alkin, incorporated by reference to Exhibit 4.4 of the S-1.

   4.5    Amended and Restated Investor Stockholder Agreement, dated as of August
            13, 1996, by and among Dura, Onex U.S. Investments, Inc., J2R and certain other stockholders party thereto, incorporated by reference to
            Exhibit 10.31 of the S-1.

 EXHIBIT
   NO.    DESCRIPTION
--------- -------------------------------------------------------------------------
   4.6    Form of certificate representing Class A common stock of Dura, incorporated by reference to Exhibit 4.6 of the S-1.

** 4.7    Indenture, dated April 22, 1999, between Dura Operating Corp., Dura
            Automotive Systems, Inc., the Subsidiary Guarantors and U.S. Bank Trust
            National Association, as trustee, relating to the 9% senior subordinated notes denominated in U.S. dollars.

** 4.8    Indenture, dated April 22, 1999, between Dura Operating Corp., Dura
            Automotive Systems, Inc., the Subsidiary Guarantors and U.S. Bank Trust
            National Association, as trustee, relating to the 9% senior subordinated notes denominated in euros.

** 4.9    Registration Rights Agreement, dated April 22, 1999, between the initial purchasers named therein and Dura Operating Corp., Dura Automotive
            Systems, Inc. and the Subsidiary Guarantors, relating to the 9% senior subordinated notes denominated in U.S. dollars.

** 4.10   Registration Rights Agreement, dated April 22, 1999, between the initial purchasers named therein and Dura Operating Corp., Dura Automotive
            Systems, Inc. and the Subsidiary Guarantors, relating to the 9% senior subordinated notes denominated in euros.

** 5.1    Opinion of Kirkland & Ellis regarding the validity of the securities offered hereby.

  10.1    Amended and Restated Credit Agreement, dated as of March 19, 1999, among
            Dura Automotive Systems, Inc., as Parent Guarantor, Dura Operating
            Corp., Dura Automotive Systems (Europe) GmbH, Dura Asia-Pacific Pty
            Limited ACN 004884539 and Dura Automotive Systems (Canada), Ltd., as
            Dura Borrowers, Trident Automotive plc, Dura Automotive Systems
            Limited, Spicebright Limited, Dura Automotive Systems Cable Operating
            Inc., Dura Automotive Systems Cable Operations Canada, Inc. and Moblan
            Investments B.V., as Trident Borrowers, Dura Automotive Acquisition
            Limited, as the initial Adwest Borrower, Bank of America National Trust and Savings Association, as Agent, BA Australia Limited, as Australian
            Lender, Bank of America Canada, as Canadian Lender, Bank of America
            National Trust and Savings Association, as Swing Line Lender and
            Issuing Lender, and the other financial institutions party thereto,
            NationsBanc Montgomery Securities LLC, as Lead Arranger and Book
            Manager, incorporated by reference to Exhibit 10.1 of the Company's
            Quarterly Report on Form 10-Q for the quarterly period ended March 31,
            1999.

  10.2    1996 Key Employee Stock Option Plan, incorporated by reference to Exhibit
            10.27 of the S-1.

  10.3    Independent Director Stock Option Plan, incorporated by reference to
            Exhibit 10.28 of the S-1.

  10.4    Employee Stock Discount Purchase Plan, incorporated by reference to
            Exhibit 10.29 of the S-1.

  10.5    Stock and Asset Purchase Agreement, dated October 3, 1996, among Sparton
            Corporation, Sparton Engineered Products, Inc., Lake Odessa Sparton
            Group and Dura Automotive Systems, Inc. incorporated by reference to
            Exhibit 2.1 of the Registrant's Form 8-K dated December 20, 1996.

  10.6    Stock Purchase Agreement, dated August 1, 1997, by and among Dura Shifter
            Holding Corp. and the various selling shareholders, incorporated by reference to Exhibit 2.1 of the Registrant's Form 8-K dated September
            12, 1997.

 EXHIBIT
   NO.    DESCRIPTION
--------- -------------------------------------------------------------------------
  10.7    Joint Venture Agreement by and among Orscheln Co., MC Holding Corp., Onex
            U.S. Investments, Inc., J2R Corporation and Dura Automotive Holding,
            Inc., dated as of August 31, 1994, incorporated by reference to Exhibit
            10.1 of the S-1.

** 10.8   Stock Purchase Agreement, dated April 8, 1998, by and among Dura
            Automotive Systems (UK) Limited and the various selling shareholders listed on the various signature pages thereto.

  10.9    Stock Option Agreement, dated as of August 31, 1994, between Dura
            Automotive Systems, Inc. and Alkin Co., incorporated by reference to
            Exhibit 10.4 of the S-1.

  10.10   Promissory Note, dated December 31, 1991, of Karl F. Storrie in favor of
            Dura Automotive Systems, Inc., incorporated by reference to Exhibit
            10.17 of the S-1.

  10.11   1998 Stock Incentive Plan, incorporated by reference to Appendix B in the
            Registration Statement on Form S-4 (Registration No. 333-71483).

** 21.1   Subsidiaries of Dura Automotive Systems, Inc.

* 23.1    Consent of Arthur Andersen LLP, Minneapolis, Minnesota.

* 23.2    Consent of Arthur Andersen LLP, Grand Rapids, Michigan.

* 23.3    Consent of Arthur Andersen LLP, Stamford, Connecticut.

* 23.4    Consent of KPMG Audit Plc.

** 23.5   Consent of Kirkland & Ellis (included in Exhibit 5.1).

------------------------

*   Filed herewith.

**  To be filed by amendment.

    (b) No financial statement schedules are required to be filed herewith pursuant to this Item.

ITEM 22.  UNDERTAKINGS.

    (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Dura pursuant to the provisions, or otherwise, Dura has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Dura of expenses incurred or paid by a directors, officer or controlling person of Dura in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Dura will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (b) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offing price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Dura Automotive Systems, Inc. duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Rochester Hills, State of Michigan, on the 12th day of July, 1999.

                                          DURA AUTOMOTIVE SYSTEMS, INC.

                                          By:          /s/ S.A. JOHNSON
                                              ----------------------------------

                                                         S.A. Johnson
                                                           CHAIRMAN

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Bovee, Stephen E.K. Graham, Scott D. Rued and Carl E. Nelson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offerings which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED ON THE 12TH DAY OF JULY, 1999.

          SIGNATURE                       TITLE
------------------------------  --------------------------


       /s/ S.A. JOHNSON
------------------------------  Chairman
         S.A. Johnson

                                President, Chief Executive
     /s/ KARL F. STORRIE          Officer
------------------------------    and Director (principal
       Karl F. Storrie            executive officer)

     /s/ ROBERT R. HIBBS
------------------------------  Vice President and
       Robert R. Hibbs            Director

  /s/ ROBERT E. BROOKER, JR.
------------------------------  Director
    Robert E. Brooker, Jr.

       /s/ W.H. CLEMENT
------------------------------  Director
         W.H. Clement

          SIGNATURE                       TITLE
------------------------------  --------------------------

     /s/ J. RICHARD JONES
------------------------------  Director
       J. Richard Jones

     /s/ JACK K. EDWARDS
------------------------------  Director
       Jack K. Edwards

    /s/ JOHN C. JORGENSEN
------------------------------  Director
      John C. Jorgensen

  /s/ JAMES O. FUTTERKNECHT
------------------------------  Director
    James O. Futterknecht

  /s/ RALPH R. WHITNEY, JR.
------------------------------  Director
    Ralph R. Whitney, Jr.

   /s/ WILLIAM L. ORSCHELN
------------------------------  Director
     William L. Orscheln

      /s/ ERIC J. ROSEN
------------------------------  Director
        Eric J. Rosen

                                Vice President and Chief
   /s/ STEPHEN E. K. GRAHAM       Financial Officer
------------------------------    (principal financial and
     Stephen E. K. Graham         accounting officer)